UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LIFESCI ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001 per share
	(2)	Aggregate number of securities to which transaction applies: 5,500,000 shares of common stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on $13.80 per share (the average of the high and low prices reported on The Nasdaq Capital Market on October 6, 2020).

	(4)	Proposed maximum aggregate value of transaction: $75,900,000
	(5)	Total fee paid: $8,280.69

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED NOVEMBER 10, 2020—SUBJECT TO COMPLETION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

OF LIFESCI ACQUISITION CORP.

Proxy Statement dated [●], 2020

and first mailed to stockholders on or about [●], 2020

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders of LifeSci Acquisition Corp. (“LSAC”). LSAC is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, which we refer to as a “target business.”

Holders of shares of LSAC’s common stock (“LSAC Shares”) will be asked to approve, among other things, the merger agreement, dated as of September 25, 2020 (the “Merger Agreement”), by and among LSAC, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (“Vincera Pharma”), and Raquel Izumi, as representative of the stockholders of Vincera Pharma (the “Sellers”), the transactions contemplated thereby, and each of the other proposals set forth herein. As of the date of the Merger Agreement, the Sellers owned 100% of the issued and outstanding shares of common stock of Vincera Pharma (“Vincera Pharma Shares”).

Upon the closing of the transactions contemplated in the Merger Agreement, LSAC will acquire 100% of the issued and outstanding Vincera Pharma Shares, in exchange for the Sellers’ right to receive, for each issued and outstanding Vincera Pharma Share, the number of LSAC Shares equal to the Exchange Ratio (as defined in this proxy statement), and additional LSAC Shares (“Earnout Shares”) after the closing of the Business Combination, if any, that may be issuable from time to time. Upon the closing of the transactions contemplated in the Merger Agreement, LSAC will change its name to “Vincera Pharma, Inc.” The transactions contemplated under the Merger Agreement relating to the business combination are referred to in this proxy statement as the “Business Combination,” and the combined company after the Business Combination is referred to in this proxy statement as the “Combined Company.”

The Sellers are entitled to receive Earnout Shares after the closing of the Business Combination if the daily volume-weighted average price of the LSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing: (1) during any Trading Period prior to the forty-two (42) month anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $20.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share (as defined in this proxy statement); (2) during any Trading Period prior to the six (6) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $35.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; and (3) during any Trading Period prior to the eight (8) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $45.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share. A total of 90.6% of (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Sellers on a pro-rata basis based on the percentage of the Vincera Pharma Shares owned by them immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Sellers but in lieu thereof the number of authorized shares available for issuance under the Vincera Pharma, Inc. 2020 Stock Incentive Plan shall be automatically increased by an equivalent number of LSAC Shares.

As of October 2, 2020, there was approximately $65.7 million in LSAC’s trust account (the “Trust Account”). On [●], 2020, the record date for the special meeting of stockholders, the last sale price of the LSAC Shares on The Nasdaq Capital Market was $[●].

Each stockholder’s vote is very important. Whether or not you plan to attend the LSAC special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person if such stockholder subsequently chooses to attend the LSAC special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 31.

LSAC’s board of directors unanimously recommends that LSAC stockholders vote “FOR” the approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Andrew I. McDonald

Chief Executive Officer

LifeSci Acquisition Corp.

[●], 2020

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about LSAC that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by LSAC with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

LifeSci Acquisition Corp.

250 W. 55th St., #3401

New York, NY 10019

Telephone: (646) 899-1200

If you would like to request documents, please do so no later than [●], 2020 to receive them before LSAC’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about LSAC. You should rely only on the information contained in this proxy statement in deciding how to vote on each of the proposals described herein. Neither LSAC nor Vincera Pharma has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. You should not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. You should not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

LIFESCI ACQUISITION CORP.

250 W. 55th St., #3401

New York, NY 10019

Telephone: (646) 899-1200

NOTICE OF SPECIAL MEETING OF

LIFESCI ACQUISITION CORP. STOCKHOLDERS

To Be Held on [●], 2020

To LifeSci Acquisition Corp. (“LSAC”) Stockholders:

A special meeting of stockholders of LSAC will be held at [●], on [●], 2020, at [●] a.m., for the following purposes:

•

To approve the Merger Agreement, dated as of September 25, 2020 (the “Merger Agreement”), by and among LSAC, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (“Vincera Pharma”), and Raquel Izumi, as representative of the stockholders of Vincera Pharma (the “Sellers”), pursuant to which Merger Sub will merge with and into Vincera Pharma, with Vincera Pharma surviving the merger and becoming a wholly-owned direct subsidiary of LSAC, and the transactions contemplated thereby (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•

To approve separate proposals to amend LSAC’s current Amended and Restated Certificate of Incorporation, as set forth in the Second Amended and Restated Certificate of Incorporation of LSAC, appended to this proxy statement as Annex B (the “Amended Charter”), to adopt certain material changes to be in effect upon the consummation of the Business Combination. These proposals are collectively referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•

To approve the issuance of more than 20% of the issued and outstanding shares of LSAC’s common stock (“LSAC Shares”) pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•

To elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•	To approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 5.”

•

To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Proposals Nos. 1 through 6 are collectively referred to herein as the “Proposals.”

As of [●], 2020, there were [●] LSAC Shares issued and outstanding and entitled to vote. Only LSAC stockholders who hold LSAC Shares of record as of the close of business on [●], 2020 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to LSAC stockholders on or about [●], 2020.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding LSAC Shares present and entitled to vote at the special meeting or any adjournment thereof.

Approval of the Director Election Proposal will require a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. Approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding LSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Charter Amendment Proposal, for which it will have the same effect as voting against the proposal.

Holders of LSAC Shares will not be entitled to appraisal rights under Delaware law in connection with the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your LSAC Shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your LSAC Shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to LifeSci Acquisition Corp., 250 W. 55th St., #3401, New York, NY 10019, Telephone: (646) 899-1200, that is received by us before we take the vote at the special meeting. If you hold your LSAC Shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

LSAC’s board of directors unanimously recommends that LSAC stockholders vote “FOR” the approval of each of the Proposals.

By order of the Board of Directors,

Andrew I. McDonald

Chief Executive Officer

LifeSci Acquisition Corp.

[●], 2020

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for LSAC Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

•

LifeSci Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or “LSAC,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•

As of the Record Date, 2020, there were 8,204,709 LSAC Shares issued and outstanding (including 1,640,942 LSAC Shares held by the initial stockholders and LSAC Shares included in any outstanding LSAC Units). There are currently no shares of LSAC preferred stock issued and outstanding. As of the Record Date, there were an aggregate of 9,133,767 LSAC Warrants (inclusive of LSAC Warrants included in any outstanding LSAC Units and the and Private Warrants). Each LSAC Warrant entitles its holder to purchase one-half of an LSAC Share at an exercise price of $11.50 per whole LSAC Share, to be exercised only for a whole number of LSAC Shares, except a Private Warrant entitles its holder to purchase one whole LSAC Share. The LSAC Warrants will become exercisable 30 days after the completion of the Business Combination, and they expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the LSAC Warrants become exercisable, LSAC may redeem the outstanding warrants (including 1,000,000 Private Warrants in certain cases) at a price of $0.01 per warrant, if the last sale price of the LSAC Shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before LSAC sends the notice of redemption to the warrant holders. For more information regarding the LSAC Shares, LSAC Units and LSAC Warrants, please see the section entitled “Description of LSAC’s Securities.”

•

Vincera Pharma is a recently formed clinical-stage biopharmaceutical company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. For more information about Vincera Pharma, please see the sections entitled “Vincera Pharma’s Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma.”

•

In connection with the Business Combination, the Sellers will receive $55 million of stock consideration (calculated as follows: 5,500,000 LSAC Shares, the anticipated number of LSAC Shares to be issued to the Sellers (excluding the Earnout Shares), multiplied by $10.00 (the anticipated Closing Price Per Share at the time of the closing of the Business Combination). The aggregate purchase price and number of LSAC Shares that will be issued to the Sellers as a result of the Business Combination will not be subject to an adjustment but will be subject to customary closing conditions. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—The Business Combination Proposal.”

•

It is anticipated that, upon completion of the Business Combination: (i) LSAC’s public stockholders will retain an ownership interest of approximately 46.9% of the Combined Company; (ii) the initial stockholders will own approximately 13.7% of the Combined Company; and (iii) the Sellers will own approximately 39.3% of the Combined Company.

The expected beneficial ownership of shares of the Combined Company’s common stock post-Business Combination assuming none of the LSAC Shares are redeemed has been determined based upon the following: (i) that no LSAC stockholders exercise their redemption rights (no redemption scenario), (ii) the applicable parties set forth above have not purchased LSAC Shares (pre-Business

Combination) or the Combined Company’s common stock (post-Business Combination), (iii) that 5,500,000 shares of the Combined Company’s common stock are issued to the Sellers, (iv) that 50,000 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC upon conversion of certain promissory notes as provided in Section 8.6 of the Merger Agreement, (v) that 229,732 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC and the underwriters of the IPO upon conversion of the deferred underwriting discount as provided in Section 8.7 of the Merger Agreement and (vi) there will be an aggregate of 13,984,441 shares of the Combined Company’s common stock issued and outstanding at the closing of the Business Combination.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the LSAC’s existing stockholders in the Combined Company will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

•

In reaching its decision with respect to the Business Combination, the Board evaluated material provided by Vincera Pharma that included preclinical and clinical data regarding the product candidates to be licensed under the Bayer License Agreement, financial materials, public data disclosed by competitors in the space, estimates of population sizes derived from public databases, and the timing of upcoming catalysts. For more information about the Board’s decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—LSAC’s Board’s Reasons for the Approval of the Business Combination.”

•

Pursuant to LSAC’s Amended and Restated Certificate of Incorporation, in connection with the Business Combination, LSAC stockholders (except for the initial stockholders or officers or directors of LSAC) will be entitled to redeem their LSAC Shares for a pro rata share of LSAC’s Trust Account (currently anticipated to be no less than approximately $10.00 per share), net of taxes payable. If a holder exercises its redemption rights, then such holder will be exchanging its LSAC Shares for cash and will no longer own shares of the Combined Company and will not participate in the future growth of the Combined Company, if any. Such a holder will be entitled to receive cash for its LSAC Shares only if it properly demands redemption and delivers its LSAC Shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of LSAC Stockholders—Redemption Rights.”

•

In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on the following:

•

To approve separate proposals to amend LSAC’s Amended and Restated Certificate of Incorporation, as set forth in the Amended Charter, appended to this proxy statement as Annex B (the “Amended Charter”), to adopt certain changes to be in effect upon the consummation of the Business Combination. These proposals are collectively referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•

To approve the issuance of more than 20% of the issued and outstanding LSAC Shares pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•

To elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•	To approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 5.”

•

To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Please see the sections entitled “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The Charter Amendment Proposal,” “Proposal No. 3—The Nasdaq Proposal,” “Proposal No. 4—The Director Election Proposal,” “Proposal No. 5—The Equity Incentive Plan Proposal,” and “Proposal No. 6—The Adjournment Proposal.” Consummation of the Business Combination is conditioned upon the Proposals having been approved and adopted by the requisite affirmative vote of the stockholders.

•

Upon consummation of the Business Combination, we anticipate the Combined Company Board to consist of nine (9) directors to serve staggered terms until the 2021, 2022 and 2023 annual meetings of stockholders, or until their respective successors are duly elected and qualified. Please see the sections entitled “Proposal No. 4—The Director Election Proposal” and “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination” for additional information.

•

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Conditions to Closing.”

•

The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by certain parties in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

•

In considering the recommendation of the Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, the Sponsor and certain members of the Board and officers may have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

If a proposed business combination is not completed by the date that is 24 months from the closing of the IPO, or March 10, 2020, LSAC will be required to liquidate. In such event, 1,640,942 LSAC Shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such LSAC Shares had an aggregate market value of approximately $[●] based on the closing price of the LSAC Shares of $[●] on The Nasdaq Capital Market as of [●], 2020.

•

The exercise of LSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interests.

•	If the Business Combination with Vincera Pharma is completed, pursuant to the Voting Agreement, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders will have a right to designate two (2) directors of the Combined Company Board.

•

Pursuant to Sections 8.6 and 8.7 of the Merger Agreement, upon consummation of the Business Combination (i) $500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 will be converted into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant to be issued to LifeSci Holdings LLC and with the remaining $500,000 of such amount converted at a conversion price equal to $10.00 per share into 50,000 LSAC Shares to be issued to LifeSci Holdings LLC; and (ii) the deferred underwriting discount payable to the underwriters of the IPO will be converted into LSAC Shares at a conversion price per share equal to $10.00, of which 140,796 shares will be issued to LifeSci Holdings LLC and 88,936 shares will be issued to the underwriters of the IPO.

•	Andrew I. McDonald, who is LSAC’s Chief Executive Officer and Chairman, is expected to continue to serve as a director of the Combined Company following the closing of the Business Combination.

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement, the terms, “we,” “us,” “our” or “LSAC” refer to LifeSci Acquisition Corp., a Delaware corporation. Further, in this document:

•	“Board” means the board of directors of LSAC.

•	“Business Combination” means the business combination pursuant to the Merger Agreement.

•

“Closing Price Per Share” means a price per LSAC Share (adjusted for any stock splits, stock dividends, recapitalizations and similar events) equal to the lesser of (a) $10.00 per share, and (b) the price per share determined by dividing (i) the cash in the Trust Account as of the closing of the Business Combination (after deducting all amounts to be paid pursuant to the valid exercise of redemption rights in accordance with the Trust Account and LSAC’s Amended and Restated Certificate of Incorporation and bylaws), by (ii) the fully-diluted capitalization of LSAC (excluding the LSAC Warrants, Private Warrants, 1,640,942 LSAC Shares held by the Sponsor and any LSAC Shares issuable upon the conversions of promissory notes issued by Sponsor described in Section 8.6 of the Merger Agreement and the deferred underwriting discount payable to the underwriters of the IPO described in Section 8.7 of the Merger Agreement) immediately prior to the closing of the Business Combination, after taking into account the valid exercise of redemption rights in accordance with the Trust Account.

•	“Code” means the Internal Revenue Code of 1986, as amended.

•	“Combined Company” means the combined company after the Business Combination.

•	“Closing Payment Shares” means such number of LSAC Shares as equals the quotient of $55,000,000 divided by the Closing Price Per Share.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Exchange Ratio” means the quotient determined by dividing the Closing Payment Shares by the Vincera Pharma Shares issued and outstanding immediately prior to the closing of the Business Combination.

•	“GAAP” means accounting principles generally accepted in the United States of America.

•	“initial stockholders” means all of LSAC’s stockholders immediately prior to the IPO, including the Sponsor and our officers and directors to the extent they hold such shares.

•	“IPO” refers to the initial public offering of 6,000,000 units of LSAC consummated on March 10, 2020 pursuant to a prospectus dated March 5, 2020.

•	“LSAC Shares” means the shares of common stock, par value $0.0001 per share, of LSAC.

•	“LSAC Units” means the units that were issued in the IPO, each consisting of one LSAC Share and one LSAC Warrant.

•	“LSAC Warrant” means one redeemable warrant exercisable for one-half of an LSAC Share, at a price of $11.50 per whole LSAC Share.

•	“Merger Agreement” means that certain Merger Agreement, dated as of September 25, 2020, by and among LSAC, Merger Sub, Vincera Pharma and the Sellers’ Representative.

•	“Merger Sub” means LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC.

•

“Private Warrants” means the warrants issued simultaneously with the closing of the IPO in a private placement to the Sponsor and the warrants to be issued pursuant to Section 8.6 of the Merger Agreement, each warrant being identical to the LSAC Warrants, except that such warrants (other than the warrants amended pursuant to Section 8.7 of the Merger Agreement) are non-redeemable and may be exercised on a cashless basis.

•	“SEC” means the U.S. Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Sellers” means the stockholders of Vincera Pharma.

•	“Sellers’ Representative” means Raquel Izumi.

•	“Sponsor” means LifeSci Investments, LLC, an entity affiliated with two of LSAC’s directors.

•	“Vincera Pharma” means Vincera Pharma, Inc., a Delaware corporation.

•	“Vincera Pharma Shares” means the shares of common stock, par value $0.0001 per share, of Vincera Pharma.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR LSAC STOCKHOLDERS

Q:	What is the purpose of this document?

A:

LSAC, Merger Sub, Vincera Pharma and the Sellers’ Representative have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of LSAC stockholders. You are encouraged to carefully read this proxy statement, including the section entitled “Risk Factors” and all the annexes hereto.

LSAC stockholders are being asked to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, pursuant to which LSAC will acquire all of the issued and outstanding Vincera Pharma Shares from the Sellers, and each of the other proposals set forth herein.

LSAC stockholders (except for the initial stockholders or officers or directors of LSAC) will be entitled to redeem their LSAC Shares for a pro rata share of LSAC’s Trust Account (currently anticipated to be no less than approximately $10.00 per share), net of taxes payable.

The LSAC Units, LSAC Shares and LSAC Warrants are currently listed on The Nasdaq Capital Market.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of LSAC stockholders. You should read it carefully.

Q:	What is being voted on?

A:	Below are the proposals on which LSAC stockholders are being asked to vote:

•	To approve the Merger Agreement and the transactions contemplated thereby. This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•	To approve the Amended Charter appended to this proxy statement as Annex B to effect the following amendments to (collectively, the “Charter Amendment Proposal” or “Proposal No. 2”):

(a)	change the name of the Combined Company to “Vincera Pharma, Inc.” from “LifeSci Acquisition Corp.”;

(b)	increase the authorized number of shares of common stock from 30,000,000 shares to 120,000,000 shares and preferred stock from 1,000,000 shares to 30,000,000 shares;

(c)	approve the choice of forum provisions;

(d)	include supermajority voting provisions; and

(e)

approve all other changes to the Amended Charter, including without limitation, the elimination of certain provisions related to LSAC’s initial business combination that will no longer be relevant following the closing of the Business Combination.

•

To approve the issuance of more than 20% of the issued and outstanding LSAC Shares pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal” or “Proposal No. 3.”

•

To elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 4.”

•	To approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal” or “Proposal No. 5.”

•

To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Proposal Nos. 1 through 6 are collectively referred to herein as the “Proposals.”

Approval of each of the Proposals, other than the Director Election Proposal and the Charter Amendment Proposal, will each require the affirmative vote of the holders of a majority of the issued and outstanding LSAC Shares present and entitled to vote at the special meeting. Approval of the Director Election Proposal will require a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. The Charter Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding LSAC Shares. As of [●], 2020, the record date for the special meeting of stockholders of LSAC (the “Record Date”), 1,640,942 shares held by LSAC’s initial stockholders, or approximately 20% of the outstanding LSAC Shares, would be voted in favor of each of the Proposals, and 3,945,350 shares owned by certain other of LSAC’s stockholders have agreed to vote in favor of each of the Proposals.

Q:	What is the consideration being paid to Vincera Pharma securityholders?

A:

Upon the closing of the Business Combination, the Sellers will be entitled to receive, for each issued and outstanding Vincera Pharma Share, the number of LSAC Shares equal to the Exchange Ratio, and additional LSAC Shares (“Earnout Shares”) after the closing of the Business Combination, if any, that may be issuable from time to time.

The Sellers are entitled to receive Earnout Shares after the closing of the Business Combination if the daily volume-weighted average price of the LSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (a “Trading Period”) following the closing:

a.

during any Trading Period prior to the forty-two (42) month anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $20.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share;

b.

during any Trading Period prior to the six (6) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $35.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; and

c.

during any Trading Period prior to the eight (8) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $45.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share.

A total of 90.6% of (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Sellers on a pro-rata basis based on the percentage of the Vincera Pharma Shares owned by them immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Sellers but in lieu thereof the number of authorized shares available for issuance under the Vincera Pharma, Inc. 2020 Stock Incentive Plan (the “2020 Plan”) shall be automatically increased by an equivalent number of LSAC Shares.

Upon the closing of the Business Combination, assuming there is no redemption of LSAC Shares for cash, LSAC public stockholders will own approximately 46.9% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 13.7% of LSAC Shares, and the Sellers will own approximately 39.3% of LSAC Shares. Assuming redemption by holders of 2,448,900 outstanding LSAC Shares, the maximum number of shares that may be redeemed, LSAC public stockholders will own approximately 35.7% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 16.7% of LSAC Shares, and the Sellers will own approximately 47.7% of LSAC Shares.

Upon the closing of the Business Combination, the Combined Company will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), and is expected to have an aggregate market value of approximately $139.8 million provided that the LSAC Shares are valued at $10.00 per LSAC Share and no LSAC stockholders redeem their LSAC Shares.

Q:	Do any of LSAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:

LSAC’s directors and officers may have interests in the Business Combination that are different from your interests as a LSAC stockholder. You should keep in mind the following interests of LSAC’s directors and officers:

In December 2018, LSAC issued an aggregate of 1,437,500 LSAC Shares to the Sponsor, which LSAC Shares issued to the Sponsor we refer to herein as “insider shares,” for an aggregate purchase price of $25,000. On March 5, 2020, LSAC effected a stock dividend of 0.20 share for each insider share outstanding, resulting in the Sponsor holding an aggregate of 1,725,000 insider shares. The 1,725,000 insider shares included an aggregate of up to 225,000 LSAC Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment in the IPO was not exercised in full or in part, so that the initial stockholders would collectively own approximately 20% of LSAC’s issued and outstanding LSAC Shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option, 84,058 insider shares were forfeited and 140,942 insider shares are no longer subject to forfeiture, resulting in there being 1,640,942 insider shares outstanding. Simultaneously with the closing of the IPO, the Sponsor and Rosedale Park, LLC, an entity affiliated with Jonas Grossman, one of LSAC’s directors, purchased 2,570,000 Private Warrants at a price of $0.50 per Private Warrant, resulting in aggregate proceeds of $1,285,000.

If LSAC does not consummate a business combination by the date that is 24 months from the closing of the IPO, or March 10, 2022, LSAC will be required to dissolve and liquidate and the securities held by LSAC’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

Pursuant to Sections 8.6 and 8.7 of the Merger Agreement, upon consummation of the Business Combination, certain promissory notes issued by LSAC to the Sponsor will be converted into Private Warrants and LSAC Shares to be issued to LifeSci Holdings LLC and the deferred underwriting discount payable to the underwriters of the IPO will be converted into LSAC Shares.

If the Business Combination with Vincera Pharma is completed, pursuant to a voting agreement to be entered into among the Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders (the “Voting Agreement”), such stockholders have agreed to vote all shares owned by them from time to time that may be voted in the election of directors of the Combined Company to ensure that the size of the board of directors of the Combined Company (the “Combined Company Board”) is set and remains at nine directors and that seven persons nominated by the Vincera Pharma stockholders and two persons nominated by the LSAC stockholders are elected to the Combined Company Board. See the section entitled “The Merger Agreement—Related Agreements—Voting Agreement.”

Andrew I. McDonald, who is LSAC’s Chief Executive Officer and Chairman, is expected to continue to serve as a director of the Combined Company following the closing of the Business Combination.

In addition, the exercise of LSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in LSAC stockholders’ best interests.

Q:	When and where is the special meeting of LSAC’s stockholders?

A:	The special meeting of LSAC stockholders will take place at [●], on [●], 2020, at [●] a.m.

Q:	Who may vote at the special meeting of stockholders?

A:

Only holders of record of LSAC Shares as of the close of business on [●], 2020 may vote at the special meeting of stockholders. As of [●], 2020, there were [●] LSAC Shares outstanding and entitled to vote. Please see “Special Meeting of LSAC Stockholders—Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the special meeting of stockholders?

A:

Stockholders representing a majority of the LSAC Shares issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. LSAC Shares will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present.

Q:	What vote is required to approve the Proposals?

A:

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding LSAC Shares present and entitled to vote at the special meeting. Approval of the Director Election Proposal will require a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. Approval of the Charter Amendment Proposal will require the approval of a majority of the issued and outstanding LSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Charter Amendment Proposal, for which it will have the same effect as voting against the Proposal.

With respect to the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Charter Amendment Proposal and the Adjournment Proposal, assuming all issued and outstanding LSAC Shares are present at the special meeting, there must be 48% LSAC Shares voted in favor of each of the Nasdaq Proposal, the Equity Incentive Plan Proposal, the Charter Amendment Proposal and the Adjournment Proposal for each to be approved. Assuming only a quorum is present at the special meeting, there must be 48% LSAC Shares voted in favor of each of the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal for each to be approved, while the Charter Amendment Proposal would require all shares present at the meeting to vote in favor for it to pass.

As of the date of the Merger Agreement, LSAC had entered into voting agreements with holders of 3,945,350 LSAC Shares pursuant to which such stockholders, including but not limited to Acuta Capital, RTW Investments, Surveyor Capital (a Citadel company), Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital of Tavistock Group, Monashee Investment Management, Altium Capital and Affinity Asset Advisors, agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their shares. In addition, our Sponsor and the other initial stockholders agreed in connection with our initial public offering to vote the 1,640,942 founder shares they own in favor of the transactions contemplated by the Merger Agreement. Collectively, such groups account for a majority of our issued and outstanding shares, and, accordingly, no additional shares are required to vote in favor of the Proposals for them to be approved.

Q:	How will the initial stockholders vote?

A:

LSAC’s initial stockholders, who as of [●], 2020 owned 1,640,942 LSAC Shares, or approximately 20% of the outstanding LSAC Shares, have agreed to vote their respective LSAC Shares acquired by them prior to the IPO in favor of the Business Combination. LSAC’s initial stockholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals. In addition, public stockholders owning 3,945,350 shares, representing approximately 48.1% of the issued and outstanding LSAC Shares, have agreed to vote in favor of the Business Combination as of the date of the Merger Agreement. Since a majority of the issued and outstanding LSAC Shares have agreed to vote in favor of the Business Combination, the Business Combination will be approved.

Q:	Am I required to vote against the Business Combination Proposal in order to have my LSAC Shares redeemed?

A:

No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that LSAC redeem your LSAC Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of LSAC Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of LSAC Shares electing to exercise their redemption rights will not be entitled to receive such payments. You may not elect to redeem your LSAC Shares prior to the completion of the Business Combination and you may only elect to redeem your LSAC Shares in connection with the Business Combination.

Q:	How do I exercise my redemption rights?

A:

If you are a public stockholder and you seek to have your LSAC Shares redeemed for cash, you must, no later than 5:00 p.m., Eastern time, on [●], 2020 (at least two business days prior to the special meeting), (i) submit a request in writing to LSAC’s transfer agent at the address listed at the end of this section that LSAC redeem your LSAC Shares for cash; and (ii) deliver your stock to LSAC’s transfer agent physically, or electronically using The Depository Trust Company’s (“DTC”) Deposit/Withdrawal at Custodian (“DWAC”) system.

Any corrected or changed written demand of redemption rights must be received by LSAC’s transfer agent at least two business days prior to the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to LSAC’s transfer agent at least two business days prior to the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of LSAC Shares as of the Record Date. Any public stockholder who holds LSAC Shares on or before [●], 2020 (two business days prior to the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of LSAC stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of common stock sold in the IPO. Please see the section entitled “Special Meeting of LSAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your LSAC Shares for cash.

Q:	How can I vote?

A:

If you were a holder of record of LSAC Shares on [●], 2020, the record date for the special meeting of LSAC stockholders, you may vote with respect to the Proposals in person at the special meeting of LSAC stockholders, or by submitting a proxy by mail so that it is received prior to [●] a.m. on [●], 2020, in accordance with the instructions provided to you under “Special Meeting of LSAC Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of LSAC stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

Signed and dated proxies received by LSAC without an indication of how the stockholder intends to vote on a Proposal will be voted in favor of each Proposal presented to the stockholders.

Q:	If my shares are held in “street name” by my brokerage firm, bank or other nominee, will they automatically vote my shares for me?

A:

No. Your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. LSAC believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals. If you do not provide instructions with your proxy, your broker, bank or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares. This indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Your broker, bank or nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker, bank or nominee to vote your LSAC Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my brokerage firm, bank or nominee?

A:

LSAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of LSAC stockholders. For purposes of approval, an abstention on any Proposal will have the same effect as a vote “AGAINST” such Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your LSAC Shares redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such LSAC Shares or submit a request in writing to LSAC’s transfer agent at the address listed at the end of this section, and deliver your shares to LSAC’s transfer agent physically, or electronically through DTC, prior to the special meeting of LSAC stockholders.

Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a broker, bank or nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

LifeSci Acquisition Corp.

250 W. 55th St., #3401

New York, NY 10019

Telephone: (646) 899-1200

Q:	Should I send in my share certificates now?

A:

LSAC stockholders who intend to have their LSAC Shares redeemed should send their certificates to LSAC’s transfer agent at least two business days prior to the special meeting. Please see “Special Meeting of LSAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your LSAC Shares for cash.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite stockholder approvals are received, LSAC expects that the Business Combination will occur no later than December 31, 2020.

Q:	May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:

No. Appraisal rights are not available to holders of LSAC Shares in connection with the proposed Business Combination. For additional information, see the section entitled “Special Meeting of LSAC Stockholders—Appraisal Rights.”

Q:	What happens if the Business Combination is not consummated?

A:

If LSAC does not consummate a business combination by the date that is 24 months from the closing of the IPO, or March 10, 2022, then pursuant to Article VI of its Amended and Restated Certificate of Incorporation, LSAC’s officers must take all actions necessary in accordance with the Delaware General Corporation Law to dissolve and liquidate LSAC as soon as reasonably practicable. Following dissolution, LSAC will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of LSAC Shares who acquired such LSAC Shares in the IPO or in the aftermarket. The estimated consideration that each LSAC Share would be paid at liquidation would be approximately $[●] per share for stockholders based on amounts on deposit in the Trust Account as of [●], 2020. The closing price of LSAC Shares on The Nasdaq Capital Market as of [●], 2020 was $[●]. LSAC’s initial stockholders waived the right to any liquidation distribution with respect to any LSAC Shares held by them.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:

Following the closing of the Business Combination, funds in the Trust Account will be released to LSAC. Holders of LSAC Shares exercising redemption rights will receive their per share redemption price, and the funds in the Trust Account will also be utilized to pay expenses associated with the Business Combination, including approximately $2.3 million as deferred underwriting discount to the underwriters of the IPO. As of October 2, 2020, there was approximately $65.7 million in the Trust Account (including $18,395 of accrued interest which LSAC can withdraw to pay taxes). Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the Combined Company.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals, or if you need additional copies of this proxy statement or the proxy card, you should contact our proxy solicitor at:

Advantage Proxy

Karen Smith

(206) 265-0326

ksmith@advantageproxy.com

You may also contact LSAC at:

LifeSci Acquisition Corp.

250 W. 55th St., #3401

New York, NY 10019

Telephone: (646) 899-1200

To obtain timely delivery, you must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about LSAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your LSAC Shares, you will need to submit your request in writing demanding redemption and deliver your stock (either physically or electronically) to LSAC’s transfer agent prior to 5:00 p.m., Eastern time, on the second business day prior to the special meeting of stockholders. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: [●]

E-mail: [●]

DELIVERY OF DOCUMENTS TO LSAC’S STOCKHOLDERS

Pursuant to the rules of the SEC, LSAC and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless LSAC has received contrary instructions from one or more of such stockholders. Upon written or oral request, LSAC will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that LSAC deliver single copies of the proxy statement in the future. Stockholders may notify LSAC of their requests by contacting LSAC as follows:

LifeSci Acquisition Corp.

250 W. 55th St., #3401

New York, NY 10019

Telephone: (646) 899-1200

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, LSAC encourages you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Vincera Pharma has entered into an exclusive license agreement with Bayer AG and an entity affiliated with Bayer AG (collectively, “Bayer”) for certain product candidates as more fully described in this proxy statement. This license agreement (the “Bayer License Agreement”) will become effective upon the closing of the Business Combination, provided that such closing occurs on or before December 31, 2020 and that the cash in the Trust Account (net of any redemptions) as of such closing is at least $30.0 million (the “Initial Qualified Financing”). This summary assumes the Bayer License Agreement has become effective.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by LSAC’s stockholders.

The Parties to the Business Combination

LifeSci Acquisition Corp.

LSAC was incorporated as a blank check company on December 19, 2018, under the laws of the State of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which LSAC refers to as a “target business.” Although LSAC’s efforts to identify a prospective target business were not to be limited to any particular industry or geographic location, LSAC intended to focus businesses operating in North America in the healthcare industry.

On March 10, 2020, LSAC consummated the IPO of 6,000,000 LSAC Units, and on March 18, 2020, the underwriters exercised the over-allotment option in part for an additional 563,767 LSAC Units. The LSAC Units were sold at an offering price of $10.00 per LSAC Unit, generating total gross proceeds of $65,637,670.

Simultaneously with the closing of the IPO, LSAC consummated the sale of 2,570,000 Private Warrants at a price of $0.50 per warrant in a private placement to the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, generating gross proceeds of $1,285,000. The issuance of Private Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In accordance with the Investment Management Trust Agreement, dated as of March 5, 2020, between LSAC and Continental Stock Transfer & Trust Company (the “Trust Agreement”), the amounts held in the Trust Account may only be used by LSAC upon the consummation of a business combination, except that from time to time, any interest earned on the funds in the Trust Account may be used to pay LSAC’s tax obligations and working capital requirements. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and LSAC’s liquidation. LSAC executed the Merger Agreement on September 25, 2020 and it must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the IPO.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $65,637,670 was deposited into the Trust Account, and the remaining proceeds of approximately $620,000 were not deposited into the Trust Account and became available to be used for LSAC’s working capital needs. As of October 2, 2020, LSAC had approximately $0.6 million of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of October 2, 2020, there was approximately $65.7 million held in the Trust Account (including $18,395 of accrued interest which LSAC can withdraw to pay taxes).

The LSAC Units, LSAC Shares and LSAC Warrants are currently listed on The Nasdaq Capital Market, under the symbols “LSACU,” “LSAC,” and “LSACW,” respectively. LSAC intends to apply to list the shares of the Combined Company’s units, common stock and warrants on The Nasdaq Capital Market under the symbols “VINCU,” “VINC” and “VINCW,” respectively, to be effective following the closing of the Business Combination.

LSAC’s principal executive offices are located at 250 West 55th Street, #3401, New York, NY 10019, and its telephone number is (646) 899-1200.

Vincera Pharma, Inc.

Vincera Pharma is a recently formed clinical-stage biopharmaceutical company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincera Pharma’s current pipeline is entirely derived from the Bayer License Agreement, pursuant to which we have been granted an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute (i) a clinical-stage and follow-on small molecule drug program and (ii) a preclinical stage bioconjugation/next-generation antibody-drug conjugate (“ADC”) platform. Vincera Pharma intends to use these product candidates to treat various cancers in a patient-specific, targeted approach. Vincera Pharma believes that these product candidates are differentiated from current programs targeting similar cancer biology, and, if approved, may improve clinical outcomes of patients with cancer. As described above, the discussion in this proxy statement assumes that the Bayer License Agreement has become effective.

Despite several decades of advances in targeted therapies, cancer continues to be the second leading cause of death in the United States population per the National Center for Health Statistics. Cancer is not a single disease but rather a constellation of maladies with each requiring a unique approach to vanquish it. Vincera Pharma’s vision is to address the unmet medical needs of patients with cancer with a diverse pipeline of targeted medicines. The small molecule drug program includes VIP152 (formerly known as BAY 1251152), which is a highly selective, clinical-stage positive transcription elongation factor beta/cyclin-dependent kinase 9 (“PTEFb/CDK9”) inhibitor. VIP152 may deliver value-generating data in the second half of 2021. Our ADC platform includes VIP943 (formerly known as BAY-943) and VIP924 (formerly known as BAY-924), which are next-generation ADC compounds addressing known and novel oncology targets that we believe could deliver a greater safety and efficacy profile than current ADC compounds. The bioconjugation program also includes VIP236, which is a small molecule drug conjugate (“SMDC”) for solid tumors. In addition to our lead products, we acquired the rights to additional product candidates that are still in the discovery stage (e.g., VIP217, an oral PTEFb/CDK9 inhibitor).

For more information on Vincera Pharma, please see the sections entitled “Vincera Pharma’s Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma,” “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination” and “Directors, Executive Officers, Executive Compensation and Corporate Governance—Compensation of Officers and Directors of Vincera Pharma.”

Vincera Pharma’s principal executive offices are located at 4500 Great America Parkway, Suite 100 #29, Santa Clara, CA 95054, and its telephone number is (650) 800-6676.

Summary of Risk Factors

Vincera Pharma’s business is subject to numerous risks, as more fully described in ‘‘Risk Factors’’ beginning on page 31 of this proxy statement. In particular, risks associated with Vincera Pharma’s business include, among others:

•

Vincera Pharma relies on the Bayer License Agreement to provide rights to the core intellectual property relating to all of Vincera Pharma’s current product candidates, which agreement imposes significant payment and other obligations on Vincera Pharma. Any failure by Vincera Pharma to perform Vincera Pharma’s obligations under the Bayer License Agreement could give Bayer the right to terminate or seek other remedies under the agreement, and any termination or loss of important rights under the Bayer License Agreement would significantly and adversely affect Vincera Pharma’s ability to develop and commercialize VIP152, VIP943, VIP924, VIP236 and Vincera Pharma’s other current product candidates, raise capital or continue Vincera Pharma’s operations.

•

Vincera Pharma relies on the preclinical and clinical trial data provided by Bayer in assessing the viability of Vincera Pharma’s product candidates, and such preclinical and clinical trial data has not been verified by Vincera Pharma or any independent third parties.

•

Vincera Pharma’s business, operations and clinical development plans and timelines and supply chain could be adversely affected by the effects of epidemics, including the ongoing COVID-19 pandemic, on the manufacturing, clinical trial and other business activities performed by Vincera Pharma or by third parties with whom Vincera Pharma conducts business, including Vincera Pharma’s contract manufacturers, contract research organizations (“CROs”), shippers and others.

•

Vincera Pharma is substantially dependent on the success of its lead product candidate, VIP152, which is currently in clinical trials. If Vincera Pharma is unable to complete development of, obtain approval for and commercialize VIP152 in a timely manner, Vincera Pharma’s business will be harmed.

•

Vincera Pharma is at an early stage in development efforts for its product candidates and Vincera Pharma may not be able to successfully develop and commercialize its product candidates on a timely basis or at all.

•

There is currently no CDK9 inhibitor, ADC delivering a KSPi warhead or small molecule drug conjugate delivering a NCE payload that has to date been approved by the FDA, and the development of Vincera Pharma’s product candidates may never lead to a marketable product.

•

Vincera Pharma’s long-term prospects depend in part upon discovering, developing and commercializing additional product candidates, which may fail in development or suffer delays that adversely affect their commercial viability.

•	Results from early-stage clinical trials may not be predicative of results from late-stage or other clinical trials.

•

Interim, “topline” and preliminary data from Vincera Pharma’s clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

•

Even if approved, Vincera Pharma’s product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

•

If the market opportunity for any product candidate that Vincera Pharma or its strategic partners develop is smaller than Vincera Pharma believes, Vincera Pharma’s revenue may be adversely affected and Vincera Pharma’s business may suffer.

•

Vincera Pharma faces significant competition, and if Vincera Pharma’s competitors develop and market technologies or products more rapidly than Vincera Pharma does or that are more effective, safer or less expensive than the product candidates Vincera Pharma develops, Vincera Pharma’s commercial opportunities will be negatively impacted.

•

Vincera Pharma may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

•

Vincera Pharma’s business entails a significant risk of product liability and if Vincera Pharma is unable to obtain sufficient insurance coverage such inability could have an adverse effect on Vincera Pharma’s business and financial condition.

•	Any product candidates Vincera Pharma develops may become subject to unfavorable third party coverage and reimbursement practices, as well as pricing regulations.

•

Clinical trials are expensive, time consuming, subject to delay and may be required to continue beyond Vincera Pharma’s available funding, and Vincera Pharma cannot be certain that it will be able to raise sufficient funds to complete the development and commercialize any of its product candidates currently in preclinical and clinical development, should they succeed.

•	Vincera Pharma is at an early stage of development as a company and its limited operating history may make it difficult to evaluate its ability to succeed.

•	Vincera Pharma has incurred net losses since inception, and Vincera Pharma expects to continue to incur significant net losses for the foreseeable future.

•

Even if this Business Combination is successful, Vincera Pharma will require substantial additional capital to finance its operations. If Vincera Pharma is unable to raise such capital when needed, or on acceptable terms, Vincera Pharma may be forced to delay, reduce and/or eliminate one or more of its research and drug development programs or future commercialization efforts.

•

The Bayer License Agreement obligates Vincera Pharma to make significant milestone and royalty payments, some of which will be triggered prior to the commercialization of any of Vincera Pharma’s other product candidates.

•	Vincera Pharma may be unable to obtain U.S. or foreign regulatory approvals and, as a result, may be unable to commercialize its product candidates.

•

Vincera Pharma’s current or future product candidates may cause adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could inhibit regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

•	Upon completion of the Business Combination, we will be a “controlled company” within the meaning of the Nasdaq listing rules and as such are exempt from certain corporate governance requirements.

The Merger Agreement

Business Combination with Vincera Pharma; Business Combination Consideration

On September 25, 2020, LSAC entered into a Merger Agreement with Vincera Pharma, Merger Sub and the Sellers’ Representative. As of the date of the Merger Agreement, the Sellers owned 100% of the issued and outstanding Vincera Pharma Shares. Upon the closing of the Business Combination, LSAC will acquire all Vincera Pharma Shares for the consideration described below, and Vincera Pharma will become a wholly-owned subsidiary of LSAC. Upon the closing of the transactions, LSAC will change its name to “Vincera Pharma, Inc.”

Upon the closing of the Business Combination, the Sellers will sell to LSAC, and LSAC will purchase from the Sellers all of the issued and outstanding Vincera Pharma Shares, in exchange for the Sellers’ right to receive, for each issued and outstanding Vincera Pharma Share, the number of LSAC Shares equal to the Exchange Ratio, and the Earnout Shares after the closing of the Business Combination, if any, that may be issuable from time to time. The issuance of LSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by LSAC in the Business Combination (excluding the Earnout Shares) is approximately $55.0 million (calculated as follows: 5,500,000 LSAC Shares, the anticipated number of LSAC Shares to be issued to the Sellers (excluding the Earnout Shares), multiplied by $10.00 (the anticipated Closing Price Per Share at the time of the closing of the Business Combination)). For U.S. federal income tax purposes, the Business Combination is intended to constitute a tax free reorganization within the meaning of Section 368(a) of the Code.

The Sellers are entitled to receive Earnout Shares after the closing of the Business Combination if the daily volume-weighted average price of the LSAC Shares equals or exceeds the following prices for any Trading Period following the closing: (1) during any Trading Period prior to the forty-two (42) month anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $20.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; (2) during any Trading Period prior to the six (6) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $35.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; and (3) during any Trading Period prior to the eight (8) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $45.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share. A total of 90.6% of (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Sellers on a pro-rata basis based on the percentage of the Vincera Pharma Shares owned by them immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Sellers but in lieu thereof the number of authorized shares available for issuance under the 2020 Plan shall be automatically increased by an equivalent number of LSAC Shares. The Business Combination is not subject to regulatory approval.

For more information about the Business Combination, please see the section entitled “Proposal No. 1—The Business Combination Proposal” and for more information about the Merger Agreement and the related agreements entered or to be entered into connection therewith, please see the section entitled “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Management

Immediately after the closing of the Business Combination, the Board will consist of nine directors, seven of whom will be designated by the Vincera Pharma stockholders and two of whom will be designated by LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders, in accordance with the terms of the Voting Agreement. See “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers After the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Lock-up Agreements

Each Vincera Pharma stockholder has agreed to enter into a lock-up Agreement with LSAC, in substantially the form attached to the Merger Agreement (the “Lock-up Agreement”), with respect to their LSAC Shares (or any securities convertible into, or exchangeable for, or representing the rights to receive LSAC Shares) to be received in the Business Combination or during the Lock-up Period (as defined below) (such shares, the “Lock-up Shares”). Pursuant to such Lock-up Agreement, each Vincera Pharma stockholder will agree that during the Lock-up Period, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-up Shares, whether any of these transactions are to be settled by delivery of any Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of LSAC.

The “Lock-up Period” means a period of six months after the closing date of the Business Combination.

Notwithstanding these restrictions, Vincera Pharma stockholders will be permitted to make transfers (i) by gift, will or intestate succession upon the death of such holder, (ii) to any Permitted Transferee (defined below), (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (iv) pursuant to a tender offer, merger, stock sale, recapitalization, consolidation or similar transaction involving LSAC, (v) pursuant to the exercise or vesting of a stock option, restricted stock unit (“RSU”) or other award under an equity-based incentive plan, or (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act so long as such plan does not permit the transfer of the Lock-up Shares during the Lock-Up Period other than as otherwise allowed pursuant to this paragraph; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to LSAC an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of the Lock-up Agreement applicable to the Vincera Pharma stockholder.

For purposes of the Lock-up Agreement, a Permitted Transferee means (i) the members of such Vincera Pharma stockholder’s immediate family (for purposes of the Lock-up Agreement, “immediate family” shall mean with respect to any natural per-son, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of a holder or the immediate family of a holder, (iii) if the holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the holder is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the holder by way of distribution upon the liquidation and dissolution of the holder or (v) any affiliate of the holder.

Registration Rights Agreement

LSAC, the Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders have agreed to enter into an amended and restated registration and stockholder rights agreement, in substantially the form attached to the Merger Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, such parties will hold registration rights that obligate LSAC to register for resale under the Securities Act all or any portion of the LSAC Shares issued under the Merger Agreement, including any Earnout Shares, as well as LSAC Shares (including shares subject to Private Warrants) held by such parties. Such parties holding a majority-in-interest of all such registrable securities will be entitled to make a written demand for up to three registrations under the Securities Act of all or part of the their registrable securities. Subject to certain exceptions, if any time after the closing of the Business Combination the Combined Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Combined Company shall give notice to the holders of registrable securities as to the proposed filing and offer such holders an opportunity to register the resale of such number of their registrable securities as they request in writing. In addition, subject to certain exceptions, such holders of registrable securities will be entitled under the Registration Rights Agreement to request in writing that LSAC register the resale of any or all of their registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Under the Registration Rights Agreement, LSAC has agreed to indemnify such stockholders and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell registrable securities, unless such liability arose from their misstatement or omission, and such stockholders including registrable securities in any registration statement or prospectus will agree to indemnify the Combined Company and certain persons or entities related to LSAC against all losses caused by their misstatements or omissions in those documents.

Voting Agreement

The Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders have agreed to enter into the Voting Agreement. Under the Voting Agreement, such parties will agree to vote or cause to be voted all shares owned by them from time to time that may be voted in the election of LSAC directors, and shall cause their director designees, to ensure that (i) the size of the LSAC board of directors is set and remains at nine directors, (ii) seven persons nominated by the Vincera Pharma stockholders and two persons nominated by the LSAC stockholders who are parties thereto are elected to the LSAC board of directors, and (iii) no member of the LSAC board of directors is removed without the approval of the stockholders entitled to designate such director. The Voting Agreement will terminate upon the earliest to occur of (i) the written consent of LSAC and a majority-in-interest of each of the Vincera Pharma stockholders and the LSAC stockholders who are parties to the Voting Agreement, (ii) the consummation of an acquisition of LSAC, or (iii) five years following the closing of the Business Combination.

Other Agreements

As of the date of the Merger Agreement, LSAC had entered into voting agreements with holders of 3,945,350 LSAC Shares pursuant to which such stockholders, including but not limited to Acuta Capital, RTW Investments, Surveyor Capital (a Citadel company), Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital of Tavistock Group, Monashee Investment Management, Altium Capital and Affinity Asset Advisors, agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their shares.

Recommendations of the Board of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, LSAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by Vincera Pharma. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that LSAC stockholders vote:

•	FOR the Business Combination Proposal;

•	FOR the Charter Amendment Proposal;

•	FOR the Nasdaq Proposal;

•	FOR the Director Election Proposal;

•	FOR the Equity Incentive Plan Proposal; and

•	FOR the Adjournment Proposal.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of approval of the Business Combination Proposal and other proposals, you should keep in mind that LSAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•

In December 2018, LSAC issued an aggregate of 1,437,500 LSAC Shares to the Sponsor, which LSAC Shares issued to the Sponsor we refer to herein as “insider shares,” for an aggregate purchase price of $25,000. On March 5, 2020, LSAC effected a stock dividend of 0.20 share for each insider share outstanding, resulting in the Sponsor holding an aggregate of 1,725,000 insider shares. The 1,725,000 insider shares included an aggregate of up to 225,000 LSAC Shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment in the IPO was not exercised in full or in part, so that the initial stockholders would collectively own approximately 20% of LSAC’s issued and outstanding LSAC Shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option, 84,058 insider shares were forfeited and 140,942 insider shares are no longer subject to forfeiture, resulting in there being 1,640,942 insider shares outstanding. Simultaneously with the closing of the IPO, the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, purchased 2,570,000 Private Warrants at a price of $0.50 per Private Warrant, resulting in aggregate proceeds of $1,285,000.

•

If a proposed business combination is not completed by the date that is 24 months from the closing of the IPO, or March 10, 2020, LSAC will be required to dissolve and liquidate. In such event, 1,640,942 LSAC Shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such LSAC Shares had an aggregate market value of approximately $[●] based on the closing price of the LSAC Shares of $[●] on The Nasdaq Capital Market as of [●], 2020.

•

Pursuant to Sections 8.6 and 8.7 of the Merger Agreement, upon consummation of the Business Combination (i) $500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 will be converted into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant to be issued to LifeSci Holdings LLC and with the remaining $500,000 of such amount converted at a conversion price equal to $10.00 per share into 50,000 LSAC Shares to be issued to LifeSci Holdings LLC; and (ii) the deferred underwriting discount payable to the underwriters of the IPO will be converted into LSAC Shares at a conversion price per share equal to $10.00, of which 140,796 shares will be issued to LifeSci Holdings LLC and 88,936 shares will be issued to the underwriters of the IPO.

•

The exercise of LSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interests.

•

If the Business Combination with Vincera Pharma is consummated, pursuant to the Voting Agreement, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders will have a right to designate two directors of the Combined Company Board.

•	Andrew I. McDonald, who is LSAC’s Chief Executive Officer and Chairman, is expected to continue to serve as a director of the Combined Company following the closing of the Business Combination.

See “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for additional information.

Voting Securities

As of the Record Date, there were [●] LSAC Shares issued and outstanding. Only LSAC stockholders who hold LSAC Shares of record as of the close of business on [●], 2020 are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting. Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding LSAC Shares present and entitled to vote at the special meeting. Approval of the Director Election Proposal will require a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. Approval of the Charter Amendment Proposal will require the approval of a majority of the LSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Charter Amendment Proposal, for which it will have the same effect as voting against the proposal.

With respect to the Business Combination, LSAC’s initial stockholders representing an aggregate of 1,640,942 LSAC Shares, or approximately 20% of the outstanding LSAC Shares, have agreed to vote their respective LSAC Shares in favor of the Business Combination. In addition, as of the Record Date, they have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals.

As of the date of the Merger Agreement, LSAC had entered into voting agreements with holders of 3,945,350 LSAC Shares pursuant to which such stockholders, including but not limited to Acuta Capital, RTW Investments, Surveyor Capital (a Citadel company), Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital of Tavistock Group, Monashee Investment Management, Altium Capital and Affinity Asset Advisors, agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their shares.

Appraisal Rights

Holders of LSAC Shares are not entitled to appraisal rights under Delaware law.

Emerging Growth Company

LSAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). It is anticipated that, after the consummation of the transactions, the Combined Company will continue to be an “emerging growth company.” As an emerging growth company, LSAC (and following completion of the Business Combination, the Combined Company) will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Combined Company intends to irrevocably elect not to avail itself of this extended transition period, and, as a result, will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

The Combined Company could remain an emerging growth company until December 31, 2025, the last day of its fiscal year following the fifth anniversary of the consummation of LSAC’s IPO. However, if (a) the Combined Company’s non-convertible debt issued within a three-year period exceeds $1.0 billion, (b) its total revenues exceed $1.07 billion, or (c) the market value of the Combined Company’s common stock that is held by non-affiliates exceeds $700.0 million on the last day of the second fiscal quarter of any given fiscal year, the Combined Company would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, LSAC is treated as the “acquired” company for financial reporting purposes. Although LSAC will issue equity in the Business Combination, and existing LSAC stockholders, which include existing public stockholders and the initial stockholders, will collectively hold more than 50% of the Combined Company’s outstanding equity, (i) Vincera Pharma’s senior management will constitute the senior management of the Combined Company, (ii) Vincera Pharma’s existing stockholders will have the ability to appoint seven out of the nine directors of the Combined Company Board, and only one director of LSAC will continue to serve on the Combined Company Board and (iii) excluding the disparate group of investors that are LSAC’s existing public stockholders, the initial stockholders will hold less than 14% of the Combined Company’s outstanding equity. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Vincera Pharma issuing stock for the net assets of LSAC, accompanied by a recapitalization. The net assets of LSAC are stated at historical cost, with no goodwill or other intangible assets recorded.

SELECTED HISTORICAL FINANCIAL INFORMATION OF VINCERA PHARMA

The selected historical financial information of Vincera Pharma as of December 31, 2019 and for the period from March 1, 2019 (inception) through December 31, 2019 have been derived from Vincera Pharma’s historical audited financial statements, which are included elsewhere in this proxy statement. The selected historical condensed financial information for Vincera Pharma as of September 30, 2020 and for the nine months ended September 30, 2020 have been derived from Vincera Pharma’s unaudited condensed financial statements included elsewhere in this proxy statement. In the opinion of the management of Vincera Pharma, the unaudited condensed financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations at these dates and for these periods. Results of interim periods are not necessarily indicative of the results expected for a full year.

The following selected consolidated financial information is only a summary and is not necessarily indicative of future results. Such financial information should be read together with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma,” “Vincera Pharma’s Business” and the unaudited and audited financial statements and notes thereto included elsewhere in this proxy statement.

	For the Nine Months Ended September 30, 2020	For the Period from March 1, 2019 (inception) through December 31, 2019
Revenue	$—	$—
Loss from operations	$(341,862)	$(44,835)
Net income (loss)	$(343,778)	$(44,835)
Basic and diluted net income (loss) per share, common stock	$(0.04)	$(0.01)
Weighted average shares outstanding—basic and diluted, common stock	8,789,463	7,818,929

Balance Sheet Data:	As of September 30, 2020	As of December 31, 2019
Working capital (deficit)	$(182,016)	$(43,676)
Total assets	$475,456	$—
Total liabilities	$859,388	$(43,676)
Stockholders’ equity (deficit)	$(383,932)	$(43,676)

SELECTED HISTORICAL FINANCIAL INFORMATION OF LSAC

LSAC’s balance sheet data as of September 30, 2020 and statement of operations data for the three months ended September 30, 2020 and 2019 are derived from LSAC’s unaudited financial statements included elsewhere in this proxy statement.

The historical results of LSAC included below and included elsewhere in this proxy statement are not necessarily indicative of the future performance of LSAC. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LSAC” and the financial statements and the related notes included elsewhere in this proxy statement.

	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2019
Revenue	$—	$—
Loss from operations	$(440,386)	$(100)
Interest income on marketable securities	$6,082	$—
Provision for income taxes	$—	$—
Net income (loss)	$(434,304)	$(100)
Basic and diluted net income per share, redeemable common stock	$0.00	$—
Weighted average shares outstanding—basic and diluted, redeemable common stock	6,563,767	—
Basic and diluted net loss per share, non-redeemable common stock	$(0.26)	$0.00
Weighted average shares outstanding—basic and diluted, non-redeemable common stock	1,640,942	1,500,000

Balance Sheet Data:	As of September 30, 2020
Working capital (deficit)	$636,696
Trust Account	$65,698,018
Total assets	$66,334,714
Total liabilities	$3,699,624
Value of common stock subject to redemption	$57,635,080
Stockholders’ equity (deficit)	$5,000,010

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, LSAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Vincera Pharma issuing stock for the net assets of LSAC, accompanied by a recapitalization. The net assets of LSAC are stated at historical cost, with no goodwill or other intangible assets recorded. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of LSAC and the historical balance sheet of Vincera Pharma, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of LSAC and Vincera Pharma on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the Combined Company appearing elsewhere in this proxy statement and the accompanying notes. You should also read the summary pro forma data set forth below in conjunction with the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma” and Vincera Pharma’s audited and unaudited financial statements and notes thereto included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of LSAC and Vincera Pharma and related notes included elsewhere in this proxy statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Company’ financial position or results of operations actually would have been had the Business Combination and the other transactions contemplated by the Merger Agreement been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the Combined Company.

in thousands, except share and per share data	Assuming No Redemption of LSAC Shares	Assuming Maximum Redemptions of LSAC Shares
Selected Unaudited Pro Forma Condensed Combined Statement of Operations—
Year Ended December 31, 2019
Revenues	$—	$—
Net loss	$(47)	$(47)
Loss per share—basic and diluted	$(0.00)	$(0.00)
Nine Months Ended September 30, 2020
Revenues	$—	$—
Net loss	$(956)	$(956)
Loss per share—basic and diluted	$(0.07)	$(0.08)
Selected Unaudited Pro Forma Condensed Combined Statement of Financial Position as of September 30, 2020
Total current assets	$60,607	$36,118
Total assets	$60,607	$36,118
Total current liabilities	$1,060	$1,060
Total liabilities	$1,262	$1,262
Total stockholders’ equity	$59,345	$34,856

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for LSAC and Vincera Pharma and unaudited pro forma condensed combined per share information of LSAC after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•

Assuming No Redemption: This presentation assumes that no additional public stockholders of LSAC exercise redemption rights with respect to their LSAC Shares for a pro rata share of the funds in the Trust Account.

•

Assuming Maximum Redemptions: This presentation assumes that LSAC public stockholders exercise their redemption rights with respect to a maximum of 2,448,900 LSAC Shares upon consummation of the Business Combination at a redemption price of approximately $10.00 per share. The estimated per share redemption value of approximately $10.00 per share was calculated by dividing the amount of approximately $65.7 million in the Trust Account as of October 2, 2020, by 6,563,767 total LSAC Shares. Furthermore, a provision within the Merger Agreement requires a cash closing balance of $40.0 million for LSAC as a condition to the consummation of the Business Combination. This requirement leads to a calculated potential redemption value of $24.5 million calculated as the difference between the balance of approximately $65.7 million in the Trust Account as of October 2, 2020 and the cash closing requirement amount of $40.0 million, accounting for transaction costs.

The pro forma book value information reflects the Business Combination as if it had occurred on September 30, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on September 30, 2020.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of LSAC and Vincera Pharma and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of LSAC and Vincera Pharma is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of LSAC and Vincera Pharma would have been had the companies been combined during the periods presented.

	LSAC (Historical)	Vincera Pharma (Historical)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Nine Months Ended September 30, 2020
Book value per share(1)	$0.61	$(0.04)	$4.24	$3.02
Net income (loss) per share
Redeemable—basic and diluted	$—
Non-Redeemable—basic and diluted	$(0.33)
Basic		$(0.04)	$(0.07)	$(0.08)
Diluted		$(0.04)	$(0.07)	$(0.08)
As of and for the Year Ended December 31, 2019
Net income (loss) per share
Redeemable—basic and diluted	$—
Non-Redeemable—basic and diluted	$—
Basic		$(0.01)	$(0.00)	$(0.00)
Diluted		$(0.01)	$(0.00)	$(0.00)

(1)	Book value per share = Total stockholders’ equity (deficit)/Total basic (or diluted) outstanding shares.

TRADING MARKET AND DIVIDENDS

The LSAC Units, LSAC Shares and LSAC Warrants are each quoted on The Nasdaq Capital Market, under the symbols “LSACU,” “LSAC” and “LSACW,” respectively. Each LSAC Unit consist of one LSAC Share and one redeemable warrant to purchase one-half of an LSAC Share. The LSAC Units commenced trading on March 6, 2020. The LSAC Shares and LSAC Warrants commenced trading on May 27, 2020. LSAC intends to apply to list the shares of the Combined Company’s units, common stock and warrants on The Nasdaq Capital Market under the symbols “VINCU,” “VINC” and “VINCW,” respectively, to be effective following the closing of the Business Combination.

LSAC has not paid any cash dividends on LSAC Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon LSAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

As of October 2, 2020, 4,060,840 LSAC Shares (excluding LSAC Shares included in the outstanding LSAC Units) were issued and outstanding held of record by six holders, 4,989,898 LSAC Warrants (excluding any LSAC Warrants included in the outstanding LSAC Units) were outstanding held of record by three holders, and 4,143,869 LSAC Units were outstanding held of record by one holder.

The Vincera Pharma Shares are not publicly traded.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination. Risks related to Vincera Pharma, including risks related to Vincera Pharma’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common stock could decline and you could lose all or part of your investment. This proxy statement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Vincera Pharma’s Business

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to Vincera Pharma prior to the consummation of the Business Combination.

Vincera Pharma has entered into the Bayer License Agreement as more fully described in this proxy statement, which will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing, provided that such closing and receipt of the Initial Qualified Financing occur on or before December 31, 2020. This summary assumes the Bayer License Agreement has become effective.

Risks Related to the Discovery, Development and Commercialization of Our Product Candidates

We rely on the Bayer License Agreement to provide rights to the core intellectual property relating to all of our current product candidates, which agreement imposes significant payment and other obligations on us. Any failure by us to perform our obligations under the Bayer License Agreement could give Bayer the right to terminate or seek other remedies under the agreement, and any termination or loss of important rights under the Bayer License Agreement would significantly and adversely affect our ability to develop and commercialize VIP152, VIP943, VIP924, VIP236 and our other current product candidates, raise capital or continue our operations.

We have licensed our current core patents and other intellectual property relating to VIP152, VIP943, VIP924, VIP236 and our other current product candidates from Bayer on an exclusive, worldwide basis under the Bayer License Agreement. See “Vincera Pharma’s Business—Bayer License Agreement.” The Bayer License Agreement will become effective upon the closing of the Business Combination, and receipt of the Initial Qualified Financing, provided that such closing and receipt of the Initial Qualified Financing occur on or before December 31, 2020. Once effective, the Bayer License Agreement will continue in effect on a country-by-country and licensed product-by-licensed product basis until there are no remaining royalty payment obligations in the relevant country and can be terminated earlier by Bayer in the event that Vincera Pharma materially breaches its material obligations, that bankruptcy or other insolvency proceedings are instituted against Vincera Pharma or that Vincera Pharma seeks to revoke or challenge the validity of any licensed patents. If, for any reason, the Bayer License Agreement does not become fully effective or thereafter is terminated or we otherwise lose important rights, it would have a significant and adverse effect on our business and our ability to develop and commercialize our current product candidates, raise capital or continue our operations.

The Bayer License Agreement imposes on us obligations relating to development, commercialization, funding, payment, diligence, intellectual property protection and other matters. We are required to pay Bayer an upfront license fee of $5.0 million upon the closing of the Business Combination and the receipt of the Initial Qualified

Financing. In addition, we are obligated to make significant future payments to Bayer upon the achievement of certain development and commercial sales milestones involving licensed products. The size and timing of these milestone payments will vary greatly depending on factors such as the particular licensed product, whether it involves a PTEFb licensed product or a bioconjugation licensed product (and which bioconjugation program), the number of distinct disease indications, the number of different countries with respect to which the milestone is achieved and the level of net commercial sales, and it is therefore difficult to estimate the total payments that could become payable to Bayer and when those payments would be due. If we were to achieve all of the milestones for each of the countries and disease indications, we would be obligated to pay development and commercial milestone payments that range from $110.0 million to up to $318.0 million per licensed product, and upon successful commercialization of at least five licensed products, we could be required to pay aggregate milestone payments in excess of $1.0 billion. In addition to milestone payments, we are also required to pay Bayer under the Bayer License Agreement ongoing royalties in the single digit to low double digit percentage range on net commercial sales of licensed products. To the extent we are able to achieve any of these milestones, many of them would be achieved, and the related milestone payments owed, before we are able to generate sufficient revenues (or any revenues in the case of development milestones). Accordingly, we will need to obtain substantial additional funding in order to pay these milestones, and there can be no assurance that we will be able to obtain the necessary funding on acceptable terms or at all. If we are unable to raise the necessary additional funding, we would be in breach of the Bayer License Agreement, which if not cured would give Bayer the right to terminate the agreement or seek other remedies, which would have a significant and adverse effect on our business and our ability to develop and commercialize our current product candidates, raise capital or continue our operations.

We rely on the preclinical and clinical trial data provided by Bayer in assessing the viability of our product candidates, and such preclinical and clinical trial data has not been verified by us or any independent third parties.

We currently license all of our product candidates from Bayer pursuant to the Bayer License Agreement. Our present development involving these product candidates relies upon previous preclinical and clinical trials conducted by Bayer or other third parties over whom we had no control and before we in-licensed the product candidates. None of our employees have performed any preclinical or clinical studies on the Bayer assets to date. We are relying on the results of these preclinical studies and from unaudited clinical trial data from investigator reports that are subject to change. As is typical for Phase 1 studies, such as VIP152, no independent review committee has reviewed the data. Furthermore, if we are unable to replicate the results from Bayer’s preclinical or clinical trials in our later preclinical or clinical trials, we may be unable to successfully develop, obtain regulatory approval for and commercialize our product candidates. Although we are not currently aware of any such problems, any problems that emerge with preclinical or clinical development conducted prior to our in-licensing may affect future results or our ability to document prior development and to conduct clinical trials, which could delay, limit or prevent regulatory approval for our product candidates.

Our business, operations and clinical development plans and timelines and supply chain could be adversely affected by the effects of epidemics, including the ongoing COVID-19 pandemic, on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom we conduct business, including our contract manufacturers, CROs, shippers and others.

Our business could be adversely affected by health epidemics wherever we have clinical trial sites or other business operations. In addition, health epidemics could cause significant disruption in the operations of third-party manufacturers, contract research organizations and other third parties upon whom we rely. For example, the COVID-19 pandemic has presented a substantial public health and economic challenge around the world and is affecting employees, patients, communities and business operations, as well as the U.S. economy and financial markets. Many geographic regions have imposed, or in the future may impose, “shelter-in-place” orders, quarantines or similar orders or restrictions to control the spread of COVID-19. Our headquarters is located in Santa Clara, California. At present, we have implemented work-from-home policies for all employees. These measures may negatively impact productivity, disrupt our business and delay our clinical programs and timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

We are dependent on a worldwide supply chain for products to be used in our clinical trials and, if approved by the regulatory authorities, for commercialization. Quarantines, shelter-in-place and similar government orders, or the expectation that such orders, shutdowns or other restrictions could occur, whether related to COVID-19 or other infectious diseases, could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain. For example, any manufacturing supply interruption of any product candidate could adversely affect our ability to conduct ongoing and future clinical trials of such product candidate. In addition, closures of transportation carriers and modal hubs could materially impact our clinical development and any future commercialization timelines.

If our relationships with our suppliers or other vendors are terminated or scaled back as a result of the COVID-19 pandemic or other health epidemics, we may not be able to enter into arrangements with alternative suppliers or vendors or do so on commercially reasonable terms or in a timely manner. Switching or adding additional suppliers or vendors involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new supplier or vendor commences work. As a result, delays could generally occur, which could adversely impact our ability to meet our desired clinical development and any future commercialization timelines. See “Risks Related to Our Dependence on Third Parties.”

In addition, our clinical trials have been and may continue to be affected by the COVID-19 pandemic. Clinical site initiation and patient enrollment may be delayed due to prioritization of hospital resources toward the COVID-19 pandemic or concerns among patients about participating in clinical trials during a pandemic and public health measures imposed by the respective national governments of countries in which the clinical sites are located. Some patients may have difficulty following certain aspects of clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, our inability to successfully recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 or experience additional restrictions by their institutions, city or state governments could adversely impact our clinical trial operations.

The global pandemic of COVID-19 continues to evolve rapidly. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

We are substantially dependent on the success of our lead product candidate, VIP152, which is currently in clinical trials. If we are unable to complete development of, obtain approval for and commercialize VIP152 in a timely manner, our business will be harmed.

Our future success is dependent on our ability to timely complete clinical trials, obtain marketing approval for and successfully commercialize VIP152, our lead product candidate. We believe our highly selective CDK9 inhibitor, VIP152, is differentiated from other CDK9 inhibitor technologies being developed by our competitors. We are investing significant efforts and financial resources in the research and development of VIP152. We are conducting a Phase 1 trial of VIP152 as a monotherapy, in patients with advanced cancers, including non-Hodgkin’s lymphoma. VIP152 will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval from government regulators, substantial investment and significant marketing efforts before we can generate any revenues from product sales. We are not permitted to market or promote VIP152, or any other product candidate, before we receive marketing approval from the Food and Drug Administration (“FDA”) and comparable foreign regulatory authorities, and we may never receive such marketing approvals.

The success of VIP152 will depend on several factors, including the following:

•	the efficacy of VIP152 at selectively targeting CDK9;

•	the successful and timely completion of our ongoing clinical trials of VIP152;

•	the initiation and successful patient enrollment and completion of additional clinical trials of VIP152 on a timely basis;

•	establishing and maintaining relationships with CROs and clinical sites for the clinical development of VIP152 in the United States and internationally;

•

the frequency and severity of adverse events in the clinical trials, for example neutropenia is an on-target toxicity of VIP152 and additional drug-related adverse effects are likely to be identified as more patients are treated;

•	achieving efficacy, safety and tolerability profiles that are satisfactory to the FDA or any comparable foreign regulatory authority for marketing approval;

•	establishing and maintaining supply arrangements with third party drug product suppliers and manufacturers;

•	obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	a continued acceptable safety profile following any marketing approval; and

•	our ability to compete with other therapies.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize VIP152, which would materially harm our business. If we do not receive marketing approvals for VIP152, we may not be able to continue our operations.

We are at an early stage in development efforts for our product candidates and we may not be able to successfully develop and commercialize our product candidates on a timely basis or at all.

VIP152 is a novel PTEFb/CDK9 inhibitor and its potential therapeutic benefit is unproven. While several CDK9 inhibitor candidates are under development by other companies, there is currently no approved therapy inhibiting CDK9 for the treatment of cancers, and, as a result, the regulatory pathway for VIP152 may present novel issues that could cause delays in development or approval. While results from early clinical trials of VIP152 have shown tolerable side effects and a reduction in MCL1 and MYC mRNA, VIP152 may not demonstrate in patients any or all of the pharmacological benefits we believe it may possess. We have not yet succeeded and may never succeed in demonstrating efficacy and safety for VIP152 in pivotal clinical trials or in obtaining marketing approval thereafter. For example, although Bayer has evaluated VIP152 in preclinical studies and in early-stage clinical trials, VIP152 has not yet advanced into a large-scale, pivotal clinical trial for any indication. Positive results from early-stage clinical trials are not necessarily predictive of the results of planned clinical trials of VIP152. If we cannot replicate the positive results from Bayer’s Phase 1 clinical trial in our later clinical trials, we may be unable to successfully develop, obtain regulatory approval for and commercialize VIP152. As a result, our focus on exploring PTEFb inhibition may fail to result in the identification of viable additional indications for VIP152. If we are unsuccessful in our development efforts, we may not be able to advance the development of or commercialize VIP152, raise capital, expand our business or continue our operations.

VIP943, VIP924 and VIP236 are part of a novel bioconjugation platform, and their potential therapeutic benefits are unproven. These product candidates are still in the preclinical phase and we do not anticipate beginning clinical trials for any of them until 2022, at the earliest. Furthermore, we may never develop any of the product candidates in our bioconjugation platform. While several bioconjugation and ADC candidates are under development by other companies, there is currently no approved bioconjugation therapy using our proprietary cytotoxin (“NCE payload”) or ADC using KSPi and Cell Trapper™. We may uncover a previously unknown risk associated with KSPi or our NCE payload, our Cell Trapper technology may not be as impermeable as initial testing suggest, our linker technology may not be as effective as initial testing suggests, or other issues that may be more problematic than we currently believe, which may prolong the period of observation required for obtaining, or result in the failure to obtain, regulatory approval or may necessitate additional preclinical and clinical testing. While results from preclinical trials of VIP943, VIP924 and VIP236 in mouse xenograft models have shown proof-of-concept for each, VIP943, VIP924 and VIP236 may not demonstrate in patients any or all of the pharmacological benefits we believe they may possess. If the KSPi warhead or NCE payload that we use is not safe in certain product candidates, we would be required to abandon or redesign all of our current lead ADC or SMDC product candidates. We have not yet succeeded and may never succeed in demonstrating efficacy and safety of VIP943, VIP924 and VIP236 in pivotal clinical trials or in obtaining marketing approval thereafter. For example, although Bayer has evaluated VIP943, VIP924 and VIP236 in preclinical studies, VIP943, VIP924 and VIP236 have not yet advanced into clinical-stage trials for any indication. Positive results from preclinical trials are not necessarily predictive of the results of planned clinical trials of VIP943, VIP924 and VIP236.

There is currently no CDK9 inhibitor, ADC delivering a KSPi warhead or small molecule drug conjugate delivering a NCE payload that has to date been approved by the FDA, and the development of our product candidates may never lead to a marketable product.

We have not received regulatory approval for any of our product candidates and cannot be certain that our approach will lead to the development of an approvable or marketable product, alone or in combination with other therapies. We may not succeed in demonstrating safety and efficacy of (i) VIP152 in the ongoing Phase 1 clinical trials or in larger-scale clinical trials or (ii) VIP943, VIP924 and VIP236 in preclinical studies, clinical trials or in large-scale clinical trials. Advancing VIP152 as a PTEFb/CDK9 inhibitor, VIP943 and VIP924 as ADCs delivering a KSPi warhead, or VIP236 as a SMDC delivering a NCE payload creates significant challenges for us, including:

•	obtaining marketing approval, as the FDA or other regulatory authorities have never approved a CDK9 inhibitor, KSP inhibitor, KSPi warhead, or SMDC delivering an NCE payload;

•

if any of these product candidates are approved, educating medical personnel regarding the potential efficacy and safety benefits, as well as the challenges, of incorporating such product candidates into existing treatment regimens, including in combination with other treatments for blood and solid cancers; and

•	establishing the sales and marketing capabilities upon obtaining any marketing approvals necessary to gain market acceptance.

Our long-term prospects depend in part upon discovering, developing and commercializing additional product candidates, which may fail in development or suffer delays that adversely affect their commercial viability.

Our future operating results are dependent on our ability to successfully discover, develop, obtain regulatory approval for and commercialize product candidates beyond those we currently have in preclinical and clinical development. A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.

The success of other product candidates we may develop will depend on many factors, including the following:

•	generating sufficient data to support the initiation or continuation of clinical trials;

•	obtaining regulatory permission to initiate clinical trials;

•	contracting with the necessary parties to conduct clinical trials;

•	successful enrollment of patients in, and the completion of, clinical trials on a timely basis;

•	the timely manufacture of sufficient quantities of the product candidate for use in clinical trials; and

•	adverse events in the clinical trials.

Results from early-stage clinical trials may not be predicative of results from late-stage or other clinical trials.

Positive and promising results from preclinical studies and early-stage clinical trials may not be predictive of results from late-stage clinical trials or from clinical trials of the same product candidates for the treatment of other indications. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Late-stage clinical trials could differ in significant ways from early-stage clinical trials, including changes to inclusion and exclusion criteria, efficacy endpoints, dosing regimen and statistical design. Moreover, success in clinical trials in a particular indication does not guarantee that a product candidate will be successful for the treatment of other indications. Many companies in the biotechnology industry have suffered significant setbacks in late-stage clinical trials after achieving encouraging or positive results in early-stage development. There can be no assurance that we will not face similar setbacks in our ongoing or planned late-stage clinical trials, including in our pivotal Phase 1 clinical trial of VIP152, and any subsequent or post-marketing confirmatory clinical trials. Therefore, despite positive results observed in early-stage clinical trials, our product candidates may fail to demonstrate sufficient efficacy in our pivotal or post-marketing confirmatory clinical trials.

Interim, “topline” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish preliminary interim or “top-line” data from clinical trials. Positive preliminary data may not be predictive of such trial’s subsequent or overall results. Preliminary data are subject to the risk that one or more of the outcomes may materially change as more data become available. Additionally, preliminary data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Therefore, positive preliminary results in any ongoing clinical trial may not be predictive of such results in the completed trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully evaluate all data. As a result, preliminary data that we report may differ from future results from the same clinical trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Preliminary data also remains subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, preliminary data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to preliminary data could significantly harm our business prospects.

Even if approved, our product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

Even if our product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, healthcare payors and others in the medical community. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including:

•	timing of market introduction, number and clinical profile of competitive drugs;

•	our ability to provide acceptable evidence of safety and efficacy;

•	changing standards of medical care;

•	relative convenience and ease of administration;

•

restrictions on the use of our product candidates, such as boxed warnings or contraindications in labeling, or a Risk Evaluation and Mitigation Strategy (“REMS”), if any, which may not be required of alternative treatments and competitor products;

•	pricing and cost-effectiveness, which may be subject to regulatory control;

•	availability of coverage, reimbursement and adequate payment from health maintenance organizations and other third-party payors; and

•	prevalence and severity of adverse side effects; and other potential advantages over alternative treatment methods.

If any of our product candidates is approved but does not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, we may not generate or derive sufficient revenue from that product candidate and our financial results could be negatively impacted.

If the market opportunity for any product candidate that we or our strategic partners develop is smaller than we believe, our revenue may be adversely affected and our business may suffer.

We intend to focus our product candidate development on treatments for various oncology indications. Our projections of addressable patient populations that may benefit from treatment with our product candidates are based on our estimates. These estimates, which have been derived from a variety of sources, may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these cancers. Additionally, the potentially addressable patient population for our product candidates may not ultimately be amenable to treatment with our product candidates. Our market opportunity may also be limited by future competitor treatments that enter the market. If any of our estimates prove to be inaccurate, the market opportunity for any product candidate that we or our strategic partners develop could be significantly diminished and have an adverse material impact on our business.

We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted.

A large number of drug candidates are in development for the treatment of solid tumors, leukemia, B-cell malignancies, lymphomas and myelodysplastic syndrome. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop product candidates. Several pharmaceutical and biotechnology companies have CDK9 inhibitors, ADCs, SMDCs or other products on the market or in clinical trials which may be competitive to our drugs in hematological and oncology indications.

Our competitors, either alone or together with collaborators, may have significantly greater financial, manufacturing, marketing, drug development, technical and human resources and commercial expertise than we do. Our competitors may also have more experience:

•	developing drug candidates;

•	conducting preclinical and clinical trials;

•	obtaining regulatory approvals; and

•	commercializing product candidates.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient, have a broader label, are marketed more effectively, are reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain marketing approval from the FDA or other comparable foreign regulatory authorities for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical. We anticipate that we will face increased competition in the future as new companies enter the markets and as scientific developments progress. If we are unable to compete effectively, our opportunity to generate revenue from the sale of our products we may develop, if approved, could be adversely affected.

We may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on development programs, therapeutic platforms and product candidates that we identify for specific indications. As a result, we may forego or delay the pursuit of opportunities with other therapeutic platforms or product candidates or for other indications that later prove to have greater commercial potential or a greater likelihood of success. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs, therapeutic platforms and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights. For example, currently we are only developing a limited number of product candidates that we acquired rights to develop under the Bayer License Agreement and the product candidates we are developing may never be commercially viable, whereas, product candidates that we chose not to develop may be more commercially viable.

Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage such inability could have an adverse effect on our business and financial condition.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA or other regulatory authority investigation of the safety and effectiveness of our products, our manufacturing processes and facilities or our marketing programs. FDA or other regulatory authority investigations could potentially lead to a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources and substantial monetary awards to trial participants or patients. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition. Similar challenges to obtaining coverage and reimbursement, applicable to pharmaceutical or biological products, will apply to companion diagnostics that we or our collaborators may develop.

Any product candidates we develop may become subject to unfavorable third party coverage and reimbursement practices, as well as pricing regulations.

In domestic and foreign markets, sales of any of our product candidates, if approved, will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, commercial insurance and managed healthcare organizations. These third-party payors decide which drugs will be covered and establish reimbursement levels for those drugs. The containment of healthcare costs has become a priority of foreign and domestic governments as well as private third-party payors. The prices of drugs have been a focus in this effort. Governments and private third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for certain medications, which could affect our ability to sell our product candidates profitably. Cost-control initiatives could cause us to decrease the price we might establish for products, which could result in lower than anticipated product revenues.

Reimbursement by a third-party payor may depend upon several factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational

Adverse pricing limitations may hinder our ability to recoup our investment in VIP152, our lead product candidate or any other current or future product candidates, even if such product candidates obtain marketing approval.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to the payor. Further, there is significant uncertainty related to third-party payor coverage and reimbursement of newly approved drugs. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. We cannot be sure that coverage or adequate reimbursement will be available for any of our product candidates. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only to limited levels, we may not be able to commercialize certain of our products. In addition, in the United States, third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new drugs. As a result, significant uncertainty exists as to whether and how much third-party payors will reimburse patients for their use of newly approved drugs, which in turn will put pressure on the pricing of drugs

Clinical trials are expensive, time consuming, subject to delay and may be required to continue beyond our available funding, and we cannot be certain that we will be able to raise sufficient funds to complete the development and commercialize any of our product candidates currently in preclinical and clinical development, should they succeed.

Clinical trials have uncertain outcomes and may be required to continue beyond our available funding. Failure can occur at any stage of the clinical trials, and we may experience numerous unforeseen events that could delay or prevent commercialization of our current or future product candidates, including, but not limited to:

•	delays in securing clinical investigators or trial sites for our clinical trials;

•	delays in obtaining Institutional Review Board (“IRB”), and regulatory approvals to commence a clinical trial;

•

slower than anticipated rates of patient recruitment and enrollment, or not reaching the targeted number of patients because of competition for patients from other trials, or if there is limited or no availability of coverage, reimbursement and adequate payment from health maintenance organizations and other third-party payors for the use of agents used in our clinical trials or other reasons;

•	unforeseen safety issues;

•	uncertain dosing issues that may or may not be related to incompletely explored pharmacokinetic and pharmacodynamics behaviors;

•

approval and introduction of new therapies or changes in standards of practice or regulatory guidance that render our clinical trial endpoints or the targeting of our proposed indications less attractive;

•	inability to monitor patients adequately during or after treatment or problems with investigator or patient compliance with the trial protocols;

•	inability to replicate in large controlled studies safety and efficacy data obtained from a limited number of patients in uncontrolled trials;

•	inability or unwillingness of medical investigators to follow our clinical protocols; and

•	unavailability of clinical trial supplies.

In addition, we had no involvement with or control over the preclinical or clinical development of our product candidates prior to their in-license from Bayer. We are dependent on Bayer having conducted such development in accordance with the applicable protocols and legal, regulatory and scientific standards, having accurately reported the results of all preclinical studies and clinical trials and other research they conducted prior to our acquisition of the rights to our product candidates, having correctly collected and interpreted the data from these studies, trials and other research, and having supplied us with complete information, data sets and reports required to adequately demonstrate the results reported through the date of our acquisition of these product candidates. Problems in any of these areas could result in increased costs and delays in the development of our product candidates, which could adversely affect our ability to generate any future revenue from sales of our product candidates, if approved.

If we suffer significant delays, setbacks or negative results in, or termination of, our clinical trials, we may be unable to continue development of our product candidates or generate revenue and our development costs could increase significantly. Adverse or inconclusive results from our clinical trials may substantially delay, or halt entirely, any further development of our product candidates.

Adverse or inconclusive results from our clinical trials may substantially delay, or halt entirely, any further development of our product candidates. Many companies have failed to demonstrate the safety or effectiveness of product candidates in later stage clinical trials notwithstanding favorable results in early stage clinical trials. Previously unforeseen and unacceptable side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA denying approval of our product candidates. We will need to demonstrate safety and efficacy for specific indications of use, and monitor safety and compliance with clinical trial protocols and other good clinical practice requirements throughout the development process. To date, long-term safety and efficacy has not been demonstrated in clinical trials for any of our product candidates.

Certain toxicity and adverse events have been noted in some of the preclinical and clinical trials involving certain of our product candidates. For example, neutropenia was observed in patients receiving VIP152. In addition, we have or may pursue clinical trials for more than one indication, and there is a risk that unacceptable toxicity or adverse events observed in a trial for one indication could result in the delay or suspension of all trials involving the same product candidate. Even if we believe that the data collected from clinical trials of our product candidates are promising with respect to safety and efficacy, such data may not be deemed sufficient by regulatory authorities to warrant product approval. Regulatory officials could interpret such data in different ways than we do, which could delay, limit or prevent regulatory approval. The FDA or we may suspend or terminate clinical trials at any time. Any failure or significant delay in completing clinical trials for our product candidates, or in receiving regulatory approval for the commercialization of our product candidates, may severely harm our business and reputation.

We are making use of biomarkers in certain instances, which are not scientifically validated, and our reliance on biomarker data may thus cause us to direct our resources inefficiently.

We are making use of biomarkers in certain instances to facilitate our drug development and to optimize our clinical trials. Biomarkers are proteins or other substances whose presence in the blood or tumor cells can serve as an indicator of specific cell processes. We believe that these biomarkers serve a useful purpose in helping us to evaluate whether our product candidates are having their intended effects through their assumed mechanisms, and that they may thus enable us to identify more promising product candidates at an early stage and to direct our resources efficiently. We also believe that biomarkers may eventually allow us to improve patient selection in connection with clinical trials and monitor patient compliance with trial protocols.

For most purposes, however, biomarkers have not been scientifically validated. If our understanding and use of biomarkers is inaccurate or flawed, or if our reliance on them is otherwise misplaced, then we will not only fail to realize any benefits from using biomarkers, but may also be led to invest time and financial resources inefficiently in attempting to develop inappropriate product candidates. Moreover, although the FDA has issued for comment a draft guidance document on the potential use of biomarker data in clinical development, such data are not currently accepted by the FDA or other regulatory agencies in the United States, the European Union or elsewhere in applications for regulatory approval of product candidates, and there is no guarantee that such data will ever be accepted by the relevant authorities in this connection. Our biomarker data should not be interpreted as evidence of efficacy.

As we evolve from a company primarily involved in discovery and development to one also involved in the commercialization of drugs, we may encounter difficulties in managing our growth and expanding our operations successfully.

In order to execute our business strategy, we will need to expand our development, control and regulatory capabilities and develop financial, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for us. If our operations expand, we expect that we will need to manage additional relationships with various collaborative partners, suppliers and other third parties. Our ability to manage our operations and any growth will require us to make appropriate changes and upgrades, as necessary, to our operational, financial and management controls, reporting systems and procedures wherever we may operate. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

Our founders’ success in developing cancer therapies while at other companies does not guarantee that we will be successful in developing or commercializing any of our current or future product candidates.

Ahmed M. Hamdy, M.D. and Raquel E. Izumi, Ph.D. were the principal co-founders of Acerta Pharma BV (“Acerta Pharma”), the company that developed CALQUENCE® and was eventually acquired by AstraZeneca plc. Drs. Hamdy and Izumi’s prior success in licensing a preclinical stage molecule and developing that molecule through clinical trials and to full marketing approval does not guarantee that we will successfully develop or commercialize any of our current or future product candidates. As such, we make no assurance that Drs. Hamdy and Izumi’s past success with Acerta Pharma is indicative of our success or ability to develop and commercialize any of our current or future product candidates.

The failure to attract and retain skilled personnel and key relationships could impair our drug development and commercialization efforts.

We are in the process of building out and intend to expand and develop new drug candidates. We will be highly dependent on our ability to retain our senior management personnel and recruit additional executive management and clinical development, scientific, technical and sales and marketing personnel. There is currently intense competition for skilled executives and employees with relevant clinical development, scientific, technical and sales and marketing expertise, and this competition is likely to continue. The loss of the services of any member of our senior management or the inability to attract and retain sufficient clinical development, scientific, technical and managerial personnel may significantly delay or prevent the achievement of drug development and other business objectives and could have a material adverse effect on our business, operating results and financial condition. We also rely on consultants and advisors to assist us in formulating our strategy. Our consultants and advisors are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, that may affect their ability to contribute to us.

We or the third parties upon whom we depend may be adversely affected by natural disasters, health epidemics and other natural or man-made accidents or incidents, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Any unplanned event, such as a flood, fire, explosion, earthquake, extreme weather condition, health epidemic, power shortage, telecommunication failure or other natural or man-made accidents or incidents that result in us being unable to fully use our facilities, or the manufacturing facilities of our third party contract manufacturers, may have a material and adverse effect on our ability to operate our business, particularly on a daily basis, and have significant negative consequences on our financial and operating conditions. Loss of access to these facilities may result in increased costs, delays in the development of our product candidates or the interruption of our business operations for a substantial period of time.

The disaster recovery and business continuity plans we have in place may prove inadequate in the event of a serious disaster or similar event. As part of our risk management policy, we maintain insurance coverage at levels that we believe are appropriate for our business. However, in the event of an accident or incident at these facilities, there can be no assurance that the amounts of insurance will be sufficient to satisfy any damages and losses. If our facilities, or the manufacturing facilities of our third party contract manufacturers, are unable to operate because of an accident or incident or for any other reason, even for a short period of time, any or all of our research and development programs and commercialization efforts may be harmed.

Our business and operations would be adversely affected in the event that our computer systems or those of our partners, CROs, contractors, consultants or other third parties we work with were to suffer system failures, cyber-attacks, loss of data or other security incidents.

Despite the implementation of security measures, our computer systems, as well as those of our partners, CROs, contractors, consultants, law and accounting firms and other third parties we work with, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, ransomware attacks, denial-of-service attacks, cybercriminals, natural disasters, terrorism, war and telecommunication and electrical failures. We rely on our partners and third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. The risks of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber-terrorists, have increased significantly and are becoming increasingly difficult to detect. If a failure, accident or security breach were to occur and cause interruptions in our operations, or the operations of our partners or third-party providers, it could result in a misappropriation of confidential information, including our intellectual property or financial information or clinical trial participant personal data, a material disruption or delay in our drug development programs, and/or significant monetary losses. For example, the loss of preclinical or clinical trial data from completed, ongoing or planned trials, or chemistry, manufacturing and controls data for our product candidates, could result in delays in regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Any such breach, loss or compromise of clinical trial participant personal data may also subject us to civil fines and penalties under the privacy laws of the European Union or other countries as well as state and federal privacy laws in the United States.

Risks Related to Vincera Pharma’s Financial Position and Need for Additional Capital

We are at an early stage of development as a company and our limited operating history may make it difficult to evaluate our ability to succeed.

We were incorporated in March 2019, and our operations to date have been largely focused on licensing our product candidates, raising capital and building our management team and infrastructure. We have not yet demonstrated an ability to obtain regulatory approvals, manufacture products on a commercial scale, or partner with contract manufacturing organizations (“CMOs”) to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. Consequently, any predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing products. Moreover, we will need to eventually transition from a company with a development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays, and may not be successful in such a transition.

We have incurred net losses since inception, and we expect to continue to incur significant net losses for the foreseeable future.

We have incurred net losses in each reporting period since our inception, have not generated any revenue from product sales to date and, prior to the Business Combination, have financed our operations principally through loans and other debt. Our losses have resulted principally from expenses incurred in connection with licensing our product candidates from Bayer, raising capital and building our management team and business infrastructure. Our lead product candidate, VIP152, is in Phase 1 clinical trials, and we intend to continue its clinical development in patients with MYC or MCL1-driven hematologic and solid tumors to obtain clinical proof-of-concept in indications with unmet medical needs by the end of 2021. Our lead ADC product candidates, VIP942 and VIP924, are in preclinical development, and we do not expect them to begin clinical trials until the end of 2022 through the beginning of 2024, respectively. Our SMDC product candidate, VIP236, is in preclinical development, and we do not expect it to begin clinical trials until at least the first half of 2022. Our other product candidates are in the preclinical stage. As a result, we expect that it will be several years, if ever, before we have a commercialized product and are able to generate revenue from product sales. Even if we succeed in receiving marketing approval for and commercializing one or more of our product candidates, we expect that we will continue to incur substantial research and development and other expenses as we discover, develop and market additional potential products. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future as we continue our research and development efforts and seek to obtain regulatory approval and commercialization of our product candidates. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our working capital, need to raise additional capital and ability to achieve and maintain profitability.

Even if this Business Combination is successful, we will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. We expect our expenses to substantially increase in connection with our ongoing activities, particularly as we initiate and conduct clinical trials of, and seek marketing approval for, VIP152, VIP943, VIP924, VIP236 and our other product candidates. Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. These expenditures will include payments associated with the Bayer License Agreement, including an upfront license fee upon consummation of the Business Transaction and the receipt of the Initial Qualified Financing and development and commercial milestones, in each case prior to generating any product sales. Additionally, following commencement of any commercial sales of our licensed products, we will be responsible for significant further payments upon the achievement of certain sales milestones and tiered royalty payments on net commercial sales.

Our expenses could increase beyond expectations if we are required by the FDA or other regulatory agencies to perform clinical trials or preclinical studies in addition to those that we currently anticipate. Other unanticipated costs may also arise. In addition, if we obtain marketing approval for any of our product candidates, including VIP152, VIP943, VIP236 and VIP924, we expect to incur significant commercialization expenses related to drug sales, marketing, manufacturing and distribution. Because the design and outcome of our planned and anticipated clinical trials are highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate we develop. Following this Business Combination, we also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to maintain our continuing operations.

After the Business Combination, we anticipate that we will have approximately $60.0 million in cash and cash equivalents, although this number could vary depending on numerous factors such as unanticipated expenses or redemptions associated with the Business Combination. We intend to use the net proceeds from this Business Combination, together with our existing cash and cash equivalents, to advance and expand our preclinical and clinical programs, including to fund additional monotherapy and combination clinical studies for our product candidates, and for working capital and other general corporate purposes. Based on current business plans, we believe that the net proceeds from this Business Combination, together with our existing cash and cash equivalents, will be sufficient to fund our operating expenses and capital expenditure requirements through 2022. Our estimate as to how long we expect the net proceeds from this Business Combination, together with our existing cash and cash equivalents, to be able to continue to fund our operating expenses and capital expenditure requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in few cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

We will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution. Raising additional funds through debt financing may involve covenants that restrict our business activates and options. To the extent that we raise additional funds through collaborations and licensing arrangements, we may have to relinquish valuable rights to our drug discovery and other technologies, development programs or product candidates, or grant license on terms that may not be favorable to us. Additional funding may not be available to us on favorable terms, or at all, particularly in light of the current economic conditions. We do not have any committed external source of funds. Market volatility resulting from the COVID-19 pandemic or other factors could also adversely impact our ability to access capital as and when needed. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.

The Bayer License Agreement obligates us to make significant milestone and royalty payments, some of which will be triggered prior to the commercialization of any of our other product candidates.

We will be responsible for significant future contingent payments and royalties under the Bayer License Agreement upon the achievement of certain development, regulatory and sales milestone events, some of which may occur prior to commercialization of any of our product candidates. Accordingly, we will be required to make certain of these payments prior to the time at which we are able to generate sufficient revenue, if any, from commercial sales of any of our product candidates, including VIP152, VIP943, VIP924 and VIP236. There can be no assurance that we will have the funds necessary to make such payments, or be able to raise such funds when needed, on terms acceptable to us, or at all. As a result, we may be required to delay, limit, reduce or terminate its product development or future commercialization efforts.

We may never achieve or sustain profitability.

We do not know when or whether we will become profitable. To date, we have not commercialized any products or generated any revenues from the sale of products. We do not expect to generate any product revenues in the near term. To become and remain profitable, we must succeed in developing, obtaining regulatory approval for and commercializing one or more of our product candidates. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials of our product candidates, discovering and developing additional product candidates, obtaining regulatory approval for any product candidates that successfully complete clinical trials, establishing commercialization capabilities for any approved products and achieving market acceptance for any approved products. We may never succeed in these activities. Even if we succeed in these activities, we may never generate revenue in an amount sufficient to achieve profitability.

Because of the numerous risks and uncertainties associated with biotechnology product development and commercialization, we are unable to accurately predict whether and when we will achieve profitability. If we are required by the FDA or any comparable regulatory authority in other jurisdictions to perform preclinical studies or clinical trials in addition to those we currently expect to conduct, or if there are any delays or complications in completing preclinical studies of our product candidates or, if preclinical studies are successful, in submitting an investigational new drug application (“IND”), Biologics License Application (“BLA”) or New Drug Application (“NDA”) to the FDA, manufacturing clinical trial supplies and completing clinical trials for our product candidates, our expenses could increase substantially and our ability to achieve profitability could be further delayed. As we obtain certain developmental, regulatory and sales milestones, we will be responsible for contingent payments and royalties to Bayer under the Bayer License Agreement.

Even if we achieve profitability, we may not be able to sustain profitability in subsequent periods. After we achieve profitability, if ever, we expect to continue to engage in substantial research and development activities and to incur substantial expenses to develop and commercialize additional product candidates. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our revenues, expenses and profitability.

Our failure to achieve or sustain profitability would depress our market value and could impair our ability to execute our business plan, raise capital, develop additional product candidates or continue our operations. A decline in the value of our company could cause our shareholders to lose all or part of their investment.

Risks Related to Regulatory Approval and Other Legal Compliance Matters

We may be unable to obtain U.S. or foreign regulatory approvals and, as a result, may be unable to commercialize our product candidates.

Our product candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. We cannot provide any assurance that any product candidate we may develop will progress through required clinical testing and obtain the regulatory approvals necessary for us to begin selling them.

We have not conducted, managed or completed large-scale or pivotal clinical trials nor managed the regulatory approval process with the FDA or any other regulatory authority with respect to our product candidates. The time required to obtain approvals from the FDA and other regulatory authorities is unpredictable and requires successful completion of extensive clinical trials which typically takes many years, depending upon the type, complexity and novelty of the product candidate. The standards that the FDA and its foreign counterparts use when evaluating clinical trial data can and often does change during drug development, which makes it difficult to predict with any certainty how they will be applied. We may also encounter unexpected delays or increased costs due to new government regulations, including future legislation or administrative action, or changes in FDA policy during the period of drug development, clinical trials and FDA regulatory review.

Any delay or failure in seeking or obtaining required approvals for a product candidate would have a material and adverse effect on our ability to generate revenue from such product candidate. Furthermore, any regulatory approval to market a product candidate may be subject to significant limitations on the approved uses or indications for which we may market the product candidate or the labeling or other restrictions. In addition, the FDA has the authority to require a REMS as part of approving an NDA or BLA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved product candidate. These requirements or restrictions might include limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may significantly limit the size of the market for a product candidate and affect reimbursement by third-party payors.

We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third party reimbursement. The foreign regulatory approval process varies among countries, and generally includes most if not all of the risks associated with FDA approval as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval. Any delay or failure in obtaining foreign regulatory approval for a product candidate would have a material and adverse effect on our ability to generate revenue from such product candidate in that foreign jurisdiction.

Our current or future product candidates may cause adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could inhibit regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

If our product candidates are associated with a high and unacceptable severity and prevalence of side effects or unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs, we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Such results could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign regulatory authorities and may prevent us from achieving or maintaining market acceptance of the affected product candidate and may harm our business, financial condition and prospects significantly.

Patients in our ongoing and planned clinical trials may in the future suffer significant adverse events or other side effects not observed in our preclinical studies or previous clinical trials. Some of our product candidates may be used as chronic therapies or be used in pediatric populations, for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, if our product candidates are used in combination with other therapies, our product candidates may exacerbate adverse events associated with the therapy. Patients treated with our product candidates may also be undergoing surgical, radiation and chemotherapy treatments, which can cause side effects or adverse events that are unrelated to our product candidate, but may still impact the success of our clinical trials. The inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses.

If significant adverse events or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA other comparable regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects.

Further, if any of our product candidates obtains marketing approval, toxicities associated with such product candidates and not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label, significant restrictions on the use of the product or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed.

Even if our product candidates receive regulatory approval, they will be subject to significant post-marketing regulatory requirements and oversight.

Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. For example, the FDA may require a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with good manufacturing practice requirements (“cGMPs”) and Good Clinical Practices (“GCP”) for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. In addition, failure to comply with FDA and other comparable foreign regulatory requirements may subject our company to administrative or judicially imposed sanctions, including:

•	delays in or the rejection of product approvals;

•	restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;

•	restrictions on the products, manufacturers or manufacturing process;

•	warning or untitled letters;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production; and

•	imposition of restrictions on operations, including costly new manufacturing requirements.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity.

The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability.

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the current U.S. administration may impact our business and industry. Namely, the current U.S. administration has taken several executive actions, including the issuance of a number of Executive Orders, that could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. It is difficult to predict how these executive actions, including the Executive Orders, will be implemented, and the extent to which they will impact the FDA’s ability to exercise its regulatory authority. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course, our business may be negatively impacted.

We may attempt to secure approval from the FDA or comparable foreign regulatory authorities through accelerated approval pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we anticipated, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post-marketing requirements, the FDA may seek to withdraw accelerated approval.

We may choose to seek an accelerated approval for our one or more of our product candidates. Under the accelerated approval program, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

Prior to seeking accelerated approval for any of our product candidates, we intend to seek feedback from the FDA and otherwise evaluate our ability to seek and receive accelerated approval. There can be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or receive an expedited regulatory designation (e.g., breakthrough therapy designation) for our product candidates, there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other comparable foreign regulatory authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for our product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA grants accelerated approval of a product candidate, comparable regulatory authorities in foreign jurisdictions, such as the European Medicines Agency (“EMA”), must also approve comparable accelerated approval pathways, such as priority medicines (“PRIME”) designation, in those countries, and vice versa.

However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our product candidates will be harmed.

The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

We may choose to conduct international clinical trials in the future. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (1) the data are applicable to the United States population and United States medical practice; (2) the trials are performed by clinical investigators of recognized competence and pursuant to current GCP requirements; and (3) the FDA is able to validate the data through an on-site inspection or other appropriate mean. Additionally, the FDA’s clinical trial requirements, including the adequacy of the patient population studied and statistical powering, must be met. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA, EMA or any applicable foreign regulatory authority will accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval for commercialization in the applicable jurisdiction.

The United Kingdom’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.

The United Kingdom left the European Union on January 31, 2020, an event commonly referred to as “Brexit,” under the terms of a withdrawal agreement, entering into a “transition period” set to end on December 31, 2020 during which the United Kingdom will essentially be treated as a member state of the European Union and the regulatory regime will remain the same across the United Kingdom and the European Union. The U.K. government passed a withdrawal agreement bill that prohibits any extension to the transition period beyond the end of 2020. After the transition period, the future relationship between the United Kingdom and the European Union will be governed by any agreements negotiated during the transition period.

Brexit imposes new regulatory costs and challenges that may have a material adverse effect on us and our operations. We may face decreased chances to obtain market approval for our products in the European Union, including the possibility that the EMA will not accept data from our clinical trials conducted in the United Kingdom or will only do so if we comply with certain conditions. Conversely, since a significant proportion of the United Kingdom’s regulatory framework affecting the pharmaceutical and biotechnological industry is derived from European Union directives and regulations, Brexit could materially alter the regulatory regime with respect to our product candidates in the United Kingdom, which may increase the time and costs associated with obtaining regulatory approval from the relevant authorities. It may also be time-consuming and expensive for us to alter our internal operations in order to comply with new regulations. Altered regulations could also add time and expense to the process by which our product candidates receive regulatory approval in the United Kingdom and the European Union.

In addition, following the Brexit vote, the European Union moved the EMA’s headquarters from the United Kingdom to the Netherlands. This transition may cause disruption in the administrative and medical scientific links between the EMA and the UK Medicines and Healthcare products Regulatory Agency, including delays in granting clinical trial authorization or marketing authorization, disruption of import and export of active substance and other components of new drug formulations and disruption of the supply chain for clinical trial product and final authorized formulations. The cumulative effects of the disruption to the regulatory framework may add considerably to the development lead time to marketing authorization and commercialization of products in the European Union and/or the United Kingdom.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual violation of healthcare statutes such as fraud and abuse laws, and our corporate compliance programs can never guarantee that we are always in compliance with all relevant laws and regulations.

In addition to FDA restrictions on marketing of pharmaceutical products, several other types of state and federal healthcare laws, commonly referred to as “fraud and abuse” laws, have been applied in recent years to restrict certain marketing practices in the pharmaceutical industry. Other jurisdictions, such as Europe, have similar laws. These laws include false claims and anti-kickback statutes. Anti-kickback laws make it illegal for a manufacturer to offer or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase of a product. The federal government has published many regulations relating to the anti-kickback statutes, including numerous safe harbors or exemptions for certain arrangements. False claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third-party payors including Medicare and Medicaid, claims for reimbursed products or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services.

Our activities relating to the sale and marketing of our products will be subject to scrutiny under these laws and regulations. It may be difficult to determine whether or not our activities comply with these complex legal requirements. Violations are punishable by significant criminal and/or civil fines and other penalties, as well as the possibility of exclusion of the product from coverage under governmental healthcare programs, including Medicare and Medicaid. If the government were to investigate or make allegations against us or any of our employees, or sanction or convict us or any of our employees, for violations of any of these legal requirements, this could have a material adverse effect on our business, including our stock price. Our activities could be subject to challenge for many reasons, including the broad scope and complexity of these laws and regulations, the difficulties in interpreting and applying these legal requirements, and the high degree of prosecutorial resources and attention being devoted to the biopharmaceutical industry and healthcare fraud by law enforcement authorities. During the last few years, numerous biopharmaceutical companies have paid multi-million dollar fines and entered into burdensome settlement agreements for alleged violation of these requirements, and other companies are under active investigation. Although we have developed and implemented corporate and field compliance programs as part of our commercialization efforts, we cannot assure you that we or our employees, directors or agents were, are or will be in compliance with all laws and regulations or that we will not come under investigation, allegation or sanction.

In addition, we may be required to prepare and report product pricing-related information to federal and state governmental authorities, such as the Department of Veterans Affairs and under the Medicaid program. The calculations used to generate the pricing-related information are complex and require the exercise of judgment. If we fail to accurately and timely report product pricing-related information or to comply with any of these or any other laws or regulations, various negative consequences could result, including criminal and/or civil prosecution, substantial criminal and/or civil penalties, exclusion of the approved product from coverage under governmental healthcare programs including Medicare and Medicaid, costly litigation and restatement of our financial statements. In addition, our efforts to comply with this wide range of laws and regulations are, and will continue to be, time-consuming and expensive.

Our research and development activities could be affected or delayed as a result of possible restrictions on animal testing.

Certain laws and regulations require us to test our product candidates on animals before initiating clinical trials involving humans. Animal testing activities have been the subject of controversy and adverse publicity. Animal rights groups and other organizations and individuals have attempted to stop animal testing activities by pressing for legislation and regulation in these areas and by disrupting these activities through protests and other means. To the extent the activities of these groups are successful, our research and development activities may be interrupted, delayed or become more expensive.

Our employees, agents, contractors or collaborators may engage in misconduct or other improper activities.

We cannot ensure that our compliance controls, policies and procedures will in every instance protect us from acts committed by our employees, agents, contractors or collaborators, including, but not limited to, CROs, electronic data capture companies, data management companies, contract clinical research associates, medical institutions, clinical investigators, contract laboratories and other third parties to assist us in conducting clinical trials and obtaining regulatory approvals for our product candidates, that would violate the laws or regulations of the jurisdictions in which we operate, including, without limitation, healthcare, employment, foreign corrupt practices, environmental, competition, and patient privacy and other privacy laws and regulations. Misconduct by these parties could include intentional failures to comply with FDA or other applicable regulations, provide accurate information to the FDA and comparable regulatory authorities in other jurisdictions, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us.

Such misconduct also could involve the improper use of information obtained from clinical trials or interactions with the FDA or comparable regulatory authorities in other jurisdictions. If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under these laws will increase significantly, and our costs associated with compliance with these laws are likely to increase. Such improper actions could subject us to civil or criminal investigations, and monetary and injunctive penalties, and could adversely impact our ability to conduct business, operating results and reputation.

In addition, we are subject to the Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate, including the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the healthcare providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, our dealings with these prescribers and purchasers are subject to regulation under the FCPA. Recently, the SEC and Department of Justice have increased their FCPA enforcement activities with respect to pharmaceutical companies. There is no certainty that our employees, agents, contractors, or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. While we intend to implement codes of conduct and other policies and controls to mitigate the risk of non-compliance with anti-corruption and anti-bribery laws, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from government investigations or other actions stemming from a failure to comply with these laws or regulations. Violations of these laws and regulations could result in, among other things, administrative, civil and criminal fines and sanctions against us, our officers, or our employees, the closing down of our facilities, requirements to obtain export licenses, exclusion from participation in federal healthcare programs including Medicare and Medicaid, implementation of compliance programs, integrity oversight and reporting obligations, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results and financial condition.

Risks Related to Our Dependence on Third Parties

Our applications for regulatory approval could be delayed or denied due to problems with studies conducted before we in-licensed the rights to some of our product candidates.

We currently license all of our product candidates from Bayer pursuant to the Bayer License Agreement. Our present development involving these product candidates relies upon previous development conducted by Bayer or other third parties over whom we had no control and before we in-licensed the product candidates. None of our employees have performed any preclinical or clinical studies on the Bayer assets to date. To receive regulatory approval of a product candidate, we must present all relevant data and information obtained during its development, including research conducted prior to our licensure of the product candidate. Although we are not currently aware of any such problems, any problems that emerge with preclinical or clinical development conducted prior to our in-licensing may affect future results or our ability to document prior development and to conduct clinical trials, which could delay, limit or prevent regulatory approval for our product candidates.

We have no manufacturing capability and will initially rely on third-party manufacturers for the development, clinical trials and commercialization of any product candidate we may develop or sell.

We do not currently operate our own manufacturing facilities or have our own manufacturing capabilities for clinical or commercial production of our product candidates under development and intend to initially rely on third-party manufactures for any such manufacturing. Third-party manufacturers that have the capabilities, processes and expertise that we need for our product candidates and that can meet our quality standards may be difficult to identify or retain. We do not currently have any agreements in place with any third-party manufacturers for the clinical or commercial production of our product candidates. We anticipate relying on a limited number of third-party manufacturers until such time, if any, as we decide, to expand our operations to include manufacturing capabilities.

If the FDA or comparable foreign regulatory authorities approve any of our product candidates for commercial sale, or if we significantly expand our clinical trials, we will need to manufacture them in larger quantities, and we may not be able to successfully increase the manufacturing capacity for any of our product candidates in a timely or economic manner, or at all. Until such time, if any, that we directly control the manufacturing of our product candidates, we will have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel, and we will be dependent on our third-party manufacturing partners for compliance with current cGMP for the manufacture of our product candidates. If our third-party manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or comparable foreign regulatory authorities, we will not be able to secure or maintain regulatory approval for our product candidates. In addition, if any third-party manufacturer makes improvements in the manufacturing process for our product candidates, we may not own, or may have to share, the intellectual property rights to such innovations.

Any performance failure on the part of manufacturers could delay clinical trials and development or regulatory approval of our product candidates, the commercialization of our product candidate or our ability to sell our commercial products, resulting in additional losses and depriving us of potential product revenues.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical and clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our current or future product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of product candidates or jeopardize our ability to commence sales and generate revenue.

Due to our intention to rely in part on CROs and other third parties to conduct clinical trials, we may be unable to directly control the timing, conduct and expense of all aspects of our clinical trials.

We intend to rely in part on CROs, electronic data capture companies, data management companies, contract clinical research associates, medical institutions, clinical investigators, contract laboratories and other third parties to assist us in conducting clinical trials and obtaining regulatory approvals for our product candidates. In addition, we intend to rely in part on third parties to assist with our preclinical development of product candidates. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our preclinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

If we fail to enter and maintain successful collaborative arrangements or strategic alliances for our product candidates, we may have to reduce or delay our product candidate development or increase our expenditures.

An important element of our strategy for developing, manufacturing and commercializing our product candidates is entering into collaborative arrangements or strategic alliances with pharmaceutical companies, research institutions or other industry participants to advance our programs and enable us to maintain our financial and operational capacity. We face significant competition in seeking appropriate alliances. We may not be able to negotiate alliances on acceptable terms, if at all. In addition, these alliances may be unsuccessful. If we fail to create and maintain suitable alliances, we may have to limit the size or scope of, or delay, one or more of our research or development programs

In addition, these kinds of collaborative arrangements and strategic alliances may place certain aspects of the development of our product candidates outside of our control, may require us to relinquish important rights or may otherwise be on terms unfavorable to us.

Dependence on collaborative arrangements or strategic alliances will subject us to several risks, including the risks that:

•	we may not be able to control the amount and timing of resources that our collaborators may devote to the product candidates;

•	our collaborators may experience financial difficulties;

•	we may be required to relinquish important rights such as marketing and distribution rights;

•	business combinations or significant changes in a collaborator’s business strategy may also adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

•	a collaborator could independently move forward with a competing product candidate developed either independently or in collaboration with others, including our competitors; and

•	collaborative arrangements are often terminated or allowed to expire, which would delay development and may increase the cost of developing our product candidates.

Risks Related to Our Intellectual Property

If we fail to comply with our obligations under any license, collaboration or other agreements, including the Bayer License Agreement, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates.

Pursuant to the Bayer License Agreement, we have been granted a license from Bayer to certain intellectual property rights covering VIP152, VIP943, VIP924, VIP236 and our other product candidates. If, for any reason, our licenses under the Bayer License Agreement are terminated or we otherwise lose those rights, our business will be significantly and adversely affected. The Bayer License Agreement imposes, and any future collaboration agreements or license agreements we may choose to enter are likely to impose, various development, commercialization, funding, milestone payment, royalty, diligence, sublicensing, patent prosecution and enforcement or other obligations on us. If we breach any material obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages, and Bayer and any other licensor, may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology, or having to negotiate new or reinstated licenses on less favorable terms, or enable a competitor to gain access to the licensed technology.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under our third party relationships;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•	the priority of invention of patented technology.

In addition, the Bayer License Agreement under which we license our core intellectual property and technology is complex, and certain provisions in the agreement may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate, which could have a material adverse effect on our business, financial conditions, results of operations and prospects.

Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection for VIP152, VIP943, VIP924, VIP236 and our other product candidates, proprietary technologies and their uses as well as our ability to operate without infringing upon the proprietary rights of others. We generally seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates, proprietary technologies and their uses that are important to our business. We also seek to protect our proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that our patent applications or the patent applications of our licensors will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our and our licensors’ proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. These uncertainties and/or limitations in our ability to properly protect the intellectual property rights relating to our product candidates could have a material adverse effect on our financial condition and results of operations.

Although we will have licensed patents that cover VIP152 under the Bayer License Agreement, we do not have issued patents covering our other product candidates and we may need additional issued patents covering VIP152. We cannot be certain that the claims in our other U.S. pending patent applications, corresponding international patent applications and patent applications in certain foreign territories, or those of our licensors, will be considered patentable by the United States Patent and Trademark Office (“USPTO”), courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that the claims in our issued patent or our licensor’s issued patents will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or any of our potential future collaborators will be successful in protecting our product candidates by obtaining and defending patents. These risks and uncertainties include the following:

•

the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•	patent applications may not result in any patents being issued;

•	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•

our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or eliminate our ability to make, use and sell our potential product candidates;

•

there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•

countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates.

The patent prosecution process is also expensive and time-consuming, and we and our licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we or our licensors will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

In addition, although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications and those of our licensors may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we own or in-license currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own or in-license may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our product candidates will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents or the patents of our licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents or the patents of our licensors may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (“PGR”) and inter partes review (“IPR”), or other similar proceedings challenging our owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third party patent rights. Moreover, our patents or the patents of our licensors may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our or priority of invention or other features of patentability with respect to our patents and patent applications and those of our licensors. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensors is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

The validity, scope and enforceability of any patents that cover a biologic subject to approval by the FDA via a BLA, such as VIP943 and VIP924, can be challenged by third parties.

For biologics subject to approval by the FDA via a BLA, such as VIP943 and VIP924, the BPCIA provides a mechanism for one or more third parties to seek FDA approval to manufacture or sell biosimilar or interchangeable versions of brand name biological products. If a biosimilar applicant successfully challenges our asserted patent claims, it could result in the invalidation of, or render unenforceable, some or all our relevant patent claims or result in a finding of non-infringement. Such litigation or other proceedings to enforce or defend our intellectual property rights are complex in nature, may be very expensive and time-consuming, may divert our management’s attention from our core business, and may result in unfavorable results that could limit our ability to prevent third parties from competing with VIP943 and VIP924 or any future biological product candidates.

We may be involved in lawsuits to protect or enforce our patents or our licensors’ patents, which could be expensive, time consuming and unsuccessful. Further, our issued patents or our licensors’ patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe our intellectual property rights. To prevent infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in a patent infringement proceeding, a court may decide that a patent we own or in-license is not valid, is unenforceable and/or is not infringed. If we or any of our potential future collaborators were to initiate legal proceedings against a third party to enforce a patent directed at one of our product candidates, the defendant could counterclaim that our patent or the patent of our licensors is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.

Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of or amendment to our patents or our licensors’ patents in such a way that they no longer cover our technology or platform, or any product candidates that we may develop. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology or platform, or any product candidates that we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations and prospects.

The outcome following legal assertions of invalidity and/or unenforceability is unpredictable, and prior art could render our patent or our licensors’ patent invalid. There is no assurance that all potentially relevant prior art relating to our patent and patent applications or the patent and patent applications of our licensors has been found. There is also no assurance that there is not prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim in our patent and patent applications or the patent and patent applications of our licensors, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim.

If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we may lose at least part, and perhaps all, of the patent protection on such product candidate. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patent and patent applications of our licensors is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates. Such a loss of patent protection would have a material adverse impact on our business.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common stock.

In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology.

Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common shares to decline.

During any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing products, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our product candidates to market.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications or those of our licensors and the enforcement or defense of our issued patents or those of our licensors.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes several significant changes to U.S. patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. In particular, under the Leahy-Smith Act, the United States transitioned in March 2013 to a “first inventor to file” system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013 but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Furthermore, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we may not be certain that we or our licensors are the first to either (1) file any patent application related to our product candidates or (2) invent any of the inventions claimed in the patents or patent applications.

The Leahy-Smith Act also includes several significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including PGR, IPR, and derivation proceedings. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position.

Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications or those of our licensors and the enforcement or defense of our issued patents or those of our licensors, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in our licensor’s patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty regarding our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patent and the patents we might obtain or license in the future.

We may be subject to claims challenging the inventorship or ownership of our licensor’s patents, our patents and other intellectual property.

We may also be subject to claims that former employees or other third parties have an ownership interest in our licensor’s patents, our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension for our product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one or more of our patents or in-licensed patents may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”). The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our product candidates. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

We may not be able to protect our intellectual property rights throughout the world.

Upon completion of the license agreement with Bayer, we will have rights to many pending patent applications in the United States and other countries. Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our patents, the patents of our licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or our licensors’ patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents or the patents of our licensors at risk of being invalidated or interpreted narrowly and our patent applications or the patent applications of our licensors at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of our licensor’s patents and/or applications and those that we own. We have systems in place to remind us to pay these fees, and we rely on our outside patent annuity service to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with many procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We intend to use registered or unregistered trademarks or trade names to brand and market ourselves and our products. Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks like ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition, we rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced, and our competitive position would be harmed. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets.

We have entered and may enter in the future into non-disclosure and confidentiality agreements to protect the proprietary positions of third parties, such as outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors, potential partners and other third parties. We may become subject to litigation where a third- party asserts that we or our employees inadvertently or otherwise breached the agreements and used or disclosed trade secrets or other information proprietary to the third parties. Defense of such matters, regardless of their merit, could involve substantial litigation expense and be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions. Moreover, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology. Failure to defend against any such claim could subject us to significant liability for monetary damages or prevent or delay our developmental and commercialization efforts, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

Parties making claims against us may be able to sustain the costs of complex intellectual property litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, operating results, financial condition and prospects.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of our product candidates. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize any current or future product candidates, in which case we would be required to obtain a license from these third parties on commercially reasonable terms. Such a license may not be available, or it may not be available on commercially reasonable terms. Our business would be harmed if we are not able to obtain such a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology.

The risks described elsewhere pertaining to our intellectual property rights also apply to the intellectual property rights that we in-license, including such rights acquired under the Bayer License Agreement, and any failure by us or our licensors to obtain, maintain, defend and enforce these rights could have an adverse effect on our business. In some cases we may not have control over the prosecution, maintenance or enforcement of the patents that we license, and may not have sufficient ability to provide input into the patent prosecution, maintenance and defense process with respect to such patents, and our licensors may fail to take the steps that we believe are necessary or desirable in order to obtain, maintain, defend and enforce the licensed patents.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties.

Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our product candidates and products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing product candidates. There may be third party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third party patents that may be infringed by commercialization of any of our product candidates, and we cannot be certain that we were the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, identification of third party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which we are aware, but which we do not believe is relevant to our business, which may, nonetheless, ultimately be found to limit our ability to make, use, sell, offer for sale or import our products that may be approved in the future, or impair our competitive position. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

•	result in costly litigation that may cause negative publicity;

•	divert the time and attention of our technical personnel and management;

•	cause development delays;

•	prevent us from commercializing any of our product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•	require us to develop non-infringing technology, which may not be possible on a cost-effective basis;

•	subject us to significant liability to third parties; or

•

require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in our competitors gaining access to the same technology.

Although no third party has asserted a claim of patent infringement against us as of the date of this prospectus, others may hold proprietary rights that could prevent our product candidates from being marketed. For example, we are aware of issued patents that claim a method of treatment based upon a general mode of action. These claims could be alleged to cover VIP152 in certain treatment indications. While we believe that these patents are difficult to enforce and that we would have valid defenses to these claims of patent infringement, we cannot be certain that we would prevail in any dispute and we cannot be certain how an adverse determination would affect our business.

It is possible that a third party may assert a claim of patent infringement directed at any of our product candidates. Any patent-related legal action against us claiming damages and seeking to enjoin commercial activities relating to our products, treatment indications, or processes could subject us to significant liability for damages, including treble damages if we were determined to willfully infringe, and require us to obtain a license to manufacture or market our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our product candidates, treatment indications, or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent us from developing and commercializing our product candidates, which could harm our business, financial condition and operating results. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may in the future pursue invalidity proceedings with respect to third party patents. The outcome following legal assertions of invalidity is unpredictable. Even if resolved in our favor, these legal proceedings may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such proceedings adequately. Some of these third parties may be able to sustain the costs of such proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent proceedings could compromise our ability to compete in the marketplace. If we do not prevail in the patent proceedings, the third parties may assert a claim of patent infringement directed at our product candidate.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Because our development programs may in the future require the use of proprietary rights held by third parties, the growth of our business may depend in part on our ability to acquire, in-license, or use these third party proprietary rights. We may be unable to acquire or in-license any compositions, methods of use, processes or other third party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third party intellectual property rights is a competitive area, and more established companies may pursue strategies to license or acquire third party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

Although we do not currently own issued patents or pending patent applications that have been generated through the use of U.S. government funding, we may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). If the U.S. government exercised its march-in rights in our future intellectual property rights that are generated through the use of U.S. government funding or grants, we could be forced to license or sublicense intellectual property developed by us or that we license on terms unfavorable to us, and there can be no assurance that we would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•	others may be able to develop products that are similar to our product candidates but that are not covered by the claims of the patents that we own or license;

•	we or our licensors or collaborators might not have been the first to make the inventions covered by the issued patents or patent application that we own or license;

•	we or our licensors or collaborators might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that the pending patent applications we own or license will not lead to issued patents;

•	issued patents that we own or license may be held invalid or unenforceable, as a result of legal challenges by our competitors;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may have an adverse effect on our business; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm our business, results of operations and prospects.

Risks Related to LSAC’s Business, the Business Combination and LSAC Shares

LSAC will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 24 months from the closing of the IPO, or March 10, 2022. In the event of a liquidation, LSAC’s public stockholders will receive $10.00 per share and the LSAC warrants will expire and be worthless.

If LSAC is unable to complete a business combination by the date that is 24 months from the closing of the IPO, or March 10, 2022, and is forced to liquidate, the per share liquidation distribution will be $10.00. Furthermore, there will be no distribution with respect to the LSAC Warrants, which will expire worthless as a result of LSAC’s failure to complete a business combination.

You must tender your LSAC Shares in order to validly seek redemption at the special meeting of stockholders.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to LSAC’s transfer agent or to deliver your common stock to the transfer agent electronically using the DTC’s DWAC system, in each case at least two business days prior to the special meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

If third parties bring claims against LSAC, the proceeds held in trust could be reduced and the per share liquidation price received by LSAC’s stockholders may be less than $10.00.

LSAC’s placing of funds in trust may not protect those funds from third party claims against LSAC. Although LSAC has received from many of the vendors, service providers (other than its independent auditors) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of LSAC’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of LSAC’s public stockholders. If LSAC liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, LSAC cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per share distribution from the Trust Account for our stockholders may be less than $10.00 due to such claims.

Additionally, if LSAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in LSAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, LSAC may not be able to return $10.00 to our public stockholders.

Any distributions received by LSAC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, LSAC was unable to pay its debts as they fell due in the ordinary course of business.

LSAC’s Amended and Restated Certificate of Incorporation provides that it will continue in existence only until the date that is 24 months from the closing of the IPO, or March 10, 2022. If LSAC is unable to consummate a business combination within the required time periods, upon notice from LSAC, the trustee of the Trust Account will distribute the amount in the Trust Account to its public stockholders. Concurrently, LSAC shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although LSAC cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by LSAC for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, the Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If LSAC’s due diligence investigation of Vincera Pharma was inadequate, then stockholders of LSAC following the Business Combination could lose some or all of their investment.

Even though LSAC conducted a due diligence investigation of Vincera Pharma, it cannot be sure that this diligence uncovered all material issues that may be present with respect to Vincera Pharma or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Vincera Pharma and its business and outside of its control will not later arise.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm LSAC’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against LSAC, whether or not resolved in LSAC’s favor, could result in substantial costs and divert LSAC’s management’s attention from other business concerns, which could adversely affect LSAC’s business and cash resources and the ultimate value LSAC’s stockholders receive as a result of the Business Combination.

The Sponsor owns LSAC Shares which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the Record Date, the Sponsor owned an aggregate of 1,640,942 LSAC Shares. The Sponsor has waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if LSAC is unable to consummate a business combination. Accordingly, these LSAC Shares held by the Sponsor will be worthless if LSAC does not consummate a business combination. Based on a market price of $[●] per share of LSAC Shares on [●], 2020, the value of these shares was approximately $[●] million. Consequently, our directors’ and officers’ discretion in identifying and selecting Vincera Pharma as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in LSAC’s stockholders’ best interests.

LSAC is requiring stockholders who wish to redeem their LSAC Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

LSAC is requiring stockholders who wish to redeem their common stock to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the DTC’s DWAC system at least two business days prior to the special meeting. To obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and LSAC’s transfer agent will need to act to facilitate this request. It is LSAC’s understanding that stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. However, because we do have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DTC’s DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than LSAC anticipates for stockholders to deliver their common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their common stock.

LSAC will require its public stockholders who wish to redeem their LSAC Shares in connection with the Business Combination to comply with specific requirements for redemption described above, and such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If LSAC requires public stockholders who wish to redeem their LSAC Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, LSAC will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their LSAC Shares in such a circumstance will be unable to sell their securities after the failed acquisition until LSAC has returned their securities to them. The market price for LSAC Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

A majority of the outstanding LSAC Shares have agreed to vote in favor of the Business Combination.

As of the Record Date, the initial stockholders, including the Sponsor and our directors, collectively owned approximately 20% of its issued and outstanding LSAC Shares and will therefore have a significant impact on the approval of the Business Combination. With respect to the Business Combination, the initial stockholders have agreed to vote their respective LSAC Shares acquired by them in favor of the Business Combination. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals. In addition, public stockholders owning 3,945,350 shares, representing approximately 48% of the issued and outstanding LSAC Shares, have agreed to vote in favor of the Business Combination as of the date of the Merger Agreement. Since a majority of the issued and outstanding LSAC Shares have agreed to vote in favor of the Business Combination, the Business Combination will be approved.

If LSAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of LSAC’s securities.

LSAC’s initial stockholders are entitled to make a demand that LSAC register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow.

Additionally, our initial stockholders, officers and directors are entitled to demand that LSAC register the resale of the shares underlying any securities our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after LSAC consummates a business combination. If such persons exercise their registration rights with respect to all their securities, then there will be an additional 1,640,942 LSAC Shares eligible for trading in the public market. The presence of these additional LSAC Shares trading in the public market may have an adverse effect on the market price of LSAC’s securities.

LSAC will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.

LSAC is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. LSAC’s public stockholders, therefore, must rely solely on the judgment of the Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of LSAC’s securities may decline.

The market price of LSAC’s securities may decline as a result of the Business Combination if, among other things:

•	LSAC does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss in their investment as a result of decreasing stock prices.

LSAC’s directors and officers may have certain conflicts in determining to recommend the acquisition of Vincera Pharma, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

LSAC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the LSAC Shares owned by LSAC’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and LSAC otherwise fails to consummate a business combination prior to its liquidation date.

LSAC and Vincera Pharma have incurred and expect to incur significant costs associated with the Business Combination, which costs will reduce the amount of cash available to be used for other corporate purposes regardless of whether the Business Combination is completed.

LSAC and Vincera Pharma expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, LSAC expects to incur approximately $[●] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by LSAC if the Business Combination is not completed. If the Business Combination is not consummated, LSAC may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.

Following the consummation of the Business Combination, the Combined Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, the Combined Company will face increased legal, accounting, administrative and other costs and expenses as a public company that Vincera Pharma does not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Combined Company to carry out activities Vincera Pharma has not done previously. For example, the Combined Company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the Combined Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Combined Company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the Combined Company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the Combined Company Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Combined Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If a significant number of LSAC Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of LSAC Shares are redeemed, LSAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected.

There can be no assurance that the Combined Company’s common stock will be able to comply with the continued listing standards of Nasdaq.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, the Combined Company could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•

a determination that the Combined Company’s common stock is a “penny stock” which will require brokers trading in the Combined Company’s common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of the Combined Company’s common stock;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Any of the foregoing could harm investor confidence and the market price of the Combined Company’s securities.

LSAC may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

LSAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, LSAC has the discretion to complete the Business Combination without seeking further stockholder approval.

LSAC’s stockholders will experience immediate dilution due to the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that LSAC’s current stockholders have on the management of LSAC.

After the Business Combination, assuming no redemption of LSAC Shares for cash, LSAC public stockholders will own approximately 46.9% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 13.7% of LSAC Shares, and the Sellers will own approximately 39.3% of LSAC Shares. Assuming redemption by holders of 2,448,900 outstanding LSAC Shares, LSAC public stockholders will own approximately 35.7% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 16.7% of LSAC Shares, and the former stockholders of Vincera Pharma will own approximately 47.7% of LSAC Shares. The minority position of LSAC public stockholders will give them limited influence over the management and operations of the Combined Company.

Risks Related to the Combined Company’s Common Stock

The market price of the Combined Company’s common stock is likely to be highly volatile, and you may lose some or all your investment.

Following the Business Combination, the market price of the Combined Company’s common stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

•	actual or anticipated fluctuations in the Combined Company’s financial results or the financial results of companies perceived to be similar;

•	changes in the market’s expectations about the Combined Company’s operating results;

•	success of competitors;

•	the Combined Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the Combined Company or the oncology industry in general;

•	operating and share price performance of other companies that investors deem comparable to the Combined Company;

•	the Combined Company’s ability to develop or commercialize products;

•	results of the clinical trials and nonclinical studies;

•	changes in laws and regulations affecting the Combined Company’s business;

•	the Combined Company’s ability to meet compliance requirements and obtain regulatory approvals;

•	the Combined Company’s ability to obtain and maintain proprietary protection for its current and future product candidates;

•	commencement of, or involvement in, litigation involving the Combined Company;

•	changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of the Combined Company’s shares of common stock available for public sale;

•	any major change in the Combined Company Board or management;

•

sales of substantial amounts of the Combined Company’s shares of common stock by the Combined Company’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s common stock, regardless of the Combined Company’s actual operating performance.

Volatility in the Combined Company’s stock price could subject the Combined Company to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for Vincera Pharma because pharmaceutical companies have experienced significant stock price volatility in recent years. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

There could be potential conflicts of interest between us and the Sellers, due to the Sellers’ control of the Combined Company Board.

Following the completion of the Business Combination, pursuant to the Voting Agreement, the Sellers have the right to designate seven (7) of the nine (9) members to the Combined Company Board. As a result, unless and until the parties to the Voting Agreement collectively own less than a majority of our common stock then outstanding or the Voting Agreement terminates, the Sellers could effectively control and direct the Combined Company Board, which in turn may create issues if and to the extent the our interests and those of the Sellers diverge. Under these circumstances, persons who might otherwise accept our invitation to join the Combined Company Board may decline.

Upon completion of the Business Combination, we will be a “controlled company” within the meaning of the Nasdaq listing rules and as such are exempt from certain corporate governance requirements.

The listing rules of Nasdaq (the “Nasdaq listing rules”) define a “controlled company” as a company in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Upon the consummation of the Business Combination, the Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders who are parties to the Voting Agreement will hold in the aggregate more than 50% of the voting power for the Board and by virtue of being parties to the Voting Agreement will have the right to elect all of the members of the

Combined Company Board. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules. Therefore, we are not required to comply with certain corporate governance rules that would otherwise apply to us as a listed company on Nasdaq, including the requirement that compensation committee and nominating and corporate governance committee be composed entirely of “independent” directors (as defined by the Nasdaq listing rules). As a “controlled company,” the Combined Company Board is not required to include a majority of “independent” directors. Should the interests of the parties to the Voting Agreement differ from those of other stockholders, it is possible that the other stockholders might not be afforded such protections as might exist if the Combined Company Board, or committees of the Combined Company Board, were required to have a majority, or be composed exclusively, of directors who were independent of the parties to the Voting Agreement or our management. Even though we will be a controlled company, we intend to comply with the rules of the SEC and Nasdaq relating to such independence requirements with respect to the composition of our the Combined Company Board and the compensation and nominating and corporate governance committees, as applicable to companies which are not “controlled companies.”

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.

The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.

Future sales of shares of the Combined Company’s common stock may depress its stock price.

Sales of a substantial number of the Combined Company’s common stock in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of the Combined Company’s common stock and could impair its ability to raise capital through the sale of additional equity securities.

Sales, or the potential sales, of substantial numbers of shares in the public market by parties to the Lock-up Agreement upon termination of applicable contractual lock-up agreements or by holders of the LSAC Warrants upon exercise thereof could increase the volatility of the market price of LSAC Shares or adversely affect the market price of LSAC Shares.

In addition, pursuant to the Registration Rights Agreement, we intend to register for the resale of LSAC Shares held by the Vincera Pharma stockholders and the Sponsor following the completion of the Business Combination. We also intend to file a registration statement on Form S-8 registering the shares reserved for issuance under the 2020 Plan as soon as reasonably practicable after LSAC becomes eligible to use such form. The sale or the availability for sale of a large number of LSAC Shares in the public market could cause the price of LSAC Shares to decline.

The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its stock less attractive to investors.

After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) (a) December 31, 2025, the last day of its fiscal year following the fifth anniversary of the consummation of LSAC’s IPO, (b) the date on which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) the date on which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s common stock that are held by non-affiliates exceeds $700.0 million as of the prior September 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.

The Combined Company cannot predict if investors will find its common stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s common stock less attractive as a result, there may be a less active trading market for the common stock and its market price may be more volatile.

LSAC’s Amended and Restated Certificate of Incorporation provides, and the Amended Charter will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

LSAC’s Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware, except for claims (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery, (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (iii) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. The Amended Charter will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Amended Charter. In addition, the Amended Charter and the Amended Bylaws will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federals court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in LSAC’s Amended and Restated Certificate of Incorporation or the Amended Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to:

•	our ability to consummate the Business Combination;

•	the expected benefits of the Business Combination;

•	our financial and business performance following the Business Combination;

•	strategic plans for our business, products and technology;

•	our ability to develop or commercialize products;

•	expected results and timing of the clinical trials and nonclinical studies;

•	the effectiveness of, and our ability to comply with, the Bayer License Agreement;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to retain key scientific or management personnel;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	our business, expansion plans and opportunities; and

•	changes in applicable laws or regulations.

Forward-looking statements appear in several places in this proxy statement including, without limitation, in the sections entitled “Trading Market and Dividends,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Vincera Pharma” and “Vincera Pharma’s Business.”

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

our ability to timely consummate the Business Combination or to satisfy the other conditions to the closing of the Business Combination, including the risk that the Bayer License Agreement is not entered into, the risk that the approval of the stockholders of LSAC for the Business Combination is not obtained, the occurrence of events that may give rise to a right of one or both of LSAC and Vincera Pharma to terminate the Merger Agreement and the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company;

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Business Combination;

•	the amount of redemption requests made by LSAC’s stockholders;

•	costs related to the Business Combination;

•	risks associated with preclinical or clinical development conducted prior to our in-licensing;

•	risks related to the rollout of our business and the timing of expected business milestones;

•	changes in the assumptions underlying our expectations regarding its future business or business model;

•	our ability to develop and commercialize product candidates;

•	general economic, financial, legal, political and business conditions and changes in domestic and foreign markets;

•	changes in applicable laws or regulations;

•	the potential effects of the COVID-19 pandemic on our business;

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	market acceptance of our planned products;

•	our ability to raise capital;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this registration statement, including those under the section entitled “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. LSAC undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks LSAC describes in the reports it will file from time to time with the SEC after the date of this proxy statement.

In addition, statements that “LSAC believes” and similar statements reflect LSAC’s beliefs and opinions on the relevant subject. These statements are based on information available to LSAC as of the date of this proxy statement. While LSAC believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. LSAC’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although LSAC believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this proxy statement and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

CAPITALIZATION

The following table sets forth the capitalization, as of September 30, 2020, on an unaudited, historical basis of each of Vincera Pharma and LSAC and, on an as-adjusted basis, after giving effect to the Business Combination, assuming (i) that no holders of LSAC Shares exercise their redemption rights and (ii) that the maximum number of holders of 2,448,900 LSAC Shares have properly exercised their redemption rights.

	As of September 30, 2020
	Historical		As Adjusted
	LSAC	Vincera Pharma	Assuming No Redemption	Assuming Maximum Redemptions
	(in thousands)
Cash	$563	$36	$60,094	$35,605
Cash and marketable securities held in Trust Account	65,698	—	—	—

Total cash and marketable securities	$66,261	$36	$60,094	$35,605

Common stock subject to possible redemption, 5,763,508 shares at redemption value	$57,635	$—	$—	$—
Equity:
Preferred stock	$—	$—	$—	$—
Common stock of Vincera Pharma/Shares of common stock of LSAC	—	1	1	1
Additional paid-in capital	5,555	4	66,102	41,613
(Accumulated deficit)/retained earnings	(555)	(389)	(6,758)	(6,758)

Total stockholders’ (deficit)/equity	5,000	(384)	59,345	34,856

Total capitalization	$62,635	$(384)	$59,345	$34,856

SPECIAL MEETING OF LSAC STOCKHOLDERS

General

LSAC is furnishing this proxy statement to the LSAC stockholders as part of the solicitation of proxies by the Board for use at the special meeting of LSAC stockholders to be held on [●], 2020 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [●], 2020 in connection with the vote on the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on [●], 2020 at [●] a.m., at [●], or such other date, time and place to which such meeting may be adjourned or postponed for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote.

Purpose of the Special Meeting of LSAC Stockholders

At the special meeting of stockholders, LSAC is asking holders of LSAC Shares to approve the following proposals:

•	Proposal No. 1—The Business Combination Proposal: To approve the Merger Agreement, which is attached to this proxy statement as Annex A, and the transactions contemplated thereby.

•	Proposal No. 2—The Charter Amendment Proposal: To approve the Amended Charter appended to this proxy statement as Annex B to effect the following amendments to:

(a)	change the name of the Combined Company to “Vincera Pharma, Inc.” from “LifeSci Acquisition Corp.”;

(b)	increase the authorized number of shares of common stock from 30,000,000 shares to 120,000,000 shares and preferred stock from 1,000,000 shares to 30,000,000 shares;

(c)	approve the choice of forum provisions;

(d)	include supermajority voting provisions; and

(e)

approve all other changes to the Amended Charter, including without limitation, the elimination of certain provisions related to LSAC’s initial business combination that will no longer be relevant following the closing of the Business Combination.

•

Proposal No. 3—The Nasdaq Proposal: To approve the issuance of more than 20% of the issued and outstanding LSAC Shares pursuant to the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d).

•

Proposal No. 4—The Director Election Proposal: To elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified.

•	Proposal No. 5—The Equity Incentive Plan Proposal: To approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan.

•

Proposal No. 6—The Adjournment Proposal: To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote.

Recommendation of LSAC’s Board of Directors

The Board:

•	has determined that the Business Combination Proposal and each of the other Proposals are fair to, and in the best interests of, LSAC and its stockholders;

•	has approved the Business Combination Proposal and the other Proposals; and

•

recommends that LSAC’s stockholders vote “FOR” each of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal.

The Board has interests that may be different from or in addition to your interests as a stockholder. See “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who is Entitled to Vote

LSAC has fixed the close of business on [●], 2020, as the record date for determining those LSAC stockholders entitled to notice of and to vote at the special meeting. As of the close of business on [●], 2020, there were [●] LSAC Shares outstanding and entitled to vote. Each holder of LSAC Shares is entitled to one vote per share on each of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal.

As of [●], 2020, LSAC’s initial stockholders, either directly or beneficially, owned and were entitled to vote 1,640,942 LSAC Shares, or approximately 20% of the outstanding LSAC Shares. With respect to the Business Combination, LSAC’s initial stockholders have agreed to vote their respective LSAC Shares acquired by them in favor of the Business Combination. They have indicated that they intend to vote their shares, as applicable, “FOR” each of the other Proposals, although there is no agreement in place with respect to these Proposals.

Quorum and Required Vote for Stockholder Proposals

A quorum of LSAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of LSAC stockholders if a majority of the LSAC Shares issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum, but broker non-votes will not.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding LSAC Shares present and entitled to vote at the special meeting. Approval of the Director Election Proposal will require a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. Approval of the Charter Amendment Proposal will require the approval of a majority of the issued and outstanding LSAC Shares. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Proposals other than the Charter Amendment Proposal, for which it will have the same effect as voting against the proposal.

Voting Your Shares

Each LSAC Share that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting.

There are two ways to ensure that your LSAC Shares are voted at the special meeting:

•

You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Board, “FOR” the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•

You can attend the special meeting and vote in person. LSAC will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way LSAC can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL AS WELL AS THE OTHER PROPOSALS. IN ORDER TO REDEEM YOUR SHARES, YOU MUST CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND SUBMIT A REQUEST IN WRITING AND DELIVER YOUR PHYSICAL STOCK CERTIFICATE OR ELECTRONICALLY TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE CONSUMMATION OF THE BUSINESS COMBINATION. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	if you are a record holder, you may notify us in writing prior to the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your LSAC Shares, you may call Karen Smith, our proxy solicitor, at (206) 265-0326, or LSAC at (646) 899-1200.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Business Combination and related Proposals. Other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to LSAC’s Amended and Restated Certificate of Incorporation, a holder of LSAC Shares may demand that LSAC redeem such common stock for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

If you are a public stockholder and you seek to have your LSAC Shares redeemed for cash, you must, no later than 5:00 p.m., Eastern time, on [●], 2020 (at least two business days prior to the special meeting), (i) submit a request in writing to LSAC’s transfer agent that LSAC redeem your LSAC Shares for cash; and (ii) deliver your stock to LSAC’s transfer agent physically, or electronically using the DTC’s DWAC system.

The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. LSAC stockholders will be entitled to redeem their LSAC Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.00 per share), net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by LSAC’s transfer agent at least two business days prior to the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of LSAC shares as of the Record Date.

If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and LSAC’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. Stockholders should generally allow at least two weeks to obtain physical certificates from the transfer agent. LSAC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their LSAC Shares before exercising their redemption rights and thus will be unable to redeem their LSAC Shares.

If a stockholder tenders its LSAC Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its LSAC Shares, the stockholder may withdraw the tender by contacting your broker as further specified below. In the event that a stockholder tenders LSAC Shares and the Business Combination is not completed, these LSAC Shares will not be redeemed for cash and the physical certificates representing these LSAC Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. LSAC anticipates that a stockholder who tenders LSAC Shares for redemption in connection with the vote to approve the Business Combination Proposal would receive payment of the redemption price for such LSAC Shares promptly following the completion of the Business Combination.

If properly demanded by LSAC’s public stockholders, LSAC will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of [●], 2020, this would amount to approximately $10.00 per share. If you exercise your redemption rights, you will be exchanging your LSAC Shares for cash and will no longer own the LSAC Shares.

Notwithstanding the foregoing, a holder of LSAC Shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 20% of the LSAC Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain conditions under the Merger Agreement, and as a result, would not be able to consummate the Business Combination. A provision within the Merger Agreement requires that we have a cash closing balance of $40.0 million as a condition to the consummation of the Business Combination. In no event will we redeem the LSAC Shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the Business Combination and may instead search for an alternate business combination.

Withdrawal of Redemption Rights

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination, by contacting your broker. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made if the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, LSAC will promptly return the share certificates to the public stockholder.

United States Federal Income Taxation Relating to Redeeming U.S. Holders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of LSAC’s common stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of common stock from U.S. Holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	regulated investment companies;

•	expatriates or former long-term residents of the United States;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES TO U.S. HOLDERS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE REDEMPTION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Common Stock

If a U.S. Holder redeems common stock into the right to receive cash pursuant to the exercise of a stockholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

•	a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of LSAC Shares treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. Holder must consider not only the LSAC common stock actually owned by such holder, but also the LSAC common stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our common stock owned directly, common stock owned by related individuals and entities in which such holder has an interest or which have an interest in such holder, as well as any common stock such holder has a right to acquire by exercise of an option, which would generally include common stock that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our common stock actually and constructively owned by such U.S. Holder is redeemed or (ii) all of our common stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests is satisfied, then the redemption may be treated as a distribution characterized as a dividend to the extent of our current or accumulated earnings as profits (as determined for federal income tax purposes). Any such dividend will be taxable to a corporate U.S. holder at regular rates and, if certain holding period requirements are met, may be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if certain holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our common stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed common stock will be added to the adjusted tax basis in such holder’s remaining common stock. If there are no remaining common stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Appraisal Rights

Appraisal rights are not available to holders of LSAC Shares in connection with the proposed Business Combination under Delaware law.

Proxies and Proxy Solicitation Costs

LSAC is soliciting proxies on behalf of the Board. This solicitation is being made by mail. LSAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. LSAC will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that LSAC has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $[            ] and be reimbursed out-of-pocket expenses.

LSAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. LSAC will reimburse them for reasonable out-of-pocket expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

LSAC Initial Stockholders

Pursuant to a registration rights agreement between us and the initial stockholders, the initial stockholders are entitled to certain registration rights with respect to the LSAC Warrants held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that LSAC register such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these LSAC Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed after the consummation of a business combination. LSAC will bear the expenses incurred in connection with the filing of any such registration statements.

In December 2018, LSAC issued an aggregate of 1,640,942 LSAC Shares to the Sponsor, which we refer to herein as “insider shares,” for an aggregate purchase price of $25,000.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement described in the section entitled “The Merger Agreement” is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with Vincera Pharma; Business Combination Consideration

Upon the closing of the Business Combination, LSAC will acquire 100% of the issued and outstanding Vincera Pharma Shares, in exchange for the Sellers’ right to receive, for each issued and outstanding Vincera Pharma Share, the number of LSAC Shares equal to the Exchange Ratio, and the Earnout Shares after the closing of the Business Combination, if any, that may be issuable from time to time. The issuance of LSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by LSAC in the Business Combination (excluding the Earnout Shares) is approximately $55.0 million (calculated as follows: 5,500,000 LSAC Shares, the anticipated number of LSAC Shares to be issued to the Sellers (excluding the Earnout Shares), multiplied by $10.00 (the anticipated Closing Price Per Share at the time of the closing of the Business Combination)). Upon consummation of the Business Combination, Vincera Pharma will become a wholly-owned subsidiary of LSAC, and LSAC will change its name to “Vincera Pharma, Inc.”

After the Business Combination, assuming no redemption of LSAC Shares for cash, LSAC public stockholders will own approximately 46.9% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 13.7% of LSAC Shares, and the Sellers will own approximately 39.3% of LSAC Shares. Assuming redemption by holders of 2,448,900 of LSAC Shares, the maximum number of LSAC Shares that may be redeemed, LSAC public stockholders will own approximately 35.7% of LSAC Shares, LSAC’s current directors, officers and affiliates will own approximately 16.7% of LSAC Shares, and the Sellers will own approximately 47.7% of LSAC Shares.

Assuming the Business Combination Proposal is approved, the parties to the transaction expect to close the Business Combination by December 31, 2020.

Background of the Business Combination

LSAC was incorporated as a blank check company on December 19, 2018, under the laws of the State of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although LSAC’s efforts to identify a prospective target business were not to be limited to any particular industry or geographic location, LSAC intended to focus on businesses operating in North America in the healthcare industry.

On March 10, 2020, LSAC consummated the IPO of 6,000,000 LSAC Units, and on March 18, 2020, the underwriters exercised the over-allotment option in part for an additional 563,767 LSAC Units. The LSAC Units were sold at an offering price of $10.00 per LSAC Unit, generating total gross proceeds of $65,637,670. Chardan Capital Markets, LLC acted as sole book-running manager for the IPO. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (Registration Nos. 333-236466 and 333-236929). The SEC declared the registration statement effective on March 5, 2020.

Simultaneously with the closing of the IPO, LSAC consummated the sale of 2,570,000 Private Warrants at a price of $0.50 per warrant in a private placement to the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, generating gross proceeds of $1,285,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Private Warrants are identical to the LSAC Warrants underlying the LSAC Units, except that the Private Warrants are not transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $65,637,670 was deposited into the Trust Account, and the remaining proceeds of approximately $620,000 were not deposited into the Trust Account and became available to be used for LSAC’s working capital needs.

In accordance with Trust Agreement, the amounts held in the Trust Account may only be used by LSAC upon the consummation of a business combination, except that there can be released to LSAC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and LSAC’s liquidation. LSAC must liquidate unless a business combination is consummated by the date that is 24 months from the closing of the IPO, or March 10, 2022.

Immediately after the closing of the IPO on March 10, 2020, the officers and directors of LSAC began to contact potential candidates for a business combination. In addition, LSAC was contacted by several individuals and entities with respect to business combination opportunities.

LSAC believes its management team has a unique combination of experience as investors, advisors, and incubators of life science companies and a wide and active network of relationships with particular focus on the biotechnology and medical technology sectors. Because of this combination of strengths, LSAC was able to rapidly and efficiently evaluate a wide range of potential business combination candidates, to determine which ones met its transaction criteria, and then to quickly submit proposals for a business combination to final candidates. Transaction criteria established by LSAC’s management team included the following:

•	Focus on companies developing innovative or transformative biopharmaceutical drugs or medical devices;

•	Strong prospects for regulatory approval;

•	Healthcare companies actively considering a public listing with a management team prepared for such business decision; and

•	The potential to increase value post-Business Combination.

Between March 20, 2020 and June 1, 2020, LSAC reviewed approximately 170 potential business combination candidates and submitted four preliminary proposals to certain of these potential targets, including its initial proposal to Vincera Pharma. Of the 170 potential business combination candidates, LSAC did not provide a formal proposal to 166 of them primarily due to candidate unresponsiveness, lack of a sufficiently innovative drug or device in development, or a management team that was not sufficiently experienced with publicly traded markets and companies. The LSAC management team held frequent discussions regarding various targets during this period both internally and with a wide range of management teams at potential targets. No discussions regarding a potential business combination with any candidate were held prior to LSAC’s IPO.

Candidate One: Because of LSAC’s extensive network of relationships and expertise in the life sciences space, Candidate One was known to the principals of LSAC as a leading private company focused on gene editing-based therapies. After LSAC’s IPO, Candidate One emerged as a priority target for a potential business combination. On March 30, 2020, the companies held an initial conference call to introduce LSAC to Candidate One and to discuss the potential mutual benefits of pursuing a merger. This introductory call was followed by a series of ongoing conversations via email and calls as part of LSAC’s scientific and corporate diligence process. On April 20, 2020, LSAC held a conference call with Candidate One’s management to discuss a potential transaction proposal. Following this conference call, conversations with Candidate One diminished for a variety of reasons, primarily as a result of LSAC’s concerns about Candidate One’s scientific differentiation from its competitors. Although LSAC continued to have occasional brief interactions with Candidate One in May and June 2020, no substantive discussions regarding a merger occurred during this time. On June 19, 2020, LSAC advised Candidate One that LSAC is no longer interested in pursuing a transaction with Candidate One. This was LSAC’s final communication with Candidate One.

Candidate Two: Because of LSAC’s extensive network of relationships and expertise in the life sciences space, Candidate Two was known to the principals of LSAC as a leading private company focused on developing treatments to meet substantial unmet need in the cardiovascular space. On April 20, 2020, LSAC and Candidate Two held an introductory conference call to discuss the scientific, clinical, and commercial status of Candidate Two’s business. On May 5, 2020, LSAC provided a preliminary proposal to the management of Candidate Two that illustrated potential transaction structures and valuations. However, LSAC management subsequently decided to focus their efforts on pursuing a combination with a company in a different therapeutic area and ended substantive discussions with Candidate Two on May 27, 2020.

Candidate Three: Because of LSAC’s extensive network of relationships and expertise in the life sciences space, Candidate Three was known to the principals of LSAC as a leading private company focused on developing innovative therapies in the oncology space. On April 22, 2020, LSAC and Candidate Three held an introductory conference call to discuss the scientific, clinical, and commercial status of Candidate Three’s business, as well as to discuss the potential benefits that a SPAC merger could provide. Following a series of emails and calls as LSAC conducted its diligence on Candidate Three, the parties held a conference call on May 27, 2020 to discuss the potential structure and valuation of a transaction, including a draft acquisition proposal presented by LSAC. On June 5, 2020, LSAC had an additional call with Candidate Three, during which Candidate Three reviewed its capitalization and corporate structure and the parties discussed in general terms specific issues relating thereto. However, on June 8, 2020, LSAC and Vincera Pharma engaged in additional discussions regarding Vincera Pharma’s valuation, and negotiations with Vincera Pharma accelerated shortly thereafter. As a result, LSAC had no further communications with Candidate Three subsequent to June 5, 2020.

The background of LSAC’s interactions with Vincera Pharma:

Over the course of multiple internal strategy discussions and planning sessions by LSAC management in March and April 2020, the targeted oncology sector was identified as an area of emphasis in which LSAC intended to search for a potential business combination target. This focus was driven by substantial internal expertise and experience in oncology, as well as the vast number of drug candidates being developed to address substantial unmet need. Vincera Pharma, however, was not already known to the principals of LSAC.

On May 7, 2020, an introduction was made to the management team of Vincera Pharma by an affiliate of LSAC.

On May 19, 2020, LSAC and Vincera Pharma management held an introductory conference call to discuss Vincera Pharma’s clinical and regulatory state of business, and the potential benefits to Vincera Pharma of pursuing a SPAC merger with LSAC. On the same day, following their introductory call, LSAC entered into a nondisclosure agreement with Vincera Pharma that allowed LSAC to be able to evaluate certain detailed financial and clinical information.

On May 21, 2020, the Board held a meeting by teleconference. All members of the Board were present. Also in attendance were other members of LSAC management. During this meeting LSAC management updated the Board on the potential business combination candidates, including Vincera Pharma, and materials were presented to the Board on the potential candidates. After discussion of the information presented, the Board instructed LSAC management to proceed with further discussion and diligence on the opportunities.

Between May 19, 2020 and June 2, 2020, a series of emails and conference calls took place between Vincera Pharma and LSAC management, including preliminary conversations regarding valuation, transaction structure, and scientific diligence. During this period, as part of its diligence process, LSAC management reviewed the Vincera Pharma data room and conducted multiple calls with experts in the CDK9 space, including with Dr. John Byrd, a co-founder of Vincera Pharma.

On June 2, 2020, LSAC management presented materials to Vincera Pharma that outlined the potential structure and valuation of a proposed transaction, as well as an initial letter of intent (“LOI”) regarding the Business Combination. This call was also attended by representatives from Chardan Capital Markets, LLC (“Chardan”), financial advisor to LSAC. The initial LOI provided for the acquisition of all of the outstanding Vincera Pharma Shares in exchange for LSAC Shares (valued at their cash-in-trust value) with an aggregate value equal to $55,000,000, plus an earnout of up to $30,000,000 ($10,000,000 upon achieving a share price of $20 per share and an additional $20,000,000 upon achieving a share price of $30 per share). The initial LOI also provided for 12 month survival of representations and warranties, a 10% indemnity escrow and a 75-day exclusivity period.

Between June 2, 2020 and June 9, 2020, LSAC management held several diligence calls with Vincera Pharma management and third parties to discuss Vincera Pharma’s preclinical pipeline, lead indications, and management’s background and experience at prior companies.

On June 5, 2020, Vincera Pharma proposed a valuation of at least $85,000,000, plus the originally proposed earnout based on the fact that Vincera Pharma had a strong management team with a record of success and that, upon the effectiveness of the Bayer License Agreement at closing of the Business Combination, Vincera Pharma would not have the profile of an earlier stage biotech company due to the fact that its drug candidates were being licensed from a large, well-known biotech company that had invested significant money and resources over a number of years and consisted of both a clinical stage drug platform and a preclinical stage next generation ADC drug platform.

Between June 5, 2020 and June 8, 2020, the parties discussed the Vincera Pharma valuation and the possibility of increasing the size of the earnouts.

On June 8, 2020, LSAC and Vincera Pharma management held a conference call to discuss various valuation analyses and earnout structures in order to reach agreement on the valuation and structure of the contemplated Business Combination.

On June 18, 2020, Vincera Pharma management sent to LSAC a revised version of the LOI and term sheet, with the following material changes: $55,000,000 valuation, plus an earnout of up to $60,000,000 ($20,000,000 upon achieving a share price of $20 per share, an additional $20,000,000 upon achieving a share price of $35 per share, and an additional $20,000,000 upon achieving a share price of $45 per share), no survival of reps and warranties, no indemnity escrow and a 60 day exclusivity period.

Between June 18, 2020 and June 24, 2020, LSAC management reviewed the revisions to the LOI with their financial advisors at Chardan and legal counsel at Loeb & Loeb LLP.

On June 24, 2020, LSAC management sent back to Vincera Pharma a further revised version of the LOI. The parties agreed to the purchase price and earnout amount and structure proposed by Vincera Pharma (i.e., $55,00,000 plus the revised earnout amount and structure) but proposed a break-up fee of $500,000 plus expenses, and maintained its proposed 75-day exclusivity period. LSAC agreed to no escrow but proposed survival of representations and warranties for 18 months with indemnification by the Sellers.

Between June 24, 2020 and July 16, 2020, LSAC and Vincera Pharma management held several conference calls to discuss anticipated timing of the license agreement between Vincera Pharma and Bayer. LSAC management also continued its review of due diligence materials.

On July 9, 2020, Vincera Pharma sent LSAC a revised LOI with the following material changes: no breakup fee and no survival of representations and warranties. Vincera Pharma agreed to a 75 day exclusivity period.

On July 16, 2020, LSAC and Vincera Pharma executed the non-binding LOI.

Between July 21, 2020 and August 22, 2020, LSAC and Vincera Pharma management held several conference calls and email correspondence for a variety of purposes, including completion of IP diligence, preparation of marketing materials, establishment of expected transaction timelines, and preparation of the first draft of the Merger Agreement.

Between August 22, 2020 and September 15, 2020, LSAC and Vincera Pharma management confidentially hosted several conference calls with LSAC’s investors to discuss Vincera Pharma and the proposed Business Combination with LSAC to determine the potential level of market interest in a transaction between Vincera Pharma and LSAC.

On September 8, 2020, LSAC started negotiating voting agreements with its public stockholders pursuant to which such stockholders shall agree to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their LSAC Shares.

On September 11, 2020, the Board held a meeting by teleconference. All members of the Board were present. Also in attendance were other members of LSAC management. During this meeting LSAC management updated the Board on the status of LSAC’s search for a business combination target, and to discuss the contemplated transaction with Vincera Pharma. The Board did not discuss any other candidates at this meeting. LSAC management presented the negotiated terms of the contemplated transaction with Vincera Pharma, and also presented to the Board its financial analyses of the transaction. After discussion of the information presented, the Board authorized management to move forward with negotiations with Vincera Pharma.

On September 17, 2020, the Board held a meeting by teleconference. All members of the Board were present. Also in attendance were other members of LSAC management. During this meeting LSAC management updated the Board on the results of their due diligence and rationale for the business combination with Vincera Pharma. The Board did not discuss any other candidates at this meeting. LSAC management also reviewed with the Board the terms of the business combination, including the merger agreement. After discussion of the information presented, the Board unanimously approved the transaction and authorized LSAC to execute the merger agreement and enter into the definitive agreement to merge with Vincera Pharma.

Between September 17, 2020 and September 25, 2020, the parties discussed the treatment of promissory notes issued by LSAC to LifeSci Investments, LLC. The IPO prospectus of LSAC provided that upon consummation of a business combination, these notes would be converted into Private Warrants at a conversion price of $0.50 per Private Warrant. Following discussion, the parties agreed that only $500,000 in principal amount of these notes would convert into such Private Warrants, with the remaining $500,000 in principal amount converting into LSAC Shares at a conversion price of $10 per share. In addition, the parties agreed that the deferred underwriting discount payable to the underwriters of the IPO would be converted into LSAC Shares at a conversion price of $10 per share, and 500,000 Private Warrants held by Rosedale Park, LLC and 500,000 Private Warrants held by LifeSci Holdings LLC would be amended to remove the cashless exercise provision and to include a redemption provision similar to that of the Public Warrants with certain modifications.

On September 21, 2020, LSAC completed negotiating voting agreements with its public stockholders pursuant to which such stockholders agreed to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their LSAC Shares.

On September 25, 2020, the Merger Agreement was signed by LSAC, Vincera Pharma, Merger Sub and the Sellers’ Representative. In addition, the voting agreements between LSAC and its public stockholders were signed.

On September 29, 2020, the transaction was publicly announced.

On September 29, 2020, LSAC filed a Current Report on Form 8-K, including a press release, a copy of the Merger Agreement and a presentation for investors.

LSAC’s Board’s Reasons for the Approval of the Business Combination

In reaching its decision with respect to the Business Combination, the Board evaluated material provided by Vincera Pharma that included preclinical and clinical data regarding the product candidates to be licensed under the Bayer License Agreement, financial materials, public data disclosed by competitors in the space, estimates of population sizes derived from public databases, and the timing of upcoming catalysts. The materials included the following:

•

CDK9 is an active target in oncology. Vincera Pharma is a clinical-stage oncology company focused on the development of VIP152, a PTEFb [CDK9/cyclin T] inhibitor that blocks transcription and leads to a reduction of important cancer-driving proteins such as MYC, an oncogene, and MCL1, an anti-apoptotic protein. Several CDK9 inhibitors have demonstrated clinical efficacy. VIP152 was tested in a first-in-human, dose-escalation trial in 31 patients with advanced cancer. A patient with double-hit diffuse large B-cell lymphoma (“DLBCL”) (“double-hit DLBCL”) achieved a metabolic complete response and was on treatment for about 3.5 years, and 1 metabolic complete response was observed in an expansion cohort of 6 additional double-hit DLBCL patients at the recommended Phase 2 dose. Double-hit DLBCL is particularly difficult to treat and many patients have minimal benefit from RITUXAN®-chemotherapy regimens; it is also by definition associated with MYC and BCL-2/BCL-6 rearrangements. Merck’s CDK9i dinaciclib achieved over 40% ORR in patients with chemotherapy-refractory CLL. In addition, Sumitomo’s CDK9 inhibitor, alvocidib (acquired from Tolero for $200.0 million upfront and potential milestones of $580.0 million) showed monotherapy activity in CLL and promising combination data from a randomized study in patients with untreated acute myeloid leukemia (“AML”).

•

Vincera Pharma targets hematologic cancers representing unmet medical needs. Vincera Pharma plans to initially pursue two unmet needs in hematologic cancers with VIP152: double-hit DLBCL and BTKi/venetoclax relapsed/refractory CLL. Double-hit DLBCL refers to patients with DLBCL that have changes in the DNA that affect a gene called the MYC gene and either the BCL2 gene or the BCL6 gene. NCCN guidelines recommend a clinical trial for these patients, as there is no established standard of care. BTKi/venetoclax relapsed/refractory CLL patients will have exhausted oral non-chemotherapy options, and MCL-1 upregulation is a proposed mechanism of resistance to venetoclax.

•

Vincera Pharma has additional pipeline assets of interest. Vincera Pharma has a bioconjugation platform that selectively delivers novel toxins to cancer cells via SMDCs or ADCs. There are multiple applications of this technology by targeting novel or known targets. Existing programs are addressing an undisclosed cancer surface marker, CD123 (also known as IL3RA), and CXCR5, which could enable clinical development programs in solid tumors, non-Hodgkin lymphoma, leukemias, myelodysplastic syndromes (“MDS”), mantle cell lymphoma, and DLBCL.

•

Multiple Phase 1b clinical readouts expected in the next 15 months. Vincera Pharma plans to expand the current clinical trial to include patient populations of interest with the intent of acquiring proof-of- principal results by the end of 2021. If one or more of the proof-of-principal results are achieved, the potential for Vincera Pharma to see future clinical and eventually commercial successes may be enhanced.

•

Vincera Pharma has an experienced management team with a track record of success. Vincera Pharma’s founding team includes Ahmed M. Hamdy, M.D. and Raquel E. Izumi, Ph.D., two biotech entrepreneurs who were instrumental in the clinical development of the BTK inhibitors, IMBRUVICA® and CALQUENCE®. In the case of IMBRUVICA®, Dr. Hamdy served as the chief medical officer and Dr. Izumi was the senior director of clinical development of Pharmacyclics LLC. At Pharmacyclics, they helped advance IMBRUVICA® from early development into Phase 2 trials in less than 3 years, with all three Phase 2 studies resulting in breakthrough therapy designation and accelerated approvals. In the case of CALQUENCE®, Drs. Hamdy and Izumi were co-founders of Acerta Pharma, taking the asset from preclinical development to accelerated approval for mantel cell lymphoma in 4 years. In addition, John Byrd, M.D. is a co-founder of Vincera Pharma and a key expert on drug development for hematologic malignancies. Dr. Byrd has published more than 400 papers related to the clinical and laboratory investigation in CLL and AML, and his lab has shown that therapeutics like RITUXAN®, IMBRUVICA®, CALQUENCE®, and ZYDELG® are active in CLL.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of LSAC. The risks and costs to LSAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in LSAC being unable to effect a business combination by May 2021 and force LSAC to liquidate and the warrants to expire worthless.

•	Stockholder Vote. The risk that LSAC’s stockholders may fail to provide the votes necessary to effect the Business Combination.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within LSAC’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•	Other Risks. Various other risks associated with the Business Combination, the business of LSAC and the business of Vincera Pharma described under the section entitled “Risk Factors.”

The Board determined that at the time the Merger Agreement was entered into, Vincera Pharma had a fair market value of at least 80% of the value of the Trust Account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the Trust Account). In addition to considering the factors described above, the Board also considered that some officers and directors of LSAC may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of LSAC’s stockholders (see “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination”). LSAC’s independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the Business Combination:

The Board concluded that the potential benefits that it expected LSAC and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, LSAC and its stockholders.

The Board recommends a vote “FOR” the Business Combination Proposal and each of the other Proposals. The Board have interests that may be different from, or in addition to your interests as a stockholder. See “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Summary of LSAC Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed by LSAC in connection with the valuation of Vincera Pharma. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the Board. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of Vincera Pharma. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by us. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying our financial analyses and the Board’s recommendation.

In performing our analyses, we made numerous material assumptions with respect to, among other things, timing of clinical trials, patient enrollment, timing of receipt of regulatory approvals that may be needed, characterization of the product candidates, the timing of, and amounts of, any royalty payments, milestone payments or other payments due to third parties by Vincera Pharma, the entry by Vincera Pharma into license or collaboration agreements, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of LSAC, Vincera Pharma or any other parties to the Business Combination. Further, we specifically assumed:

•	Vincera Pharma will be able to proceed into Phase Ib clinical trials in accordance with its clinical development plan;

•	Vincera Pharma will be able to advance the development of its preclinical SMDC and ADC drug pipelines to IND within the next few years; and

•

The cash delivered to Vincera Pharma at the closing of the Business Combination will be sufficient to finance Vincera Pharma for approximately the next 18 months (at least through Phase Ib proof-of-concept), allowing for the achievement of meaningful clinical catalysts and value creation as a result of the closing of the Business Combination.

None of Vincera Pharma, LSAC, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Vincera Pharma do not purport to be appraisals or reflect the prices at which Vincera Pharma shares may actually be valued. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 22, 2020 and is not necessarily indicative of current market conditions.

Selected Oncology Comparable Company Analysis

LSAC reviewed certain financial information of Vincera Pharma and compared it to certain comparable oncology companies, selected based on LSAC’s experience and the professional judgment of its management team. LSAC identified the following criteria as significant in determining whether a company was considered to be comparable:

•	Stage of drug development: The availability and quality of clinical/preclinical data can materially affect the value of a particular asset.

•

Technology and mechanism of action: Identifying how a drug works is critical in identifying appropriately comparable companies. Generally, certain therapeutic approaches (such as monoclonal antibodies, small molecules, oncolytic viruses and phages) can be partially de-risked by the success of similar drugs. The success of similar mechanisms of action can also provide validation. The extent to which certain technologies and therapeutic approaches have been externally validated by similar products can materially influence a company’s valuation. This is especially true when attempting to determine the valuation of an early-stage clinical asset.

•

Target therapeutic category/indication: Target market is critical in assessing the value of a drug. Certain indications have much larger addressable markets and accordingly, commercial prospects. Analyzing companies targeting the same market can provide insight into determining an appropriate valuation based on the market opportunity. Clinical-stage drug candidates targeting the same indications at similar stages of development implicitly share a number of important qualities with respect to commercial opportunity, including projected competitive landscape and potential peak sales.

None of the selected companies has characteristics identical to Vincera Pharma. Some of the companies have greater resources than does Vincera Pharma, and their product candidates may be more advanced than Vincera Pharma. An analysis of selected publicly traded companies is not purely quantitative; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. LSAC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, LSAC also made qualitative judgments, based on its experience and the professional judgment of its management team, concerning differences between the operational, business and/or financial characteristics of Vincera Pharma and the selected companies to provide a context in which to consider the results of the quantitative analysis.

Selected Small Molecule Targeted Oncology Comparable Company Analysis

LSAC considered certain financial and operating data for small molecule targeted oncology companies that LSAC deemed relevant for analysis, including the criteria set forth above specifically with respect to VIP152 and VIP217, and determined the following factors were important in selecting comparable companies:.

•	Stage of drug development: VIP152 is in Phase I development, and had clinical data that included 2/7 complete responses in DH-DLBCL.

•	Technology and mechanism of action: VIP152 is a highly selective small molecule drug that inhibits positive transcription elongation factor beta/cyclin-dependent kinase 9 (PTEFb/CDK9).

•	Target therapeutic category/indication: VIP152 is targeting a variety of indications in oncology, including NHL, AML, and solid tumors

Each of the following selected comparable small molecule companies has at least one product that was deemed by LSAC to be comparable to VIP152 and were relevant to Vincera Pharma’s market valuation to warrant inclusion in LSAC’s analysis. These companies were presented to and considered by the Board (on

September 11, 2020):

Company	Comparable trial(s)	Selected Comparable Valuation (SMM)
MEI Pharma	Phase I	$314
Zentalis	Phase I	$1,156
RAPT	Phase II	$883
Prelude Therapeutics	Phase I	$135
Peloton	Phase II	$1,100
Mean		$718

Based on this analysis of these companies, which LSAC deemed relevant based on its professional judgment and expertise, LSAC compared the selected equity values of these companies to the proposed pre-money valuation for Vincera Pharma of $55,000,000.

For public companies, the selected equity values were based on the company’ market cap as of September 11,

2020. For private and acquired companies, selected valuation figures were sourced from certain financial databases, including Pitchbook.

LSAC also considered additional analysis regarding the following comparable small molecule companies for informational purposes in order to better gauge the public market performance of comparables and provide further context to what the present market value of the Vincera Pharma small molecule drug program might be upon the closing of the Business Combination:

Company	Comparable trial(s)	Shares Outstanding per June 30 filing (MM)	60d moving avg price (June 1-Aug 21)	60d moving avg adjusted Market Cap (SMM)
MEI Pharma	Phase I	112.522	$3.40	$383
Syndax	Phase I	38.549	$15.26	$588
Aptose	Phase I	87.484	$5.95	$521
RAPT	Phase II	24.469	$25.05	$613
Mean				$526

Based on this analysis of these companies, which LSAC deemed relevant based on its professional judgment and expertise, LSAC applied a band of plus or minus 25% of the 60 day moving average share price market cap (calculated using the average share price of each company between June 1 and August 21, 2020).

This analysis resulted in the following implied per share equity value range for Vincera Pharma shares of $18.59 to $30.11 (after the issuance of earnout shares to Vincera Pharma upon the achievement of the first earnout milestone):

Scenario	MEAN 60 DMA adjusted MC ($MM)	Implied Per Share Equity Value Range
Mean minus 25%	$395	$18.59
Mean	$526	$24.33
Mean plus 25%	$658	$30.11

LSAC compared these ranges to the $10.00 valuation per LSAC Share (such valuation derived through negotiation between LSAC and the Sellers and was based in part on the initial public offering price of LSAC’s units) proposed to be paid to the holders of the Vincera Pharma shares in the form of newly issued LSAC Shares pursuant to the Merger Agreement.

Selected Antibody-Drug Conjugate Comparable Company Analysis

In addition to its analysis of comparable small molecule targeted oncology companies, LSAC considered certain financial and operating data for antibody-drug conjugate-oriented companies that LSAC deemed relevant for analysis. A similar selection process was used to identify comparable assets, but with less emphasis on stage of development. This comparable company analysis is intended to provide context regarding the potential value of the Vincera Pharma platform given successful advancement and maturation of the assets to a later stage of development.

The following selected comparable antibody-drug conjugate companies were presented to and considered by the Board (on September 11, 2020):

Company	Comparable trial(s)	Selected Comparable Valuation (SMM)
Mersana	Phase I	$1,260
ADC Therapeutics	Phase II	$2,693
Immunogen	Phase II	$651
Tarveda Therapeutics	Phase I	$99
Heidelberg	Preclinical	$154
Mean		$971

Based on this analysis of these companies, which LSAC deemed relevant based on its professional judgment and expertise, LSAC compared the equity value of these companies to the proposed pre-money valuation for Vincera Pharma of $55,000,000.

For public companies, the selected equity values were based on the company’ market cap as of September 11,

2020. For private and acquired companies, selected valuation figures were sourced from certain financial databases, including Pitchbook.

LSAC also considered additional analysis regarding the following comparable antibody-drug conjugate companies for informational purposes:

Company	Comparable trial(s)	Shares Outstanding per June 30 filing (MM)	60d moving avg price (June 1-Aug 21)	60d moving avg adjusted Market Cap (SMM)
Mersana	Phase I	68.415	$20.83	$1,425
ADC Therapeutics	Phase II	70.716	$43.71	$3,091
Immunogen	Phase II	174.542	$4.38	$765
Sutro Biopharma	Phase I	35.879	$8.76	$314
Heidelberg Pharma	Preclinical	31.031	$4.89	$152
Mean				$1,149

Based on this analysis of these companies, which LSAC deemed relevant based on its professional judgment and expertise, LSAC applied a band of plus or minus 25% of the 60 day moving average share price market cap (calculated using the average share price of each company between June 1 and August 21, 2020.

This analysis resulted in the following implied equity value range of $862 million—$1,436 million:

Scenario	MEAN 60 DMA adjusted MC ($MM)
Mean minus 25%	$862
Mean	$1,149
Mean plus 25%	$1,436

Because most of the companies in the foregoing list and their respective assets in development are much more advanced than the candidates in Vincera Pharma’s preclinical pipeline, LSAC did not directly attribute any particular per-share value to Vincera Pharma’s bioconjugation platform. However, LSAC management compared these ranges, in combination with those attributed to Vincera Pharma’s small molecule programs, to the proposed valuation to be paid to the holders of the Vincera Pharma shares in the form of newly issued LSAC Shares pursuant to the Merger Agreement and, in their professional judgment, deemed the transaction to be attractive.

Selected Comparable Companies and Pharma Spin-Outs Analysis

In addition to its analysis of comparable small molecule targeted oncology companies and antibody-drug conjugate-oriented companies, LSAC considered certain financial and operating data for comparable companies and pharma spin-outs that LSAC deemed relevant for analysis. LSAC’s criteria for selecting these companies was fairly different from criteria disclosed above. While the review of public companies was intended to establish what the potential market valuation of Vincera Pharma could be upon the closing of the Business Combination, this analysis was intended to determine the valuations that comparable companies had received in similar financing transactions. For this analysis, LSAC considered several characteristics of the contemplated Business Combination to be material with respect to determining an appropriate deal valuation:

•

Series A financing: Since Vincera Pharma has not raised any capital from third-party investors to date, there was no prior financing valuation by a third party to provide a basis for the valuation of the

Business Combination. In this analysis, LSAC reviewed other companies’ Series A (or equivalent first institutional round) financings in order to determine the kinds of valuations that companies received when they did not have existing institutional investors to provide third-party validation.

•

Assets in-licensed/acquired from a third party: The assets that compose Vincera Pharma’s pipeline would be acquired from Bayer, rather than developed internally. As a result, Vincera Pharma is in a fairly specific situation of having a comparatively mature pipeline relative to most other companies at the time of their first institutional financing. In order to provide context to what an appropriate valuation might be, we analyzed companies that had acquired their assets from external sources, with an emphasis on assets acquired from big pharma.

•

LSAC’s high-quality institutional investor base: LSAC’s investor base is composed primarily of dedicated fundamental healthcare investors. Receiving capital from these investors is valuable to private companies without existing institutional backing.

•

Strong management team: Vincera Pharma’s management team was considered by LSAC to have an exceptional track record, which gave LSAC confidence in Vincera Pharma’s management team’s ability to execute upon their clinical development plan.

Certain selected comparable companies and spin-outs, and their pre-money equity valuations at Series A (or a comparable financing, as selected by LSAC management), were presented to and considered by the Board (on September 11, 2020). The selected comparable companies included: Akero, Loxo Oncology, Neoleukin, Kura Oncology, Rain Therapeutics, ARMO Biosciences, Relypsa, Sierra Oncology, Impact Biomedicines, Mirum, Odonate, Erasca, True North, and 89Bio. The resulting pre-money valuations from this analysis are summarized below:

Pre-Money Valuation ($MM)
High	$60
Mean	$29
Median	$25
Low	$7

Based on this analysis of these companies, which LSAC deemed relevant based on its professional judgment and expertise, LSAC compared the equity value of these companies to the proposed pre-money valuation for Vincera Pharma of $55,000,000.

For private and acquired companies, selected valuation figures were sourced from certain financial databases, including Pitchbook. For certain public companies, valuation figures were estimated based on company SEC filings.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Board in favor of the approval of the Business Combination Proposal and each of the other Proposals, you should keep in mind that LSAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•

If a proposed business combination is not completed by the date that is 24 months from the closing of the IPO, or March 10, 2020, LSAC will be required to liquidate. In such event, 1,640,942 LSAC Shares held by the Sponsor, which were acquired prior to the IPO for an aggregate purchase price of $25,000, will be worthless. Such LSAC Shares had an aggregate market value of approximately $[●] based on the closing price of the LSAC Shares of $[●] on The Nasdaq Capital Market as of [●], 2020.

•

The exercise of LSAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interests.

•

If the Business Combination with Vincera Pharma is completed, pursuant to the Voting Agreement, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders will have a right to designate two (2) directors of the Combined Company Board.

•

Pursuant to Sections 8.6 and 8.7 of the Merger Agreement, upon consummation of the Business Combination (i) $500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 will be converted into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant to be issued to LifeSci Holdings LLC and with the remaining $500,000 of such amount converted at a conversion price equal to $10.00 per share into 50,000 LSAC Shares to be issued to LifeSci Holdings LLC; and (ii) the deferred underwriting discount payable to the underwriters of the IPO will be converted into LSAC Shares at a conversion price per share equal to $10.00, of which 140,796 shares will be issued to LifeSci Holdings LLC and 88,936 shares will be issued to the underwriters of the IPO.

•	Andrew I. McDonald, who is LSAC’s Chief Executive Officer and Chairman, is expected to continue to serve as a director of the Combined Company following the closing of the Business Combination.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and the related agreements entered or to be entered into in connection therewith, copies of which are attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement, including the exhibits attached thereto, in its entirety for a more complete description of the terms and conditions of the Business Combination.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of LSAC without considering the entirety of public disclosure about LSAC as set forth in LSAC’s SEC filings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in this proxy statement or in other public disclosures by LSAC.

Business Combination with Vincera Pharma; Acquisition Consideration

On September 25, 2020, LSAC entered into a Merger Agreement with Vincera Pharma, Merger Sub and the Sellers’ Representative. As of the date of the Merger Agreement, the Sellers owned 100% of the issued and outstanding Vincera Pharma Shares. Upon the closing of the Business Combination, LSAC will acquire 100% of the issued and outstanding Vincera Pharma Shares, in exchange for the Sellers’ right to receive, for each issued and outstanding Vincera Pharma Share, the number of LSAC Shares equal to the Exchange Ratio, and the Earnout Shares after the closing of the Business Combination, if any, that may be issuable from time to time. Upon the closing of the Business Combination, LSAC will change its name to “Vincera Pharma, Inc.”

The issuance of LSAC Shares to the Sellers is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act. The aggregate value of the consideration to be paid by LSAC in the Business Combination (excluding the Earnout Shares) is approximately $55.0 million (calculated as follows: 5,500,000 LSAC Shares, the anticipated number of LSAC Shares to be issued to the Sellers (excluding the Earnout Shares), multiplied by $10.00 (the anticipated Closing Price Per Share at the time of the closing of the Business Combination)). For U.S. federal income tax purposes, the Business Combination is intended to constitute a tax free reorganization within the meaning of Section 368(a) of the Code.

The Sellers are entitled to receive Earnout Shares after the closing of the Business Combination if the daily volume-weighted average price of the LSAC Shares equals or exceeds the following prices for any 20 trading days within any 30 trading-day period (the “Trading Period”) following the closing: (1) during any Trading Period prior to the forty-two (42) month anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $20.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; (2) during any Trading Period prior to the six (6) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $35.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share; and (3) during any Trading Period prior to the eight (8) year anniversary of the closing, upon achievement of a daily volume-weighted average price of at least $45.00 per share, such number of LSAC Shares as equals the quotient of $20,000,000 divided by the Closing Price Per Share. A total of 90.6% of (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Sellers on a pro-rata basis based on the percentage of their Vincera Pharma Shares immediately prior to the closing of the Business Combination, and the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Sellers but in lieu thereof the number of authorized shares available for issuance under the 2020 Plan shall be automatically increased by an equivalent number of LSAC Shares. The Business Combination is not subject to regulatory approval.

We refer to this transaction as the “Business Combination.”

Representations and Warranties

In the Merger Agreement, Vincera Pharma makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Vincera Pharma and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter documents and corporate records; (f) related-party transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employees; (q) employment and, labor and compensation matters; (r) taxes and audits; (s) environmental matters; (t) brokers and finders; (u) FDA regulations; (v) litigation; (w) real property; and (x) other customary representations and warranties.

In the Merger Agreement, LSAC makes certain representations and warranties relating to, among other things: (a) title to shares capitalization; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; (g) validity of Nasdaq listing; (h) SEC filing requirements and financial statements; (i) compliance with laws, including those relating to foreign corrupt practices and money laundering; (j) absence of certain changes or events; (k) properties; (l) material contracts; (m) insurance and; (n) taxes, (o) absence of conflicts, (p) board approval and (q) employees and employee benefit plans.

The representation and warranties contained in the Merger Agreement will not survive the closing of the Business Combination.

Conduct Prior to Closing; Covenants

Vincera Pharma has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of LSAC (which shall not be unreasonably withheld, conditioned or delayed).

LSAC has agreed to operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of Vincera Pharma.

The Agreement also contains certain customary covenants, including covenants relating to:

•	Each of LSAC and Vincera Pharma providing the other with notice of certain events.

•	Each of LSAC and Vincera Pharma providing the other with applicable financial statements.

•	LSAC appropriately disbursing the funds in the Trust Account at the closing of the Business Combination.

•	Vincera Pharma shall use reasonable efforts to enter into employment agreements with certain key employees on terms acceptable to Vincera Pharma, LSAC and the key employees.

•	LSAC purchasing a directors and officers tail liability insurance policy.

•	Each of LSAC and Vincera Pharma agreed not to solicit, maintain or recommend an alternative transaction by changing the board recommendation.

Neither Vincera Pharma nor LSAC is allowed to enter into a financing transaction or any agreement relating to the sale of such party’s assets or equity securities, or a merger or change of control agreement with respect to such party or its assets, without the prior written consent of the other party, other than certain Vincera Pharma permitted financings and licensing by Vincera Pharma in the ordinary course of business.

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

•	Filing a proxy statement relating to the business combination with the SEC.

•	The Combined Company filing a registration statement with the SEC within 30 days after the closing of the Business Combination.

•	Establishing an equity incentive plan for LSAC to be approved by LSAC’s stockholders prior to the closing of the Business Combination.

•

Converting $500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 upon consummation of the Business Combination into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant to be issued to LifeSci Holdings LLC and converting the remaining $500,000 of such amount shall be converted upon consummation of the Business Combination at a conversion price equal to $10.00 per share into 50,000 LSAC Shares to be issued to LifeSci Holdings LLC.

•

Converting the deferred underwriting discount payable to the underwriter of the IPO into LSAC Shares at a conversion price per share equal to $10.00, of which 140,796 shares shall be issued to LifeSci Holdings LLC and 88,936 shares shall be issued to the underwriter of the IPO.

•

Amending 500,000 of the Private Warrants held by Rosedale Park, LLC and 500,000 of the Private Warrants held by LifeSci Holdings LLC to remove the cashless exercise provision and include a redemption provision substantially identical to the provision set forth in Section 6.1 of the LSAC Warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the closing of the Business Combination unless the last sales price of the LSAC Shares has been equal to or greater than $20.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If Vincera Pharma determines that it needs additional capital prior to the time that the LSAC Warrants may otherwise be called for redemption pursuant to the foregoing terms, the parties agree to discuss the possibility of calling the Private Warrants for redemption prior to such time.

Conditions to Closing

General Conditions

Consummation of the Business Combination is conditioned upon, among other things:

•	The Proposals have been approved and adopted by the requisite affirmative vote of the stockholders.

•	No applicable law or Order (as defined in the Merger Agreement) that restrains, prohibits or imposes any condition on the consummation of the Business Combination shall be in force.

•	No Action being brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Business Combination.

•	Each of the Voting Agreement and the Registration Rights Agreement shall have been entered into and the same shall be in full force and effect.

•	The Combined Company’s listing application with Nasdaq in connection with the transactions contemplated by the Merger Agreement have been approved.

•	The Bayer License Agreement shall have been entered into and the same shall be in full force and effect, subject to completion of the Business Combination.

•	The transaction expenses of each of LSAC and Vincera Pharma shall have been paid and LSAC shall have cash on hand equal to or in excess of $40,000,000.

Vincera Pharma’s Conditions to Closing

The obligation of Vincera Pharma to consummate the Business Combination, in addition to the general conditions described above, is conditioned upon, among other things, each of the following:

•

LSAC and Merger Sub shall have performed in all material respects all of their obligations under the Merger Agreement that are required to be performed prior to the closing of the Business Combination.

•

The representations and warranties of LSAC and Merger Sub contained in the Merger Agreement and in any certificate delivered by LSAC and Merger Sub are true, correct and complete at and as of the closing of the Business Combination or, if otherwise specified, when made or when deemed to have been made, and be true, correct and complete as of the closing of the Business Combination, except to the extent such failure would not have a material adverse effect on LSAC.

•	There have been no events that have had a material adverse effect on LSAC.

•	LSAC shall have delivered all certificates required to be delivered under the Merger Agreement.

•

The members of the Combined Company Board have been appointed pursuant to the Voting Agreement and the members of the Board prior to the closing of the Business Combination who are not continuing as directors of the Combined Company have executed written resignations effective as of the effective time of the Business Combination.

•	Vincera Pharma shall have received all documents it may reasonably request relating to the existence of LSAC and Merger Sub and their authority to enter and perform under the Merger Agreement.

•	LSAC shall have no indebtedness other than up to $1,000,000 for working capital purposes in the ordinary course.

LSAC’s Conditions to Closing

The obligation of LSAC to consummate the transactions contemplated by the Merger Agreement, in addition to the general conditions described above, is conditioned upon, among other things, each of the following:

•	Vincera Pharma shall have performed in all material respects all of their obligations under the Merger Agreement that are required to be performed prior to the closing of the Business Combination.

•

The representations and warranties of Vincera Pharma contained in the Merger Agreement and in any certificate delivered by Vincera Pharma are true, correct and complete at and as of the closing of the Business Combination or, if otherwise specified, when made or when deemed to have been made, and be true, correct and complete as of the closing of the Business Combination, except to the extent such failure would not have a material adverse effect on Vincera Pharma.

•	There have been no events that have had a material adverse effect on Vincera Pharma.

•	Vincera Pharma shall have delivered all certificates required pursuant to the Merger Agreement.

•	LSAC shall have received the required financial statements from the Company at least 30 days before the closing of the Business Combination.

•

LSAC shall have received (i) a copy of Vincera Pharma’s certificate of incorporation certified as of a recent date by the Secretary of State of the State of Delaware, (ii) copies of resolutions duly adopted by the board of directors of Vincera Pharma and by the vote or consent of the Vincera Pharma stockholders authorizing the Merger Agreement and other transactions contemplated thereby, (iii) a certificate of the Secretary of Vincera Pharma, and (iv) a recent good standing certificate regarding Vincera Pharma from each jurisdiction in which Vincera Pharma is organized or is qualified to do business.

•	Certain key employees of Vincera Pharma shall have executed the key employment agreements, and the same shall be in full force and effect, subject to completion of the Business Combination.

•	The Lock-up Agreements shall have been entered into and the same shall be in full force and effect.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing of the Business Combination, whether before or after approval of the Proposals being presented to LSAC’s stockholders, as follows:

•

If the closing of the Business Combination has not occurred by December 31, 2020 (the “Outside Closing Date”), and no material breach of the Merger Agreement has occurred by the party seeking to terminate the Merger Agreement, LSAC or Vincera Pharma shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party, by giving written notice to the other at any time after the Outside Closing Date.

•

In the event that any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order is final and non-appealable, each of LSAC or Vincera Pharma shall have the right, at its sole option, to terminate the Merger Agreement without liability to the other party.

•

LSAC and Vincera Pharma may terminate the Merger Agreement by giving notice to the other party at any time prior to the closing of the Business Combination, without prejudice to any rights or obligations the notifying party may have, if the party to be notified materially breached any representation, warranty, agreement or covenant contained in the Merger Agreement, and such breach has caused a failure of a closing condition of the notifying party and is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the breaching party of a notice describing in reasonable detail the nature of such breach.

Effect of Termination

In the event of termination of the Merger Agreement by either LSAC or Vincera Pharma, all further obligations of the parties shall terminate, other than for liability of any party for common law fraud.

Related Agreements

Lock-up Agreements

Each Vincera Pharma stockholder has agreed to enter into a lock-up Agreement with LSAC, in substantially the form attached to the Merger Agreement (the “Lock-up Agreement”), with respect to their LSAC Shares (or any securities convertible into, or exchangeable for, or representing the rights to receive LSAC Shares) to be received by it in the Business Combination or during the Lock-up Period (as defined below) (such shares, the “Lock-up Shares”). Pursuant to such Lock-up Agreement, each Vincera Pharma stockholder will agree that during the Lock-up Period, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-up Shares, whether any of these transactions are to be settled by delivery of any Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of LSAC.

The “Lock-up Period” means a period of six months after the closing date of the Business Combination.

Notwithstanding these restrictions, Vincera Pharma stockholders will be permitted to make transfers (i) by gift, will or intestate succession upon the death of such holder, (ii) to any Permitted Transferee (defined below), (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (iv) pursuant to a tender offer, merger, stock sale, recapitalization, consolidation or similar transaction involving LSAC, (v) pursuant to the exercise or vesting of a stock option, RSU or other award under an equity-based incentive plan, or (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act so long as such plan does not permit the transfer of the Lock-up Shares during the Lock-Up Period other than as otherwise allowed pursuant to this paragraph; provided, however, that in any of cases (i), (ii) or (iii) it shall be a condition to such transfer that the transferee executes and delivers to LSAC an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of the Lock-up Agreement applicable to the Vincera Pharma stockholder.

For purposes of the Lock-up Agreement, a Permitted Transferee means (i) the members of such Vincera Pharma stockholder’s immediate family (for purposes of the Lock-up Agreement, “immediate family” shall mean with respect to any natural per-son, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of a holder or the immediate family of a holder, (iii) if the holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the holder is a corporation, limited liability company, partnership or other entity, its partners, shareholders, members of, or owners of similar equity interests in the holder by way of distribution upon the liquidation and dissolution of the holder or (v) any affiliate of the holder.

Registration Rights Agreement

LSAC, the Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders have agreed to enter into an amended and restated registration and stockholder rights agreement, in substantially the form attached to the Merger Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, such parties will hold registration rights that obligate LSAC to register for resale under the Securities Act, all or any portion of the LSAC Shares issued under the Merger Agreement, including any Earnout Shares, as well as LSAC Shares (including shares subject to Private Warrants) held by such parties. Such parties holding a majority-in-interest of all such registrable securities will be entitled to make a written demand for up to three registrations under the Securities Act of all or part of the their registrable securities. Subject to certain exceptions, if any time after the closing of the Business Combination, the Combined Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Combined Company shall give notice to the holders of registrable securities as to the proposed filing and offer such holders an opportunity to register the resale of such number of their registrable securities as they request in writing. In addition, subject to certain exceptions, such holders of registrable securities will be entitled under the Registration Rights Agreement to request in writing that LSAC register the resale of any or all of their registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Under the Registration Rights Agreement, LSAC has agreed to indemnify such stockholders and certain persons or entities related to such stockholders against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell registrable securities, unless such liability arose from their misstatement or omission, and such stockholders including registrable securities in any registration statement or prospectus will agree to indemnify the Combined Company and certain persons or entities related to LSAC against all losses caused by their misstatements or omissions in those documents.

Voting Agreement

The Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders have agreed to enter a voting and support agreement, in substantially the form attached to the Merger Agreement (the “Voting Agreement”). Under the Voting Agreement, such parties have agreed to vote or cause to be voted all shares owned by them from time to time that may be voted in the election of LSAC directors, and shall cause their director designees, to ensure that (i) the size of the LSAC board of directors is set and remains at nine directors, (ii) seven persons nominated by the Vincera Pharma stockholders and two persons nominated by the LSAC stockholders who are parties thereto are elected to the LSAC board of directors, and (iii) no member of the LSAC board of directors is removed without the approval of the stockholders entitled to designate such director. The Voting Agreement will terminate upon the earliest to occur of (i) the written consent of LSAC and a majority-in-interest of each of the Vincera Pharma stockholders and the LSAC stockholders who are parties to the Voting Agreement, (ii) the consummation of an acquisition of LSAC, or (iii) five years following the closing of the Business Combination.

Other Agreements

As of the date of the Merger Agreement, LSAC had entered into voting agreements with holders of 3,945,350 LSAC Shares, including but not limited to Acuta Capital, RTW Investments, Surveyor Capital (a Citadel company), Logos Capital, EcoR1 Capital, Perceptive Advisors, Boxer Capital of Tavistock Group, Monashee Investment Management, Altium Capital and Affinity Asset Advisors. The material terms of these voting agreements, a form of which is attached to this proxy statement as Annex D, include the agreement of such stockholders to vote in favor of the transactions contemplated by the Merger Agreement and to not redeem or sell their LSAC Shares.

PROPOSAL NO. 2—THE CHARTER AMENDMENT PROPOSAL

The following table sets forth a summary of the principal changes proposed to be made between LSAC’s Amended and Restated Certificate of Incorporation and the proposed Amended Charter. Stockholders are being asked to vote on each of the proposed principal changes to LSAC’s Amended and Restated Certificate of Incorporation individually, as provided on the proxy card. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Amended Charter
Name Change	LSAC’s current name is LifeSci Acquisition Corp. See Article First of the Amended and Restated Certificate of Incorporation.	Under the proposed Amended Charter, the Combined Company’s name will be Vincera Pharma, Inc. See Article I of the proposed Amended Charter.
Authorized Stock

LSAC’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of common stock and 1,000,000 shares of preferred stock.

See Article Fifth of the Amended and Restated Certificate of Incorporation.

The proposed Amended Charter will authorize the issuance of up to 120,000,000 shares of common stock and 30,000,000 shares of preferred stock. See Article IV of the proposed Amended Charter.
Business Combination Requirements

LSAC’s Amended and Restated Certificate of Incorporation provides for requirements related to LSAC’s initial business combination, including the time period during which LSAC must consummate its initial business combination, the parameters under which it may consummate an initial business combination, redemption rights for holders of LSAC Shares upon the consummation of its initial business combination, the creation of, and distributions from, the Trust Account, and share issuances prior to its initial business combination.

See Article Sixth of the Amended and Restated Certificate of Incorporation.

None.
Choice of Forum	LSAC’s Amended and Restated Certificate of Incorporation provides that unless LSAC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative	The proposed Amended Charter provides that unless the Combined Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State

	Current Charter	Proposed Amended Charter

action or proceeding brought on behalf of LSAC, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of LSAC to LSAC or LSAC’s stockholders, or any claim for aiding and abetting any such alleged breach, (iii) action asserting a claim against LSAC or any director or officer of LSAC arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of incorporation or the Amended Bylaws or (iv) action asserting a claim against LSAC or any director or officer of LSAC governed by the internal affairs doctrine except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums.

The federal district courts of the United States of America shall be the sole and exclusive forum for suits brought to enforce any liability or duty created by the Exchange Act.

See Article Tenth of the Amended and Restated Certificate of Incorporation.

of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Combined Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Combined Company or its stockholders by any director, officer or other employee of the Combined Company, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The proposed Amended Charter also requires that, unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

See Article VII of the proposed Amended Charter.

Supermajority Voting	None.	The proposed Amended Charter requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the shares of the capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, to amend in any respect or repeal Article IX

Current Charter	Proposed Amended Charter

and provisions pertaining to: (i) the requirements for the adoption, amendment or repeal of the proposed bylaws of the Combined Company (the “Amended Bylaws”), the management of the business and affairs of the corporation by the Combined Company Board, and the number of directors of the Combined Company, under Article V; (ii) the stockholders’ inability to take action via written consent without a meeting regarding matters required or permitted to be taken at any annual of special meeting of the stockholders, persons who can call special meetings of the stockholders of the Combined Company and Combined Company Board’s authority to postpone, reschedule or cancel such special meeting, notice requirements for stockholder meetings and books and records requirements, under Article VI; (iii) forum selection, under Article VII; and (iv) limitations on liability, indemnification, insurance, and the effect of the repeal or modification of such provisions under Article VIII.

See Article IX of the proposed Amended Charter.

Reasons for the Post-Merger Charter Amendments

Name Change

Changing the post-combination corporate name from “LifeSci Acquisition Corp.” to “Vincera Pharma, Inc.” is desirable to reflect the business combination with Vincera Pharma and to clearly identify the Combined Company as the publicly traded entity. Additionally, the Board believes the name of the post-combination company should more closely align with the name of the existing operating business of Vincera Pharma.

Authorized Stock

The principal purpose of this proposal is to authorize additional LSAC Shares, which will be used to issue shares pursuant to the Merger Agreement, under the 2020 Plan as proposed to be approved in connection with the Business Combination, and for general corporate purposes. Additionally, the Board believes that it is important for the Combined Company to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support the Combined Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Notwithstanding the foregoing, authorized but unissued common stock may enable the Combined Company Board. to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the

Combined Company’s common stock. If, in the due exercise of its fiduciary obligations, for example, the Combined Company Board were to determine that a takeover proposal was not in the best interests of the Combined Company, such shares could be issued by the Combined Company Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Combined Company to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Business Combination Requirements

Removing the Business Combination provisions from the proposed Amended Charter is desirable and the provisions specific to the Business Combination prior to the consummation LSAC’s initial business combination will not be applicable to the Combined Company.

Choice of Forum

Designating the choice of forum provision is desirable to (i) delineate specific matters (excluding complaints asserting a cause of action under the Securities Act or the Exchange Act) for which the Court of Chancery of the State of Delaware, or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware, is the sole and exclusive forum, unless the Combined Company consents in writing to the selection of an alternative forum; and (ii) provide notice to stock holders of the Combined Company that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act. Although we believe these provisions will benefit the Combined Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Combined Company’s directors and officers, although the Combined Company’s stockholders will not be deemed to have waived the Combined Company’s compliance with federal securities laws and the rules and regulations thereunder.

Supermajority Voting

The supermajority voting provisions are desirable to enhance the continuity and stability of the Combined Company Board.

Required Vote

Approval of each of the principal proposed changes in the Charter Amendment Proposal as provided on the proxy card requires the affirmative vote of a majority of the issued and outstanding LSAC Shares.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Charter Amendment Proposal.

PROPOSAL NO. 3—THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Merger Agreement, LSAC is required to issue more than 20% of the issued and outstanding LSAC Shares to the Sellers. Because the issuance is in excess of 20% of the outstanding LSAC Shares, which will result in a change of control, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of common stock to be issued is or will be equal to or in excess of 20% of the number of common stock outstanding before the issuance of the stock or securities; or (C) any director, officer or Substantial Shareholder (as defined by Nasdaq Listing Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required for a transaction that will result in a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is approved, LSAC would issue shares representing more than 20% of the outstanding LSAC Shares in connection with the Business Combination. The issuance of such shares would result in significant dilution to the LSAC stockholders and would result in our existing stockholders owning a smaller percentage interest in the voting power, liquidation value and aggregate book value of LSAC. In addition, the issuance of such shares will result in the former stockholders of Vincera Pharma obtaining a majority of the outstanding LSAC Shares.

It is a condition to the obligations of LSAC and Vincera Pharma to close the Business Combination that LSAC’s listing application in connection with the Business Combination be approved. As a result, if the Nasdaq Proposal is not approved, the Business Combination will not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of LSAC Shares represented in person or by proxy at the special meeting of LSAC stockholders and entitled to vote thereon.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Nasdaq Proposal.

PROPOSAL NO. 4—THE DIRECTOR ELECTION PROPOSAL

Background and Overview

Pursuant to LSAC’s Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes, First Class, Second Class and Third Class, with each class serving a three-year term. The Amended Charter provides that the authorized number of directors shall be fixed in the manner as provided in the Amended Bylaws, which bylaws are to provide for a classified board with three terms pursuant to the Merger Agreement.

Pursuant to the Merger Agreement, at the closing of the Business Combination, we will expand the size of the Board from eight (8) directors to nine (9) directors, seven (7) of which will be designated by the Sellers, and two (2) of which will be designated by LifeSci Investments, LLC, in accordance with the terms of the Voting Agreement.

Effect of Proposal on Current Stockholders

Effective upon the closing of the Business Combination, and the Board will consist of nine (9) directors:

•	Raquel E. Izumi, Laura I. Bushnell and Mark A. McCamish serving as Class I directors until the 2021 annual meeting of stockholders, or until their respective successors are duly elected and qualified;

•

John H. Lee, Christopher P. Lowe and Francisco D. Salva serving as Class II directors until the 2022 annual meeting of stockholders, or until their respective successors are duly elected and qualified; and

•

Ahmed M. Hamdy, Brian J. Druker and Andrew I. McDonald serving as Class III directors until the 2023 annual meeting of stockholders, or until their respective successors are duly elected and qualified.

Information regarding each nominee is set forth in the section entitled “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers after the Business Combination.”

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal at the special meeting.

Required Vote

Approval of the Director Election Proposal requires a plurality of the votes of the issued and outstanding LSAC Shares represented in person or represented by proxy at the special meeting of LSAC stockholders and entitled to vote thereon.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Director Election Proposal.

PROPOSAL NO. 5 – THE EQUITY INCENTIVE PLAN PROPOSAL

The Background of the 2020 Plan

Prior to the consummation of the Business Combination, the Board is expected to approve and adopt, subject to LSAC stockholder approval, the 2020 Plan, effective as of and contingent on the consummation of the Business Combination. If the 2020 Plan is approved by stockholders, the Combined Company will be authorized to grant equity and cash incentive awards to eligible service providers. A copy of the 2020 Plan is attached to this proxy statement as Annex C. The Board is still in the process of developing, approving and implementing the 2020 Plan and, accordingly, there can be no assurance that the 2020 Plan will be implemented or will contain the terms described below. LSAC’s stockholders are being asked to approve the 2020 Plan as presented.

Purpose of the 2020 Plan

The Combined Company’s employee equity compensation program, as implemented under the 2020 Plan, will allow the Combined Company to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. The purpose of the 2020 Plan is to enhance the Combined Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Combined Company by providing these individuals with equity ownership and other incentive opportunities. The 2020 Plan is intended provide a means whereby the Combined Company can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders.

Reasons for the Approval of the Equity Incentive Plan Proposal

Stockholder approval of the 2020 Plan is necessary for LSAC to (1) meet the stockholder approval requirements of Nasdaq and (2) grant incentive stock options (“ISOs”) thereunder.

Consequences if the Equity Incentive Plan Proposal is Not Approved

If the Equity Incentive Plan Proposal is not approved by LSAC’s stockholders, the 2020 Plan will not become effective and the Combined Company will not be able to grant equity awards under the 2020 Plan. Additionally, LSAC believes its ability to recruit, retain and incentivize top talent will be adversely affected if the Equity Incentive Plan Proposal is not approved.

Material Terms of the 2020 Plan

The material terms of the 2020 Plan, as currently contemplated by the Board, are summarized below, a copy of which is attached to this proxy statement as Annex C. LSAC’s stockholders are being asked to approve the 2020 Plan as presented. If the terms of the 2020 Plan are materially amended in a manner that would require stockholder approval under Nasdaq or the ISO requirements, stockholders will be asked to approve such material amendment.

Stock Awards. The 2020 Plan provides for the grant of ISOs, nonstatutory stock options (“NSOs”), restricted stock awards, stock unit awards, stock appreciation rights, cash-based awards, and performance-based stock awards, or collectively, stock awards. ISOs may be granted only to the Combined Company’s employees, including officers, and the employees of the Combined Company’s parent or subsidiaries. All other stock awards may be granted to the Combined Company’s employees, officers, the Combined Company’s non-employee directors, and consultants and the employees and consultants of the Combined Company’s parent, subsidiaries, and affiliates.

Share Reserve. The aggregate number of shares of the Combined Company’s common stock that may be issued pursuant to stock awards under the 2020 Plan will not exceed the sum of (x) 2,790,824 shares, plus (y) an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2021, and ending on (and including) January 1, 2030 in an amount equal to (i) 5.0% of the outstanding shares on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the Committee (as defined below) determines for purposes of the annual increase for that fiscal year, plus (z) 9.4% of the shares that become distributable, if at all, upon the achievement of specified earnouts pursuant to Section 3.3 of the Merger Agreement, which additional shares shall be added on the date(s) that the Earnout Shares become distributable pursuant to the Merger Agreement.

If shares subject to an award under the 2020 Plan are forfeited, then such shares shall again become available for awards under the 2020 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2020 Plan. If stock units are settled, then only the number of shares (if any) actually issued in settlement of such stock units shall reduce the number of shares available under the 2020 Plan, and the balance (including any shares withheld to cover taxes) shall again become available for awards under the 2020 Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options shall be added back to the shares available for awards under the 2020 Plan. Notwithstanding the foregoing, shares that have actually been issued shall not again become available for awards under the 2020 Plan, except for shares that are forfeited and do not become vested.

Shares issued under the 2020 Plan shall be authorized but unissued shares or treasury shares. As of the date hereof, no awards have been granted and no shares of the Combined Company’s common stock have been issued under the 2020 Plan.

Incentive Stock Option Limit. The maximum number of shares of the Combined Company’s common stock that may be issued upon the exercise of ISOs under the 2020 Plan is 4,000,000 shares.

Grants to Outside Directors. The fair market value of any awards granted under the 2020 Plan to an outside director as compensation for services as an outside director during any 12-month period may not exceed $500,000 on the date of grant, provided that any award granted to an outside director in lieu of a cash retainer payment and/or meeting fees will be excluded from such limit.

Administration. The 2020 Plan will be administered by a committee appointed by the Combined Company Board (the “Committee”). Subject to the limitations set forth in the 2020 Plan, the Committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Committee also will have the authority to determine the consideration and methodology of payment for awards.

Repricing; Cancellation and Re-Grant of Stock Awards. The Committee will have the authority to modify outstanding awards under the 2020 Plan. Subject to the terms of the 2020 Plan, the Committee will have the authority cancel any outstanding stock award in exchange for new stock awards, cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant. The Committee will also have the authority to modify outstanding options or stock appreciation rights to lower the exercise price or the administrator may assume or accept the cancellation of outstanding options in return for cash or the grant of new awards when the exercise price is greater than the fair market value of the shares covered by such options or stock appreciation rights.

Stock Options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the 2020 Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the Committee. The Committee determines the exercise price for a stock option, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of the Combined Company’s common stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified by the Committee.

Stock options granted under the 2020 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) future services or services rendered to the Combined Company or the Combined Company’s affiliates prior to the award, (3) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Combined Company in payment of the aggregate exercise price, (4) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to the Combined Company in payment of the aggregate exercise price, (5) by a “net exercise” arrangement, (6) by delivering a full-recourse promissory note, or (7) by any other form that is consistent with applicable laws, regulations, and rules.

The Committee may at any time offer to buy out for a payment in cash or cash equivalents an option previously granted or authorize a participant to elect to cash out an option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of the Combined Company’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of the Combined Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Combined Company’s total combined voting power or that of any of the Combined Company’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. The terms of any awards of restricted shares under the 2020 Plan will be set forth in a restricted share agreement to be entered into between the Combined Company and the recipient. The Committee will determine the terms and conditions of the restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted shares may be issued for such consideration as the Committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares; provided that dividends and other distributions will not be paid in respect of unvested shares unless and until the underlying shares vest.

Stock Unit Awards. Stock unit awards give recipients the right to acquire a specified number of shares of stock (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Committee and as set forth in a stock unit award agreement. A stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Committee. Recipients of stock unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Committee’s discretion and as set forth in the stock unit award agreement, stock units may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the stock unit to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested stock units that do not vest will be forfeited.

Stock Appreciation Rights. Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of the Combined Company’s common stock over the exercise price of the stock appreciation right. The Committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of the Combined Company’s common stock on the date of grant. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Committee. The Committee determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, the Combined Company will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the Committee, equal to the product of (1) the excess of the per share fair market value of the Combined Company’s common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised.. The Committee may at any time offer to buy out for a payment in cash or cash equivalents a stock appreciation right previously granted or authorize a participant to elect to cash out a stock appreciation right previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

Other Stock Awards. The Committee may grant other awards based in whole or in part by reference to the Combined Company’s common stock. The Committee will set the number of shares under the stock award and all other terms and conditions of such awards.

Cash-Based Awards. A cash-based award is denominated in cash. The Committee may grant cash-based awards in such number and upon such terms as it shall determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the Committee.

Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a stock or stock unit award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Changes to Capital Structure. In the event of a recapitalization, stock split, or similar capital transaction, the Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Transactions. If the Combined Company is involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement may provide, without limitation, for any of the following: (1) the continuation of the outstanding awards by the Combined Company, if the Combined Company is a surviving corporation; (2) the cancellation of the outstanding awards by the Combined Company, with or without consideration; (3) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary; (4) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation; or (5) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Change of Control. The Committee may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to acceleration of vesting and exercisability in the event of a change of control.

Transferability. Unless the Committee provides otherwise, no award granted under the 2020 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Amendment and Termination. The Combined Company Board will have the authority to amend, suspend, or terminate the 2020 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the Combined Company Board adopted the 2020 Plan.

Recoupment. In the event that the Combined Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Combined Company Board (or a designated committee) will have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Combined Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Combined Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any rules, regulations and listing standards that may be issued under that act.

Certain Federal Income Tax Aspects of Awards Under the 2020 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2020 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the 2020 Plan depend upon the type of award.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of the Combined Company’s common stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the Combined Company’s common stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of the Combined Company’s common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of the Combined Company’s common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the Combined Company’s common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the Combined Company’s common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b)

of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of the Combined Company’s common stock on the exercise date over the exercise price. The Combined Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Section 162(m) Limitations. Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1.0 million per taxable year for any covered employee is generally non-deductible. “Covered employees” include any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including following any termination of employment. Awards granted under the 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

2020 Plan Benefits

Grants of awards under the 2020 Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the future benefits that will be received by participants under the 2020 Plan.

Interests of LSAC’s Directors and Officers in the Equity Incentive Plan Proposal

When you consider the recommendation of the Board in favor of approval of the 2020 Plan, you should keep in mind that certain members of the Board and officers may have interests in the 2020 Plan that are different from, or in addition to, your interests as a stockholder or warrantholder, including, among other things, the existence of financial and personal interests. See the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for a further discussion.

Registration with the SEC

If the 2020 Plan is approved by LSAC’s stockholders and becomes effective, LSAC intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the 2020 Plan as soon as reasonably practicable after LSAC becomes eligible to use such form.

Required Vote

The approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions will have no effect on this Proposal. Broker non-votes will have no effect with respect to the approval of this Proposal.

The approval and adoption of the Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal, and each other Proposal at the Special Meeting.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Equity Incentive Plan Proposal.

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes to approve one or more proposals presented to stockholders for vote, the Board may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will LSAC seek adjournment which would result in soliciting of proxies, having a stockholder vote, or otherwise consummating a business combination after the date that is 24 months from the closing of the IPO, or March 10, 2022.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the LSAC Shares as of the Record Date represented in person or by proxy at the special meeting of LSAC stockholders and entitled to vote thereon. Approval of the Adjournment Proposal is not conditioned upon the approval of any of the other Proposals.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Adjournment Proposal.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF VINCERA PHARMA

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations provides information which Vincera Pharma’s management believes is relevant to an assessment and understanding of Vincera Pharma’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial Information of Vincera Pharma” and the consolidated financial statements and related notes that are included elsewhere in this proxy statement. The discussion and analysis should also be read together with our pro forma financial information as of December 31, 2019 and September 30, 2020 and for the period from March 1, 2019 (inception) through December 31, 2019 and for the nine months ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” This Management’s Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma” to “we,” “us,” “our” and “the Company” are intended to mean the business and operations of Vincera Pharma prior to the consummation of the Business Combination.

As described below, Vincera Pharma has entered into the Bayer License Agreement, which will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing, provided that such closing and receipt of the Initial Qualified Financing occur on or before December 31, 2020. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma assumes the Bayer License Agreement has become effective.

Overview

Vincera Pharma is a recently formed clinical-stage biopharmaceutical company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincera Pharma’s current pipeline is entirely derived from the Bayer License Agreement, pursuant to which we have been granted an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute (i) a clinical-stage and follow-on small molecule drug program and (ii) a preclinical stage ADC platform. Vincera Pharma intends to use these product candidates to treat various cancers in a patient-specific, targeted approach. Vincera Pharma believes that these product candidates are differentiated from current programs targeting similar cancer biology, and, if approved, may improve clinical outcomes of patients with cancer. As described above, the discussion below in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vincera Pharma Section assumes that the Bayer License Agreement has been entered into, which is a condition to the consummation of the Business Combination. To date, none of our employees have performed any preclinical or clinical studies on the Bayer assets.

Despite several decades of advances in targeted therapies, cancer continues to be the second leading cause of death in the United States population per the National Center for Health Statistics. Cancer is not a single disease but rather a constellation of maladies with each requiring a unique approach to vanquish it. Our vision is to address the unmet medical needs of patients with cancer with a diverse pipeline of targeted medicines. The small molecule drug program includes VIP152 (formerly known as BAY 1251152), which is highly selective, clinical-stage PTEFb/CDK9 inhibitor. VIP152 may deliver value-generating data in the second half of 2021. Our ADC platform includes VIP943 (formerly known as BAY-943) and VIP924 (formerly known as BAY-924), which are next-generation ADC compounds addressing known and novel oncology targets that we believe could deliver a greater safety and efficacy profile than current ADC compounds. The bioconjugation program also includes VIP236, an SMDC for solid tumors. In addition to our lead products, we acquired the rights to additional product candidates that are still in the preclinical stage (e.g., VIP217, an oral PTEFb/CDK9 inhibitor).

License Agreement with Bayer

Upon consummation of the Business Combination and receipt of the Initial Qualified Financing, we will pay Bayer a $5.0 million upfront license fee under the Bayer License Agreement. In addition, we will be responsible for significant development and commercial milestone payments to Bayer as well as ongoing royalties on commercial sales. See “Vincera Pharma’s Business—Bayer License Agreement” and the discussion below under “Liquidity and Capital Resources.”

Components of Results of Operations

Revenue

To date, we have not recognized any revenue from any sources, including from product sales, and we do not expect to generate any revenue from the sale of products in the foreseeable future. If our development efforts for our product candidates are successful and result in regulatory approval, or license agreements with third parties, we may generate revenue in the future from product sales. However, there can be no assurance as to when we will generate such revenue, if at all.

Operating Expenses

Research and Development Expenses

Research and development expenses in future periods may consist of preclinical development of our product candidates and discovery efforts (including conducting preclinical studies), manufacturing development efforts, preparing for and conducting clinical trials and activities related to regulatory filings for our product candidates. Research and development expenses are recognized as incurred and payments made prior to the receipt of goods or services to be used in research and development are capitalized until the goods or services are received. Costs incurred in obtaining technology licenses through asset acquisitions are charged to research and development expense if the licensed technology has not reached technological feasibility and has no alternative future use. Research and development expenses include or could include:

•	employee-related expenses, including salaries, bonuses, benefits, stock-based compensation and other related costs for those employees involved in research and development efforts;

•	external research and development expenses incurred under agreements with clinical research organizations, investigative sites and consultants to conduct our preclinical studies;

•	costs related to manufacturing material for our preclinical studies and clinical trials, including fees paid to contract manufacturing organizations;

•	laboratory supplies and research materials;

•	costs related to compliance with regulatory requirements; and

•	facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent, maintenance of facilities, insurance and equipment.

Research and development activities are central to our business model. We do not currently intend to track our research and development expenses on a program-by-program basis as such costs will be deployed across multiple projects under development. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We plan to substantially increase our research and development expenses for the foreseeable future as we develop our product candidates and manufacturing processes and conduct discovery and research activities for our preclinical and clinical programs. We cannot determine with certainty the timing of initiation, the duration or the completion costs of current or future preclinical studies and clinical trials of our product candidates due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to which product candidates to pursue and how much funding to direct to each product candidate on an ongoing basis in response to the results of ongoing and future preclinical studies and clinical trials, regulatory developments and our ongoing assessments as to each product candidate’s commercial potential. We will need to raise substantial additional capital in the future. Our clinical development costs are expected to increase significantly as we commence, continue and expand our clinical trials. Our future expenses may vary significantly each period based on factors such as:

•	expenses incurred to conduct preclinical studies required to advance our product candidates into clinical trials;

•	per patient clinical trial costs, including based on the number of doses that patients receive;

•	the number of patients who enroll in each clinical trial;

•	the number of clinical trials required for approval;

•	the number of sites included in the clinical trials;

•	the countries in which the clinical trials are conducted;

•	the length of time required to enroll eligible patients;

•	the drop-out or discontinuation rates of patients;

•	potential additional safety monitoring requested by regulatory agencies;

•	the duration of patient participation in the clinical trials and follow-up;

•	the phase of development of the product candidate;

•	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

•	the cost of insurance, including product liability insurance, in connection with clinical trials;

•

regulators or institutional review boards requiring that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks; and

•	the efficacy and safety profile of our product candidates.

General and Administrative Expenses

General and administrative expenses consist or will consist principally of salaries and related costs for personnel in executive and administrative functions, including stock-based compensation, travel expenses and recruiting expenses. Other general and administrative expenses include professional fees for legal, accounting and tax-related services and insurance costs.

We anticipate that our general and administrative expenses will increase in the future as we increase our headcount to support our expanded operations and infrastructure, as well as the initiation, continuation and expansion of our preclinical studies and clinical trials for our product candidates. We also anticipate that our general and administrative expenses will increase as a result of payments for accounting, audit, legal and consulting services, as well as costs associated with maintaining compliance with Nasdaq listing rules and SEC requirements, director and officer liability insurance, investor and public relations activities and other expenses associated with operating as a public company.

Results of Operations

Results of Operations for the nine months ended September 30, 2020 as compared to the period from March 1, 2019 (date of inception) through September 30, 2019

General and Administrative Expenses

General and administrative expenses were $341,862 for the nine months ended September 30, 2020 and $13,009 for the period from March 1, 2019 (date of inception) through September 30, 2019. General and administrative expenses for the nine months ended September 30, 2020 were primarily attributable to non-cash stock based compensation of $2,572, general consulting of $19,267 and legal and professional fees related to general corporate matters and the negotiation of the Merger Agreement and the Bayer License Agreement of $268,108. We anticipate that our general and administrative expenses will increase significantly in the future as we increase our headcount to support our expanded operations and infrastructure, initiate, continue and expand our preclinical studies and clinical trials for our product candidates and incur costs related to our public company compliance efforts.

Results of Operations from March 1, 2019 (date of inception) through December 31, 2019

General and Administrative Expenses

General and administrative expenses were approximately $45,000 for the period from March 1, 2019 (date of inception) through December 31, 2019, and were primarily attributable to legal and formation costs. We anticipate that our general and administrative expenses will significantly increase in the future as we increase our headcount to support our expanded operations and infrastructure, initiate, continue and expand our preclinical studies and clinical trials for our product candidates and incur costs related to our public company compliance efforts.

Liquidity and Capital Resources

Overview

Since our inception, we have not generated any revenue and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable.

On August 9, 2020, we entered into a promissory note with Raquel E. Izumi, one of our founders. The principal amount of the note is up to $1,000,000 or the amount of outstanding advances made by Dr. Izumi to us. We will pay Dr. Izumi a $20,000 origination fee and interest shall accrue at 7.0% per annum. The maturity date is August 9, 2023. As of September 30, 2020, the outstanding principal balance of such promissory note was $200,000 and accrued interest was $805.

Capital Requirements

To date, we have not generated any revenues from any source, including the commercial sale of approved drug products, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidates in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidates, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidates.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue the research and development and preclinical studies of, initiate, continue and expand clinical trials of, and seek marketing approval for, our product candidates. In addition, if we obtain approval for any of our product candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

We will also be responsible for significant payments to Bayer under the Bayer License Agreement. We are required to pay Bayer an upfront license fee of $5.0 million upon the closing of the Business Combination and the receipt of the Initial Qualified Financing. In addition, we will also be responsible to Bayer for significant future contingent payments under the Bayer License Agreement upon the achievement of certain development and commercial sales milestones as well as ongoing royalties on net commercial sales. The size and timing of these milestone payments will vary greatly depending on factors such as the particular licensed product, whether it involves a PTEFb licensed product or a bioconjugation licensed product (and which bioconjugation program), the number of distinct disease indications, the number of different countries with respect to which the milestone is achieved and the level of net commercial sales, and it is therefore difficult to estimate the total payments that could become payable to Bayer and when those payments would be due. If we achieve all of the milestones for each of the countries and disease indications, we would be obligated to pay development and commercial milestone payments that range from $110.0 million to up to $318.0 million per licensed product, and upon successful commercialization of at least five licensed products, we could be required to pay aggregate milestone payments in excess of $1.0 billion. We will be required to pay certain of these milestone payments prior to the time at which we are able to generate sufficient revenue, if any, from commercial sales of any of our product candidates. In addition to milestone payments, we are also required to pay Bayer under the Bayer License Agreement ongoing royalties in the single digit to low double digit percentage range on net commercial sales of licensed products.

We therefore anticipate that we will need substantial additional funding in connection with our continuing operations. After the Business Combination, we anticipate that we will have approximately $60.0 million in cash and cash equivalents, although this number could vary depending on numerous factors such as unanticipated expenses or redemptions associated with the Business Combination. We intend to devote most of the net proceeds from Business Combination to the preclinical and clinical development of our product candidates, our public company compliance costs and certain of the milestone payments under the Bayer License Agreement. Based on our current business plans, we believe that the anticipated net proceeds from the Business Combination will enable us to fund our operating expenses and capital requirements through at least the next twelve months. Our estimate as to how long we expect the net proceeds from the Business Combination to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in fewer cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical drug products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•	the extent to which we develop, in-license or acquire other product candidates and technologies in our product candidate pipeline;

•

the costs and timing of process development and manufacturing scale-up activities associated with our product candidates and other programs as we advance them through preclinical and clinical development;

•	the number and development requirements of product candidates that we may pursue;

•	the costs, timing and outcome of regulatory review of our product candidates;

•	the timing and amount of our milestone payments to Bayer under the Bayer License Agreement;

•	our headcount growth and associated costs as we expand our research and development capabilities and establish and expand our commercial infrastructure and operations;

•

the costs and timing of future commercialization activities, including product manufacturing, marketing, sales and distribution, for any of our product candidates for which we receive marketing approval;

•	royalty payments to Bayer under the Bayer License Agreement;

•	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

•	the revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval; and

•	the costs of operating as a public company.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of product candidates that we do not expect to be commercially available in the near term, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict our ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

We are continuing to assess the effect that the COVID-19 pandemic may have on our business and operations. The extent to which COVID-19 may impact our business and operations will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, the duration and effect of business disruptions and the short-term effects and ultimate effectiveness of the travel restrictions, quarantines, social distancing requirements and business closures in the United States and other countries to contain and treat the disease. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

Cash Flows

Net cash used in operating activities

Our net cash used in operating activities was $143,924 for the nine months ended September 30, 2020 and $0 for the period from March 1, 2019 (date of inception) through December 31, 2019. Our operating activities primarily relate to the payment of legal fees.

The $343,778 net loss for the nine months ended September 30, 2020 was offset by an increase in the cash provided by operating assets and liabilities, primarily resulting from an increase in accounts payable of $190,623.

Net cash from financing activities

On August 9, 2020, we entered into a promissory note with Raquel E. Izumi, one of our founders. The principal amount of the note is up to $1,000,000 or the amount of outstanding advances made by Dr. Izumi to us. We will pay Dr. Izumi a $20,000 origination fee and interest shall accrue at 7.0% per annum. The maturity date is August 9, 2023. During the nine months ended September 30, 2020, we received $200,000 from Dr. Izumi. As of September 30, 2020, the outstanding principal balance of such promissory note was $200,000 and accrued interest was $805.

Contractual Obligations and Other Commitments

As of September 30, 2020, we did not have any commitments or contractual obligations.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Significant Judgments and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and the disclosure of contingent assets and liabilities, in our financial statements. In accordance with U.S. GAAP, we evaluate our estimates and judgments on an ongoing basis, including those related to accrued expenses and stock-based compensation. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We define our critical accounting policies as those accounting principles that require us to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations, as well as the specific manner in which we apply those principles. While our significant accounting policies are more fully described in Note 2 to our audited financial statements and our unaudited condensed financial statements appearing elsewhere in this proxy statement, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Research and Development

Research and development expenses may consist primarily of salaries, benefits and other related costs and expenses, including stock-based compensation, in connection with preclinical development of our product candidates and discovery efforts (including conducting preclinical studies), manufacturing development efforts, preparing for and conducting clinical trials and activities related to regulatory filings for our product candidates. In addition, research and development expenses may include payments to Bayer and other third parties for the development of our product candidates and the estimated fair value for the issuance of equity for the license rights to products in development (prior to marketing approval). Expenses related to clinical trials may be primarily related to activities at contract research organizations that design, gain approval for and conduct clinical trials on our behalf. Such amounts are then recognized as an expense as the related goods are delivered or the services are performed.

Contingent Milestone Payments

As described above, we will be responsible for significant payments to Bayer under the Bayer License Agreement. We are required to pay Bayer an upfront license fee of $5.0 million upon the closing of the Business Combination and the receipt of the Initial Qualified Financing. In addition, we will also be responsible to Bayer for significant future contingent payments under the Bayer License Agreement upon the achievement of certain development, regulatory and commercial sales milestones. The size and timing of these milestone payments will vary greatly depending on numerous factors outlined above.

The transactions provided for under the Bayer License Agreement will be accounted for as an asset acquisition. Contingent consideration in an asset acquisition is generally recognized when it is probable that a liability has incurred, and the amount can be reasonably estimated. None of the milestone payments are probable and no liability had been incurred as of the date of this filing.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes, or ASC 740, which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss, or NOL, carryforwards and research and development tax credit carryforwards. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We have recorded a full valuation allowance to reduce our net deferred income tax assets to zero. In the event we were to determine that we would be able to realize some or all of our deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.

Stock-Based Compensation

We expense stock-based compensation to employees, non-employees and board members over the requisite service period based on the estimated grant-date fair value of the awards and actual forfeitures. We account for forfeitures as they occur. Stock-based awards with graded vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

Fair Value of Common Stock

In order to determine the fair value of shares of our common stock, our board of directors considered, among other things, contemporaneous valuations of our common stock. Given the absence of a public trading market of our capital stock to date, our board of directors has exercised reasonable judgment and considered a number of objective and subjective factors to determine the best estimate of the fair value of our common stock, including:

•	contemporaneous valuations of our common stock and market transactions involving private investments in the equity instruments of comparable companies;

•	our business, financial condition and results of operations, including related industry trends affecting our operations;

•	the likelihood of achieving a liquidity event, such as a merger into a special purpose acquisition corporation, or sale of our company, given prevailing market conditions;

•	the lack of marketability of our common stock;

•	the market performance of comparable publicly traded companies;

•	U.S. and global economic and capital market conditions and outlook; and

•	common stock valuation methodology.

In estimating the fair market value of our common stock, our board of directors first determined the equity value of our business using accepted valuation methods. A discount for lack of marketability was then applied to conclude a fair market value for each share of restricted common stock granted as of May 25, 2020 and August 1, 2019.

Recent Accounting Pronouncements

See Note 2 to our audited financial statements and our unaudited condensed financial statements appearing elsewhere in this proxy statement for a description of recent accounting pronouncements applicable to our financial statements.

Qualitative and Quantitative Disclosures About Market Risk

Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because of our investments, including cash equivalents, which may be in the form of a money market fund.

We anticipate contracting with vendors globally. As a result, we may be subject to fluctuations in foreign currency rates in connection with certain of these agreements. Transactions denominated in currencies other than the United States dollar are recorded based on exchange rates at the time such transactions arise. We have not engaged in the hedging of our foreign currency transactions to date. As of September 30, 2020, all of our total liabilities were denominated in United States dollars.

Inflation will generally affect us by increasing our cost of labor and costs associated with our preclinical and clinical trials and our future manufacturing and commercialization activities. We do not believe that inflation had a material effect on our business, financial condition or results of operations for the nine months ended September 30, 2020 and the period from March 1, 2019 (date of inception) through December 31, 2019.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. LSAC previously elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In addition, as an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•

an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) the last day of our fiscal year following the fifth anniversary of the date of the first sale of LSAC Shares in the IPO, (ii) the last day of the fiscal year in which we have more than $1.07 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this proxy statement. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of LSAC present the combination of the financial information of LSAC and Vincera Pharma, adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of LSAC and the historical balance sheet of Vincera Pharma, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of LSAC and Vincera Pharma on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

Bayer License Agreement Under Bioconjugate Technology and PTEFb Technology—On October 7, 2020, Vincera Pharma entered into the Bayer License Agreement, which will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing, provided that such closing and receipt of the Initial Qualified Financing occur on or before December 31, 2020. Pursuant to the Bayer License Agreement, we have been granted an exclusive, worldwide, royalty-bearing license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute (i) a clinical-stage small molecule drug platform, including a PTEFb inhibitor compound, and (ii) a preclinical stage bioconjugations/next-generation ADC platform, including next-generation ADC compounds.

Upon the completion of the Business Combination and receipt of the Initial Qualified Financing, Vincera Pharma will pay Bayer a $5 million upfront license fee. If the Company achieves all of the development and commercial sales milestones for license products under the Bayer License Agreement for each of the countries and disease indications, the Company would be obligated to pay milestone payments that range from $110 million to up to $318 million per licensed product, and upon successful commercialization of at least five licensed products, the Company could be required to pay aggregate milestone payments in excess of $1 billion. In addition to milestone payments, the Company is also required to pay Bayer under the Bayer License Agreement ongoing royalties in the single digit to low double digit percentage range on net commercial sales of licensed products.

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

•

Converting $500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 upon consummation of the Business Combination into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant to be issued to LifeSci Holdings LLC and converting the remaining $500,000 of such amount upon consummation of the Business Combination at a conversion price equal to $10.00 per share into 50,000 LSAC Shares to be issued to LifeSci Holdings LLC.

•

Converting the deferred underwriting discount payable to the underwriter of the IPO into LSAC Shares at a conversion price per share equal to $10.00, of which 140,796 shares shall be issued to LifeSci Holdings LLC and 88,936 shares shall be issued to the underwriter of the IPO.

•

Amending 500,000 of the Private Warrants held by Rosedale Park, LLC and 500,000 of the Private Warrants held by LifeSci Holdings LLC shall without further action to remove the cashless exercise provision and include a redemption provision substantially identical to the provision set forth in Section 6.1 of the LSAC Warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the closing of the Business

Combination unless the last sales price of the LSAC Shares has been equal to or greater than $20.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If Vincera Pharma determines that it needs additional capital prior to the time that the LSAC Warrants may otherwise be called for redemption pursuant to the foregoing terms, the parties agree to discuss the possibility of calling the Private Warrants for redemption prior to such time.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on LSAC results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of LSAC for the period from December 19, 2018 (inception) through June 30, 2019 and the related notes, which are included elsewhere in this proxy statement;

•

the historical audited financial statements of Vincera Pharma as of December 31, 2019 and for the period from March 1, 2019 (inception) through December 31, 2019 and the related notes, which are included elsewhere in this proxy statement;

•	the historical unaudited financial statements of LSAC as of and for the three months ended September 30, 2020 and 2019 and the related notes, which are included elsewhere in this proxy statement;

•	the historical audited financial statements of LSAC for the year ended June 30, 2020 and the related notes, which are included elsewhere in this proxy statement;

•	the historical unaudited financial statements of Vincera Pharma as of and for the nine months ended September 30, 2020 and the related notes, which are included elsewhere in this proxy statement;

•

other information relating to LSAC and Vincera Pharma contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “The Merger Agreement.”

Pursuant to LSAC’s existing amended and restated certificate of incorporation, holders of LSAC Shares were offered the opportunity to redeem, upon the closing of the Business Combination, all or a portion of the shares of LSAC Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•	Assuming No Redemption of LSAC Shares—this scenario assumes that no shares of LSAC Common Stock are redeemed; and

•

Assuming Maximum Redemptions of LSAC Shares—this scenario assumes that 2,448,900 shares of LSAC Common Stock are redeemed for an aggregate payment of approximately $24.5 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of LSAC following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

			Assuming No Redemption of LSAC Shares			Assuming Maximum Redemptions of LSAC Shares
	LSAC Historical	Vincera Pharma Historical	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Cash	$563	$36	$(5,000)	2 a	$60,094	$(5,000)	2 a	$35,605
			65,698	2 b		65,698	2 b
			(1,203)	2 c		(1,203)	2 c
						(24,489)	2 f
Other current assets	74	439	—		513	—		513

Total current assets	637	475	59,495		60,607	35,006		36,118

In-process research and development
Goodwill
Cash and marketable securities held in Trust Account	65,698	—	(65,698)	2 b	—	(65,698)	2 b	—

Non-current assets	65,698	—	(65,698)		—	(65,698)		—

Total assets	$66,335	$475	$(6,203)		$60,607	$(30,692)		$36,118

Liabilities
Accounts payable and accrued expenses	$402	$643	$—		$1,045	$—		$1,045
Due to related parties	—	14	—		14	—		14
Other current liabilities	1	—	—		1	—		1

Total current liabilities	403	657	—		1,060	—		1,060
Promissory note - related party	1,000	202	(1,000)	2 d	202	(1,000)	2 d	202
Deferred income taxes payable
Deferred underwriting fees	2,297	—	(2,297)	2 c	—	(2,297)	2 c	—

Total non-current liabilities	3,297	202	(3,297)		202	(3,297)		202

Total liabilities	3,700	859	(3,297)		1,262	(3,297)		1,262

Commitments
Common stock subject to possible redemptions	57,635	—	(57,635)	2 f	—	(57,635)	2 f	—

Equity
Preferred stock	—	—	—		—	—		—
Common stock	—	1	—		1	—		1
Class A	—	—	—		—	—		—
Class B	—	—	—			—		—
Additional paid in capital	5,555	4	2,297	2 c	66,102	2,297	2 c	41,613
			1,000	2 d		1,000	2 d
			(389)	2 e		(389)	2 e
			57,635	2 f		33,146	2 f
Subscriptions receivable
Retained earnings (accumulated deficit)	(555)	(389)	(5,000)	2 a	(6,758)	(5,000)	2 a	(6,758)
			(1,203)	2 c		(1,203)	2 c
			389	2 e		389	2 e

Total equity	5,000	(384)	54,729		59,345	30,240		34,856

Total liabilities and stockholders’ equity	$66,335	$475	$(6,203)		$60,607	$(30,692)		$36,118

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

			Assuming No Redemption of LSAC Shares			Assuming Maximum Redemptions of LSAC Shares
	LSAC	Vincera Pharma	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$—	$—	$—		$—	$—		$—

Operating expenses
General, administrative and other	2	45	—		47	—		47
Research and development	—	—	—		—	—		—

Operating expenses	2	45	—		47	—		47

Net income (loss)	$(2)	$(45)	$—		$(47)	$—		$(47)

Weighted average share outstanding
Basic			13,984,441	2 c	13,984,441	11,535,541	2 c	11,535,541
Diluted			13,984,441	2 c	13,984,441	11,535,541	2 c	11,535,541
Net income (loss) per share
Basic					$(0.00)			$(0.00)
Diluted					$(0.00)			$(0.00)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

			Assuming No Redemption of LSAC			Assuming Maximum Redemptions of
			Shares			LSAC Shares
	LSAC	Vincera Pharma	Pro Forma Adjustments	Notes	Pro Forma Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$—	$—	$—		$—	$—		$—

Operating expenses
General, administrative and other	612	342	—		954	—		954
Research and development	—	—	—		—	—		—

Operating expenses	612	342	—		954	—		954

Operating profit	(612)	(342)	—		(954)	—		(954)

Interest income
Interest income	60	(2)	(60)	2 a	(2)	(60)	2 a	(2)

Total interest income	60	(2)	(60)		(2)	(60)		(2)

Income (loss) before income taxes	(552)	(344)	(60)		(956)	(60)		(956)

Income tax expense	(1)	—	1	2 b	—	1	2 b	—

Net income (loss)	$(553)	$(344)	$(59)		$(956)	$(59)		$(956)

Weighted average share outstanding
Basic			13,984,441	2 c	13,984,441	11,535,541	2 c	11,535,541
Diluted			13,984,441	2 c	13,984,441	11,535,541	2 c	11,535,541
Net income (loss) per share
Basic					$(0.07)			$(0.08)
Diluted					$(0.07)			$(0.08)

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, LSAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Vincera Pharma issuing stock for the net assets of LSAC, accompanied by a recapitalization. The net assets of LSAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	LSAC’s unaudited balance sheet as of September 30, 2020 and the related notes, which is incorporated by reference; and

•	Vincera Pharma’s unaudited balance sheet as of September 30, 2020 and the related notes, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•

LSAC’s audited statement of operations for the period from December 19, 2018 (inception) through June 30, 2019 and the related notes, which are included elsewhere in this proxy statement; LSAC’s unaudited statement of operations for the six months ended December 31, 2019; and

•	Vincera Pharma’s audited statement of operations for the period from March 1, 2019 (inception) through December 31, 2019 and the related notes, which are included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	LSAC’s audited statement of operations for the year ended June 30, 2020 and the related notes, which are included elsewhere in this proxy statement;

•	LSAC’s unaudited statement of operations for the three months ended September 30, 2020 and the related notes, which are included elsewhere in this proxy statement; and

•	Vincera Pharma’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which are included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of LSAC and Vincera Pharma.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. LSAC and Vincera Pharma have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a	Reflects the payment of a $5.0 million fee due Bayer upon execution of licensing agreement.

b	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

c

Represents transaction costs of approximately $3.5 million incurred in consummating the Business Combination. Includes legal, financial advisory and other professional fees related to the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

d

Reflects the exchange of $500,000 in promissory notes for private warrants at $0.50 per warrant and the conversion of the remaining $500,000 in promissory notes upon consummation of the Business Combination at a conversion price equal to $10.00 per share into 50,000 LSAC Shares.

e	Reflects a pro forma adjustment for the reorganization of the equity section of the combined companies.

f

The “Assuming Maximum Redemptions of LSAC Shares” scenario reflects a pro forma adjustment for an assumed $24.5 million in common stock redemptions 2,448,900 common stock shares at (approximately $10.00 per common share).

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

a	Represents pro forma adjustment to eliminate interest income related to the Trust Account.

b

We have incurred income tax expense primarily related to interest income held in the Trust account. We are eliminating this income tax expense because this income tax expense will not be incurred if the Business Combination was consummated on January 1, 2019.

c

Represents the increase in the weighted average shares outstanding due to the issuance of common stock (and redemptions in the Assuming Maximum Redemptions in LSAC Shares scenario) in connection with the Business Combination.

3.	Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Also, assumes that all stock options, warrants and rights are not dilutive.

	Assuming No Redemption of LSAC Shares	Assuming Maximum Redemptions of LSAC Shares
LSAC’s Public Stockholders	6,563,767	6,563,767
LSAC’s Initial Stockholders	1,640,942	1,640,942
Redemptions of LSAC Shares	—	(2,448,900)
Other	279,732	279,732
Sellers	5,500,000	5,500,000

Total	13,984,441	11,535,541

VINCERA PHARMA’S BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to Vincera Pharma prior to the consummation of the Business Combination.

Vincera Pharma has entered into the Bayer License Agreement as more fully described in this proxy statement, which will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing, provided that such closing and receipt of the Initial Qualified Financing occur on or before December 31, 2020. The disclosure below assumes the Bayer License Agreement has become effective.

Overview

Vincera Pharma, Inc. (“Vincera Pharma”) is a recently formed clinical-stage biopharmaceutical company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincera Pharma’s current pipeline is entirely derived from the Bayer License Agreement, pursuant to which we have been granted an exclusive, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute (i) a clinical-stage and follow-on small molecule drug program and (ii) a preclinical stage bioconjugation/next-generation antibody-drug conjugate (“ADC”) platform. Vincera Pharma intends to use these product candidates to treat various cancers in a patient-specific, targeted approach. Vincera Pharma believes that these product candidates are differentiated from current programs targeting similar cancer biology, and, if approved, may improve clinical outcomes of patients with cancer. As described above, the discussion below assumes that the Bayer License Agreement has become effective. To date, none of our employees have performed any preclinical or clinical studies on the Bayer assets. References herein to preclinical and clinical studies regarding the Bayer assets refer to previous preclinical and clinical studies conducted by Bayer or other third parties before we in-licensed these assets.

Despite several decades of advances in targeted therapies, cancer continues to be the second leading cause of death in the United States population per the National Center for Health Statistics. Cancer is not a single disease but rather a constellation of maladies with each requiring a unique approach to vanquish it. Our vision is to address the unmet medical needs of patients with cancer with a diverse pipeline of targeted medicines. The small molecule drug program includes VIP152 (formerly known as BAY 1251152), which is a highly selective, clinical-stage positive transcription elongation factor beta/cyclin-dependent kinase 9 (“PTEFb/CDK9”) inhibitor. VIP152 may deliver value-generating data in the second half of 2021. Our ADC platform includes VIP943 (formerly known as BAY-943) and VIP924 (formerly known as BAY-924), which are next-generation ADC compounds addressing known and novel oncology targets that we believe could deliver a greater safety and efficacy profile than current ADC compounds. The bioconjugation program also includes VIP236, which is a small molecule drug conjugate (“SMDC”) for solid tumors. In addition to our lead products, we acquired the rights to additional product candidates that are still in the preclinical stage (e.g., VIP217, an oral PTEFb/CDK9 inhibitor).

PTEFb is an intracellular protein composed of two subunits, CDK9 and Cyclin-T. CDK9 is a transcriptional kinase that plays a central role in one of the processes that cancer cells use to survive and thrive: increased expression of cancer-promoting genes. Therapeutics directed at targeting CDK9 and the PTEFb complex have often been hindered by inhibition of alternative targets in the CDK family. These non-CDK9 targets diminish the therapeutic window of this drug class. Our lead product candidate, VIP152, is a potent and highly selective CDK9 inhibitor optimized for intermittent intravenous treatment, which (by decreasing activity of this kinase) disrupts PTEFb function. VIP152 has shown target modulation and preliminary signs of clinical activity in Phase 1, notably in patient populations with high unmet medical needs, which could lead to breakthrough therapy designation and accelerated approval for marketing in multiple indications in the United States.

Our SMDC platform targets advanced solid tumors with a potent cytotoxin (i.e., warhead, payload or toxophore). The warhead is designed to be released in the tumor stroma. Our most advanced SMDC (VIP236) has shown preclinical proof-of-concept across various in vivo human tumor models in mice.

Antibody-drug conjugates are an established therapeutic approach in oncology used to selectively deliver potent cytotoxins directly to tumor cells, with the goal of maximizing toxicity in tumor cells, while minimizing toxicity to healthy cells. The antibody component is designed to selectively bind to a distinct antigen preferentially expressed on tumor cells. Upon binding to the antigen, most ADC molecules are internalized by the cancer cell wherein the payload is released, causing cell death. Our next-generation ADC platform was engineered to specifically address efficacy and toxicity issues associated with currently approved ADCs. For example, our ADC platform has several key innovations regarding the linker (i.e., the chemical structure attaching the warhead to the antibody) and the warhead. Once our ADCs are internalized, our unique linker is specifically cleaved by an enzyme called, legumain. Legumain activity is elevated in cancer versus healthy cells; thereby preferentially targeting release of the warhead in cancer cells. In addition, our ADC platform is the first to use a kinesin spindle protein (“KSP”) inhibitor (“KSPi”) as a payload to kill rapidly dividing cells. In clinical trials, KSP inhibitors that were administered systemically were found to be very toxic to rapidly dividing normal cells, such as blood and gastrointestinal cells; as such, they had a narrow therapeutic window, between killing normal versus cancer cells. By attaching our KSPi to antibodies directed against proteins found on cancer cells (e.g., CD123 and CXCR5), we increase the therapeutic window by selectively targeting tumor versus healthy cells. In addition, our KSPi is chemically designed to be impermeable to cell membranes. This innovation, referred to as the “Cell Trapper™,” increases the potency in cancer cells by trapping the warhead within the cancer cell. Once the cancer cell dies, the Cell Trapper prevents entry of the warhead into neighboring normal cells, thus reducing unwanted toxicity. We believe this combination of innovative technologies (i.e., antibody target; legumain-cleavable linker; KSPi and its Cell Trapper) has the potential to significantly minimize the side-effects and improve the therapeutic benefit of ADCs. Toxicity of ADCs to normal cells has been a major limitation, thus far, for the optimization of this therapeutic drug class. This platform, once validated, offers the potential for application with other tumor-specific therapeutic antibodies.

Vincera Pharma’s Strategy

Our goal is to develop multiple products through clinical proof-of-concept and potentially through accelerated approval in the United States. Our near-term objectives are to:

•

Continue the clinical development of our small molecule drug inhibitor (VIP152) in Phase 1 including expansions in patients with MYC- or MCL1-driven hematologic (e.g., double-hit diffuse large B-cell lymphoma (“double-hit DLBCL”); transformed follicular lymphoma; Richter syndrome; chronic lymphocytic leukemia relapsed or refractory to any BTK inhibitors and venetoclax; and blastoid mantle cell lymphoma) and solid tumors (e.g., ovarian, triple negative breast cancer, and neuroendocrine-type castration resistant prostate cancer) to obtain clinical proof-of-concept in indications with unmet medical needs (and, by definition, potential accelerated approval indications) by the end of 2021.

•	Begin clinical trials with our SMDC (VIP236) by the first half of 2022.

•	Begin clinical trials with at least one of our next-generation ADCs (VIP943 or VIP924) between the end of 2022 through the beginning of 2024.

Vincera Pharma’s History and Team

Vincera Pharma was incorporated in March 2019 and is an early stage start-up company with limited operating history. We exclusively licensed our current pipeline from Bayer under the Bayer License Agreement and intend to bring one or more product candidates through clinical trials and marketing authorization. We have assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients with cancer. Our management team has broad expertise and successful track records in clinical development and approval of cancer therapies.

We are led by Ahmed M. Hamdy, M.D. and Raquel E. Izumi, Ph.D., two co-founders and biotechnology entrepreneurs who previously leveraged the discovery know-how of an established pharmaceutical company into a break-through blood cancer treatment. Drs. Hamdy and Izumi were instrumental in the clinical development of IMBRUVICA® and CALQUENCE® for the treatment of blood cancers. Drs. Hamdy and Izumi were principal co-founders of Acerta Pharma, the company that developed CALQUENCE® from an early-stage preclinical molecule through clinical trials and full marketing approval. Acerta Pharma was formed to license the preclinical stage molecule and technology that would become CALQUENCE®. Three years after inception, Acerta Pharma was acquired by AstraZeneca plc for $7.0 billion.

Drs. Hamdy and Izumi, as officers of Vincera Pharma, are supported by an external team of experienced cancer drug developers including co-founder, John Byrd, M.D., D. Warren Brown Chair of Leukemia Research at Ohio State University and Chief Medical Officer of BEAT AML, and Brian J. Druker, M.D., Director at Oregon Health & Science University’s Knight Cancer Institute School of Medicine. Dr. Byrd serves as chair of the Scientific Advisory Committee of the Combined Company, and Dr. Druker will serve on the board of directors of the Combined Company.

On July 21, 2020, Vincera Pharma entered an exclusive option to license agreement with Bayer for a diverse pipeline of targeted anticancer agents, thereby leveraging our team’s extensive cancer therapy development expertise with Bayer’s 150-year history in health sciences.

Vincera Pharma’s Product Candidate Pipeline

Small Molecule Drug Program—PTEFb

VIP152 is a highly selective CDK9 inhibitor, which disrupts the function of PTEFb, designed to be administered intravenously and is in Phase 1 studies in patients with advanced cancer. VIP152 has broad intellectual property protection with exclusivity for composition of matter until at least 2033, plus potential extensions.

Scientific Overview of Oncogenes and Transcriptional Regulation in Cancer

Oncogenes (i.e., genes that drive cancer) are induced by mutations of normal genes that result in the loss of normal cell-growth control and lead to the formation of cancers. Expression of these oncogenes often requires dysregulation of transcription (i.e., the biologic process by which genes are activated or regulated) and has been termed “transcriptional addiction.” Therefore, agents that can target the transcriptional machinery active in cancer cells may have significant utility in treating patients with cancer. Cyclin dependent kinases such as CDK7 and CDK9 control transcriptional initiation and elongation, respectively, suggesting that inhibition of these regulators of transcriptional activity may be very effective in controlling cancer. CDK9 also has recently been shown to phosphorylate BRG1 and inhibition of this kinase may have a role in re-expressing tumor suppressor genes silenced by epigenetic mechanisms in cancer.

The first-generation CDK inhibitors developed were relatively nonspecific and are often referred to as ‘pan-CDK’ inhibitors (e.g., flavopiridol and seliciclib) and also had non-CDK targets. Although these pan-CDK inhibitors showed great promise in preclinical models, they have proven to have a narrow range of doses that produces therapeutic response without causing significant adverse effects (i.e., narrow therapeutic index) in patients in clinical trials. After the generally disappointing results seen in clinical trials with non-selective CDK inhibitors, the importance of selectivity of compounds for specific CDKs; absence of alternative targets; and patient selection is now widely accepted. For example, three different CDK4/6 inhibitors (abemaciclib, palbociclib and ribocicilib) are now approved for the treatment of metastatic breast cancer. To date, no drugs specifically targeting CDK9 have been approved. However, there are several drugs in clinical trials targeting CDK9 such as dinaciclib, AZD5473, CYC065, alvocidib (formerly flavopiridol) and voruciclib. With regard to stage of clinical development, dinaciclib was evaluated in a Phase 3 trial of patients with relapsed or refractory chronic lymphocytic leukemia and demonstrated clinical activity, but did not complete registration studies due to program prioritization decisions by Merck & Co, Inc. Alvocidib (pan-CDK inhibitor) has been evaluated in Phase 2 trials in acute myeloid leukemia (“AML”) and has shown signs of clinical activity. VIP152 was designed to be a highly selective CDK9 inhibitor compared with agents currently in the clinical trials. Vincera Pharma believes a highly selective CDK9 inhibitor will have a better therapeutic index than less selective inhibitors.

VIP152 is the Most Selective CDK9 Inhibitor in the Clinic

Programs	VIP152 Vincera Pharma	Vincera Pharma AZ	Dinaciclib Merck	CYC065 Cyclacel	Alvocidib (Flavopiridol) Tolero	Voruciclib MEI Pharma
Selectivity	CDK9	CDK1/9	CDK1/2/5/9	CDK2/3/5/9	Pan CDK	Pan CDK

Clinical Stage	P1	P1	P3 mono P2 combo	P1	P2	P1 mono and combo BCL2

Type of tumor	Hematologic & Solid tumors	Hematologic	CLL stopped Solids combo with IO	AML, CLL, ALL Solid tumors	AML/ MDS Combos	B-cell malignancies and AML

IC50 on CDK9	3 nM	14 nM	1-4 nM	26 nM	6 nM	1 nM

Half life	4 h	<3 h	3 h	~1 h	2-4 h	30 h

Route of admin	IV	IV	IV	Oral & IV	IV	Oral

PTEFb/CDK9: A Potential Target for Oncology

PTEFb is an intracellular protein composed of two subunits, CDK9, which is a transcriptional CDK, and Cyclin T. PTEFb is a key regulator of RNA polymerase II transcription (as depicted below). Transcription is the process by which the information in a strand of DNA is copied into a new molecule of messenger RNA (“mRNA”). mRNA is then translated into proteins, which are the work horses of most cellular processes.

Role of PTEFb in

RNA Polymerase II Transcription

The inhibition of CDK9, and therefore PTEFb, blocks this transcription process and leads to the reduction of important cancer-driving proteins, such as MCL1 and MYC, which are oncogenes (i.e., DNA sequences that drive cancer) transcribed by RNA polymerase II. MCL1 is a member of the family of proteins that when elevated, may prevent the cell from undergoing cell death, otherwise knowns as anti-apoptotic proteins. MYC is a transcription factor regulating cell proliferation and growth that contributes to many cancers and is frequently associated with poor prognosis and unfavorable patient survival.

To date MCL1 and MYC proteins have not been successfully targeted directly. Both oncogenes have been found to be drivers of several malignancies across solid tumors (e.g., triple negative breast cancer and ovarian cancer) and blood cancers (e.g., double-hit DLBCL). Blocking the transcription of MCL1 and MYC is an indirect way of blocking the activity of MCL1 and MYC by essentially shutting down the production of the proteins at inception.

Our lead small molecule drug candidate, VIP152, is a highly selective CDK9 inhibitor, as shown below, designed to be administered intravenously. VIP152 binds to and blocks the phosphorylation activity of CDK9, thereby preventing PTEFb-mediated activation of RNA polymerase II and leading to the inhibition of transcription of various oncogenes. We believe this will cause cell death, which may lead to a reduction in tumor cell proliferation. VIP152 is already in Phase 1 trials in patients with advanced cancer. In addition to the intravenous VIP152 molecule, we licensed from Bayer a follow-on oral molecule (VIP217), which is in the discovery stage.

The table below summarizes key in vitro features of VIP152. VIP152 inhibits CDK9 at low nanomolar concentrations even in presence of high ATP levels. In contrast, VIP152 does not inhibit other CDKs or kinases at physiologically relevant concentrations, except possibly IRAK1 and GSK3-alpha. When evaluated in a panel of 33 tumor cell lines, the median IC50 was 67 nM, suggesting broad anti-tumor activity.

IP152 Biochemical and Cellular Activity

Assay		VIP152

IC50 CDK9 (low ATP)		3 nM

IC50 CDK9 (high ATP)		4 nM

Selectivity against	CDK2	730x
	CDKs 1, 3, 4, 5, 6, 7, 8, 11	≥90x
	Non-CDK kinases	GSK3A: 6x IRAK1: 46x Others: >46x

Proliferation inhibition in 33 tumor cell lines		Median IC50 67 nM

Preclinical Results

VIP152 Pharmacodynamics in a Multiple Myeloma Mouse Xenograft Model

The pharmacodynamic activity of VIP152 was assessed as a single-drug therapy (i.e., monotherapy) in mice implanted with human multiple myeloma tumors. In this study, a single dose of VIP152 was administered intravenously. After administration, a rapid reduction of MCL1 and MYC mRNA levels and a durable reduction of MYC protein levels were observed, which ultimately induced tumor cell death as marked by increases in processed caspase-3 and down-stream target cleaved PARP (i.e., markers of cell death by apoptosis), as shown below:

Single-dose of VIP152 Inhibits the Transcription of MYC and MCL1 in Multiple Myeloma Mouse Model

VIP152 In Vivo Activity in a Double-Hit DLBCL Mouse Xenograft Model

The anti-cancer activity of VIP152 was assessed as a monotherapy in a mouse subcutaneous model of double-hit DLBCL. In this study, once weekly doses of VIP152 were administered intravenously. After administration, tumor regression was observed as shown below:

Weekly Infusions of VIP152 Cause Tumor Regression in Double-hit DLBCL (SU-DHL-10) Mouse Model

Clinical Trials

Study 18117: VIP152 Dose-escalation Study in Relapsed/ Refractory Leukemia

VIP152 was previously evaluated in an open-label, multicenter Phase 1 study (“Study 18117”), which intended to evaluate the safety, tolerability, preliminary anti-tumor activity, pharmacokinetics and maximum tolerated dose (“MTD”) of VIP152 in patients with advanced hematologic malignancies. Study 18117 was completed early with only 21 patients with relapsed/refractory AML treated (dose levels 5 to 30 mg; 21-day cycles; 30-minute infusions) due to inadequate monotherapy activity in an unselected AML patient population. A similar safety profile was observed across each of the four dose levels, with no dose-limiting toxicities (“DLTs”) reported—the most common adverse events included gastrointestinal side effects and cytopenia. No patients with other hematologic malignancies were included (e.g., CLL or MDS). Future studies for the treatment of leukemia will focus on select patient populations and mechanistic-directed combination strategies relevant for accelerated approval. Additional information on study 18117 is provided below.

Protocol Title	An Open-label, Multicenter Phase I Study to Characterize the Safety, Tolerability, Preliminary Anti-tumor Activity, Pharmacokinetics and Maximum Tolerated Dose of BAY 1251152 in Patients With Advanced Hematological Malignancies

Study sponsor	Bayer

Study start	17 June 2016

Study end	03 August 2018

Drug name	BAY 1251152 aka VIP152

Route of administration	Intravenous

Serious adverse events (AEs)

•  The most common serious AEs of grade ≥3 (occurring in ≥2 patients) included grade 3 lung infection in 5 patients (23.8%), sepsis in 4 patients (1 grade 3, 1 grade 4, and 2 grade 5), grade 3 febrile neutropenia in 4 patients (19.0%), hematoma in 2 patients (1 grade 3 and 1 grade 4), leukocytosis in 2 patients (1 grade 3 and 1 grade 5), and grade 5 cardiac arrest in 2 patients (9.5%)

•  Grade 5 events were reported in 7 patients; 2 patients had cardiac arrest and sepsis each, 1 patient had multi-organ failure and leukocytosis each, and 1 patient had deterioration of general condition, with no associated CTCAE code

• No grade 5 events were reported related to the study treatment

Primary outcome measures	• Maximum tolerated dose (MTD) [Time Frame: 21 days]

○ To determine the MTD of BAY1251152 in subjects with advanced hematological neoplasms

• Recommended Phase 2 dose (RP2D) [Time Frame: Up to 30 months]

○ To determine the recommended phase 2 dose of BAY1251152 based on safety, tolerability, pharmacokinetic, and pharmacodynamic data in subjects with advanced hematological neoplasms

• Number of adverse events (AE) [Time Frame: Up to 30 months]

○ For assessment of the safety (e.g., ECG, vital signs, clinical significant abnormal laboratory results)and tolerability of BAY 1251152 in subjects with advanced hematological neoplasms

• Pharmacokinetics (PK) is determined by maximum concentration (Cmax) [Time Frame: 21 days]

○ Pharmacokinetics (PK) is determined by Area Under concentration versus time Curve (AUC) [Time Frame: 21 days]

Secondary outcome measures

•  Response assessment of BAY 1251152 in hematological malignancies based on the internationally accepted criteria for the specific hematological malignancy which patient is suffering from [Time Frame: Up to 30 months]

○ To assess the clinical efficacy of BAY 1251152 in subjects with advanced hematological neoplasms

ClinicalTrials.gov identifier	NCT02745743

Study 17496: Target Validation and Early Clinical Signs of Efficacy

VIP152 is also being evaluated in an ongoing open-label Phase 1 dose-escalation study (“Study 17496”) designed to evaluate VIP152 as a monotherapy in patients with advanced cancer (i.e., solid tumors), including non-Hodgkin lymphoma, after failure of prior standard therapies to determine the safety, preliminary anti-tumor activity, tolerability, pharmacokinetics and MTD. As the trial is ongoing, none of the results summarized below are considered statistically signficant.

Initial results from Study 17496 suggest that single agent VIP152 has a manageable safety profile, apparent dose-proportional pharmacokinetics and on-target pharmacodynamic activity. VIP152 has demonstrated tolerable side effects and a rapid reduction in MCL1 and MYC mRNA in peripheral blood cells. As further detailed in the tables below, the initial signs of clinical benefit include:

•

In a patient with double-hit DLBCL (GCB subtype) who had not responded to the last line of standard therapy (i.e., refractory), a durable complete metabolic response (per investigator assessment) was observed by PET-CT. This patient remained on treatment for 3.6 years.

•	In a patient with previously treated pancreatic cancer and a patient with previously treated cystic adenoid salivary gland cancer, a prolonged disease control was observed.

Study 17496 enrolled 31 patients in the dose escalation portion of the study, then an expansion cohort for double-hit DLBCL was opened. To date, the double-hit DLBCL cohort has enrolled an additional 6 patients beyond the original 31 patients from the dose escalation. Notably, of the six patients who received VIP152 in the expansion, one additional patient with double-hit DLBCL achieved a complete metabolic response by PET-CT (per investigator assessment). This patient remained on treatment for 2.3 years. Additional information on study 17496 is summarized in the table below.

Protocol Title	An Open-label, Multicenter Phase I Dose Escalation Study to Characterize Safety, Tolerability, Preliminary Anti-tumor Activity, Pharmacokinetics and Maximum Tolerated Dose of BAY 1251152 in Patients With Advanced Cancer

Study sponsor	Bayer (will change to Vincera Pharma when Bayer license becomes effective)

Study start	10 February 2016

Study end	Trial is active and ongoing

Drug name	BAY 1251152 aka VIP152

Route of administration	Intravenous

Serious adverse events (AEs)	A total of 14 subjects experienced serious AEs: abdominal pain (3 patients), dyspnea (2 patients), hepatorenal syndrome, cholangitis, mastitis, device-related infection, sepsis, intestinal obstruction, pyrexia, urinary tract infection, blood bilirubin increased, esophageal metastasis cancer, hematuria, spinal operation, syncope and tumor pain(each with one patient). No cases were reported as drug related.

Primary outcome measures	• Incidence of DLT (Dose limit toxicity) of BAY1251152 [Time Frame: End of Cycle 1 / Day 21]

•  Maximum observed drug concentration in measured matrix after single dose administration (Cmax) of BAY1251152 [Time Frame: Cycle1 / Day 1 (C1D1), C1D2, C1D3, C1D4, C1D8C1D15, C1D16, C1D17, C1D18, C2D1]

• Area under the concentration versus time curve from zero to infinity after single (first) dose (AUC) of BAY1251152 [Time Frame: C1D1, C1D2, C1D3, C1D4, C1D8,C1D15, C1D16,C1D17,C1D18,C2D1]

• AUC from time 0 to the last data point > Lower limit of quantitation (LLOQ) [AUC(0-tlast)] of BAY1251152 [Time Frame: C1D1, C1D2,C1D3, C1D4, C1D8,C1D15, C1D16,C1D17,C1D18,C2D1]

• Maximum observed drug concentration in measured matrix after multiple dose administration during a dosage interval (Cmax,md) of

BAY1251152 [Time Frame: C1D1, C1D2,C1D3, C1D4, C1D8,C1D15, C1D16,C1D17,C1D18,C2D1]

• AUC from time 0 to the last data point > LLOQ after multiple dosing [AUC(0-tlast)md] of BAY1251152 [Time Frame: C1D1, C1D2,C1D3, C1D4, C1D8,C1D15, C1D16,C1D17,C1D18,C2D1]

• Recommended phase 2 dose (RP2D) of BAY 1251152 [Time Frame: C1D1, C1D2, C1D3, C1D4, C1D8,C1D15, C1D16,C1D17,C1D18,C2D1]

• Number of participants with adverse events as a measure safety and tolarability [Time Frame: Up to 3 years]

Double-hit DLBCL is a rare, aggressive (fast-growing) type of B-cell non-Hodgkin lymphoma caused by changes in the DNA that affect the MYC gene and either the BCL2 or BCL6 gene. Double-hit DLBCL is hard to treat and has a poor prognosis with a median progression-free survival of 11 months and median overall survival from diagnosis of 22 months. No standard treatments are currently approved for double-hit DLBCL, representing a population with an unmet medical need. Expansions in other tumor types driven by MYC and/or MCL1 are in planning.

Study 17496: Study Design and Determination of MTD

The study schema for Study 17496 is depicted below. Based on review of DLTs (second table below), 30 mg was determined to be the MTD and used in the expansion cohort.

Study 17496: Schema
	Cohort	Dose escalation Dose level, mg, intravenous, weekly					Dose expansion (ongoing)

Advanced solid tumors and aggressive NHL	5					30	30
	4				22.5
	3			15
	2		10
	1	5

Abbreviations: NHL = non-Hodgkin lymphoma

•	VIP152 administered once weekly as a 30-minute intravenous infusion in 21-day cycles.

•	Expansion ongoing in double-hit DLBCL patients; planned expansion in other tumor types.

Study 17496: Maximum Tolerated Dose Determination and Dose-limiting Toxicities

Cohort	Dose	Evaluable patients	Number of DLTs	DLT description

1	5 mg	3	0

2	10 mg	3	0

3	15 mg	4	0

4	22.5 mg	9	2	(1) grade 4 neutropenia (1) grade 3 neutropenia with dose interruption

5	30 mg	9	3	(1) grade 3 febrile neutropenia (2) grade 4 neutropenia

•

The MTD for VIP152 was defined as 30 mg based on collective safety data. Three subjects in the 30-mg cohort were not considered evaluable for determination of dose-limiting toxicity due to the following reasons: one patient missed a dose in the first cycle due to an unrelated serious adverse event (SAE Dyspnea in the context of disease progression); one patient dropped out due to early progression, and one patient with DLBCL developed Grade 3 neutropenia on C1D12 for which drug administration was delayed 2 days and G-CSF was administered, neutrophils recovered to normal and patient continued treatment with a reduced dose of 22.5 mg. Since G-CSF was administered the patient was considered not evaluable for DLT assessment.

•

Neutropenia is an on-target effect of PTEFb inhibition and is manageable with dose-reductions and/or growth factor support. Six patients required dose reductions due to neutropenia. Seven patients received granulocyte colony-stimulating factor (i.e., growth factor support). No patients withdrew from the study due to drug-related toxicity.

Study 17496: Patient Characteristics

The demographics of the patients from the dose-escalation portion of Study 17496 are summarized below and show that all patients had received two or more prior therapies with most patients (97%) having had three or more prior therapies.

Study 17496: Patient Demographics From Dose Escalation

Characteristic	Total (n=31)
Sex, n (%)
Female	24 (77)
Male	7 (23)

Median age (range), years	61 (28-76)

ECOG PS, n (%)
0	11 (35.5)
1	19 (61.3)
2	1 (3.2)

No. prior systemic chemotherapies, n (%)
0-1	0 (0)
2	1 (3.2)
≥3	30 (96.8)

Tumor type, n (%)
Breast cancer	6 (19.4)
Ovarian	4 (12.9)
Pancreatic adenocarcinoma	5 (16.1)
Colon and rectal cancer	3 (9.7)
NHL (DLBCL)	1 (3.2)
Other	12 (38.7)

Study 17496: Safety (Dose Escalation Portion)

VIP152 has demonstrated tolerable side effects in dose escalation. No treatment-related serious adverse effects or deaths were observed to date; however, two treatment-emergent deaths occurred that were unrelated to the VIP152. A total of 14 subjects experienced serious AEs: abdominal pain (three patients), dyspnea (two patients), hepatorenal syndrome, cholangitis, mastitis, device-related infection, sepsis, intestinal obstruction, pyrexia, urinary tract infection, blood bilirubin increased, esophageal metastasis cancer, hematuria, spinal operation, syncope and tumor pain (each with one patient). No patients withdrew from the study due to toxicity. Six patients required does reductions due to neutropenia. Seven patients received granulocyte colony-stimulating factor (i.e., growth factor support). Adverse events reported in more than 15% of patients are summarized below. Notably, no patients had grade ≥3 diarrhea as reported with other CDK inhibitors.

Study 17496: Adverse Events in More Than 15% of Patients From Dose Escalation

Adverse Events (>15%)	Grade 1	Grade 2	Grade 3	Grade 4	All (n=31)
Nausea	17 (55)	9 (29)	0 (0)	0 (0)	26 (84)
Vomiting	15 (48)	5 (16)	0 (0)	0 (0)	20 (65)
Anemia	6 (19)	5 (16)	3 (10)	0 (0)	14 (45)
Neutropenia	0 (0)	3 (10)	5 (16)	4 (13)	12 (39)
Fatigue	2 (6)	8 (26)	0 (0)	0 (0)	10 (32)
Diarrhea	8 (26)	1 (3)	0 (0)	0 (0)	9 (29)
Constipation	4 (13)	2 (6)	0 (0)	0 (0)	6 (19)
Thrombocytopenia	4 (13)	2 (6)	0 (0)	0 (0)	6 (19)
Abdominal pain	0 (0)	2 (6)	3 (10)	0 (0)	5 (16)
Anxiety	4 (13)	1 (3)	0 (0)	0 (0)	5 (16)
Fever	4 (13)	0 (0)	1 (3)	0 (0)	5 (16)

Study 17496: VIP152 Pharmacodynamics (Dose Escalation Portion)

The pharmacodynamic effects of VIP152 were evaluated in Study 17496. The results, from whole blood collected from patients on Cycle 1 Day 1, show a dose-dependent reduction in MYC and MCL1 mRNA as depicted below. Inhibition of cell proliferation was also observed as measured by PCNA expression.

Study 17496: VIP152 Pharmacodynamic Activity in Patient Samples

Study 17496: Efficacy (Dose Escalation Portion)

The efficacy results of the dose-escalation portion of the study are summarized below. At the efficacious dose levels (i.e., 22.5 and 30 mg); two patients with solid tumors (one pancreatic cancer and one salivary gland cancer) had disease control for more than six cycles and, as mentioned above, one patient with double-hit DLBCL had a complete metabolic remission lasting more than three and half years per investigator assessment.

Study 17496: VIP152 Preliminary Efficacy in Dose Escalation

(Disease Control and Signs of Clinical Efficacy at ≥ 22.5 mg)

Note: efficacy as reported per investigator assessment

Summary of PTEFb Inhibitor Program

•	Mode of Action: Highly selective CDK9 inhibitor, which produces rapid depletion of short-lived mRNAs of known oncogenes (e.g., MYC and MCL1).

•	Potential Indications: MYC and MCL1 driven hematologic malignancies and solid tumors including monotherapy and combination studies.

•

Clinical Status: MTD has been determined in Phase 1; safety, pharmacokinetics, pharmacodynamics and early signs of efficacy support further development with currently available drug substance and drug product.

•	Intellectual Property: Broad intellectual property protection until at least 2033.

•	Discovery: Oral follow-on opportunity.

Vincera Pharma’s Bioconjugation Platform

Vincera Pharma has obtained from Bayer an exclusive license for a proprietary and innovative bioconjugation platform that turns years of Bayer discovery know-how into innovative treatment modalities. The licensed platform includes a next generation ADC platform comprised of two preclinical-stage assets for hematology-oncology (IL3RA (also known as CD123) ADC and CXCR5 ADC) and an SMDC for solid tumors.

Vincera Pharma’s Proprietary Bioconjugate Platforms—Shaping the Future

Innovative SMDC platform

The lead program for the bioconjugation program is an SMDC (VIP236) for advanced and metastatic solid tumors (e.g., triple negative breast cancer, colorectal cancer, small cell lung cancer, ovarian cancer and renal cell carcinoma). The small molecule ligand delivers a new chemical entity (“NCE”) payload into the tumor stroma. The small molecule is designed to target an undisclosed surface antigen highly expressed on cancer cells. As depicted below, our SMDC effectively targets cancer cells (10-fold increase in tumor vs plasma) and has demonstrated preclinical proof-of-concept in several in vivo solid tumor models.

VIP236: SMDC with Tumor Stroma Activated Conjugate

Abbreviations: NCE = new chemical entity; RC = renal cancer; SCLC = small cell lung cancer

Next-generation ADC technology

ADCs are a validated therapeutic approach in oncology used to selectively deliver a highly potent payload directly to tumors thereby minimizing toxicity to surrounding healthy tissue. Upon binding to the tumor cell antigen, the ADC is internalized by the tumor cell and the payload is released intracellularly, killing the cell in a targeted manner. To date, eight ADCs have been approved by the FDA, with three approvals in 2019-2020.

Despite the promise of ADCs, the challenge of optimizing the balance between efficacy and tolerability (i.e., therapeutic index or therapeutic window) has limited their broad potential as treatments for cancer. Our proprietary and innovative bioconjugation platform was engineered to specifically address toxicity issues plaguing current ADCs. The payload classes currently used are confined to microtubule destabilizers (e.g., auristatin, dolastatin, maytansinoid and tubulysine), DNA interacting agents (e.g., calicheamicin, duocarmycin, PBD and IGN) and topoisomerase inhibitors (e.g., exatecan). Many of these permeable payloads and/or highly potent DNA-interacting payloads have safety issues and, therefore, result in an insufficient therapeutic index.

Our next-generation ADC platform was engineered to deliver on the promise of ADCs as follows:

Vincera Pharma’s Next Generation ADC Technology Solutions

Abbreviations: ADC = antibody-drug conjugate; Asn = asparagine (peptide); DAR = drug-antibody ratio; KSPi = kinesin spindle protein inhibitor; MoA = mechanism of action; PK = pharmacokinetics

We are the first company to use a KSPi as a payload. KSP is a motor protein responsible for an essential event in mitosis, the segregation of duplicated centrosomes during spindle formation in the G2/M phase of the cell cycle, and is, therefore, required for productive cell divisions. High expression of KSP in hematologic indications such as AML blasts, DLBCL and in solid cancers such as breast, bladder and pancreatic cancer has been linked to poorer prognosis, and thus, KSP presents an attractive target for cancer treatment. KSP is active in all proliferating cells; therefore, KSP inhibitors, representing various structural classes, have resulted in neutropenia, mucositis and stomatitis in clinical trials. To date, these limitations have prevented approval of KSP inhibitors as cancer therapies, when administered systemically. However, tumor targeting with an impermeable KSPi overcomes the narrow therapeutic index of systemically administered agents by ensuring KSP is only inhibited in cancer cells and not in neighboring healthy tissue. Vincera Pharma has two KSPi-ADCs, VIP943 and VIP924, in preclinical development for the treatment of hematologic malignancies:

•	VIP943 is an anti-IL3RA-KSPi ADC

•	VIP924 is an anti-CXCR5-KSPi ADC

VIP943 and VIP924 have shown preclinical proof-of-concept in vivo human leukemia and lymphoma tumor models in mice as shown below:

VIP943: IL3RA-KSPi ADC

Increases Survival in AML Models

Abbreviations: ADC = antibody-drug conjugate; AML = acute myeloid leukemia; ctrl = control; Q7D = every 7 days; Q14D = every 14 days; Q21D = every 21 days

VIP924 Induces Sustained Tumor Regression Compared with

Standard Therapy in DLBCL & MCL Models

VIP943—IL3RA-KSPi ADC

Targeting IL3RA

Interleukin 3 receptor subunit alpha (“IL3RA”) is the α-subunit of the IL-3 receptor. IL-3 is a protein, mainly produced by activated T cells, which regulates the function and production of immune cells by binding to the

IL-3 receptor. IL3RA is expressed at high levels in AML, classical Hodgkin lymphoma, blastic plasmacytoid dendritic cell neoplasms and myelodysplastic syndromes. Importantly, IL3RA overexpression on AML blasts has been associated with an increased number of leukemic blast cells at diagnosis and with a negative prognosis.

Several studies have indicated that IL-3 and its receptor play important roles in the progression of AML, and indeed, experiments with a monoclonal antibody that blocks the binding of IL-3 to IL3RA have shown increased survival in AML mouse models. Characterization of hematologic malignancies has demonstrated increased IL3RA expression in AML blasts as compared with normal cells. Furthermore, these IL3RA-overexpressing cells have been shown to be able to initiate and maintain the leukemic process in immuno-deficient mice and thus act as leukemic stem cells. Consequently, IL3RA has been shown to be a useful biomarker for the detection of minimal residual disease, thereby predicting relapse in patients with AML. Taken together, these results suggest that IL3RA is a viable target for an ADC approach for the treatment of AML and other IL3RA-positive hematologic malignancies (e.g., MDS, chronic myelogenous leukemia, and blastic plasmacytoid dendritic cell neoplasm).

VIP943 is well tolerated in preclinical models—Differentiation of KSPi-ADC Platform

The safety, including possible changes in the hematologic cell populations, of VIP943 was evaluated in the cynomolgus monkey in two range-finding studies with single or repeated dosing. VIP943 was well-tolerated without adverse events, such as thrombocytopenia, neutropenia or signs of liver toxicity, typically observed with ADCs containing other payload classes. In addition, mucositis, a dose-limiting toxicity for small molecule KSP inhibitors in clinical studies, was not observed.

These preclinical findings underscore the differentiation of the KSPi-ADC platform compared with currently approved ADCs for hematologic malignancies, as the observed clinical toxicities were predicted in the preclinical models as outlined below:

KSPi ADC is Designed to Address Safety

Liabilities of ADCs Approved in Hematologic Malignancies

Summary of Next-generation KSPi-ADC Platform

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Despite recent approvals, currently approved ADCs have a narrower than expected therapeutic index, which limits wider use (e.g., toxicity prevents reaching maximally efficacious dose or severe overlapping toxicities, such as neutropenia, with standard of care).

•	Three key features of the KSPi-ADC platform were engineered to deliver on the promise of ADCs:

•	Antibodies against overexpressed tumor antigens (i.e., anti-IL3RA for leukemias and anti-CXCR5 for B-cell malignancies);

•	A nonpermeable and potent warhead (i.e., hydrophilic KSPi) to prevent “bystander effect” on healthy cells (i.e., warhead accumulates in targeted cancer cells but cannot get into healthy cells); and

•	A novel linker preferentially cleaved in tumor tissue vs normal cells (i.e., linker only cleaved by legumain, an enzyme over expressed in tumor tissue).

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Preclinical results for the KSPi-ADCs show efficacy without associated toxicity observed with the ADCs approved to date (e.g., monkey studies with the VIP943 showed no neutropenia, thrombocytopenia or liver toxicity).

•	IND enabling studies for the KSPi-ADCs are in planning.

Sales and Marketing

Because we are a clinical-stage company, we do not currently have our own marketing, sales or distribution capabilities. To commercialize VIP152 or any future product candidate, if approved for commercial sale and marketing, we would have to develop a sales and marketing infrastructure. We may opportunistically seek strategic collaborations or partners to maximize the commercial opportunities for VIP152 or any future product candidates inside and outside the United States.

Manufacturing

We do not currently own or operate manufacturing facilities for the production of clinical or commercial quantities of VIP152, and there are a limited number of manufacturers that operate under the current Good Manufacturing Practice (“cGMP”) requirements of the FDA that might be capable of manufacturing for us. We currently intend to rely on contract manufacturing organizations (“CMOs”), for both drug substance and drug product. In addition, we intend to recruit highly qualified personnel with experience to manage the CMOs producing our product candidates and other product candidates that we may develop in the future. Similarly, we do not own or operate a laboratory with expertise in diagnostic assessment of cancer subpopulations and will contract with specific commercial diagnostic labs on trials performed to assure a companion diagnostic(s) is available to accompany our therapeutic product. We will recruit highly qualified personnel with experience to manage these commercial diagnostic companies for our product candidates or those that we may develop in the future.

Our outsourced approach to manufacturing relies on CMOs to first develop cell lines and manufacturing processes that are compliant with cGMP and then produce material for preclinical studies and clinical trials. Our agreements with CMOs may obligate them to develop a production cell line, establish master and working cell banks, develop and qualify upstream and downstream processes, develop drug product processes, validate (and in some cases develop) suitable analytical methods for test and release as well as stability testing, produce drug substance for preclinical testing, produce cGMP-compliant drug substance or produce cGMP-compliant drug product. We will conduct audits of CMOs prior to initiation of activities under these agreements and monitor operations to ensure compliance with the mutually agreed process descriptions and cGMP regulations. A similar approach is applied to commercial diagnostic companies that we would partner with for companion diagnostics.

Competition

The biotechnology industry, especially the oncology subspace, is characterized by fast-paced technological evolution, substantial competition and a strong emphasis on intellectual property. Competitors may come from multiple sources, including specialty, pharmaceutical and biotechnology companies, public and private research organizations, academic research institutions, and governmental agencies among others. Product candidates that we may develop and potentially get approved will face competitive pressures from incumbent therapies as well as new therapies that may become available in the future.

Many global pharmaceutical companies, as well as medium and small biotechnology companies, are pursuing new cancer treatments whether small molecules, biologics, ADCs, and cell or gene therapies. Any of these treatments could prove to be superior clinically to our products or product candidates and render them obsolete or non-competitive.

PTEFb Platforms

Our PTEFb inhibitors work by targeting the CDK9 of the PTEFb heteroduplex made up of CDK9 and Cyclin-T. To our knowledge, there are at least six other CDK9 programs in development demonstrating clinical efficacy and several are more advanced than our programs. The companies with clinical-stage programs include Merck & Co., Inc., Astra-Zeneca PLC, Cyclacel Pharmaceuticals Inc., Sumitomo Dainippon Pharma Co., Ltd., Tolero Pharmaceuticals, Inc. and MEI Pharma, Inc. These companies and their current or future partners may develop CDK9 inhibitor programs with attributes to compete in the same indications as our current and future PTEFb product candidates. We expect to compete on efficacy, safety and tolerability, and if our products are not demonstrably superior in these respects compared with other approved therapies, we may not be able to compete effectively.

Bioconjugation Platforms

We believe our bioconjugation platform components are well differentiated and provide us the flexibility of creating ADCs, SMDCs or other variants thereof to address specific needs to address individual diseases. Although our KSP inhibitor and the new ADC programs we have underway are proprietary and, in our view highly differentiated, many companies continue to invest in innovation in the ADC field including new payload classes, new conjugation approaches, and new targeting moieties. Any of these initiatives could lead to a platform that has superior properties to ours. We are aware of multiple companies with ADC technologies that may be competitive to our ADC platforms, including Astellas Pharma Inc., Astra-Zeneca PLC, Bristol-Myers Squibb Company, Daiichi Sankyo Company, Limited, ImmunoGen, Inc., Immunomedics, Inc., Mersana Therapeutics Inc., CytomX Therapeutics, Inc., Pfizer, Inc. and Seattle Genetics, Inc. These companies or their partners, including AbbVie Inc., Genentech, Inc., Eli Lilly and Company, Novartis International AG, Sanofi S.A. and Takeda Pharmaceutical Company Limited, may develop ADCs, SMDCs or related bioconjugation products based on the unique capabilities of each technology to compete in the same indications as our current and future bioconjugation product candidates. We expect to compete on improved efficacy, safety and tolerability compared with other ADCs or SMDCs. However, if our products are not demonstrably superior compared with other approved therapeutics, we may not be able to compete effectively rendering our technologies, or our drug candidates, obsolete or non-competitive.

Many of our potential competitors, either alone or in partnership with other players, may have significantly greater financial, technical and human resource capabilities than our company. This in turn might allow them to become more successful than us in achieving treatment approvals and market acceptance, reducing the competitiveness of our treatments and accelerating their obsolescence. A continued trend showing strong mergers and acquisitions activity in the pharmaceutical and biotechnology space may result in an increased concentration of resources among a smaller number of competitors. Earlier stage companies may also become relevant competitors, especially through collaborations with established companies. The areas of competition also extend to scientific and managerial talent recruitment and retention, clinical trial site and patient registration for clinical trials, as well as in the attainment of technologies that might be complementary or necessary for our clinical programs.

It is possible that the development of a cure or more effective treatment options for any of our indications by a competitor could render our product candidates non-competitive or obsolete, or materially reduce the demand for our product candidates before recovering our development and commercialization expenses. Our competitors may also obtain FDA or other regulatory approval for their product candidates faster than us, potentially resulting a stronger market position for their products before we can get to market.

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain proprietary protection for our current and future product candidates, novel discoveries, product development technologies and know-how; to operate without infringing on the proprietary rights of others; and to prevent others from infringing our proprietary rights. Our strategy is to seek to protect our proprietary position by, among other methods, filing or in-licensing U.S. and foreign patents and patent applications related to our proprietary technology, inventions and improvements that are important to the development and implementation of our business. We also rely on trademarks, trade secrets, know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our proprietary position.

While we intend to seek broad patent coverage, there is always a risk that an alteration to any products we develop or processes we use may provide sufficient basis for a competitor to avoid infringing our patent claims. In addition, patents, if granted, expire and we cannot provide any assurance that any patents will be issued from any patent applications or that any potentially issued patents will adequately protect our products or product candidates.

We have a license to patents and other intellectual property relating to VIP152, VIP217, VIP943, VIP924, VIP236 and our other current product candidates from Bayer on an exclusive, worldwide basis under the Bayer License Agreement. The portfolio as of November 9, 2020 includes 19 issued U.S. patents, 12 pending U.S. patent applications, 193 issued patents in various jurisdictions outside of the United States and approximately 220 pending patent applications in various jurisdictions outside of the United States. The Bayer License Agreement is described more fully below.

Our patent portfolio covering VIP152 consists of issued patents in the U.S., Europe, China, Japan, India, Argentina, Brazil and Mexico, along with issued patents and pending applications in other markets. The issued U.S. patent covering the composition of matter of VIP152 is expected to expire in November 2033, absent any patent term extensions for regulatory delay. With respect to VIP943, we have pending applications in the U.S., Europe, China, Japan, India, Argentina, Brazil and Mexico, and other markets covering the composition of matter of VIP943. Any patent that may issue from our pending patent applications related to VIP943 are expected to expire in December 2037, absent any patent term adjustments or extensions. The patent applications covering the composition of matters of VIP924 and VIP236 have been filed under the Patent Cooperation Treaty, and are each expected to expire in 2039. In addition, our patent portfolio covering VIP217 consists of issued patents in the U.S., Europe, China, Japan, India, Brazil and Mexico, along with issued patents and pending applications in other markets. The issued U.S. patent covering the composition of matter of VIP217 is expected to expire in 2035, absent any patent term extensions for regulatory delay. With respect to our product candidates and processes we intend to develop and commercialize in the normal course of business, we intend to pursue patent protection covering, when possible, compositions, methods of use, dosing and formulations. We may also pursue patent protection with respect to manufacturing and drug development processes and technologies.

The term of a patent granted on a utility patent application filed after June 8, 1995, expires 20 years after the non-provisional U.S. filing date (or any earlier filing date relied upon under 35 U.S.C. 120, 121 or 365(c)), with the timely payment of maintenance fees. In certain instances, the patent term may be adjusted to add additional days to compensate for certain delays incurred by the USPTO in the examination process, issuing the patent and/or the patent term may be extended for a period of time to compensate for at least a portion of the time a product candidate underwent FDA regulatory review. However, the patent extension granted for FDA regulatory review is only applied to a single patent that covers either the product candidate or a method of using or manufacturing the same which has not expired at the time of FDA approval. Additionally, the period of time the patent is extended may not exceed five years and the total patent term, including the period of time the patent is extended, must not exceed 14 years following FDA approval. The term duration of foreign patents varies in accordance with provisions of applicable local law, but typically expires 20 years after the earliest effective non-provisional filing date. However, the actual protection afforded by a patent with respect to a particular product varies on a product-by-product basis, from country to country, and depends upon many factors, including the type of patent, the scope of the claims its coverage, the availability of regulatory-related extensions, the availability of legal remedies in the particular country and the validity and enforceability of the patent under the local laws.

We also rely upon trade secrets and know-how and continuing technological innovation to develop and maintain our competitive position. We seek to protect our proprietary information, in part, by using confidentiality and invention assignment agreements with our commercial partners, collaborators, employees and consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of technologies that are developed through a relationship with a third party. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Our commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third party patent would require us to alter our development or commercial strategies for our product candidates or processes, or to obtain licenses or cease certain activities. Our breach of any license agreements or failure to obtain a license to proprietary rights that we may require to develop or commercialize our future products may have an adverse impact on us. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference or derivation proceedings in the USPTO to determine priority of invention.

Bayer License Agreement

On October 7, 2020, we entered into the Bayer License Agreement, pursuant to which we have been granted an exclusive, worldwide, royalty-bearing, worldwide license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute, for all uses in the cure, mitigation, treatment or prevention of diseases or disorders in humans or animals, (i) a clinical-stage small molecule drug platform, including VIP152 (formerly known as BAY 1251152), a PTEFb inhibitor compound, and (ii) a preclinical stage bioconjugations/next-generation ADC platform, including VIP924 (formerly BAY-924), a SMDC, VIP943 (formerly known as BAY-943) next-generation ADC compounds. These platforms currently comprise our entire product candidate pipeline. The Bayer License Agreement will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing. As noted above, the discussion in this section assumes the Bayer License Agreement has become effective.

Under the Bayer License Agreement, we are required to pay Bayer an upfront license fee of $5.0 million upon the closing of the Business Combination and the receipt of the Initial Qualified Financing. In addition, we are obligated to make significant future payments to Bayer upon the achievement of certain development and commercial sales milestones involving license products as well as ongoing royalties on net commercial sales. The size and timing of these milestone payments vary greatly depending on factors such as the particular licensed product, whether it involves a PTEFb licensed product or an ADC licensed product (and which ADC program – IL3RA, CXCR5, SMDC or additional programs), the number of distinct disease indications, the number of different countries with respect to which the milestone is achieved and the level of net commercial sales, and it is therefore difficult to estimate the total payments that may become payable to Bayer and when those payments would be due. If we achieve all of the milestones for each of the countries and disease indications, we would be obligated to pay development and commercial sales milestone payments that range from $110.0 million to up to $318.0 million per licensed product, and upon successful commercialization of at least five licensed products, we could be required to pay aggregate milestone payments in excess of $1.0 billion. If we partner with a third party and receive development milestone payments from such third party that exceed the development milestone payments we are required to pay Bayer for the same milestones, we are required to pay Bayer a small portion of that excess.

Under the Bayer License Agreement, we are also obligated to pay Bayer tiered royalties on worldwide net commercial sales of license products at royalty rates ranging from single digit to low double digit percentages based on escalating levels of net commercial sales in a calendar year, subject to standard offsets and reductions. These royalty obligations apply on a product-by-product and country-by-country basis and end upon the latest of (i) the date on which the last valid claim of any licensed patents expire, and (ii) 10 years after the first commercial sale of the licensed product, in each case, with respect to a given licensed product in a given country.

Under the Bayer License Agreement, we have sole control of, and are responsible for, at our expense, the development, manufacture and commercialization of licensed products. We have agreed to use commercially reasonable efforts, consistent with our business judgment and for a similarly situated company, to develop and commercialize at least one PTEFb licensed product and two ADC licensed products in certain major markets. We have the sole right, but not the obligation, to control the prosecution, defense and enforcement of the licensed patents, and Bayer has backup rights to prosecution, defense and enforcement with respect to any licensed patents for which we elect not to exercise such rights.

The Bayer License Agreement will expire on a country-by-country and licensed product-by-licensed product basis on the expiration of the last royalty term with respect to a given licensed product in a given country, unless earlier terminated. We may terminate the agreement for convenience upon 90 days’ written notice. Either party may terminate the agreement, either in its entirety or on a licensed technology-by-licensed technology or licensed product-by-licensed product basis depending on the nature of the breach, if the other party materially breaches its material obligations under the agreement and fails to cure such material breach within 180 days of written notice of such material breach, with termination tolled during any period during which a good faith dispute resolution process is being pursued with respect to material breaches other than non-payment. In addition, either party may terminate the agreement immediately upon written notice if the other party files a voluntary bankruptcy petition, is subject to an involuntary bankruptcy petition or for certain other insolvency events. Bayer may terminate the agreement if we challenge the validity or enforceability of any of the licensed patents.

Government Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of small molecule drugs and biologics such as those we are developing. We, along with third party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of or current product candidates or any future product candidate.

FDA Drug Approval Process

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug and Cosmetic Act (“FDCA”), and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling and import and export of pharmaceutical products. Biological products used for the prevention, treatment or cure of a disease or condition of a human being are subject to regulation under the FDCA, except the section of the FDCA that governs the approval of new drug applications (“NDAs”). Biological products, such as our ADC product candidates, are approved for marketing under provisions of the Public Health Service Act (the “PHSA”), via a Biologics License Application (“BLA”). However, the application process and requirements for approval of BLAs are very similar to those for NDAs, and biologics are associated with similar approval risks and costs as drugs. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as clinical hold, FDA refusal to approve pending NDAs or BLAs, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

The process required by the FDA before drug product candidates may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices (“GLP”) regulations;

•	submission to the FDA of an IND, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

•	approval by an Institutional Review Board (“IRB”) or ethics committee at each clinical site before the trial is commenced;

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performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, GCP requirements and other clinical trial-related regulations to establish the safety, purity and potency of the proposed drug product candidate for its intended purpose;

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preparation of and submission to the FDA of an NDA or BLA after completion of all pivotal clinical trials that includes substantial evidence of safety, purity and potency from results of nonclinical testing and clinical trials; satisfactory completion of an FDA Advisory Committee review, if applicable;

•	a determination by the FDA within 60 days of its receipt of an NDA/BLA to file the application for review;

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satisfactory completion of one or more FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with cGMP and to assure that the facilities, methods and controls are adequate to preserve the drug product’s continued safety, purity and potency, and of selected clinical investigation sites to assess compliance with GCP; and

•	FDA review and approval, or licensure, of the NDA/BLA to permit commercial marketing of the product for particular indications for use in the United States.

Preclinical and Clinical Development

Prior to beginning the first clinical trial with a product candidate in the United States, we must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology and pharmacodynamic characteristics of the product candidate; chemistry, manufacturing and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold until the IND sponsor and the FDA resolve the outstanding concerns or questions. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. For new indications, a separate new IND may be required. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries. For purposes of NDA/BLA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

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Phase 1—The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism, distribution and elimination of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the case of some products for severe or life-threatening diseases, such as cancer, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients with active malignancy for whom other therapy is not available.

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Phase 2—The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

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Phase 3—The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Post-approval trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA/BLA.

The FDA or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. In addition, some clinical trials are overseen by an independent group of qualified experts organized by the sponsor, known as a data safety monitoring board or committee. Depending on its charter, this group may determine whether a trial may move forward at designated check points based on access to certain data from the trial.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2 and before an NDA/BLA is submitted.

Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the meetings at the end of the Phase 2 trial to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

While the IND is active and before approval, progress reports summarizing the results of the clinical trials and nonclinical studies performed since the last progress report must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and investigators for serious and unexpected suspected adverse events, findings from other studies suggesting a significant risk to humans exposed to the same or similar drugs, findings from animal or in vitro testing suggesting a significant risk to humans and any clinically important increased incidence of a serious suspected adverse reaction compared to that listed in the protocol or investigator brochure.

U.S. Submission, Review and Approval

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of an NDA/BLA requesting approval to market the product for one or more indications. The NDA/BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. The submission of an NDA/BLA requires payment of a substantial application user fee to FDA, unless a waiver or exemption applies. Additionally, no user fees are assessed on NDAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

Once an NDA/BLA has been submitted, the FDA’s goal is to review standard applications within ten months after it accepts the application for filing (a 60-day process), or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. In both standard and priority reviews, the review process can be significantly extended by FDA requests for additional information or clarification. The FDA reviews an NDA/BLA to determine, among other things, whether a product is safe, pure and potent and the facility in which it is manufactured, processed, packed or held meets standards designed to assure the product’s continued safety, purity and potency. The FDA may convene an advisory committee to provide clinical insight on application review questions.

Before approving an NDA/BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA/BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates an NDA/BLA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a Complete Response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response letter will describe all of the deficiencies that the FDA has identified in the NDA/BLA, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response letter without first conducting required inspections, testing submitted product lots and/or reviewing proposed labeling. In issuing the Complete Response letter, the FDA may recommend actions that the applicant might take to place the NDA/BLA in condition for approval, including requests for additional information or clarification. The FDA may delay or refuse approval of an NDA/BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA/BLA with a Risk Evaluation and Mitigation Strategy (“REMS”), to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a product and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

In addition, the Pediatric Research Equity Act, or PREA, requires a sponsor to conduct pediatric clinical trials for most drugs, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs/BLAs and supplements must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must evaluate the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The sponsor or FDA may request a deferral of pediatric clinical trials for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the drug is ready for approval for use in adults before pediatric clinical trials are complete or that additional safety or effectiveness data needs to be collected before the pediatric clinical trials begin. The FDA must send a non-compliance letter to any sponsor that fails to submit the required assessment, keep a deferral current or fails to submit a request for approval of a pediatric formulation.

Expedited Development and Review Programs

Any marketing application for a drug product submitted to the FDA for approval may be eligible for FDA programs intended to expedite the FDA review and approval process, such as priority review, fast track designation, breakthrough therapy designation and accelerated approval.

A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or to provide a significant improvement in the treatment, diagnosis or prevention of a serious disease or condition compared to marketed products. For products containing new molecular entities, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review).

To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical needs by providing a therapy where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides opportunities for frequent interactions with the FDA review team to expedite development and review of the product. The FDA may also review sections of the NDA/BLA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the NDA/BLA. The review clock does not begin until the final section of the NDA/BLA is submitted.

In addition, under the provisions of the Food and Drug Administration Safety and Innovation Act (“FDASIA”) passed in July 2012, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs or biologics designated as breakthrough therapies are also eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy.

Additionally, products studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval, pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review and approval will not be shortened. Furthermore, priority review, fast track designation, breakthrough therapy designation and accelerated approval do not change the standards for approval but may expedite the development or approval process.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States for which there is no reasonable expectation that the cost of developing and making available in the United States a drug or biologic for this type of disease or condition will be recovered from sales in the United States for that drug or biologic.

Orphan designation must be requested before submitting an NDA/BLA. After the FDA grants orphan designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. The orphan drug designation does not convey any advantage in, or automatically shorten the duration of, the regulatory review or approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan exclusivity, which means that the FDA may not approve any other applications, including a full NDA/BLA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity. Orphan exclusivity does not prevent FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA/BLA application fee.

A designated orphan product may not receive orphan exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Post-Approval Requirements

Any products manufactured or distributed by us pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to quality control and quality assurance, record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There are also continuing user fee requirements, under which FDA assesses an annual program fee for each product identified in an approved NDA/BLA. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including AEs of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

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restrictions on the marketing or manufacturing of a product, mandated modification of promotional materials or issuance of corrective information, issuance by FDA or other regulatory authorities of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product, or complete withdrawal of the product from the market or product recalls;

•	fines, warning or untitled letters or holds on post-approval clinical studies;

•	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

•	product seizure or detention, or refusal of the FDA to permit the import or export of products; or

•	injunctions, consent decrees or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of drug products. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products.

Marketing Exclusivity

Market exclusivity provisions authorized under the FDCA can delay the submission or the approval of certain marketing applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not approve or even accept for review an abbreviated new drug application (“ANDA”) or an NDA submitted under Section 505(b)(2), or 505(b)(2) NDA, submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovative drug or for another indication, where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder.

The FDCA alternatively provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs or 505(b)(2) NDAs for drugs containing the active agent for the original indication or condition of use. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to any preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.

Pediatric exclusivity is another type of marketing exclusivity available in the United States. Pediatric exclusivity provides for an additional six months of marketing exclusivity attached to another period of exclusivity if a sponsor conducts clinical trials in children in response to a written request from the FDA. The issuance of a written request does not require the sponsor to undertake the described clinical trials. In addition, orphan drug exclusivity, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances.

Biosimilars and Reference Product Exclusivity

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Affordable Care Act”) signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009 (“BPCIA”), which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-approved reference biological product. To date, a number of biosimilars have been licensed under the BPCIA, and numerous biosimilars have been approved in Europe. The FDA has issued several guidance documents outlining its approach to the review and approval of biosimilars.

Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

Complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation and impact of the BPCIA is subject to significant uncertainty.

Other U.S. Healthcare Laws and Compliance Requirements

In the United States, our current and future operations are subject to regulation by various federal, state and local authorities in addition to the FDA, including but not limited to, the Centers for Medicare and Medicaid Services (“CMS”) other divisions of the U.S. Department of Health and Human Services (“HHS”) (such as the Office of Inspector General, Office for Civil Rights and the Health Resources and Service Administration), the U.S. Department of Justice (“DOJ”) and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, our clinical research, sales, marketing and scientific/educational grant programs may have to comply with the anti-fraud and abuse provisions of the Social Security Act, the false claims laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) and similar state laws, each as amended, as applicable. Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors and customers may be subject to healthcare laws, regulations and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which our conducts its business. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, privacy and security, price reporting and physician sunshine laws. Some of our pre-commercial activities are subject to some of these laws.

The federal Anti-Kickback Statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between therapeutic product manufacturers on one hand and prescribers, purchasers and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor.

Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Our practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor.

Additionally, the intent standard under the Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations of the Anti-Kickback Statute can result in significant civil and criminal fines and penalties, imprisonment and exclusion from federal healthcare programs. In addition, the Affordable Care Act codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (“FCA”) (discussed below).

The federal false claims and civil monetary penalty laws, including the FCA, which imposes significant penalties and can be enforced by private citizens through civil qui tam actions, prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false or fraudulent claim for payment to, or approval by, the federal government, including federal healthcare programs, such as Medicare and Medicaid, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government, or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. For instance, historically, pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of the product for unapproved, off-label, and thus generally non-reimbursable, uses. Penalties for federal civil False Claims Act violations may include up to three times the actual damages sustained by the government, plus significant mandatory civil penalties, and exclusion from participation in federal healthcare programs.

HIPAA created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the Anti-Kickback Statute, the Affordable Care Act amended the intent standard for certain healthcare fraud statutes under HIPAA such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

We may be subject to data privacy and security regulations by both the federal government and the states in which we conducts its business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates, which are independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, many state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways, are often not pre-empted by HIPAA, and may have a more prohibitive effect than HIPAA, thus complicating compliance efforts.

Additionally, the federal Physician Payments Sunshine Act (the “Sunshine Act”) within the Affordable Care Act, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) report annually to CMS information related to certain payments or other transfers of value made or distributed to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually certain ownership and investment interests held by physicians and their immediate family members. Failure to report accurately could result in penalties. In addition, many states also govern the reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts. Many states have similar statutes or regulations to the above federal laws that may be broader in scope and may apply regardless of payor. We may also be subject to state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, and/or state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, drug pricing or marketing expenditures. These laws may differ from each other in significant ways and may not have the same effect, further complicating compliance efforts. Additionally, to the extent that we have business operations in foreign countries or sells any of our products in foreign countries and jurisdictions, including Canada or the E.U., we may be subject to additional regulation.

We may develop products that, once approved, may be administered by a physician. Under currently applicable U.S. law, certain products not usually self-administered (including injectable drugs) may be eligible for coverage under Medicare through Medicare Part B. Medicare Part B is part of original Medicare, the federal health care program that provides health care benefits to the aged and disabled, and covers outpatient services and supplies, including certain biopharmaceutical products, that are medically necessary to treat a beneficiary’s health condition. As a condition of receiving Medicare Part B reimbursement for a manufacturer’s eligible drugs, the manufacturer is required to participate in other government healthcare programs, including the Medicaid Drug Rebate Program and the 340B Drug Pricing Program. The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter and have in effect a national rebate agreement with the Secretary of HHS as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. Under the 340B Drug Pricing Program, the manufacturer must extend discounts to entities that participate in the program.

In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price (“ASP”) and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. It is difficult to predict how Medicare coverage and reimbursement policies will be applied to our products in the future and coverage and reimbursement under different federal healthcare programs are not always consistent. Medicare reimbursement rates may also reflect budgetary constraints placed on the Medicare program.

In order to distribute products commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

Ensuring business arrangements with third parties comply with applicable healthcare laws and regulations is a costly endeavor. If our operations are found to be in violation of any of the federal and state healthcare laws described above or any other current or future governmental regulations that apply to us, we may be subject to penalties, including without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, private qui tam actions brought by individual whistleblowers in the name of the government, or refusal to allow us to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect its ability to operate its business and results of operations.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which we may obtain regulatory approval. In the United States and in foreign markets, sales of any products for which we receive regulatory approval for commercial sale will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels for such products. In the United States, third-party payors include federal and state healthcare programs, private managed care providers, health insurers and other organizations. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the United States, and commercial payors are critical to new product acceptance.

Our ability to commercialize any products successfully also will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from third-party payors, which decide which therapeutics they will pay for and establish reimbursement levels. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a therapeutic is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

We cannot be sure that coverage or reimbursement will be available for any product that we commercialize and, if coverage and reimbursement are available, what the level of reimbursement will be. Coverage may also be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities. Reimbursement may impact the demand for, or the price of, any product for which we obtain regulatory approval.

Third-party payors are increasingly challenging the price, examining the medical necessity, and reviewing the cost-effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy.

Obtaining reimbursement for our products may be particularly difficult because of the higher prices often associated with branded drugs and drugs administered under the supervision of a physician. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of its products, in addition to the costs required to obtain FDA approvals. Our product candidates may not be considered medically necessary or cost-effective. Obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of our product on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. Adequate third party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on its investment in product development. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize any product candidate that it successfully develops.

Different pricing and reimbursement schemes exist in other countries. In the E.U., governments influence the price of biopharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed upon. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to establish their own prices for medicines, but monitor and control company profits. The downward pressure on health care costs has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country. The marketability of any product candidates for which we receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care, the increasing influence of health maintenance organizations, and additional legislative changes in the United States has increased, and we expect will continue to increase, the pressure on healthcare pricing. The downward pressure on the rise in healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. Coverage policies and third party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Healthcare Reform

In the United States and certain foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system. In March 2010, the Affordable Care Act was signed into law, which substantially changed the way healthcare is financed by both governmental and private insurers in the United States. By way of example, the Affordable Care Act increased the minimum level of Medicaid rebates payable by manufacturers of brand name drugs from 15.1% to 23.1%; required collection of rebates for drugs paid by Medicaid managed care organizations; imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell certain “branded prescription drugs” to specified federal government programs, implemented a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; expanded eligibility criteria for Medicaid programs; creates a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and established a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the Affordable Care Act, and we expect there will be additional challenges and amendments to the Affordable Care Act in the future. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the Affordable Care Act or otherwise circumvent some of the requirements for health insurance mandated by the Affordable Care Act. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the Affordable Care Act. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the Affordable Care Act have passed. For example, in 2017, Congress enacted the Tax Act, which eliminated the tax-based shared responsibility payment imposed by the Affordable Care Act on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” In addition, the 2020 federal spending package permanently eliminates, effective January 1, 2020, the Affordable Care Act-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminates the health insurer tax. On December 14, 2018, a Texas U.S. District Court Judge ruled that the individual mandate is a critical and inseverable feature of the Affordable Care Act, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the Affordable Care Act are invalid as well. On December 18, 2019, the U.S. Court of Appeals for the 5th Circuit ruled that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the Affordable Care Act are invalid as well. On March 2, 2020, the U.S. Supreme Court granted the petitions for writs of certiorari to review the case, although it is unclear when a decision will be made or how the Supreme Court will rule. In addition, there may be other efforts to challenge, repeal or replace the Affordable Care Act. We are continuing to monitor any changes to the Affordable Care Act that, in turn, may potentially impact our business in the future.

Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted, including aggregate reductions of Medicare payments to providers of 2% per fiscal year and reduced payments to several types of Medicare providers, which will remain in effect through 2029 absent additional congressional action. Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted legislation designed, among other things, to bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for pharmaceutical products. For example, at the federal level, the Trump administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the other of pocket costs of drug products paid by consumers. Additionally, the Trump administration’s budget proposal for the fiscal year 2020 contains further drug price control measures that could be enacted during the budget process or in future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Although a number of these and other measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. In addition, individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, mechanisms to encourage importation from other countries and bulk purchasing. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices.

FDA Approval and Regulation of Companion Diagnostics

If safe and effective use of a therapeutic depends on an in vitro diagnostic, then the FDA generally will require approval or clearance of that diagnostic, known as a companion diagnostic, at the same time that the FDA approves the therapeutic product. In August 2014, the FDA issued final guidance clarifying the requirements that will apply to approval of therapeutic products and in vitro companion diagnostics. According to the guidance, if FDA determines that a companion diagnostic device is essential to the safe and effective use of a novel therapeutic product or indication, FDA generally will not approve the therapeutic product or new therapeutic product indication if the companion diagnostic device is not approved or cleared for that indication. Approval or clearance of the companion diagnostic device will ensure that the device has been adequately evaluated and has adequate performance characteristics in the intended population. The review of in vitro companion diagnostics in conjunction with the review of our therapeutic treatments for cancer will, therefore, likely involve coordination of review by the FDA’s Center for Drug Evaluation and Research and the FDA’s Center for Devices and Radiological Health Office of In Vitro Diagnostics and Radiological Health.

Under the FDCA, in vitro diagnostics, including companion diagnostics, are regulated as medical devices. In the United States, the FDCA and its implementing regulations, and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. Unless an exemption applies, diagnostic tests require marketing clearance or approval from the FDA prior to commercial distribution. The two primary types of FDA marketing authorization applicable to a medical device are premarket notification, also called 510(k) clearance, and premarket approval (“PMA”).

The PMA process, including the gathering of clinical and preclinical data and the submission to and review by the FDA, can take several years or longer. It involves a rigorous premarket review during which the applicant must prepare and provide the FDA with reasonable assurance of the device’s safety and effectiveness and information about the device and its components regarding, among other things, device design, manufacturing and labeling. PMA applications are subject to an application fee. In addition, PMAs for certain devices must generally include the results from extensive preclinical and adequate and well-controlled clinical trials to establish the safety and effectiveness of the device for each indication for which FDA approval is sought. In particular, for a diagnostic, a PMA application typically requires data regarding analytical and clinical validation studies. As part of the PMA review, the FDA will typically inspect the manufacturer’s facilities for compliance with the Quality System Regulation (“QSR”), which imposes elaborate testing, control, documentation and other quality assurance requirements.

PMA approval is not guaranteed, and the FDA may ultimately respond to a PMA submission with a not approvable determination based on deficiencies in the application and require additional clinical trial or other data that may be expensive and time-consuming to generate, and that can substantially delay approval. If the FDA’s evaluation of the PMA application is favorable, the FDA typically issues an approvable letter requiring the applicant’s agreement to specific conditions, such as changes in labeling, or specific additional information, such as submission of final labeling, in order to secure final approval of the PMA. If the FDA’s evaluation of the PMA or manufacturing facilities is not favorable, the FDA will deny approval of the PMA or issue a not approvable letter. A not approvable letter will outline the deficiencies in the application and, where practical, will identify what is necessary to make the PMA approvable. The FDA may also determine that additional clinical trials are necessary, in which case the PMA approval may be delayed for several months or years while the trials are conducted and then the data submitted in an amendment to the PMA. If the FDA concludes that the applicable criteria have been met, the FDA will issue a PMA for the approved indications, which can be more limited than those originally sought by the applicant. The PMA can include post-approval conditions that the FDA believes necessary to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution. Once granted, PMA approval may be withdrawn by the FDA if compliance with post-approval requirements, conditions of approval or other regulatory standards are not maintained or problems are identified following initial marketing.

After a device is placed on the market, it remains subject to significant regulatory requirements. Medical devices may be marketed only for the uses and indications for which they are cleared or approved. Device manufacturers must also establish registration and device listings with the FDA. A medical device manufacturer’s manufacturing processes and those of its suppliers are required to comply with the applicable portions of the QSR, which cover the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging and shipping of medical devices. Domestic facility records and manufacturing processes are subject to periodic unscheduled inspections by the FDA. The FDA also may inspect foreign facilities that export products to the United States.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Additional Regulation

In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern our use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, our operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines.

We believe that it is in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on its business. We cannot predict, however, how changes in these laws may affect its future operations.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Employees

As of September 30, 2020, we had two full-time equivalent employees located in the United States. We do not intend to have any full-time employees prior to the consummation of the Business Combination. We consider relations with our employees to be good and have never experienced a work stoppage. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

Facilities

Our principal executive offices are located in Santa Clara, California, and our agreement for such space expires in February 2021. We do not have a long term lease. We do not own any real property. We believe that our office space is adequate to meet our current needs and that additional facilities will be available on commercially reasonable terms for lease to meet future needs.

Legal Proceedings

We are not currently a party to any material legal proceedings, and are not aware of any pending or threatened legal proceedings against us that we believe could have an adverse effect on our business, operating results or financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF LSAC

The following discussion should be read in conjunction with LSAC’s Financial Statements and footnotes thereto contained in this report.

Overview

LSAC was incorporated as a blank check company on December 19, 2018, under the laws of the State of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with a target business.

LSAC presently has no revenue, has had losses since inception from incurring formation costs and has no other operations other than the active solicitation of a target business with which to complete a business combination. LSAC has relied upon the sale of its securities and loans from its officers and directors to fund its operations.

Offering Proceeds Held in Trust

On March 10, 2020, LSAC consummated the IPO of 6,000,000 LSAC Units, and on March 18, 2020, the underwriters exercised the over-allotment option in part for an additional 563,767 LSAC Units. The LSAC Units were sold at an offering price of $10.00 per LSAC Unit, generating total gross proceeds of $65,637,670.

Simultaneously with the closing of the IPO, LSAC consummated the sale of 2,570,000 Private Warrants at a price of $0.50 per warrant in a private placement to the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, generating gross proceeds of $1,285,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $65,637,670 was deposited into the Trust Account, and the remaining proceeds of approximately $620,000 were not deposited into the Trust Account and became available to be used for LSAC’s working capital needs.

As of October 2, 2020, a total of approximately $65.7 million was in the Trust Account.

LSAC’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

LSAC has neither engaged in any operations nor generated any revenues to date. LSAC’s only activities since inception have been organizational activities, those necessary to prepare for the IPO, working to identify a target for its initial Business Combination and the proposed acquisition of Vincera Pharma. LSAC does not expect to generate any operating revenues until after completion of LSAC’s Business Combination. LSAC generates non-operating income in the form of interest income on investments held in the Trust Account. LSAC incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as it conducts due diligence on prospective Business Combination candidates.

For the three months ended September 30, 2020, LSAC had a net loss of $434,304, which consists of operating costs of $440,386, offset by interest income on investments held in the Trust Account of $6,082.

For the three months ended September 30, 2019, LSAC had a net loss of $100, which consists of operating costs.

Liquidity and Capital Resources

Until the consummation of LSAC’s IPO, its only sources of liquidity were an initial purchase of common stock by the Sponsor and loans from the Sponsor.

On March 10, 2020, LSAC consummated the IPO of 6,000,000 LSAC Units at a price of $10.00 per LSAC Unit, generating gross proceeds of $60,000,000. Simultaneously with the closing of the IPO, LSAC consummated the sale of 2,570,000 Private Warrants to LifeSci Holdings, LLC and Rosedale Park, LLC at a price of $0.50 per Private Warrant, generating gross proceeds of $1,285,000.

On March 20, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option in the IPO, LSAC consummated the sale of an additional 563,767 LSAC Units, generating total gross proceeds of $5,637,670.

Following the IPO, the partial exercise of the over-allotment option and the sale of the Private Warrants, a total of $65,637,670 was placed in the Trust Account. LSAC incurred $3,757,284 in transaction costs, including $1,062,753 of underwriting fees, $2,297,319 of deferred underwriting fees and $397,212 of other costs.

For the three months ended September 30, 2020, cash used in operating activities was $121,925. Net loss of $434,304 was affected by interest earned on investments held in the Trust Account of $6,082 and changes in operating assets and liabilities, which provided $318,461 of cash.

As of September 30, 2020, LSAC had investments of $65,698,018 held in the Trust Account. LSAC intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions) to complete its initial Business Combination. LSAC may withdraw interest to pay taxes. To the extent that LSAC’s capital stock or debt is used, in whole or in part, as consideration to complete its initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue LSAC’s growth strategies.

As of September 30, 2020, LSAC had cash of $562,783 outside of the Trust Account. LSAC intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete its initial Business Combination.

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or LSAC’s officers and directors may, but are not obligated to, loan LSAC funds from time to time or at any time, as may be required. Each working capital loan would be evidenced by a promissory note. The working capital loans would be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, LSAC may use a portion of the proceeds held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans. Working capital loans made by Chardan Capital Markets LLC, the underwriter, or any of its related persons will not be convertible into Private Warrants and Chardan Capital Markets LLC and its related persons will have no recourse with respect to their ability to convert their working capital loans into Private Warrants.

LSAC does not currently believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if its estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating its initial Business Combination are less than the actual amount necessary to do so, LSAC may have insufficient funds available to operate its business prior to its initial Business Combination. Moreover, LSAC may need to obtain additional financing either to complete its initial Business Combination or because LSAC becomes obligated to redeem a significant number of the LSAC Shares upon consummation of its initial Business Combination, in which case LSAC may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, LSAC would only complete such financing simultaneously with the completion of its initial Business Combination. If LSAC is unable to complete its initial Business Combination because it does not have sufficient funds available to it, LSAC will be forced to cease operations and liquidate the Trust Account. In addition, following LSAC’s initial Business Combination, if cash on hand is insufficient, LSAC may need to obtain additional financing in order to meet its obligations.

Off-Balance Sheet Financing Arrangements

LSAC has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2020. It does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. LSAC has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

LSAC does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, secretarial and administrative support to LSAC. LSAC began incurring these fees on March 5, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and LSAC’s liquidation.

The underwriters in the IPO are entitled to a deferred fee of $2,297,319. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that LSAC completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

The preparation of condensed consolidated financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. LSAC has identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our condensed consolidated balance sheets.

Net Loss Per Common Share

LSAC applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. LSAC’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

LSAC’S BUSINESS

Overview

LSAC was incorporated as a blank check company on December 19, 2018, under the laws of the State of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with a target business.

LSAC’s Amended and Restated Certificate of Incorporation provides that its corporate existence will cease and it will liquidate the Trust Account (described herein) and distribute the funds included therein to the holders of LSAC Shares sold in its IPO if it does not consummate a business combination by the date that is 24 months from the closing of the IPO, or March 10, 2020.

Offering Proceeds Held in Trust

On March 10, 2020, LSAC consummated the IPO of 6,000,000 LSAC Units, and on March 18, 2020, the underwriters exercised the over-allotment option in part for an additional 563,767 LSAC Units. The LSAC Units were sold at an offering price of $10.00 per LSAC Unit, generating total gross proceeds of $65,637,670. Chardan Capital Markets, LLC acted as sole book-running manager for the IPO. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (Registration Nos. 333-236466 and 333-236929). The SEC declared the registration statement effective on March 5, 2020.

Simultaneously with the closing of the IPO, LSAC consummated the sale of 2,570,000 Private Warrants at a price of $0.50 per warrant in a private placement to the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, generating gross proceeds of $1,285,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Private Warrants are identical to the LSAC Warrants, except that the Private Warrants are not transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Warrants, a total of $65,637,670 was deposited into the Trust Account, and the remaining proceeds of approximately $620,000 were not deposited into the Trust Account and became available to be used for LSAC’s working capital needs.

Business Combination Activities

On September 25, 2020, LSAC entered into a Merger Agreement with Vincera Pharma, Merger Sub and the Sellers’ Representative. As of the date of the Merger Agreement, the Sellers owned 100% of the issued and outstanding shares in Vincera Pharma. Upon the closing of the Business Combination, LSAC will acquire 100% of the issued and outstanding Vincera Pharma Shares, in exchange for the Sellers’ right to receive number of LSAC Shares equal to the Exchange Ratio, and the Earnout Shares after the closing of the Business Combination, if any, that may be issuable from time to time. As a result of the transaction, Vincera Pharma will become a wholly-owned subsidiary of LSAC, and LSAC will change its name to “Vincera Pharma, Inc.” If a business combination is not consummated by March 10, 2022, LSAC’s corporate existence will cease and LSAC will distribute the proceeds held in the Trust Account to its public stockholders. See “The Merger Agreement” for more information.

Redemption Rights

Pursuant to LSAC’s Amended and Restated Certificate of Incorporation, LSAC stockholders (except the initial stockholders and the officers and directors of LSAC) will be entitled to redeem their LSAC Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.00 per LSAC Share for stockholders), net of taxes payable.

LSAC’s initial stockholders do not have redemption rights with respect to any LSAC Shares owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such LSAC Shares if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If LSAC does not complete a business combination within 24 months from the consummation of the IPO, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of LSAC’s Amended and Restated Certificate of Incorporation. Accordingly, no vote would be required from LSAC’s stockholders to commence such a voluntary winding up, dissolution and liquidation. If LSAC is unable to consummate a business combination within such time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of LSAC’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. However, LSAC may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public stockholders. In the event of its dissolution and liquidation, LSAC Warrants will expire and will be worthless.

If LSAC is forced to liquidate the Trust Account, LSAC anticipates that it will distribute to its public stockholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, LSAC would be required to assess all claims that may be potentially brought against LSAC by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over its public stockholders with respect to amounts that are owed to them. LSAC cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, LSAC’s stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event LSAC enters an insolvent liquidation. Furthermore, while LSAC will seek to have all vendors and service providers (which would include any third parties LSAC engaged to assist in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with LSAC, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of LSAC’s initial stockholders and its sponsor has agreed to waive its rights to participate in any liquidation of the Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which LSAC submits to a vote of stockholders. There will be no distribution from the Trust Account with respect to its warrants or rights, which will expire worthless.

If LSAC is unable to complete a business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per share distribution from the Trust Account would be $10.00.

The proceeds deposited in the Trust Account could, however, become subject to the claims of LSAC’s creditors which would be prior to the claims of its public stockholders. Although LSAC will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities LSAC engages execute agreements with LSAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against LSAC’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, LSAC would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interests of our stockholders if such third party refused to waive such claims. Examples of possible instances where LSAC may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, LSAC’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to LSAC than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with LSAC and will not seek recourse against the Trust Account for any reason.

The Sponsor has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by LSAC for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, LSAC cannot assure you that the Sponsor will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per share distribution could be less than $10.00 due to claims of creditors. Additionally, if LSAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in LSAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, LSAC cannot assure you it will be able to return to its public stockholders at least $10.00 per share.

Offices

LSAC maintains its principal executive offices at 250 W. 55th St., #3401, New York, NY 10019. An affiliate of LSAC’s sponsor, LifeSci Investments, LLC, is providing LSAC this space for a fee of $10,000 per month. LSAC considers its current office space adequate for its current operations.

Employees

LSAC has three executive officers. These individuals are not obligated to devote any specific number of hours to its matters and intend to devote only as much time as they deem necessary to its affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process LSAC is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on LSAC affairs) than they would prior to locating a suitable target business. LSAC expects its executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while LSAC is trying to locate a potential target business to a majority of their time as it moves into serious negotiations with a target business for a business combination). LSAC does not intend to have any full-time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

LSAC’s directors and executive officers are as follows as of the Record Date:

Name	Age	Position
Andrew I. McDonald, Ph.D.	46	Chief Executive Officer and Chairman
Michael Rice	55	Chief Operating Officer and Director
David Dobkin	41	Chief Financial Officer and Director
Jonas Grossman	45	Director
Karin Walker	57	Director
Barry Dennis	55	Director
John Ziegler, M.D.	61	Director
Brian Schwartz, M.D.	58	Director

Andrew I. McDonald, Ph.D., our Chief Executive Officer and Chairman of the Board since June 2019, is an experienced healthcare investment professional with expertise in identifying transformative products and technologies in all stages of development. Andrew has served as the Chief Executive Officer of Attune Pharmaceuticals since March 2015 and is a Founding Partner of LifeSci Advisors and LifeSci Capital. Prior to founding LifeSci in March 2010, Andrew served as senior biotechnology analyst at Great Point Partners, a dedicated life science hedge fund, from 2006 to 2008. From 2004 to 2006, Andrew was Head of Healthcare Research and a Biotechnology Analyst at ThinkEquity Partners, a boutique investment bank. Prior to entering the financial services industry, Andrew was a medicinal chemist at Cytokinetics from 2001 to 2004, where he discovered and developed a promising anti-cancer agent now in clinical trials. Andrew began his pharmaceutical career as a medicinal chemist at Pfizer. Andrew received a Ph.D. in organic chemistry from University of California, Irvine and completed his B.S. in chemistry at University of California, Berkeley. Andrew holds Series 7, 24, 63, 79, 86, and 87 licenses. We believe Andrew is qualified to sit on the Board due to his long-running healthcare advisory experience and background as a medicinal chemist.

Michael Rice, our Chief Operating Officer and a member of the Board since June 2019, has experience in portfolio management, corporate management, investment banking and capital markets. Prior to co-founding LifeSci Advisors and LifeSci Capital in March 2010, Michael was the co-head of health care investment banking at Canaccord Adams from April 2007 to November 2008, where he was involved in debt and equity financing. Michael was also was a Managing Director at ThinkEquity Partners from April 2005 to April 2007, where he was responsible for managing Healthcare Capital Markets, which included structuring and executing numerous transactions, many of which were firsts at ThinkEquity. Prior to that, from August 2003 to March 2005, Michael served as a Managing Director at Bank of America, serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Michael has been a director of RDD Pharma Ltd. since January 2016 and Navidea Biopharmaceuticals Inc. since May 2016. Michael received his B.A. from the University of Maryland. Michael holds Series 7, 24, 63, and 79 licenses. We believe Michael is qualified to sit on the Board due to his long-running healthcare advisory experience, as well as his previous company board positions.

David Dobkin, our Chief Financial Officer and a member of the Board since June 2019, is an experienced healthcare capital markets investment banker with a career focused on helping high-growth life science, medical device, and healthcare IT companies achieve their financial and strategic goals. David has worked with companies developing a wide range of technologies and brings extensive strategic advisory and execution capability to his clients. David has experience with both traditional and non-traditional forms of equity and debt offerings in both the U.S. and abroad. He is a regular speaker on growth capital formation at conferences across the United States and Canada. Prior to joining LifeSci Capital, David was a Managing Director at Boustead

Securities. Prior to that, in 2015, David founded Dobkin & Company, an investment bank tailored for entrepreneur-led companies focused on seed and growth equity and capital, in 2015. Previously, from 2010 to 2015, David worked in various capacities with the New Zealand Government facilitating capital formation on behalf of regional companies and government agencies with a focus on securing strategic foreign direct investment. David has tremendous experience conducting cross-border transactions. Prior to October 2010, David worked for Lazard Frères, one of the world’s preeminent financial advisory and asset management firms, where he facilitated and advised on cross-border mergers and acquisitions transactions in excess of $2.5 billion. Prior to joining for Lazard Frères, David began his career in the Healthcare investment banking group for Wasserstein Perella based in New York. At Wasserstein Perella, David advised healthcare companies on capital formation as well as strategic alternatives. David conducted graduate research in stem cell bioengineering and received a Master of Science, Biomedical Engineering, from the University of Southern California. David also received a Bachelor of Science, Biomedical Engineering, from Columbia University. David holds Series 63, 79, and 82 licenses. We believe David is qualified to sit on the Board due to his extensive experience in mergers and acquisitions.

Jonas Grossman, a member of the Board since December 2018, is the President of Chardan Capital Markets, LLC, where he oversees the firm’s global capital markets initiatives including healthcare investment banking and the sponsorship by Chardan affiliates of five SPACs, all of which concluded their business combinations. Jonas was the Chief Executive Officer and President of the SPAC Chardan Healthcare Acquisition Corp. from March 2018 until its merger in October 2019 with BiomX, Ltd. (NYSE: PHGE). Jonas is currently a director of BiomX. Jonas has served as President of Chardan since September 2015, and as Partner and Head of Capital Markets of Chardan since December 2003. Prior to joining Chardan, from 2001 until 2003, Jonas was a Vice President and Head Trader at Ramius Capital Group, a global multi-strategy hedge fund. Since December 2006, Mr. Grossman has served as a founding partner for Cornix Advisors, LLC, a New York based hedge fund. Mr. Grossman has served as a director for China Broadband (Nasdaq: SSC) from January 2008 until November 2010. Jonas received his B.A. in Economics from Cornell University and his M.B.A. from the Stern School of Business at New York University. We believe Jonas is qualified to sit on the Board due to his extensive transactional experience having led or managed over 400 transactions during his tenure at Chardan.

Karin Walker, a member of the Board since the completion of the IPO, is the Chief Accounting Officer of Prothena (Nasdaq: PRTA), a clinical-stage biotech company focused on amyloid and inflammatory diseases. Prior to joining Prothena in 2013, Karin served as VP of Finance and Chief Accounting Officer at Affymax from 2012 to 2013, as well as VP of Finance at Amyris and CV Therapeutics from 2009 to 2012. Karin began her career at Ernst & Young LLP as an accountant, and received her B.S. in Finance at California State Polytechnic University, San Luis Obispo. We believe Karin is qualified to sit on the Board due to her extensive experience as a biotech executive and background as a certified public accountant.

Barry Dennis, a member of the Board since the completion of the IPO, is a Managing Director of Investment Banking and Strategic Consulting at WaveCrest Securities. Prior to joining WaveCrest in 2018, Barry served as President of Strategos Capital Markets, a structured products hedge fund, from 2013 to 2017. Barry also worked for Canaccord Genuity, Merrill Lynch, TD Securities, and BMO from 1993 to 2015. Barry received his Bachelor’s of Commerce from the University of British Columbia and his M.B.A from the University of Western Ontario. We believe Barry is qualified to sit on the Board due to his extensive capital markets experience.

John Ziegler, M.D., a member of the Board since the completion of the IPO, has over 30 years of clinical practice as an anesthesiologist with a career focus on pain management, cardiac anesthesia and critical care medicine. He is triple board certified as an anesthesiologist, critical care physician and echocardiographer. Since 2016, Dr. Ziegler has served as Senior Medical Director at Promedim LTD, and since 2010 served as Managing Partner of Mountain Anesthesia PLLC. From 2016 to 2019, he served as Chief Medical Officer at Pacific Healthworks, Integrated Anesthesia Medical Group. Dr. Ziegler also has extensive experience in the administrative, oversight and operational aspects of clinical research and drug development and has held a number of academic faculty appointments as well. From 2018 to 2019, he served as Director of Clinical Affairs-

Capital Region at the Rocky Vista University College of Osteopathic Medicine, and from 2014 to 2016, served as Medical Director of Perioperative Services at the Keck Medical Center of the University of Southern California. Dr. Ziegler received his Doctor of Medicine from Emory University School of Medicine, where he also completed his residency and fellowships. We believe that Dr. Ziegler is qualified to sit on the Board due to his extensive experience in the administrative and operational aspects of clinical research and drug development.

Brian Schwartz, M.D., a member of the Board since the completion of the IPO, has served as Chief Medical Officer at ArQule, Inc., a biotechnology company, since June 2008. Previously, he served as Senior Vice President, clinical and regulatory affairs, and Chief Medical Officer Ziopharm Oncology, Inc. and built and led clinical, regulatory, and quality assurance departments responsible for the development of new cancer drugs. Prior to Ziopharm, Dr. Schwartz held a number of positions at Bayer Healthcare. His experience in oncology has encompassed the clinical development of novel cytostatic, cytotoxic and immunological agents. At Bayer, Dr. Schwartz was a key physician responsible for the global clinical development of Nexavar® (sorafenib) and led the clinical team through a successful Phase 3 trial in renal cell cancer, leading to FDA approval. He has extensive regulatory experience working with the FDA’s Oncology Division, the European Medicines Agency (EMA), and numerous other health authorities. Dr. Schwartz has also been responsible for U.S. clinical and regulatory activities, including Phase 4 studies and interactions with the National Cancer Institute and other oncology cooperative groups. Dr. Schwartz received his medical degree from the University of Pretoria, South Africa, practiced medicine, and worked at the University of Toronto prior to his career in industry.

During LSAC’s last completed fiscal year, the Board held three regularly scheduled meetings and one special meeting. None of LSAC’s directors then in office attended less than 75% of such regularly scheduled meetings. During LSAC’s last completed fiscal year, the Audit Committee held three meetings and each of the Nominating Committee and the Compensation Committee did not hold any meetings.

LSAC is not aware of any material legal proceedings in which a director or executive officer of LSAC or any associate of such entities is adverse to LSAC or its subsidiaries or that has a material interest adverse to such entities.

Audit Committee

Pursuant to its written charter, the audit committee of the Board, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages LSAC’s independent auditors, reviewing their independence and performance; reviews LSAC’s accounting and financial reporting processes and the integrity of its financial statements; the audits of LSAC’s financial statements and the appointment, compensation, qualifications, independence and performance of LSAC’s independent auditors; LSAC’s compliance with legal and regulatory requirements; and the performance of the LSAC’s internal audit function and internal control over financial reporting.

The members of the audit committee are Karin Walker, Barry Dennis and Brian Schwartz, each of whom is an independent director under the listing standards of Nasdaq. Karin Walker is the Chairperson of the audit committee. The Board has determined that Karin Walker qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Compensation Committee

Pursuant to its written charter, the compensation committee of the Board reviews annually LSAC’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; makes recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers LSAC’s incentive-compensation plans and equity-based plans. The compensation committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The chief executive officer of LSAC may not be present during voting or deliberations of the compensation committee with respect to his compensation. LSAC’s executive officers do not play a role in suggesting their own salaries. Neither LSAC nor the compensation committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of LSAC’s existing stockholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of a business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such business combination.

The members of the compensation committee are Jonas Grossman, Karin Walker, Barry Dennis and John Ziegler, each of whom is an independent director under the listing standards of Nasdaq. Jonas Grossman is the Chairperson of the compensation committee.

Nominating Committee

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Specifically, the nominating committee makes recommendations to the Board regarding the size and composition of the Board, establishes procedures for the director nomination process and screens and recommends candidates for election to the Board. On an annual basis, the nominating committee recommends for approval by the Board certain desired qualifications and characteristics for board membership. Additionally, the nominating committee establishes and administers a periodic assessment procedure relating to the performance of the Board as a whole and its individual members. The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

The members of the nominating committee are Jonas Grossman, Karin Walker, Barry Dennis and John Ziegler, each of whom is an independent director under NASDAQ’s listing standards. Barry Dennis is the Chairperson of the nominating committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Exchange Act requires LSAC’s executive officers, directors and persons who beneficially own more than 10% of a registered class of its equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of LSAC Shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish LSAC with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on LSAC’s review of such forms furnished to it and written representations from certain reporting persons, it believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

Directors and Executive Officers After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of the Combined Company will be managed by or under the direction of the Combined Company Board. Vincera Pharma is currently evaluating potential director nominees and executive officer appointments, but expects that the directors and executive officers of the Combined Company upon consummation of the Business Combination will include the following:

Name	Age	Position
Executive Officers
Ahmed M. Hamdy, M.D.	56	Chief Executive Officer, President and Chairman
Raquel E. Izumi, Ph.D.	51	Chief Operations Officer and Director
Alexander A. Seelenberger	41	Chief Financial Officer
Non-Employee Directors
Laura I. Bushnell(1)	53	Director
Brian J. Druker, M.D.(3)	65	Director
John H. Lee, M.D.(1)	53	Director
Christopher P. Lowe(1)	53	Director
Mark A. McCamish, M.D., Ph.D.(2)	68	Director
Andrew I. McDonald, Ph.D.	47	Director
Francisco D. Salva(2)(3)	50	Director

(1)	Member of the audit committee, effective upon the consummation of the Business Combination.
(2)	Member of the compensation committee, effective upon the consummation of the Business Combination.
(3)	Member of the nominating and corporate governance committee, effective upon the consummation of the Business Combination.

Executive Officers

Ahmed M. Hamdy, M.D. Upon the consummation of the Business Combination, Dr. Hamdy will serve as the Combined Company’s Chief Executive Officer, President and Chairman of the Combined Company Board. Dr. Hamdy has served as Vincera Pharma’s Chief Executive Officer and as a member Vincera Pharma’s board of directors since March 2019. Prior to that, Dr. Hamdy co-founded Acerta Pharma, a pharmaceutical development company and member of the AstraZeneca plc, and served as its head of early clinical development from January 2015 to June 2019, as chief executive officer from February 2013 to January 2015, as chief medical officer from February 2013 to January 2015 and as a member of the board from February 2013 to February 2016. Prior to that, Dr. Hamdy served as chief medical officer of Pharmacyclics LLC, a biopharmaceutical company, from March 2008 to June 2011. Dr. Hamdy has served as a clinical advisor and member of the board of directors of Andes Biotechnologies, a nucleic acid-based drug discovery and development company, since September 2016, as a member of the Dean’s Council of the Jack Baskin School of Engineering at the University of California, Santa Cruz, since April 2019, and as a member of the Palo Alto Medical Foundation President’s Council since March 2016. Dr. Hamdy received a MBBCH from the KasrAlainy School of Medicine at the University of Cairo, Egypt. We believe Dr. Hamdy is qualified to serve on the Combined Company Board due to his more than twenty years of clinical research experience in pharmaceutical drug development and extensive executive leadership experience in the pharmaceutical drug development industry.

Raquel E. Izumi, Ph.D. Upon the consummation of the Business Combination, Dr. Izumi will serve as the Combined Company’s Chief Operations Officer and as a member of the Combined Company Board. Dr. Izumi has served as Vincera Pharma’s Chief Operations Officer and as a member Vincera Pharma’s board of directors since March 2019. Prior to that, Dr. Izumi co-founded Acerta Pharma and served as its executive vice president of clinical development from February 2013 to May 2020. Dr. Izumi also co-founded Aspire Therapeutics LLC and served as its chief scientific officer from June 2011 to February 2013. Prior to founding Aspire Therapeutics, Dr. Izumi served as senior director of clinical development at Pharmacyclics LLC, a biopharmaceutical company, from February 2010 to May 2011, where she worked on designing and implementing seven clinical studies across various hematologic malignancies (including three studies that garnered breakthrough therapy designation) for the first BTK inhibitor to enter clinical trials. Dr. Izumi began her research career at Amgen, where she held positions of increasing responsibility and participated in a successful BLA filing and approval for Aranesp®. Dr. Izumi was a Howard Hughes Predoctoral Fellow at the University of California, Los Angeles where she obtained a Ph.D. in microbiology and immunology. She received honors and distinction for her B.A. in biological sciences from the University of California, Santa Barbara. We believe Dr. Izumi is qualified to serve on the Combined Company Board due to her over 20 years of drug development and clinical research experience and her authorship of several INDs as well as design and execution of several clinical trials in oncology, cardiology, pulmonology, immunology, and endocrinology.

Alexander A. Seelenberger. Upon the consummation of the Business Combination, Mr. Seelenberger will serve as the Combined Company’s Chief Financial Officer. Mr. Seelenberger has been a managing partner at Aurus Capital, a leading Latin American venture capital firm, heading its healthcare venture capital practice, since March 2009. In that role, Mr. Seelenberger has co-founded and has been an executive director in several healthcare companies. From August 2007 to January 2009, Mr. Seelenberger served as an associate at Athelera LLC, a New York-based boutique investment bank offering financial advisory services to clients in the United States, Latin America and Europe. Mr. Seelenberger has served as a member of the board of directors of Andes Biotechnologies, a nucleic acid-based drug discovery and development company, since September 2009, Trigemina Holdings, Inc., a pharmaceutical company, since March 2012, Levita Magnetics, a magnetic surgical platform development company, since January 2012, Echopixel, Inc., a medical imaging device development company, since September 2012, and Algenis, a bioactive molecule development company, since December 2012. Mr. Seelenberger received a B.B.A in business from the University of Chile and an M.B.A with high distinction from Harvard Business School, where he graduated as a Baker Scholar.

Non-Employee Directors

Laura I. Bushnell. Upon consummation of the Business Combination, Ms. Bushnell will serve as a member of the Combined Company Board. Ms. Bushnell has served as a partner of King & Spalding LLP, a global corporate law firm, since September 2009. Ms. Bushnell has served as a member of the board of trustees of the University of California, Santa Cruz, Foundation since February 2015, and as chair of the Dean’s Council of the Baskin School of Engineering at the University of California, Santa Cruz, since July 2019. Since September 2010, Ms. Bushnell has served as a member of the board of directors of the Legal Aid Society of San Mateo County. Ms. Bushnell received an A.B. in psychology from Stanford University and a juris doctor from the Georgetown University Law Center. We believe Ms. Bushnell is qualified to serve on the Combined Company Board due to her extensive experience counseling management and boards of directors of private and public companies, particularly in the life sciences and technology sectors, on capital raising matters, strategic transactions and corporate governance.

Brian J. Druker, M.D. Upon consummation of the Business Combination, Dr. Druker will serve as a member of the Combined Company Board. Dr. Druker has served in various capacities at the Oregon Health and Science University, as a physician since July 1993, professor since July 2000, and associate dean of Oncology since July 2010. Since July 2007, Dr. Druker served as director of the Oregon Health and Science University Knight Cancer Institute. Dr. Druker has served as a member of the scientific advisory board of Aptose Biosciences Inc. (Nasdaq: APTO), a biotechnology company, since 2013. Since May 2018, Dr. Druker has served as a member of the board of directors of Amgen Inc. (Nasdaq: AMGN), a multinational biopharmaceutical company. Dr. Druker served as a member of the scientific advisory board of Grail, Inc., a biotechnology company, from May 2016 to September 2019. Dr. Druker has been recognized with numerous awards, including the Warren Alpert Prize from Harvard Medical School, the Lasker-DeBakey Award for Clinical Medical Research, the Japan Prize in Healthcare and Medical Technology, and most recently, the 2018 Tang Prize in Biopharmaceutical Science. Dr. Druker has been elected to the National Academy of Medicine, the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Druker received a B.A. in chemistry from the University of California, San Diego, and an M.D. from the University of San Diego Medicine, San Diego. We believe Dr. Druker is qualified to serve on the Combined Company Board due to his extensive experience in cancer research industry and leadership experience on public company boards of directors.

John H. Lee, M.D. Upon consummation of the Business Combination, Dr. Lee will serve as a member of the Combined Company Board. Dr. Lee has served as chief medical officer of cancer research of Avera Health, a regional healthcare system, since May 2020 and as chief medical officer of ImmunityBio, Inc., a registration-stage immuno-oncology and infectious disease company, since March 2019. Prior to that, Dr. Lee served as senior vice president of clinical development of Nantkwest, Inc. (Nasdaq: NK), an innovative clinical-stage immunotherapy company, from May 2016 to May 2020. Dr. Lee served as executive director of the Chan Soon Shiong Institute of Molecular Medicine, a biomedical and translational research institute and as a full professor at the University of South Dakota, from May 2016 to September 2018 and September 2010 to May 2016, respectively. Dr. Lee served as director of the cancer center of Stanford Health, a leading academic health system from July 2012 to May 2016. Dr. Lee served as a member of the board of directors of Windber Hospital from June 2018 to May 2020. Dr. Lee received a B.S. in biology from Stanford University, an M.D. from the University of Minnesota, Twin Cities, and special training in otolaryngology-head and neck surgery from the University of Iowa. We believe Dr. Lee is qualified to serve on the Combined Company Board due to his extensive experience within the cancer research industry.

Christopher P. Lowe. Upon consummation of the Business Combination, Mr. Lowe will serve as a member of the Combined Company Board. Mr. Lowe has served as chief financial officer of Cortexyme, Inc. (Nasdaq: CRTX), a clinical-stage biopharmaceutical company, since January 2019. Prior to that, Mr. Lowe served as a partner of FLG Partners, a professional services company, from January 2015 to April 2020. Mr. Lowe also served as the Managing Partner of the Innventus Fund at Innventure, a venture capital firm, from January 2017 to March 2020 and as a member of the board of directors of Innventure from August 2016 to January 2020. From January 2015 to December 2018, Mr. Lowe served as chief financial officer of Sentreheart, Inc., a biotechnology company. Mr. Lowe served as the interim chief executive officer and chief financial officer of Hansen Medical, a medical robotics company listed on Nasdaq prior to its acquisition by Auris Surgical Robotics in 2016, from February 2014 to July 2016. Mr. Lowe served as a director for Inspyr Therapeutics, Inc. (OTCMKTS: NSPX), an integrated biopharmaceutical company, from September 2016 to December 2018. He also served as a director of EpiBiome, Inc., a microbiome engineering company, from May 2016 to June 2018, and as a director and chairman of the audit committee for Asante Solutions, Inc., a medical device company, from December 2014 to October 2015. Mr. Lowe holds a B.S. in business administration from California Polytechnic State University and an M.B.A. from St. Mary’s University, Texas. We believe Mr. Lowe is qualified to serve on the Combined Company Board due to his over 20 years of experience as a senior financial executive of private and public companies and over 15 years of experience as a director of public, private and non-profit entities.

Mark A. McCamish, M.D., Ph.D. Upon consummation of the Business Combination, Dr. McCamish will serve as a member of the Combined Company Board. From May 2016 to July 2020, Dr. McCamish has served as president, chief executive officer and member of the board of directors of Forty Seven, Inc., a clinical-stage biopharmaceutical company, which was acquired by Gilead Sciences, Inc. (Nasdaq: GILD) in July 2020. From July 2009 to September 2016, Dr. McCamish served as global head of biopharmaceutical development at Sandoz Inc., a pharmaceutical company. Since December 2019, Dr. McCamish has served as a member of the compensation committee and the board of directors of Avadel Pharmaceuticals PLC (Nasdaq: AVDL), a pharmaceutical development company. Dr. McCamish received both a B.A. in Physical Education and an M.A. in Ergonomics from the University of California at Santa Barbara, a Ph.D. in Nutritional Sciences from the Pennsylvania State University and an M.D. from the University of California at Los Angeles. We believe Dr. McCamish is qualified to serve on the Combined Company Board due to his extensive experience in corporate management, clinical and pharmaceutical research and academics.

Andrew I. McDonald, Ph.D. Upon consummation of the Business Combination, Dr. McDonald will serve as a member of the Combined Company Board. Dr. McDonald has served as chief executive officer and as a member of the board of directors of LSAC since June 2019. Dr. McDonald has served as chief executive officer of Attune Pharmaceuticals, a clinical-stage biotechnology company, since March 2015 and is a founding partner of LifeSci Advisors, LLC, a life sciences investor relations consultancy company, and LifeSci Capital, LLC, an emerging life sciences investment bank. Prior to founding LifeSci Advisors, LLC, and LifeSci Capital, LLC, in March 2010, Dr. McDonald served as senior biotechnology analyst at Great Point Partners, a dedicated life science hedge fund, from 2006 to 2008. From 2004 to 2006, Dr. McDonald served as head of healthcare research and a biotechnology analyst at ThinkEquity Partners, a boutique investment bank. Prior to entering the financial services industry, Dr. McDonald was a medicinal chemist at Cytokinetics, Inc. (Nasdaq: CYTK), a biopharmaceutical company, from 2001 to 2004, where he discovered and developed a promising anti-cancer agent now in clinical trials. Dr. McDonald began his pharmaceutical career as a medicinal chemist at Pfizer. Dr. McDonald received a Ph.D. in organic chemistry from University of California, Irvine and completed his B.S. in chemistry at University of California, Berkeley. Dr. McDonald holds Series 7, 24, 63, 79, 86, and 87 licenses. We believe Dr. McDonald is qualified to serve on the Combined Company Board due to his long-running healthcare advisory experience and background as a medicinal chemist.

Francisco D. Salva. Upon consummation of the Business Combination, Mr. Salva will serve as a member of the Combined Company Board. Mr. Salva has served as an operating partner of Accelerator Life Science Partners, a venture capital firm, since January 2018, and served as president and chief executive officer of Complexa Inc., a clinical-stage biopharmaceutical company, from May 2018 to August 2020. Mr. Salva co-founded Acerta Pharma and served as its vice president of operations from February 2013 to November 2016. Prior to that, Mr. Salva served as senior director of corporate finance at Pharmacyclics. Mr. Salva received an A.B. in business economics and an A.B. in philosophy from Brown University and a MSc. in economics and philosophy form the London School of Economics. We believe Mr. Salva is qualified to serve on the Combined Company Board due to his extensive experience with corporate development, operations, healthcare venture capital and investment banking.

Board Composition

The Combined Company’s business and affairs will be organized under the direction of the Combined Company Board. Pursuant to the Voting Agreement, upon the consummation of the Business Combination, the Combined Company Board will consist of nine members, with the Vincera Pharma stockholders having the right to designate seven members and LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders having the right to designated two members. See the section entitled “The Merger Agreement—Related Agreements—Voting Agreement.”

In accordance with the terms of the Combined Company’s Amended Bylaws, which will be effective upon the consummation of the Business Combination, the Combined Company Board will be divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The Combined Company Board will be divided into the following classes:

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Class I, which will consist of Raquel E. Izumi, Laura I. Bushnell and Mark A. McCamish, whose terms will expire at the Combined Company’s first annual meeting of stockholders to be held after the completion of the business combination;

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Class II, which will consist of John H. Lee, Christopher P. Lowe and Francisco D. Salva, whose terms will expire at the Combined Company’s second annual meeting of stockholders to be held after the completion of the business combination; and

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Class III, which will consist of Ahmed M. Hamdy, Brian J. Druker and Andrew I. McDonald, whose terms will expire at the Combined Company’s third annual meeting of stockholders to be held after the completion of the business combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Combined Company Board may have the effect of delaying or preventing changes in the Combined Company’s control or management. Subject to the Voting Agreement, the Combined Company’s directors may be removed for cause by the affirmative vote of the holders of at least a majority of the Combined Company’s voting stock.

Director Independence

Upon the consummation of the Business Combination, the Combined Company will be a “controlled company” within the meaning of the Nasdaq listings rules. As a result, the Combined Company will qualify for exemptions from certain corporate governance requirements under the rules, including the requirements that we have a board that is composed of a majority of “independent directors,” as defined under the rules, and a compensation committee and a nominating and corporate governance committee that is each composed entirely of independent directors. Even though the Combined Company will be a controlled company, the Combined Company intends to comply with the rules of the SEC and Nasdaq relating to such independence requirements with respect to the composition of the Combined Company Board, compensation committee, and nominating and corporate governance committee as applicable to companies which are not “controlled companies.” In addition, the Combined Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

The Nasdaq listing rules define a “controlled company” as a company in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Upon the consummation of the Business Combination, the Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders who are parties to the Voting Agreement will hold in the aggregate more than 50% of the voting power for the Combined Company Board and by virtue of being parties to the Voting Agreement will have the right to elect all of the members of the Combined Company Board. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules. Although the Combined Company intends to comply with the rules of the SEC and Nasdaq relating to director independence requirements, as applicable to companies which are not “controlled companies,” as a result of the Voting Agreement, the parties to such agreement have the ability to control the vote to elect all of the Combined Company directors. If the Combined Company ceases to be a controlled company and continues to be listed on Nasdaq, the Combined Company will be required to comply with the director independence requirements of Nasdaq relating to the Combined Company Board and its audit, compensation and nominating and corporate governance committees by the date the Combined Company’s status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.

Upon the consummation of the Business Combination, the Combined Company Board is expected to determine that each the directors on the Combined Company Board, other than Ahmed M. Hamdy, Raquel E. Izumi and Andrew I. McDonald, will qualify as independent directors, as defined under the Nasdaq listing rules, and the Combined Company Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, the Combined Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below and subject to the controlled company exemptions detailed above.

Role of the Board in Risk Oversight/Risk Committee

Upon the consummation of Business Combination, one of the key functions of the Combined Company Board will be informed oversight of the Combined Company’s risk management process. The Combined Company Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Combined Company Board as a whole, as well as through various standing committees of the Combined Company Board that address risks inherent in their respective areas of oversight. In particular, the Combined Company Board will be responsible for monitoring and assessing strategic risk exposure and the Combined Company’s audit committee will have the responsibility to consider and discuss the Combined Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The Combined Company’s compensation committee will also assess and monitor whether the Combined Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Effective upon the consummation of the Business Combination, the Combined Company Board will establish an audit committee, a compensation committee, and a nominating and corporate governance committee. The Combined Company Board will adopt a charter for each of these committees, which will comply with the applicable requirements of current Nasdaq rules. The Combined Company intends to comply with future requirements to the extent they will be applicable to the Combined Company. Following the consummation of the Business Combination, copies of the charters for each committee will be available on the investor relations portion of the Combined Company’s website.

Audit Committee

The Combined Company’s audit committee will consist of Laura I. Bushnell, John H. Lee and Christopher P. Lowe. The Combined Company Board has determined that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Combined Company Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. Lowe will serve as the chair of the audit committee. The Combined Company Board determined that Mr. Lowe qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Combined Company Board considered Mr. Lowe’s formal education and previous experience in financial roles. Both the Combined Company’s independent registered public accounting firm and management periodically will meet privately with the Combined Company’s audit committee.

Pursuant to its written charter, the functions of this committee will include, among other things:

•

evaluating the performance, independence and qualifications of the Combined Company’s independent auditors and determining whether to retain the Combined Company’s existing independent auditors or engage new independent auditors;

•	reviewing the Combined Company’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of the Combined Company’s independent auditors to perform audit services and any permissible non-audit services;

•

reviewing the adequacy and effectiveness of the Combined Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Combined Company’s internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Combined Company;

•

obtaining and reviewing at least annually a report by the Combined Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of the Combined Company’s independent auditors on the Combined Company’s engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Combined Company’s independent auditor;

•	reviewing the Combined Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and

Results of Operations of Vincera Pharma,” and discussing the statements and reports with the Combined Company’s independent auditors and management;

•

reviewing with the Combined Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of the Combined Company’s financial controls and critical accounting policies;

•	reviewing with management and the Combined Company’s auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Combined Company regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in the Combined Company’s annual proxy statement;

•

reviewing and providing oversight of any related party transactions in accordance with the Combined Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Combined Company’s code of business conduct and ethics;

•	reviewing the Combined Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Compensation Committee

The Combined Company’s compensation committee will consist of Mark A. McCamish and Francisco D. Salva. Dr. McCamish will serve as the chair of the compensation committee. The Combined Company Board has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. Pursuant to its written charter, the functions of the committee will include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving performance goals and objectives relevant to the compensation of the Combined Company’s executive officers and assessing their performance against these goals and objectives;

•	reviewing and approving the compensation and other terms of employment of the Combined Company’s executive officers;

•

making recommendations to the Combined Company Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Combined Company Board;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering the Combined Company’s equity incentive plans, to the extent such authority is delegated by the Combined Company Board;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for the Combined Company’s executive officers;

•

reviewing with management the Combined Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Combined Company periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation if and when the SEC requires such report to be included in the Combined Company’s annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Combined Company Board.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Nominating and Corporate Governance Committee

The Combined Company’s nominating and corporate governance committee will consist of Brian J. Druker and Francisco D. Salva. The Combined Company Board has determined that each of the members of the Combined Company’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq. Mr. Salva will serve as the chair of the Combined Company’s nominating and corporate governance committee. Pursuant to its written charter, the functions of this committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the Combined Company Board;

•

evaluating the performance of the Combined Company Board, committees of the Combined Company Board and individual directors and determining whether continued service on the Combined Company Board is appropriate;

•	evaluating timely nominations by stockholders of candidates for election to the Combined Company Board;

•	evaluating the current size, composition and organization of the Combined Company Board and its committees and making recommendations to the Combined Company Board for approvals;

•	developing a set of corporate governance policies and principles and recommending to the Combined Company Board any changes to such policies and principles;

•	reviewing and making recommendations to the Combined Company Board regarding the type and amount of compensation to be paid or awarded to the Combined Company’s non-employee board members;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Combined Company Board current and emerging corporate governance trends; and

•

reviewing periodically the structures, membership requirements and charters of the nominating and corporate governance committee, compensation committee, and audit committee and recommending any proposed changes to the Combined Company Board, including undertaking an annual review of its own performance.

Director Nominations

Subject to the Voting Agreement, the Combined Company Board will nominate directors for election at each annual meeting of stockholders and elect new directors to fill vacancies when they arise. The nominating and corporate governance committee will have the responsibility of identifying, evaluating, recruiting, and recommending qualified candidates to the Combined Company Board for nomination or election. The nominating and corporate governance committee will consider director candidates recommended by a stockholder when the stockholder submits timely notice in writing to the Secretary of the Combined Company in accordance with the Amended Bylaws.

The nominating and corporate governance committee will review suggestions for director candidates recommended by stockholders and consider such candidates for recommendation based upon an appropriate balance of knowledge, experience, and capability. In addition to considering an appropriate balance of knowledge, experience, and capability, the Combined Company Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, genders, and ethnicities. Subject to the Voting Agreement, the nominating and corporate governance committee will select director candidates based on the candidate possessing relevant business, market, technological, or other expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Combined Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity, potential for long-term contribution to the Combined Company’s business, and having the commitment and vision to rigorously represent the long-term interests of the Combined Company’s stockholders.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Combined Company will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of the intended members of the Combined Company’s compensation committee has ever been an executive officer or employee of the Combined Company. None of the Combined Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Combined Company Board or compensation committee.

Hedging Transactions

The Combined Company intends to require that directors, officers, employees, consultants and contractors of the Combined Company obtain prior written pre-clearance from the Combined Company’s Chief Financial Officer or General Counsel (if any) before engaging in hedging or monetization transactions accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Limitation on Liability and Indemnification of Directors and Officers

The Amended Charter, which will be effective upon consummation of the Business Combination, limits the Combined Company’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

•

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Combined Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Amended Bylaws provide that the Combined Company will, in certain situations, indemnify the Combined Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Combined Company will enter into separate indemnification agreements with the Combined Company’s directors and officers. These agreements, among other things, require the Combined Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Combined Company’s directors or officers or any other company or enterprise to which the person provides services at the Combined Company’s request.

The Combined Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Combined Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Amended Charter and Amended Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics

The Combined Company Board will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of the Combined Company’s employees, executive officers and directors. The Code of Conduct will be available on the Combined Company’s website at www.vincerapharma.com. Information contained on or accessible through the Combined Company’s website is not a part of this proxy statement, and the inclusion of the Combined Company’s website address in this proxy statement is an inactive textual reference only. The nominating and corporate governance committee of the Combined Company Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Combined Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Non-Employee Director Compensation

The Combined Company Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Combined Company is able to recruit and retain qualified directors. Following the consummation of the Business Combination, we intend to develop a board of directors’ compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Combined Company.

Compensation of Directors and Executive Officers of LSAC

Employment Agreements

LSAC has not entered into any employment agreements with its executive officers and has not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No executive officer has received any cash compensation for services rendered to LSAC. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of its existing stockholders, including LSAC directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on LSAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than the Board and the audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Compensation of Directors and Executive Officers of Vincera Pharma

Since Vincera Pharma’s inception, directors and officers of Vincera Pharma have not been compensated for their services. To achieve Vincera Pharma’s goals, we intend to design a compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals. For the year ended December 31, 2019, Vincera Pharma’s named executive officers were Ahmed M. Hamdy, Vincera Pharma’s Chief Executive Officer, President and Chairman, and Raquel E. Izumi, Vincera Pharma’s Chief Operations Officer and member of Vincera Pharma’s board of directors. Vincera Pharma currently has no arrangements with its named executive officers providing for base salaries or annual cash bonus awards. As a part of the Business Combination, Vincera Pharma expects to enter into executive employee agreements that will be effective upon the closing of the Business Combination.

Vincera Pharma 2019 Stock Option Plan

Stock options may be granted to Vincera Pharma named executive officers under the Vincera Pharma, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by Vincera Pharma’s board of directors on July 17, 2019. Vincera Pharma’s board of directors administers the 2019 Plan. 1,000,000 shares of Vincera Pharma’s common stock are reserved for issuance under the 2019 Plan. Options may be granted at a price not less than the fair market value on the date of grant and generally become exercisable between one and five years after the date of grant. Options generally expire ten years from the date of grant.

The 2019 Plan provides for the grant of incentive stock options, which qualify for favorable tax treatment to recipients under Section 422 of the Code, non-qualified stock options and other awards. Such awards may be granted to Vincera Pharma’s employees, directors and consultants. Vincera Pharma’s board of directors has the power to amend, suspend or terminate the 2019 Plan at any time. No options or other awards have been granted under the 2019 Plan, and Vincera Pharma’s board of directors does not intend to grant any options or other awards under the 2019 Plan. The 2019 Plan will be terminated prior to the closing of the Business Combination.

Director Compensation

Since Vincera Pharma’s inception, no director received cash, equity or other non-equity compensation for service on Vincera Pharma’s board of directors. Vincera Pharma currently has no formal arrangements under which directors receive compensation for their service on Vincera Pharma’s board of directors. Vincera Pharma’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board meetings or performing other services in their capacities as directors. Drs. Hamdy and Izumi do not receive additional compensation for their services as directors. There are no agreements or understandings between the named executive officers, LSAC or Vincera Pharma concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of LSAC.

Following the consummation of the Business Combination, the Combined Company intends to develop a board of directors’ compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Combined Company.

Post-Business Combination Executive Compensation

Following the consummation of the Business Combination, Vincera Pharma intends to develop an executive compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Combined Company. Decisions on the executive compensation program will be made by the compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding (i) the actual beneficial ownership of LSAC Common Stock as of the Record Date and (ii) expected beneficial ownership of the Combined Company’s common stock immediately following the closing of the Business Combination, assuming that no LSAC Shares are redeemed, and alternatively that 2,448,900 LSAC Shares are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding LSAC Shares or shares of the Combined Company’s common stock;

•	each of LSAC’s current executive officers and directors;

•	each person who will become an executive officer or director of the Combined Company post-Business Combination; and

•	all executive officers and directors of LSAC as a group pre-Business Combination and all executive officers and directors of the Combined Company post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of LSAC Shares pre-Business Combination is based on 8,204,709 LSAC Shares (including 1,640,942 insider shares) issued and outstanding as of the Record Date.

The expected beneficial ownership of shares of the Combined Company’s common stock post-Business Combination assuming none of the LSAC Shares are redeemed has been determined based upon the following: (i) that no LSAC stockholders exercise their redemption rights (no redemption scenario), (ii) that none of the investors set forth in the table below has purchased or purchases LSAC Shares (pre-Business Combination) or the Combined Company’s common stock (post-Business Combination), (iii) that 5,500,000 shares of the Combined Company’s common stock are issued to the Sellers, (iv) that 50,000 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC upon conversion of certain promissory notes as provided in Section 8.6 of the Merger Agreement, (v) that 229,732 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC and the underwriters of the IPO upon conversion of the deferred underwriting discount as provided in Section 8.7 of the Merger Agreement and (vi) there will be an aggregate of 13,984,441 shares of the Combined Company’s common stock issued and outstanding at the closing of the Business Combination.

The expected beneficial ownership of shares of the Combined Company’s common stock post-Business Combination assuming the maximum number of LSAC Shares have been redeemed has been determined based on the following: (i) that holders of 2,448,900 LSAC Shares exercise their redemption rights (maximum redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases LSAC Shares (pre-Business Combination) or the Combined Company’s common stock (post-Business Combination), (iii) that 5,500,000 shares of the Combined Company’s common stock are issued to the Sellers, (iv) that 50,000 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC upon conversion of certain promissory notes as provided in Section 8.6 of the Merger Agreement, (v) that 229,732 shares of the Combined Company’s common stock are issued to LifeSci Holdings LLC and the underwriters of the IPO upon conversion of the deferred underwriting discount as provided in Section 8.7 of the Merger Agreement and (vi) that there will be an aggregate of 11,535,541 shares of the Combined Company’s common stock issued and outstanding at the closing of the Business Combination.

The following table does not take into account (a) any warrants, options other convertible securities issued and outstanding as of the date hereof (see the section entitled “Description of LSAC’s Securities” for a discussion of all LSAC’s securities that are currently outstanding) or issuable pursuant to Section 8.6 of the Merger Agreement and (b) payment of any Earnout Shares pursuant to the Merger Agreement.

			After the Business Combination
	Before the Business Combination		Assuming No Redemption		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of shares of LSAC Common Stock	%	Number of shares of the Combined Company Common Stock	%	Number of shares of the Combined Company Common Stock	%
Directors and Executive Officers of LSAC:(1)
Andrew I. McDonald(2)	1,616,942	19.7	1,616,942	11.6	1,616,942	14.0
Michael Rice(2)	1,616,942	19.7	1,616,942	11.6	1,616,942	14.0
David Dobkin	0	*	0	*	0	*
Jonas Grossman(2)	1,616,942	19.7	1,616,942	11.6	1,616,942	14.0
Karin Walker	6,000	*	6,000	*	6,000	*
Barry Dennis	6,000	*	6,000	*	6,000	*
John Ziegler	6,000	*	6,000	*	6,000	*
Brian Schwartz	6,000	*	6,000	*	6,000	*
All Directors and Executive Officers of LSAC as a Group (8 Individuals)	1,640,942	20	1,640,942	11.7	1,640,942	14.2
Directors and Executive Officers of the Combined Company After Consummation of the Business Combination:
Ahmed M. Hamdy(6)	—	—	1,618,199	11.6	1,618,199	14.0
Raquel E. Izumi(6)	—	—	1,618,199	11.6	1,618,199	14.0
Alexander A. Seelenberger(6)	—	—	—	—	—	—
Laura I. Bushnell(6)	—	—	—	—	—	—
Brian J. Druker(6)	—	—	54,806	*	54,806	*
John H. Lee(6)	—	—	—	—	—	—
Christophe P. Lowe(6)	—	—	—	—	—	—
Mark A. McCamish(6)	—	—	—	—	—	—
Andrew I. McDonald(1)(2)	—	—	—	11.6	—	14.0
Francisco D. Salva(6)	—	—	—	—	—	—
All Directors and Executive Officers of the Combined Company as a Group (10 Individuals)(6)	—	—	4,908,146	35.1	4,908,146	42.5
Five Percent Holders:
LifeSci Investments, LLC(3)	—	19.7	—	11.6	—	14.0
Citadel Advisors LLC(4)	425,000	5.7	425,000	3.0	425,000	3.7
Tang Capital Partners, LP(5)	500,000	6.7	500,000	3.6	500,000	4.3
John Byrd	—	—	1,618,199	11.6	1,618,199	14.0

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o LifeSci Acquisition Corp., 250 W. 55th St., #3401, New York, NY 10019.
(2)	Consists of LSAC Shares owned by LifeSci Investments, LLC, for which Michael Rice, Andrew I. McDonald and Jonas Grossman are the managing members.
(3)	Michael Rice, Andrew McDonald and Jonas Grossman are the managing members of LifeSci Investments, LLC.

(4)

Based on a Schedule 13G filed jointly on March 6, 2020 by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC, Citadel Securities LLC, CALC IV LP, Citadel Securities GP LLC and Kenneth Griffin with respect to LSAC Shares owned by Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands limited company and Citadel Securities. The business address of these individuals is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(5)

Based on a Schedule 13G filed jointly on March 6, 2020 by Tang Capital Partners, LP; Tang Capital Management, LLC, the general partner of Tang Capital Partners; and Kevin Tang, the manager of Tang Capital Management. The business address of these individuals is 4747 Executive Drive, Suite 510, San Diego, CA 92121.

(6)

Each individual has sole voting and investment power over the shares indicated. The business address of each of the individuals is c/o Vincera Pharma Inc., 4500 Great America Parkway, Suite 100 #29, Santa Clara, CA 95054.

CERTAIN TRANSACTIONS

Certain Transactions of LSAC

Insider Shares

In December 2018, the Sponsor purchased an aggregate of 1,640,942 shares for an aggregate purchase price of $25,000.

LSAC consummated the sale of 2,570,000 Private Warrants at a price of $0.50 per warrant in a private placement to the Sponsor and Rosedale Park, LLC, an entity affiliated with one of LSAC’s directors, generating gross proceeds of $1,285,000.

The holders of LSAC’s insider shares issued and outstanding on March 5, 2020, as well as the holders of the Private Warrants (and all underlying securities), are entitled to registration rights pursuant to a registration and stockholder rights agreement dated as of March 5, 2020. The holders of a majority of these securities are entitled to make up to three demands that LSAC register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these LSAC Shares are to be released from escrow, but prior to March 2, 2025. The holders of a majority of the Private Warrants can elect to exercise these registration rights at any time after LSAC consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to LSAC consummation of a business combination. LSAC will bear the expenses incurred in connection with the filing of any such registration statements. Upon consummation of the Business Combination, the registration rights provided for above will be replaced with the registration rights provided for in the Registration Rights Agreement. See “The Merger Agreement—Related Agreements—Registration Rights Agreement.”

Potential Conflicts of Interest

To minimize potential conflicts of interest, LSAC has agreed not to consummate a business combination with an entity which is affiliated with any of LSAC’s initial stockholders unless LSAC obtains an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of LSAC’s existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of Vincera Pharma

Voting Agreement

The Vincera Pharma stockholders, LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC and certain other LSAC stockholders have agreed to enter the Voting Agreement. Under the Voting Agreement, such parties have agreed to vote or cause to be voted all shares owned by them from time to time that may be voted in the election of LSAC directors, and shall cause their director designees, to ensure that (i) the size of the LSAC board of directors is set and remains at nine directors, (ii) seven persons nominated by the Vincera Pharma stockholders and two persons nominated by the LSAC stockholders who are parties thereto are elected to the LSAC board of directors, and (iii) no member of the LSAC board of directors is removed without the approval of the stockholders entitled to designate such director. The Voting Agreement will terminate upon the earliest to occur of (i) the written consent of LSAC and a majority-in-interest of each of the Vincera Pharma stockholders and the LSAC stockholders who are parties to the Voting Agreement, (ii) the consummation of an acquisition of LSAC, or (iii) five years following the closing of the Business Combination.

LifeSci Communications Agreement

On August 19, 2020, Vincera Pharma entered into a master services agreement (the “MSA”) with LifeSci Communications, LLC (“LifeSci Communications”), whereby LifeSci Communications agreed to perform services for Vincera Pharma pursuant to statements of work, including the preparation and design of a corporate presentation for Vincera Pharma. Andrew I. McDonald, LSAC’s Chief Executive Officer and Chairman, who is expected to be a member of the Combined Company Board, is a founding member of LifeSci Communications. Under the MSA, Vincera Pharma agreed to indemnify LifeSci Communications from losses incurred from third party claims arising out of publicity or other materials created or produced by LifeSci Communications under the MSA, provided that such materials were provided to Vincera Pharma for review and approval; alleged or actual defects in Vincera Pharma’s products; and allegations that Vincera Pharma’s products infringes on, or encourage infringement upon, the intellectual property rights of any third party. The MSA contains standard confidentiality provisions and mutual indemnification provisions.

Related Party Loans

On August 9, 2020, Raquel E. Izumi, Vincera Pharma’s Chief Operations Officer and a member or Vincera Pharma’s board of directors, issued a loan of up to $1,000,000 (the “Loan”) to Vincera Pharma in the form of a line of credit promissory note that may drawn down by Vincera Pharma from time to time prior to the closing of the Business Combination, with the consent of the Dr. Izumi. The Loan is to be used for the purpose of paying Vincera Pharma’s costs and expenses prior to the closing of the Business Combination and shall be repaid in full upon the closing of the Business Combination. The Loan bears an interest rate equal to 7.0% per annum. As of September 30, 2020, an aggregate of $200,000 in principal amount was outstanding under the Loan. No principal or interest was paid on the Loan during the last fiscal year.

Certain Transactions of the Combined Company

Indemnification Agreements

The Combined Company intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Amended Charter and the Amended Bylaws. These agreements, among other things, require the Combined Company to indemnify the Combined Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Combined Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Combined Company’s request. For more information regarding these indemnification arrangements, see “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Officers After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers.” The Combined Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Amended Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Combined Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Related Person Transactions Policy

Upon consummation of the Business Combination, it is anticipated that the Combined Company Board will adopt a written Related Person Transactions Policy that sets forth the Combined Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Combined Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Combined Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Combined Company as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Combined Company’s voting securities (including the Combined Company’s common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Combined Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Combined Company’s audit committee (or, where review by the Combined Company’s audit committee would be inappropriate, to another independent body of the Combined Company Board) for review. To identify related person transactions in advance, the Combined Company will rely on information supplied by the Combined Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Combined Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs and benefits to the Combined Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

The Combined Company’s audit committee will approve only those transactions that it determines are fair to us and in the Combined Company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

DESCRIPTION OF LSAC’S SECURITIES

General

LSAC’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of 30,000,000 common stock, par value $0.0001 per share (“LSAC Shares”), and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this proxy statement, 8,204,709 LSAC Shares are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Units

Each LSAC Unit consists of one LSAC Share and one LSAC Warrant. Each LSAC Warrant entitles the holder thereof to purchase one-half of an LSAC Share at a price of $11.50 per whole share, subject to adjustment as discussed below. Each LSAC Warrant will become exercisable on the later of one year after the closing of the IPO or the consummation of a business combination and will expire five years after the completion of a business combination, or earlier upon redemption. Pursuant to the warrant agreement, a warrantholder may exercise its LSAC Warrants only for a whole number of LSAC Shares. This means that only an even number of LSAC Warrants may be exercised at any given time by a warrantholder. For example, if a warrant holder holds one LSAC Warrant to purchase one-half of one share, such LSAC Warrant shall not be exercisable. If a warrantholder holds two LSAC Warrants, such LSAC Warrants will be exercisable for one share.

Common Stock

LSAC holders of record of LSAC Shares are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve a business combination, its insiders, officers and directors, have agreed to vote the LSAC Shares owned by them immediately prior to the IPO, including both the insider shares and any shares acquired in the IPO or following the IPO in the open market, in favor of a proposed business combination.

LSAC will consummate a business combination only if public stockholders do not exercise redemption rights in an amount that would cause its net tangible assets to be less than $5,000,001 and a majority of the outstanding LSAC Shares voted are voted in favor of the business combination.

Pursuant to LSAC’s Amended and Restated Certificate of Incorporation, if it does not consummate a business combination within 24 months from the closing of the IPO, or March 10, 2020, LSAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to LSAC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. LSAC’s insiders have agreed to waive their rights to share in any distribution with respect to their insider shares.

LSAC stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the LSAC Shares, except that public stockholders have the right to sell their shares to LSAC in any tender offer or have their LSAC Shares converted to cash equal to their pro rata share of the Trust Account if they vote on the proposed business combination and the business combination is completed. If LSAC holds a stockholder vote to amend any provisions of its Amended and Restated Certificate of Incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which LSAC has to complete a business combination), LSAC will provide its public stockholders with the opportunity to redeem their LSAC Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to LSAC to pay its franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the Trust Account promptly following consummation of the business combination or the approval of an amendment to the Amended and Restated Certificate of Incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Warrants

Each LSAC Warrant entitles the registered holder to purchase one-half (1/2) of an LSAC Share at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of one year after the closing of the IPO or the consummation of a business combination. Pursuant to the warrant agreement, a warrantholder may exercise its LSAC Warrants only for a whole number of shares. This means that only an even number of LSAC Warrants may be exercised at any given time by a warrantholder. However, no LSAC Warrants will be exercisable for cash unless LSAC has an effective and current registration statement, covering the LSAC Shares issuable upon exercise of the LSAC Warrants and a current prospectus relating to such LSAC Shares. Notwithstanding the foregoing, if a registration statement covering the LSAC Shares issuable upon exercise of the LSAC Warrants is not effective within 120 days from the closing of LSAC’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when LSAC shall have failed to maintain an effective registration statement, exercise LSAC Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The LSAC Warrants will expire five years from the closing of LSAC’s initial business combination at 5:00 p.m., New York City time.

The Private Warrants are identical to the LSAC Warrants underlying the LSAC Units except that (i) each Private Warrant is exercisable for one LSAC Share at an exercise price of $11.50 per share and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the LSAC Shares issuable upon exercise of such Private Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by LSAC, in each case so long as they are still held by the initial purchasers or their affiliates. The Private Warrants purchased by Rosedale Park, LLC, will expire five years from March 5, 2020, provided that once the Private Warrants are not beneficially owned by Chardan Capital Markets, LLC or any of its related persons anymore, the Private Warrants may not be exercised five years following the completion of the Company’s initial business combination.

LSAC may call the outstanding LSAC Warrants for redemption (including 1,000,000 Private Warrants in certain cases), in whole and not in part, at a price of $.01 per LSAC Warrant:

•	at any time while the LSAC Warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the LSAC Shares equals or exceeds $16.50 per share,

•	for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•

if, and only if, there is a current registration statement in effect with respect to the LSAC Shares underlying such LSAC Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the LSAC Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a LSAC Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such LSAC Warrant.

The redemption criteria for the LSAC Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the LSAC Warrant exercise price so that if the LSAC Share price declines as a result of LSAC’s redemption call, the redemption will not cause the stock price to drop below the exercise price of the LSAC Warrants.

If LSAC calls the LSAC Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise LSAC Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the LSAC Warrants for that number of LSAC Shares equal to the quotient obtained by dividing (x) the product of the number of LSAC Shares underlying the LSAC Warrants, multiplied by the difference between the exercise price of the LSAC Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of LSAC Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of LSAC Warrants. Whether LSAC will exercise its option to require all holders to exercise their LSAC Warrants on a “cashless basis” will depend on a variety of factors including the price of LSAC Shares at the time the LSAC Warrants are called for redemption, its cash needs at such time and concerns regarding dilutive share issuances.

The LSAC Warrants were issued in registered form under a warrant agreement, dated as of March 5, 2020, between Continental Stock Transfer & Trust Company, as warrant agent, and LSAC. The warrant agreement provides that the terms of the LSAC Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding LSAC Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of LSAC Shares issuable on exercise of the LSAC Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or LSAC’s recapitalization, reorganization, merger or consolidation. However, the LSAC Warrants will not be adjusted for issuances of LSAC Shares at a price below their respective exercise prices.

The LSAC Warrants may be exercised upon surrender of the LSAC Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the LSAC Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to LSAC, for the number of LSAC Warrants being exercised. The warrant holders do not have the rights or privileges of holders of LSAC Shares and any voting rights until they exercise their LSAC Warrants and receive LSAC Shares. After the issuance of LSAC Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no LSAC Warrants will be exercisable for cash and LSAC will not be obligated to issue LSAC Shares unless at the time a holder seeks to exercise such LSAC Warrant, a prospectus relating to the LSAC Shares issuable upon exercise of the LSAC Warrants is current and the LSAC Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the LSAC Warrants. Under the terms of the warrant agreement, LSAC has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the LSAC Shares issuable upon exercise of the LSAC Warrants until the expiration of the LSAC Warrants. However, LSAC cannot assure you that it will be able to do so and, if it does not maintain a current prospectus relating to the LSAC Shares issuable upon exercise of the LSAC Warrants, holders will be unable to exercise their LSAC Warrants and it will not be required to settle any such warrant exercise. If the prospectus relating to the LSAC Shares issuable upon the exercise of the LSAC Warrants is not current or if the LSAC Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the LSAC Warrants reside, LSAC will not be required to net cash settle or cash settle the LSAC Warrant exercise, the LSAC Warrants may have no value, the market for the LSAC Warrants may be limited and the LSAC Warrants may expire worthless.

LSAC Warrant holders may elect to be subject to a restriction on the exercise of their LSAC Warrants such that an electing LSAC Warrant holder would not be able to exercise their LSAC Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the LSAC Shares outstanding.

No fractional shares will be issued upon exercise of the LSAC Warrants. If, upon exercise of the LSAC Warrants, a holder would be entitled to receive a fractional interest in a share, LSAC will, upon exercise, round down to the nearest whole number of LSAC Shares to be issued to the warrant holder.

Contractual Arrangements with respect to Certain Warrants

LSAC has agreed that so long as the Private Warrants are still held by the initial purchasers or their affiliates, it will not redeem such Private Warrants and LSAC will allow the holders to exercise such Private Warrants on a cashless basis (even if a registration statement covering the LSAC Shares issuable upon exercise of such Private Warrants is not effective). However, once any of the Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise the Private Warrants for cash even if a registration statement covering the LSAC Shares issuable upon exercise of such Private Warrants is not effective and receive unregistered LSAC Shares.

Pursuant to Sections 8.6 and 8.7 of the Merger Agreement, upon consummation of the Business Combination:

•

$500,000 of the promissory notes issued by LSAC to the Sponsor in the aggregate principal amount of $1,000,000 will be converted into Private Warrants to purchase LSAC Shares at a conversion price of $0.50 per Private Warrant, to be issued to LifeSci Holdings LLC.

•

500,000 of the Private Warrants held by Rosedale Park, LLC and 500,000 of the Private Warrants held by LifeSci Holdings LLC will without further action be amended to remove the cashless exercise provision and include a redemption provision substantially identical to that of the LSAC Warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the closing of the Business Combination unless the last sales price of the LSAC Shares has been equal to or greater than $20.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Dividends

LSAC has not paid any cash dividends on LSAC Shares to date and does not intend to pay cash dividends prior to the completion of a business combination.

Certain Anti-Takeover Provisions of Delaware Law and the LSAC’s Amended and Restated Certificate of Incorporation and Bylaws

LSAC is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of LSAC’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes, among other things, a merger or sale of more than 10% of LSAC’s assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of LSAC’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded LSAC Shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of LSAC’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Special Meeting of Stockholders

LSAC’s bylaws provide that special meetings of its stockholders may be called only by resolution of the Board, or by the chairman or the president of LSAC.

Authorized but Unissued Shares

LSAC’s authorized but unissued LSAC Shares and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of LSAC by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Warrant Agent

The transfer agent for LSAC Shares and warrant agent for LSAC Warrants is Continental Stock Transfer & Trust Company. The transfer agent and warrant agent’s address is One State Street Plaza, 30th Floor, New York, New York 10004.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES

The following summary of the material terms of the Combined Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Amended Charter in its entirety for a complete description of the rights and preferences of the Combined Company’s securities following the Business Combination. The Amended Charter is described in “Proposal No. 2—The Charter Amendment Proposal” and the full text of the Amended Charter is attached as Annex B to this proxy statement.

General

Following the closing of the Business Combination, the authorized capital stock of the Combined Company will consist of 120,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Common Stock

Holders of the common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. When a quorum is present, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote present in person or represented by proxy at the meeting and entitled to vote is required to take action, unless otherwise specified by law, the Amended Charter or the Amended Bylaws, except for the election of directors, which is determined by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to preferences that may be applicable to any then outstanding blank check preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the Board out of legally available funds.

Preferred Stock

The Amended Charter will provide that up to 30,000,000 shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Combined Company or the removal of existing management.

The Combined Company will have no preferred stock outstanding immediately after the closing of the Business Combination.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of LSAC Shares will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Holders of LSAC Shares have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to LSAC Shares, except that shares issued in LSAC’s IPO are redeemable for cash at a per-share redemption price equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to LSAC for its working capital requirements or necessary to pay its taxes divided by the total number of the shares issued in LSAC’s IPO then outstanding.

Dividends

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The Amended Bylaws will provide that special meetings of our stockholders may be called only by a majority vote of the Board or our Secretary, at the request of our Chairman or the Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. To be timely under the Amended Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders. The Amended Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended Charter will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Amended Charter. The Amended Charter also will require the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder’s counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in LSAC’s proxy materials for LSAC’s annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act of 1934, as amended. LSAC anticipates holding its first annual meeting on [                    ], 2020. To be eligible, the stockholder proposals must be received by its Secretary at its principal executive office on or before [                    ], 2020. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of LSAC’s outstanding stock in order to submit a proposal which you seek to have included in LSAC’s proxy materials. LSAC may, subject to SEC review and guidelines, decline to include any proposal in LSAC’s proxy materials.

Stockholders who wish to make a proposal at LSAC’s annual meeting, other than one that will be included in LSAC’s proxy materials, must notify LSAC no earlier than [                    ], 2020 and no later than [            ]. If a stockholder who wishes to present a proposal fails to notify LSAC by [                    ], 2020, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Management of LSAC knows of no other matters which may be brought before the LSAC special meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

LSAC is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC. You can read LSAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

Neither LSAC nor Vincera Pharma has authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of this proxy statement, and neither the mailing of this proxy statement to LSAC stockholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

Vincera Pharma, Inc.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019	F-3

Statements of Operations for the nine months ended September  30, 2020 (unaudited), for the period from March 1, 2019 (date of inception) through September 30, 2019 (unaudited), and for the period from March 1, 2019 (date of inception) through December 31, 2019

F-4

Statements of Stockholders’ Deficit for the nine months ended September 30, 2020 (unaudited) and for the period from March 1, 2019 (date of inception) through December 31, 2019	F-5

Statements of Cash Flows for the nine months ended September  30, 2020 (unaudited), for the period from March 1, 2019 (date of inception) through September 30, 2019 (unaudited), and for the period from March 1, 2019 (date of inception) through December 31, 2019

F-6

Notes to Financial Statements	F-7

LifeSci Acquisition Corp.

Index to Financial Statements

Year Ended June 30, 2020:

Condensed Consolidated Balance Sheets as of June 30, 2020 and 2019	F-16

Condensed Consolidated Statements of Operations for the Year Ended June 30, 2020 and for the period from December 19, 2018 (inception) through June 30, 2019	F-17

Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Year Ended June 30, 2020 and for the period from December 19, 2018 (inception) through June 30, 2019	F-18

Condensed Consolidated Statements of Cash Flows for the Year Ended June 30, 2020 and for the period from December 19, 2018 (inception) through June 30, 2019	F-19

Notes to Condensed Consolidated Financial Statements	F-20

Quarter Ended September 30, 2020:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Vincera Pharma, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Vincera Pharma, Inc. (the “Company”) as of December 31, 2019, the related statements of operations, stockholders’ deficit, and cash flows for the period from March 1, 2019 (date of inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from March 1, 2019 (date of inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

As disclosed in Note 1 to the financial statements, the Company has no assets and a net loss for the period from March 1, 2019 (date of inception) through December 31, 2019, of approximately $45,000 and has a working capital deficit of approximately $44,000. Further, the Company believes it will have to raise additional capital to fund its planned operations for the twelve month period through September 2021. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments related to the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

September 14, 2020

We have served as the Company’s auditor since 2020.

Vincera Pharma, Inc.

Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,276	$—
Deferred offering costs	439,180

Total current assets	475,456	—

Total assets	$475,456	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$643,695	$34,642
Due to related parties	13,777	9,034

Total current liabilities	657,472	43,676

Non-current liabilities
Related party notes payable, net of debt discount	201,916	—

Total non-current liabilities	201,916	—

Total liabilities	859,388	43,676

Commitments and contingencies—Note 11

Stockholders’ deficit
Common stock, $0.0001 par value per share; 20,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 9,634,001 shares and 9,330,001 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	963	933
Additional paid-in capital	3,718	1,159
Subscription receivable	—	(933)
Accumulated deficit	(388,613)	(44,835)

Total stockholders’ deficit	(383,932)	(43,676)

Total liabilities and stockholders’ deficit	$475,456	$—

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Operations

	For the Nine Months Ended September 30, 2020	For the Period from March 1, 2019 (date of inception) to September 30, 2019	For the Period from March 1, 2019 (date of inception) to December 31, 2019
	(Unaudited)	(Unaudited)
Operating expenses:
General and administrative	$341,862	$13,009	$44,835

Total operating expenses	341,862	13,009	44,835

Loss from operations	(341,862)	(13,009)	(44,835)

Other expense
Interest expense	(1,916)	—	—

Total other expense	(1,916)	—	—

Net loss	$(343,778)	$(13,009)	$(44,835)

Net loss per common share, basic and diluted	$(0.04)	$(0.00)	$(0.01)

Weighted average common shares outstanding, basic and diluted	8,789,463	6,760,410	7,818,929

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Stockholders’ Deficit

	Common Stock		Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of March 1, 2019 (date of inception)	—	$—	$—	$—	$—	$—
Issuance of founders shares	8,503,491	850	(850)	—	—	—
Issuance of restricted stock	826,510	83	(83)	—	—	—
Stock-based compensation related to restricted stock	—	—	—	1,159	—	1,159
Net loss	—	—	—	—	(44,835)	(44,835)

Balance as of December 31, 2019	9,330,001	$933	$(933)	$1,159	$(44,835)	$(43,676)

	Common Stock		Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of January 1, 2020	9,330,001	$933	$(933)	$1,159	$(44,835)	$(43,676)
Proceeds from Founders	—	—	933	17	—	950
Issuance of restricted stock	304,000	30	—	(30)	—	—
Stock-based compensation related to restricted stock	—	—	—	2,572	—	2,572
Net loss	—	—	—	—	(343,778)	(343,778)

Balance as of September 30, 2020 (unaudited)	9,634,001	$963	$—	$3,718	$(388,613)	$(383,932)

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Statements of Cash Flows

	For the Nine Months Ended September 30, 2020	For the Period from March 1, 2019 (date of inception) to September 30, 2019	For the Period from March 1, 2019 (date of inception) to December 31, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(343,778)	$(13,009)	$(44,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization on debt discount	1,111	—	—
Stock-based compensation related to restricted stock	2,572	843	1,159
Changes in operating assets and liabilities:
Accounts payable	190,623	4,156	34,642
Accrued interest payable	805	—	—
Due to related parties	4,734	8,010	9,034

Net cash used in operating activities	(143,924)	—	—
Cash Flows from Financing Activities:
Proceeds from Founders	950	—	—
Proceeds from issuance of notes payable to related parties	200,000	—	—
Payments of deferred offering costs	(20,750)	—	—

Net cash provided by financing activities	180,200	—	—

Net increase in cash and cash equivalents	36,276	—	—
Cash at the beginning of the period	—	—	—

Cash at the end of the period	$36,276	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—	$—
Cash paid for interest	$—	$—	$—
Supplemental disclosure of noncash investing and financing activities:
Issuance of founders shares not yet paid	$—	$850	$850
Issuance of restricted stock not yet paid	$—	$83	$83
Deferred offering costs included in accounts payable	$418,430	$—	$—

The accompanying notes are an integral part of these financial statements.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Note 1—Organization and Description of Business Operations

Vincera Pharma, Inc. (the “Company” or “Vincera”) was originally formed under the laws of the State of Delaware on March 1, 2019 (“Inception”).

Vincera is a life sciences and pre-revenue company developing therapeutics for cancer. Several drug candidates, including a drug in Phase 1 clinical trials, and a novel bioconjugation platform have been licensed from Bayer AG).

Going Concern and Management’s Plans

The Company has incurred operating losses since Inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2020 and December 31, 2019, the Company had an accumulated deficit of $388,613 and $44,835, respectively.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its drug candidate that is currently in development. Substantial additional financing will be needed by the Company to fund its operations and to develop and commercialize its drug candidate. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued.

During 2020, COVID-19 emerged and has subsequently spread world-wide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mediating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders, and advisories and quarantining people who may have been exposed to the virus. Management is currently evaluating the impact of the COVID-19 pandemic on its future plans and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements.

Note 2—Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying balance sheet as of September 30, 2020, the statement of operations and the statement of cash flows for the nine months ended September 30, 2020 and for the period from March 1, 2019 (date of inception) through September 30, 2019, and the statement of stockholders’ deficit for the nine months ended September 30, 2020 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

audited annual financial statements and, in the Company’s opinion, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2020 and the results of its operations and its cash flows for the nine months ended September 30, 2020. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2020 are unaudited. The results for the nine months ended September 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the period presented.

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage (“FDIC”) of $250,000. The Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed or the Company was unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single operating segment.

Research and Development

The Company expenses research and development costs as operating expenses as incurred. These expenses include salaries for research and development personnel, consulting fees, product development, pre-clinical studies, clinical trial costs, and other fees and costs related to the development of the technology.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Stock-Based Compensation

The Company adopted ASU 2018-07, which simplifies the accounting for share-based payments granted to nonemployees for goods and services, on March 1, 2019 (date of inception). The Company expenses stock-based compensation over the requisite service period based on the estimated grant-date fair value of the awards. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The Company records the expense for stock-based compensation awards subject to performance-based milestone vesting over the remaining service period when management determines that achievement of the milestone is probable. Management evaluates when the achievement of a performance-based milestone is probable based on the expected satisfaction of the performance conditions at each reporting date. All stock-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations based upon the underlying employees’ or non-employees’ roles within the Company.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards and research and development tax credit (“R&D Credit”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. At December 31, 2019 and September 30, 2020, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred in the nine months ended September 30, 2020 and 2019 since Inception.

Comprehensive Loss

Comprehensive loss is equal to net loss as presented in the accompanying statements of operations, as the Company did not have any other comprehensive income or loss for the periods presented.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is the same as basic net loss per share, since there were no potentially dilutive securities outstanding at any point during 2019 and during the nine months ended September 30, 2020.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Deferred offering costs associated with the Proposed Public Offering

Deferred offering costs consist of legal and other costs incurred through the balance sheet date that are directly related to the potential merger with LifeSci Acquisition Corp. and that will be charged to stockholder’s equity upon the completion of the proposed merger. Should the proposed merger prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Note 4—Accounts Payable

Accounts payable consisted of $643,695 and $34,642 of start-up, formation and merger costs as of September 30, 2020 and December 31, 2019, respectively.

Note 5—Notes Payable to Related Party

On August 9, 2020, the Company entered into a promissory note with one of its founders (the “Holder”). The principal amount is up to $1,000,000 or the amount of outstanding advances made by the Holder to the Company. The Company will pay the Holder a $20,000 origination fee and interest shall accrue at 7%. The maturity date is August 9, 2023.

Between August and September 2020, the Company received $200,000 from the Holder under this note agreement.

The Company recognized $805 interest expense related to this note during the nine months ended September 30, 2020.

Note 6—Exclusive Option for License

On July 21, 2020, the Company entered into an option grant agreement (“Option Agreement”) with Bayer AG (“Bayer”). Under the Agreement, the Company obtained an exclusive option for an exclusive license under such Bioconjugate Technology and PTEFb Technology (“Licensed Technology”) to research, develop, commercialize and manufacture pharmaceutical products. The rights will extend to the Company’s worldwide use.

Under the Option Agreement, Bayer will grant the Company a royalty-bearing, exclusive license with the right to sublicense through multiple tiers, under the Licensed Technology to research, develop, use, make, have made, manufacture, sell, offer for sale, import, export and otherwise commercialize and exploit Licensed Products in the Worldwide Field, such license being subject to the following two conditions precedent:

a)	That the Company will no later than 21 days after execution of the License Agreement have executed a merger and acquisition agreement with LifeSci. Acquisition Corp. to secure the financing; and

b)	That the Company will by, at the latest, December 31, 2020 have secured initial qualified financing of at least $30 million.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

Upon the completion of the initial qualified financing and execution of the license agreement, the Company will pay Bayer a $5 million fee and upon successful commercialization of at least five Licensed Products, total payments may exceed $1 billion. As part of the License agreement, the Company is obligated to pay development and commercial milestone payments that range from $110 million up to $318 million per product, the Company will also pay an annual earned royalty on commercial sale of Licensed Products ranging from single digits to low double digits on net sales of Licensed Products.

The Bayer License Agreement was executed on October 7, 2020.

Note 7—Stockholders’ Deficit

At September 30, 2020 and December 31, 2019, the Company was authorized to issue 20,000,000 shares of common stock with a par value of $0.0001 per share.

Founders Shares

The Company’s three founders (the “Founders”) were each issued 2,834,497 shares of the Company’s common stock (the “Founders Shares”), in August 2019. The Founders had not paid the Company for the aggregate par value for their Founder Shares as of December 31, 2019. All amounts owed for the issuance of these Founders Shares were settled in cash in July 2020.

Restricted Shares

Between July and August 2019, the Company issued 826,510 shares of restricted stock at par value to certain management person. All amounts owed for the issuance of these restricted shares were settled in cash in July 2020. The grant date fair value for these restricted shares was $5,786.

In May 2020, the Company issued additional 304,000 shares of restricted stock at fair value of $0.04 per share in exchange for services.

Pursuant to these restricted share agreements, the term vesting represents the expiration of the Company’s repurchase right for the underlying shares.

The Company recognized stock-based compensation of $2,572 and $1,159 during the nine months ended September 30, 2020 and for the period from March 1, 2019 (date of inception) through December 31, 2019, respectively.

As of September 30, 2020, there was $14,102 of unrecognized stock-based compensation related to restricted stock that will be amortized in 3.7 years.

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

A summary of restricted stock activity for the year ended December 31, 2019 and nine months ended September 30, 2020 is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Nonvested at March 1, 2019 (date of inception)	—	$—
Restricted stock granted	826,510	0.007
Vested	(168,058)	—

Nonvested at December 31, 2019	658,452	0.007
Restricted stock granted	304,000	0.04
Vested	(251,658)	—

Nonvested at September 30, 2020	710,794	$0.020

Note 8—Equity Incentive Plan

The Company has adopted Incentive Stock Options (ISO) plan (the “Plan”) and 1,000,000 options were approved by stockholders during 2019 and all of 1,000,000 ISO is available as of September 30, 2020.

The Plan allows for the grant of stock options and rights to acquire restricted stock to employees, directors and consultants of the Company. The terms and conditions of specific awards are set at the discretion of the Company’s board of directors although generally options vest in four annual installments of 25% and are generally immediately exercisable. The exercise price of incentive stock options shall not be less than 100% of the fair market value of the Company’s common stock on the date of grant and the exercise price of any option granted to a 10% stockholder may be no less than 110% of the fair market value of the Company’s common stock on the date of grant. Options granted under the Plan expire no later than 10 years from the date of grant. Unvested common shares obtained upon early exercise of options are subject to repurchase by the Company at the original issue price. The Plan reserves 1,000,000 shares of stock for issuance, of which 1,000,000 remained available for grant at September 30, 2020.

Note 9—Due to Related Parties

From March 1, 2019 (date of inception) to December 31, 2019, Dr. Raquel Izumi, Chief Operating Officer, and Stuart Hwang, Vice President of Business Development, paid $1,250 and $7,784 of general and administrative expenses on behalf of the Company, respectively. As of December 31, 2019, approximately $9,034 remains unpaid by the Company.

During the nine months ended September 30, 2020, Dr. Raquel Izumi, Chief Operating Officer, and Stuart Hwang, Vice President of Business Development, paid $4,084 and $659 of general and administrative expenses on behalf of the Company, respectively. As of September 30, 2020, $13,777 remains unpaid by the Company.

Note 10—Income Taxes

Provision for income taxes

There is no provision for income taxes because the Company has incurred no income or loss for income tax purposes since its inception and maintains a full valuation allowance against its net deferred tax assets. The

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

reported amount of income tax expense for the period differs from the amount that would result from applying the federal statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.

Deferred tax assets and valuation allowance

Deferred tax assets reflect the tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2019, the Company had no U.S. federal and state net operating loss carryforwards.

A reconciliation of the U.S. statutory federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2019
Statutory Federal income tax rate	21.0%
State	7.0%
Change in Valuation Allowance	(28.0)%

Income Taxes Provision (Benefit)	0.0%

The significant components of the Company’s net deferred tax assets are as follows:

December 31, 2019
Deferred tax assets:
StartUp/Organization Costs	$12,546

Total deferred tax assets	12,546
Valuation allowance	(12,546)

Deferred tax asset, net of allowance	$—

There is no net operating loss carry forward because the Company has incurred no income or loss for income tax purposes since its inception.

The Company’s initial tax year was 2019, which remains open for the assessment of income taxes.

Note 11—Commitments and Contingencies

Litigation

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

Commitments

As of September 30, 2020 and December 31, 2019, the Company was not a party to any leasing agreements.

Note 12—Subsequent Events

The Company has evaluated subsequent events and transactions that occurred after December 31, 2019, up through September 14, 2020, the date that these audited financial statements were issued. The Company also

Vincera Pharma, Inc.

Notes to Financial Statements

(Amounts Presented Herein, As of And For The Period Ended September 30, 2020 and 2019 Are Unaudited.)

evaluated subsequent events and transactions that occurred after September 30, 2020, up to November 10, 2020, the date the unaudited interim financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the matters disclosed below.

Bayer License Agreement

On October 7, 2020, the Company entered into the Bayer License Agreement, pursuant to which the Company has been granted an exclusive, worldwide, royalty-bearing license under certain Bayer patents and know-how to develop, use, manufacture, commercialize, sublicense and distribute, for all uses in the cure, mitigation, treatment or prevention of diseases or disorders in humans or animals, (i) a clinical-stage small molecule drug platform, including VIP 152 (formerly known as BAY 1251152), a PTEFb inhibitor compound, and (ii) a preclinical stage bioconjugations/next-generation ADC platform, including VIP924 (formerly BAY-924), a SMDC, VIP943 (formerly known as BAY-943) next-generation ADC compounds. These platforms currently comprise the Company’s entire product candidate pipeline. The Bayer License Agreement will become effective upon the closing of the Business Combination and receipt of the Initial Qualified Financing.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of LifeSci Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LifeSci Acquisition Corp. (the “Company”) as of June 30, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2020 and for the period from December 19, 2018 (inception) through June 30, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019 and the results of its operations and its cash flows for the year ended June 30, 2020 and for the period from December 19, 2018 (inception) through June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2019.

New York, New York

September 22, 2020

LIFESCI ACQUISITION CORP.

BALANCE SHEETS

	June 30, 2020	June 30, 2019
ASSETS
Current Assets
Cash	$684,708	$25,000
Prepaid expenses	106,333	—

Total Current Assets	791,041	25,000
Investments held in Trust Account	65,691,936	—

Total Assets	$66,482,977	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$115,452	$1,450
Income taxes payable	812	—

Total Current Liabilities	116,264	1,450
Promissory note – related party	1,000,000	—
Deferred underwriting fee payable	2,297,319	—

Total Liabilities	3,413,583	1,450

Commitments and Contingencies
Common stock subject to possible redemption, 5,806,939 shares at $10.00 per share redemption value at June 30, 2020	58,069,390	—
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,397,770 and 1,437,500 issued and outstanding (excluding 5,806,939 and -0- shares subject to possible redemption) at June 30, 2020 and 2019, respectively	240	144
Additional paid-in capital	5,120,756	24,856
Accumulated deficit	(120,992)	(1,450)

Total Stockholders’ Equity	5,000,004	23,550

Total Liabilities and Stockholders’ Equity	$66,482,977	$25,000

The accompanying notes are an integral part of the financial statements.

LIFESCI ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended June 30,	For the Period from December 19, 2018 (inception) Through June 30,
Operating costs	$172,996	$1,450

Loss from operations	$(172,996)	$(1,450)
Other income
Interest income earned on investments held in the Trust Account	54,266	—

Loss before provision for income taxes	(118,730)	(1,450)
Provision for income taxes	(812)	—

Net loss	$(119,542)	$(1,450)

Weighted average shares outstanding of redeemable common stock, basic and diluted	6,513,431	—

Basic and diluted net income per common share, redeemable common stock	$0.00	$0.00

Weighted average shares outstanding of non-redeemable common stock, basic and diluted (1)	1,701,574	1,250,000

Basic and diluted net loss per common share, non-redeemable common stock	$(0.07)	$(0.00)

(1)	Share count at June 30, 2019 excluded 225,000 shares of common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of the financial statements.

LIFESCI ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional			Total
	Common Stock		Paid-in	Accumulated		Stockholders’
	Shares	Amount	Capital	Deficit		Equity
Balance – December 19, 2018 (inception)	—	$—	$—	$—		$—
Issuance of common stock to Sponsor	1,725,000	173	24,827	—		25,000
Net loss	—	—	—	(1,450)		(1,450)
Balance – June 30, 2019	1,725,000	173	24,827	(1,450)		23,550
Sale of 6,563,767 Units, net of underwriting discounts and offering costs	6,563,767	656	61,879,730	—		61,880,386
Sale of 2,570,000 Private Warrants	—	—	1,285,000	—		1,285,000
Forfeiture of Founder Shares	(84,058)	(8)	8	—		—
Common stock subject to possible redemption	(5,806,939)	(581)	(58,068,809)	—		(58,069,390)
Net loss	—	—	—	(119,542	)	(119,542)

Balance – June 30, 2020	2,397,770	$240	$5,120,756	$(120,992	)	$5,000,004

The accompanying notes are an integral part of the financial statements.

LIFESCI ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2020	For the Period from December 19, 2018 (inception) Through June 30, 2019
Cash Flows from Operating Activities:
Net loss	$(119,542)	$(1,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(54,266)	—
Changes in operating assets and liabilities:
Prepaid expenses	(106,333)	—
Accrued expenses	114,002	1,450
Income taxes payable	812	—

Net cash used in operating activities	(165,327)	—

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(65,637,670)	—

Net cash used in investing activities	(65,637,670)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	64,574,917	—
Proceeds from sale of Private Warrants	1,285,000	—
Proceeds from promissory note – related party	175,000	—
Repayment of promissory note – related party	(175,000)	—
Proceeds from promissory note – related party	1,000,000	—
Payment of offering costs	(397,212)	—

Net cash provided by financing activities	66,462,705	25,000

Net Change in Cash	659,708	25,000
Cash – Beginning	25,000	—

Cash – Ending	$684,708	$25,000

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$58,188,310	$—

Change in value of common stock subject to possible redemption	$(118,920)	$—

Deferred underwriting fee payable	$2,297,319	$—

The accompanying notes are an integral part of the financial statements.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

LifeSci Acquisition Corp. (the “Company”) was incorporated in Delaware on December 19, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities that the Company has not yet identified (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2020, the Company had not commenced any operations. All activity through June 30, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on March 5, 2020. On March 10, 2020, the Company consummated the Initial Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $60,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,570,000 warrants (the “Private Warrants”) at a price of $0.50 per warrant in a private placement to LifeSci Holdings, LLC, an entity affiliated with two of the Company’s directors, and Rosedale Park, LLC, an entity affiliated with one of the Company’s directors, generating gross proceeds of $1,285,000, which is described in Note 4.

Following the closing of the Initial Public Offering on March 10, 2020, an amount of $60,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 183 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account, as described below.

On March 20, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 563,767 Units at $10.00 per Unit, generating total gross proceeds of $5,637,670. A total of $5,637,670 of net proceeds ($10.00 per Unit) were deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $65,637,670.

Offering costs amounted to $3,757,284, consisting of $1,062,753 of underwriting fees, $2,297,319 of deferred underwriting fees and $397,212 of other offering costs. In addition, as of June 30, 2020, cash of $684,708 was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations and for working capital purposes, subject to an annual limit to be determined prior to the closing of the Initial Public Offering) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares included in the Units sold in the Initial Public Offering (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations or for working capital purposes). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, LifeSci Investments, LLC (the “Sponsor”) and other initial stockholders (collectively, the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5) and any Public Shares held by them in favor of a Business Combination and (b) not to convert any shares (including Founder Shares) in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% of the Public Shares.

The Company will have until March 10, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. Therefore, the actual per-share redemption amount could be less than $10.00.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to Founder Shares and any Public Shares they may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and 2019.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, 5,806,939 shares of common stock subject to possible redemption at June 30, 2020 is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. Offering costs amounting to $3,757,284 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Weighted average shares at June 30, 2019 were reduced for the effect of an aggregate of 225,000 shares of common stock that are subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 5). The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 9,133,767 shares of common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive under the treasury stock method.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

The Company’s statements of operations includes a presentation of income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $54,266, less applicable franchise and income taxes of $51,212 for the year ended June 30, 2020, by the weighted average number of redeemable common stock outstanding for the period. Net loss per common share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss of $119,542 for the year ended June 30, 2020, respectively, less income attributable to redeemable common stock of $3,054 for the year ended June 30, 2020, respectively, by the weighted average number of non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2020 and 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,563,767 Units, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 563,767 Units, at a purchase price of $10.00 per Unit, generating gross proceeds of $65,637,760. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of common stock at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, two entities affiliated with certain of the Company’s directors purchased an aggregate of 2,570,000 Private Warrants, for $1,285,000 in the aggregate. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50. The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 1, 2019, the Sponsor purchased 1,437,500 shares (the “Founder Shares”) for an aggregate purchase price of $25,000. On March 5, 2020, the Company effected a stock dividend of 0.20 share for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The 1,725,000 Founder Shares included an aggregate of up to 225,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 84,058 Founder Shares were forfeited and 140,942 Founder Shares are no longer subject to forfeiture, resulting in there being 1,640,942 Founder Shares outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the consummation of a Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On November 21, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $175,000. The Promissory Note is non-interest bearing and is due on demand. The outstanding balance under the Promissory Note of $175,000 was repaid upon the consummation of the Initial Public Offering on March 10, 2020.

On March 10, 2020, the Company issued a $1,000,000 promissory note to the Sponsor (the “Sponsor Promissory Note”) in exchange for $1,000,000 in cash that was used to pay the underwriting discount at the consummation of the Initial Public Offering (see Note 6). The Sponsor Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on March 5, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space and secretarial and administrative support. For the year ended June 30, 2020, the Company incurred $40,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Working Capital Loans made by Chardan Capital Markets LLC, the underwriter, or any of its related persons will not be convertible into Private Warrants and Chardan Capital Markets LLC and its related persons will have no recourse with respect to their ability to convert their Working Capital Loans into Private Warrants. As of June 30, 2020 and 2019, there were no amounts outstanding under the Working Capital Loans.

One of the Company’s Board members is the President of Chardan Capital Markets LLC.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on March 5, 2020, the holders of the Founder Shares and the Private Warrants are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Warrants (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets LLC and its related persons may not, with respect to the Private Warrants purchased by Rosedale Park, LLC, (i) have more than one demand registration right at the Company’s expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the Initial Public Offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the Initial Public Offering, as long as Chardan Capital Markets LLC or any of its related persons are beneficial owners of Private Warrants. In addition, pursuant to the registration and stockholder rights agreement, the Sponsor, upon consummation of an initial Business Combination, will be entitled to nominate three individuals for election to the Company’s board of directors.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 20, 2020, the underwriters elected to partially exercise their over-allotment option to purchase 563,767 Units at a purchase price of $10.00 per Unit.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,312,753 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,297,319. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Additionally, Rosedale Park, LLC provided the Company $250,000, in return for no consideration, to be used for the payment of expenses in connection with the Initial Public Offering. Such amount is not required to be repaid by the Company and has been recorded as a credit to additional paid in capital in the accompanying balance sheets.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2020 and 2019, there were 2,397,770 and 1,437,500 shares of common stock issued and outstanding, excluding 5,806,939 and -0- shares of common stock subject to possible redemption, respectively.

Warrants —The Public Warrants will become exercisable at any time commencing on the later of (1) one year after the closing of the Initial Public Offering or (2) the consummation of a Business Combination; provided that the Company has an effective and current registration statement covering the shares of common stock issuable upon the exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering except that the Private Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be non-redeemable by the Company, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The Private Warrants purchased by Rosedale Park, LLC will not be exercisable more than five years from the effective date of the Initial Public Offering, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets LLC or any of its related persons beneficially own these Private Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets are as follows:

June 30, 2020
Deferred tax asset
Organizational/Start-up costs	$25,745

Total deferred tax asset	25,745
Valuation allowance	(25,745)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

Year Ended June 30, 2020
Federal
Current	$812
Deferred	(25,745)

State
Current	$—
Deferred	—
Change in valuation allowance	25,745

Income tax provision	$812

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

As of June 30, 2020, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended June 30, 2020, the change in the valuation allowance was $25,745.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the year ended June 30, 2020 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	(21.7)%

Income tax provision benefit	(0.7)%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

The provision for income taxes was deemed to be de minimis for the period from December 19, 2018 (inception) through June 30, 2019. The Company’s net deferred tax assets were deemed to be de minimis at June 30, 2019.

NOTE 9. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

LIFESCI ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2020

At June 30, 2020, assets held in the Trust Account were comprised of $65,691,936 in money market funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$65,691,936

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

LIFESCI ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	June 30, 2020
	(unaudited)
ASSETS
Current Assets
Cash	$562,783	$684,708
Prepaid expenses	73,913	106,333

Total Current Assets	636,696	791,041
Investments held in Trust Account	65,698,018	65,691,936

Total Assets	$66,334,714	$66,482,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$401,493	$115,452
Income taxes payable	812	812

Total Current Liabilities	402,305	116,264
Promissory note – related party	1,000,000	1,000,000
Deferred underwriting fee payable	2,297,319	2,297,319

Total Liabilities	3,699,624	3,413,583

Commitments and Contingencies
Common stock subject to possible redemption, 5,763,508 and 5,806,939 shares at $10.00 per share redemption value at September 30, 2020 and June 30, 2020, respectively	57,635,080	58,069,390
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,441,201 and 2,397,770 issued and outstanding (excluding 5,763,508 and 5,806,939 shares subject to possible redemption) at September 30, 2020 and June 30, 2020, respectively	244	240
Additional paid-in capital	5,555,062	5,120,756
Accumulated deficit	(555,296)	(120,992)

Total Stockholders’ Equity	5,000,010	5,000,004

Total Liabilities and Stockholders’ Equity	$66,334,714	$66,482,977

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIFESCI ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2020	2019
Formation and operating costs	$440,386	$100

Loss from operations	(440,386)	(100)
Other income
Interest income earned on investments held in the Trust Account	6,082	—

Net loss	$(434,304)	$(100)

Weighted average shares outstanding of redeemable common stock, basic and diluted	6,563,767	—

Basic and diluted net income per common share, redeemable common stock	$0.00	$—

Weighted average shares outstanding of non-redeemable common stock, basic and diluted (1)	1,640,942	1,500,000

Basic and diluted net loss per common share, non-redeemable common stock	$(0.26)	$(0.00)

(1)	Share count at September 30, 2019 excluded 225,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIFESCI ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance — June 30, 2020	2,397,770	$240	$5,120,756	$(120,992)	$5,000,004
Change in value of common stock subject to possible redemption	43,431	4	434,306	—	434,310
Net loss	—	—	—	(434,304)	(434,304)

Balance — September 30, 2020	2,441,201	$244	$5,555,062	$(555,296)	$5,000,010

THREE MONTHS ENDED SEPTEMBER 30, 2019

	Common Stock(1)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance — June 30, 2019	1,725,000	$173	$24,827	$(1,450)	$23,550
Net loss	—	—	—	(100)	(100)

Balance — September 30, 2019	1,725,000	$173	$24,827	$(1,550)	$23,450

(1)	Included 225,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIFESCI ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(434,304)	$(100)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(6,082)	—
Changes in operating assets and liabilities:
Prepaid expenses	32,420	—
Accounts payable and accrued expenses	286,041	100

Net cash used in operating activities	(121,925)	—

Net Change in Cash	(121,925)	—
Cash — Beginning of period	684,708	25,000

Cash — End of period	$562,783	$25,000

Non-cash investing and financing activities:

Change in value of common stock subject to possible redemption	$(434,310)	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

LifeSci Acquisition Corp. (the “Company”) was incorporated in Delaware on December 19, 2018. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities that the Company has not yet identified (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one wholly owned subsidiary, LifeSci Acquisition Merger Sub Inc., which was incorporated in Delaware on September 14, 2020 (“Merger Sub”).

As of September 30, 2020, the Company had not commenced any operations. All activity through September 30, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Vincera Pharma, Inc. (“Vincera”), as discussed in Note 6. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on March 5, 2020. On March 10, 2020, the Company consummated the Initial Public Offering of 6,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $60,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,570,000 warrants (the “Private Warrants”) at a price of $0.50 per warrant in a private placement to LifeSci Holdings, LLC, an entity affiliated with two of the Company’s directors, and Rosedale Park, LLC, an entity affiliated with one of the Company’s directors, generating gross proceeds of $1,285,000, which is described in Note 4.

Following the closing of the Initial Public Offering on March 10, 2020, an amount of $60,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 183 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account, as described below.

On March 20, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 563,767 Units at $10.00 per Unit, generating total gross proceeds of $5,637,670. A total of $5,637,670 of net proceeds ($10.00 per Unit) were deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $65,637,670.

Offering costs amounted to $3,757,284, consisting of $1,062,753 of underwriting fees, $2,297,319 of deferred underwriting fees and $397,212 of other offering costs.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations and for working capital purposes, subject to an annual limit to be determined prior to the closing of the Initial Public Offering) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares included in the Units sold in the Initial Public Offering (the “Public Shares”) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations or for working capital purposes). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, LifeSci Investments, LLC (the “Sponsor”) and other initial stockholders (collectively, the “Initial Stockholders”) have agreed to (a) vote their Founder Shares (as defined in Note 5) and any Public Shares held by them in favor of a Business Combination and (b) not to convert any shares (including Founder Shares) in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming their shares with respect to more than an aggregate of 20% of the Public Shares.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

The Company will have until March 10, 2022 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. Therefore, the actual per-share redemption amount could be less than $10.00.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to Founder Shares and any Public Shares they may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 as filed with the SEC on September 23, 2020, which contains the audited financial statements and notes thereto. The financial information as of June 30, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020. The interim results for the three months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending June 30, 2021 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 or June 30, 2020.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, 5,763,508 and 5,806,939 shares of common stock subject to possible redemption at September 30, 2020 and June 30, 2020, respectively, is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. Offering costs amounting to $3,757,284 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and June 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Weighted average shares at September 30, 2019 were reduced for the effect of an aggregate of 225,000 shares of common stock that are subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 5). The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 5,851,883 shares of common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive under the treasury stock method.

The Company’s condensed consolidated statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for redeemable common stock is calculated by dividing the interest income earned on the Trust Account of $6,082, less applicable franchise and income taxes of $6,082 for the three months ended September 30, 2020, by the weighted average number of redeemable common stock outstanding for the period. Net loss per common share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss of $434,304 for the three months ended September 30, 2020, respectively, less income attributable to redeemable common stock of $0 for three months ended September 30, 2020, respectively, by the weighted average number of non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account with a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At September 30, 2020 and June 30, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,563,767 Units, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 563,767 Units, at a purchase price of $10.00 per Unit, generating gross proceeds of $65,637,760. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one-half of one share of common stock at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, two entities affiliated with certain of the Company’s directors purchased an aggregate of 2,570,000 Private Warrants, for $1,285,000 in the aggregate. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50. The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 1, 2019, the Sponsor purchased 1,437,500 shares (the “Founder Shares”) for an aggregate purchase price of $25,000. On March 5, 2020, the Company effected a stock dividend of 0.20 shares for each Founder Share outstanding, resulting in the Sponsor holding an aggregate of 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The 1,725,000 Founder Shares included an aggregate of up to 225,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to partially exercise their over-allotment option, 84,058 Founder Shares were forfeited and 140,942 Founder Shares are no longer subject to forfeiture, resulting in there being 1,640,942 Founder Shares outstanding.

The Initial Stockholders have agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) six months after the date of the

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

consummation of a Business Combination or (ii) the date on which the closing price of the Company’s shares of common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On November 21, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $175,000. The Promissory Note is non-interest bearing and is due on demand. The outstanding balance under the Promissory Note of $175,000 was repaid upon the consummation of the Initial Public Offering on March 10, 2020.

On March 10, 2020, the Company issued a $1,000,000 promissory note to the Sponsor (the “Sponsor Promissory Note”) in exchange for $1,000,000 in cash that was used to pay the underwriting discount at the consummation of the Initial Public Offering (see Note 6). The Sponsor Promissory Note is non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the opinion of management, interest expense is immaterial to these financial statements.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on March 5, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space and secretarial and administrative support. For the three months ended September 30, 2020, the Company incurred $30,000 in fees for these services, of which $70,000 and $40,000 is included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets as of September 30, 2020 and June 30, 2020, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Working Capital Loans made by Chardan Capital Markets LLC, the underwriter, or any of its related persons will not be convertible into Private Warrants and Chardan Capital Markets LLC and its related persons will have no recourse with respect to their ability to convert their Working Capital Loans into Private Warrants. As of September 30, 2020 and June 30, 2020, there were no amounts outstanding under the Working Capital Loans.

One of the Company’s Board members is the President of Chardan Capital Markets LLC.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or consummating a business combination, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on March 5, 2020, the holders of the Founder Shares and the Private Warrants are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Warrants (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Chardan Capital Markets LLC and its related persons may not, with respect to the Private Warrants purchased by Rosedale Park, LLC, (i) have more than one demand registration right at the Company’s expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the Initial Public Offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the Initial Public Offering, as long as Chardan Capital Markets LLC or any of its related persons are beneficial owners of Private Warrants. In addition, pursuant to the registration and stockholder rights agreement, the Sponsor, upon consummation of an initial Business Combination, will be entitled to nominate three individuals for election to the Company’s board of directors.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On March 20, 2020, the underwriters elected to partially exercise their over-allotment option to purchase 563,767 Units at a purchase price of $10.00 per Unit.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,312,753 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,297,319. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Additionally, Rosedale Park, LLC provided the Company $250,000, in return for no consideration, to be used for the payment of expenses in connection with the Initial Public Offering. Such amount is not required to be repaid by the Company and has been recorded as a credit to additional paid in capital in the accompanying condensed consolidated balance sheets.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Merger Agreement

On September 25, 2020, the Company and Merger Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vincera and Raquel Izumi, as representative of the Vincera stockholders (the “Sellers”). As of the date of the Merger Agreement, the Sellers owned 100% of the issued and outstanding of common stock of Vincera (“Vincera Shares”). The transactions contemplated by the Merger Agreement are referred to as the “ Vincera Business Combination.”

Upon the closing of the Vincera Business Combination, the Sellers will sell to the Company, and the Company will purchase from the Sellers all of the issued and outstanding Vincera Shares, in exchange for the Sellers’ right to receive, for each issued and outstanding Vincera Share, the number of the company shares equal to the exchange ratio, and the earnout shares after the closing of the Vincera Business Combination, if any, that may be issuable from time to time. The aggregate value of the consideration to be paid by the Company in the Vincera Business Combination (excluding the earnout shares) is approximately $55 million (calculated as follows: 5,500,000 the Company’s shares to be issued to the Sellers (excluding the earnout shares), multiplied by $10.00 (the anticipated closing price per share at the time of closing of the Vincera Business Combination). Upon the closing of the Business Combination, the Company will change its name to “Vincera Pharma, Inc.”

The Vincera Business Combination will be consummated subject to certain conditions as further described in the Merger Agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020 and June 30, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At September 30, 2020 and June 30, 2020, there were 2,441,201 and 2,397,770 shares of common stock issued and outstanding, excluding 5,763,508 and 5,806,939 shares of common stock subject to possible redemption, respectively.

Warrants — The Public Warrants will become exercisable at any time commencing on the later of (1) one year after the closing of the Initial Public Offering or (2) the consummation of a Business Combination; provided that the Company has an effective and current registration statement covering the shares of common stock issuable upon the exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;
•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering except that the Private Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be non-redeemable by the Company, in each case, so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. The Private Warrants purchased by Rosedale Park, LLC will not be exercisable more than five years from the effective date of the Initial Public Offering, in accordance with FINRA Rule 5110(f)(2)(G)(i), as long as Chardan Capital Markets LLC or any of its related persons beneficially own these Private Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

LIFESCI ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At September 30, 2020, assets held in the Trust Account were comprised of $65,698,018 in money market funds which are invested in U.S. Treasury Securities.

At June 30, 2020, assets held in the Trust Account were comprised of $65,691,936 in money market funds which are invested in U.S. Treasury Securities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and June 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2020	June 30, 2020
Assets:
Investments held in Trust Account — U.S. Treasury Securities Money Market Fund	1	$65,698,018	$65,691,936

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Annex A

MERGER AGREEMENT

dated

September 25, 2020

by and among

LifeSci Acquisition Corp.,

a Delaware corporation

as the Purchaser,

LifeSci Acquisition Merger Sub, Inc.,

Delaware corporation,

as Merger Sub,

Vincera Pharma, Inc.,

a Delaware corporation,

as the Company

and Raquel Izumi,

as the Stockholders’ Representative

A-i

TABLE OF CONTENTS CONTINUED

A-ii

TABLE OF CONTENTS CONTINUED

A-iii

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of September 25, 2020, by and among LifeSci Acquisition Corp., a Delaware corporation (the “Purchaser”), LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (the “Company”), and Raquel Izumi, an individual (the “Stockholders’ Representative”), as the representative of the stockholders of the Company (each, a “Stockholder” and collectively the “Stockholders”).

W I T N E S S E T H :

A.	The Company is in the business of researching and developing pharmaceutical products for the treatment of cancer (the “Business”);

B.

The Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C.	The Stockholders of the Company are listed on Schedule A to the Disclosure Schedules (as defined herein) and own 100% of the issued and outstanding shares of the Company;

D.

Merger Sub is a wholly-owned subsidiary of the Purchaser formed for the sole purpose of merging with and into the Company (the “Merger”), after which the Company will be the surviving corporation (the Company following the Merger is sometimes hereinafter referred to as the “Surviving Corporation”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1    “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.2    “Additional Agreements” mean the Voting Agreement, the Lock-Up Agreements and the Registration Rights Agreement.

1.3    “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.4    “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.5    “Bayer License Agreement” means a license agreement between the Company and Bayer AG or one of its Affiliates for an exclusive license to certain bioconjugate and PTEFb technologies to be entered into on or about the date of this Agreement.

1.6    “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.7    “Bridge Financing” means a loan of up to $1,000,000 to the Company made by Raquel Izumi in the form of a line of credit promissory note that may drawn down by the Company from time to time prior to the Closing with the consent of the lender for the purpose of paying the Company’s costs and expenses prior to the Closing, which loan shall be repaid in full upon the Closing in cash.

1.8    “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.9    “Certificate of Merger” means the certificate to be filed with the Secretary of State of the State of Delaware evidencing the merger of Merger Sub and the Company.

1.10    “Certificate of Incorporation” means the Purchaser’s Amended and Restated Certificate of Incorporation, as amended as of the date hereof.

1.11    “Charter Documents” means the Company’s certificate of incorporation and bylaws, each in effect as of the date hereof.

1.12    “Closing” has the meaning set forth in Section 2.3.

1.13    “Closing Payment Shares” means such number of shares of Purchaser Common Stock as equals the quotient of the Company Equity Valuation divided by the Closing Price Per Share.

1.14    “Closing Price Per Share” means a price per share of Purchaser Common Stock (adjusted for any stock splits, stock dividends, recapitalizations and similar events) equal to the lesser of (a) $10.00 per share, and (b) the price per share determined by dividing (i) the cash in the Trust Account as of the Effective Time (after deducting all amounts to be paid pursuant to the valid exercise of redemption rights in accordance with the Trust Account and the Purchaser Organizational Documents) by (ii) the Purchaser Capitalization.

1.15    “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.16    “Code” means the Internal Revenue Code of 1986, as amended.

1.17    “Company Common Stock” has the meaning set forth in Section 4.5.

1.18    “Company Capitalization” means the Company Common Stock issued and outstanding immediately prior to the Effective Time.

1.19    “Company Equity Valuation” means an amount equal to $55,000,000.

1.20    “Company Stock Rights” means any options, warrants or other rights to purchase, convert or exchange into Company Common Stock.

1.21    “Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any Person is a party or by which any of such Person’s assets are bound.

1.22    “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by

(a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.23    “Deferred Underwriting Discount” means an aggregate of up to $2,297,318.45 payable to the underwriters of the IPO upon consummation of an initial business combination, as described in the IPO prospectus.

1.24    “DGCL” means the Delaware General Corporation Law.

1.25    “Dissenting Shares” means any shares of Company Common Stock held by Stockholders who are entitled to appraisal rights under the DGCL or other applicable law and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with the DGCL or other applicable law.

1.26    “Earnout Shares” has the meaning set forth in Section 3.3.

1.27    “Effective Time” has the meaning set forth in Section 2.3.

1.28    “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.29    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.30    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.31    “Exchange Ratio” means the quotient determined by dividing the Closing Payment Shares by the Company Capitalization.

1.32    “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.33    “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.34    “IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated March 5, 2020.

1.35    “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business or incurred in connection with this Agreement, the Bayer License Agreement or the transactions or agreements related thereto), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (i) any agreement to incur any of the same.

1.36    “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign, but excludes any Intellectual Property Rights licensed by or otherwise conveyed to the Company pursuant to the Bayer License Agreement.

1.37    “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.38    “Leases” means the leases set forth on Schedule 4.14(c) attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.39    “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.40    “Lock-Up Agreements” means the Lock-Up Agreements in a form agreed to by the parties hereto between the Purchaser and each holder of Closing Payment Shares that holds at least one percent (1%) of the Closing Payment Shares pursuant to which the Closing Payment Shares issued to each such holder will be locked up until six months after the Closing Date.

1.41    “Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change or a material adverse effect upon on the assets, liabilities, condition (financial or otherwise), earnings, cash flows, business, operations or properties of a party and its business, taken as a whole, or (b) any event, circumstance, change or effect that would reasonably be expected to prevent, materially delay or materially impede the performance by a party of its obligations under this Agreement or the consummation of the Merger; provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which a party operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the other party; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God, including any national or international pandemic; (ix) any failure by a party to meet its internal or published projections, forecasts, budgets or revenue or earnings predictions; or (x) any statements or items set forth in the Disclosure Schedules.

1.42    “Merger Shares” has the meaning set forth in Section 5.6.

1.43    “Nasdaq” means The Nasdaq Stock Market LLC.

1.44    “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.45    “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), and (iv) the Liens set forth on Schedule 1.44.

1.46    “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.47    “Purchaser Capitalization” means the fully-diluted capitalization of the Purchaser (excluding the Purchaser Warrants, 1,640,942 shares of Purchaser Common Stock held by LifeSci Investments, LLC and any shares of Purchaser Common Stock issuable upon the conversions described in Sections 8.6 and 8.7 hereof) immediately prior to the Effective Time, after taking into account the valid exercise of redemption rights in accordance with the Trust Account.

1.48    “Purchaser Common Stock” means the common stock of the Purchaser.

1.49    “Purchaser Private Warrant” means each warrant issued in private placements at the time of consummation of the IPO, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per whole share.

1.50    “Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Unit, entitling the holder thereof to purchase one-half of a share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.51    “Purchaser Warrant” shall mean each Purchaser Private Warrant and Purchaser Public Warrant.

1.52    “Purchaser Unit” means a unit of the Purchaser comprised of (a) one share of Purchaser Common Stock and (b) one Purchaser Public Warrant to purchase one-half of a share of Purchaser Common Stock at an exercise price of $11.50 per whole share.

1.53    “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.54    “Registration Rights Agreement” means the agreement, in substantially the form attached hereto as Exhibit A, governing the resale of (a) the Closing Payment Shares, (b) the Earnout Shares, and (b) certain shares of Purchaser Common Stock (including shares underlying Purchaser Private Warrant) held by certain of the Purchaser’s officers, directors, nominees, and direct and indirect parents, control persons, affiliates and associates.

1.55    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.56    “SEC” means the Securities and Exchange Commission.

1.57    “Securities Act” means the Securities Act of 1933, as amended.

1.58    “Stockholder Per Share Percentage” means, with respect to each Stockholder who holds shares of Company Common Stock immediately prior to the Effective Time, the quotient determined by dividing the number of shares of Company Common Stock held by such Stockholder immediately prior to the Effective Time by the total number of issued and outstanding shares of Company Common Stock held by all such Stockholders immediately prior to the Effective Time.

1.59    “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted.

1.60    “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property, including the items listed on Schedule 4.14(a).

1.61    “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.62    “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.63    “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.64    “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II

MERGER

2.1    Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, pursuant to the filing of the Certificate of Merger and in accordance with applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

2.2    Name Change. Immediately following the completion of the Merger, the Purchaser shall change its name from “LifeSci Acquisition Corp.” to “Vincera Pharma, Inc.”

2.3    Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Merger (the “Closing”) shall take place electronically or at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time, on or before December 31, 2020, subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article IX or at such other time, date and location as the Purchaser and the Company agree to in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” At the Closing, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is accepted by the Secretary of State of the State of Delaware or at such later date and time as Merger Sub and the Company shall agree in writing and shall specify in the Certificate of Merger (the “Effective Time”).

2.4    Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and Merger Sub set forth in this Agreement to be performed after the Closing. For the avoidance of doubt, the Purchaser Warrants shall survive the Merger and remain in effect without any change to their existing terms.

2.5    Certificate of Incorporation; Bylaws.

(a)    At the Effective Time, the certificate of incorporation of the Company shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by Law.

(b)    At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by Law.

(c)    At the Closing, the Purchaser shall amend and restate, effective as of the Effective Time, (i) the Purchaser Certificate of Incorporation as set forth on Exhibit B attached hereto (the “Amended and Restated Purchaser Charter”), and (ii) the Purchaser’s bylaws as set forth on Exhibit C attached hereto.

2.6    Post-Closing Board of Directors. Purchaser shall take all necessary actions within its control such that, as of the Effective Time, the Purchaser’s board of directors shall consist of nine (9) directors, a majority of whom shall be deemed independent under Nasdaq and SEC rules. From and after the Effective Time, LifeSci Investments, LLC shall have the right to designate two (2) directors and the Stockholders shall have the right to designate seven (7) directors (the “Stockholder Designees”). The parties to this Agreement, the Stockholders and certain stockholders of the Purchaser shall enter into a voting agreement (the “Voting Agreement”) in substantially the form attached hereto as Exhibit D relating to election of directors of the Purchaser in accordance with the foregoing.

2.7    Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.8    No Further Ownership Rights in Company Capital Stock. At the Effective Time, the transfer records of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law.

2.9    Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the Stockholders (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

ARTICLE III

CONSIDERATION

3.1    Conversion of Capital Stock.

(a)    Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, Merger Sub, the Company or the Stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and automatically converted into the right to receive, without interest, (i) the number of shares of Purchaser Common Stock equal to the Exchange Ratio plus (ii) the number of Earnout Shares, if any, that may be issuable from time to time with respect to such share of Company Common Stock in accordance with the terms and conditions set forth in Section 3.3.

(b)    Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub will, as of the Effective Time, be deemed to evidence ownership of such shares of the Surviving Corporation.

(c)    Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a “Dissenting Holder”) who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of the DGCL or other applicable law concerning the right of holders of Dissenting Shares to demand appraisal of their shares (the “Appraisal Provisions”) of Company Common Stock, to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive shares of Purchaser Common Stock as set forth in Section 3.1(a), but instead shall become the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the procedures set forth in the DGCL or other applicable law. If such Dissenting Holder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL or other applicable law, each of such Dissenting Holder’s shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive shares of Purchaser Common Stock as set forth in Section 3.1(a). The Company shall give the Purchaser prompt notice of any demands for appraisal of shares received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL or other applicable law and shall give the Purchaser the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, without the prior written consent of the Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

(d)    Treatment of Company Common Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(e)    No Liability. Notwithstanding anything to the contrary in this Section 3.1, no party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)    Surrender of Certificates. All Closing Payment Shares issued upon the surrender of shares of the Company Common Stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than any additional rights pursuant to this Agreement, provided that any restrictions on the sale and transfer of such shares shall also apply to the Closing Payment Shares so issued in exchange.

(g)    Lost or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to this Section 3.1.

3.2    Issuance of Closing Payment Shares and Earnout Shares.

(a)    No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Purchaser.

(b)    Legend. Each certificate issued to any holder of Company Common Stock in connection with the Merger shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

3.3    Earnout Shares. The Stockholders shall be entitled to receive, as additional consideration for the Merger and without any action on the part of the Purchaser, Merger Sub, the Company or the Stockholders, additional shares of Purchaser Common Stock (the “Earnout Shares”) as set forth below. At the time any such Earnout Shares are earned and become issuable as provided below, (i) a total of 90.6% (rounded to the nearest whole share) of the Earnout Shares then earned and issuable shall be issued to the Stockholders on a pro-rata basis based on their Stockholder Per Share Percentage, and (ii) the remaining Earnout Shares that would otherwise have been issuable shall not be issuable to the Stockholders but in lieu thereof the number of authorized shares available for issuance under the Purchaser Equity Plan shall be automatically increased by an equivalent number of shares of Purchaser Common Stock.

(a)    Following the Closing Date, if the daily volume weighted average price of Purchaser Common Stock in any 20 trading days within a 30 trading day period prior to the forty-two (42) month anniversary of the Closing Date is greater than or equal to $20.00 per share (the “First Earnout”), then the Stockholders shall be entitled to receive such number of additional shares of Purchaser Common Stock as equals the quotient of $20,000,000 divided by the Closing Price Per Share.

(b)    Following the Closing Date, if the daily volume weighted average price of Purchaser Common Stock in any 20 trading days within a 30 trading day period prior to the six (6) year anniversary of the Closing Date is greater than or equal to $35.00 per share (the “Second Earnout”), then the Stockholders shall be entitled to receive such number of additional shares of Purchaser Common Stock as equals the quotient of $20,000,000 divided by the Closing Price Per Share.

(c)    Following the Closing Date, if the daily volume weighted average price of Purchaser Common Stock in any 20 trading days within a 30 trading day period prior to the eight (8) year anniversary of the Closing Date is greater than or equal to $45.00 per share (the “Third Earnout” and together with the First Earnout and Second Earnout, the “Earnouts”), then the Stockholders shall be entitled to receive such number of additional shares of Purchaser Common Stock as equals the quotient of $20,000,000 divided by the Closing Price Per Share.

(d)    In the event that after the Closing Date and during the period when any Earnout may still be earned (the “Earnout Period”), there is a Change of Control, then any Earnout Shares that the Stockholders would have been entitled to receive pursuant to the First Earnout, the Second Earnout or the Third Earnout, as applicable, determined based on whether the aggregate consideration to be received by the Stockholders in exchange for a share of Purchaser Common Stock in such Change of Control equals or exceeds the applicable stock price threshold set forth in the applicable Earnout(s), shall be deemed earned with respect to the applicable Earnout(s) and issuable by the Purchaser to the Stockholders immediately prior to consummation of such Change of Control transaction (and in such event the percentage in clause (i) of Section 3.3 shall be 90.6% for all Earnout Shares thereby becoming issuable or such higher percentage as the board of directors of the Purchaser at that time may determine). By way of example, if such aggregate consideration is $25.00 and the First Earnout has not previously been earned and issued, the first Earnout shall be deemed earned and issuable but not the Second or Third Earnout. Any Earnouts not achieved in connection with the Change of Control shall be canceled and of no further force or effect. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events: (i) a merger, consolidation, reorganization or similar business combination transaction involving the Purchaser in which the holders of all of the outstanding equity interests of the Purchaser immediately prior to the consummation of such transaction do not directly own, beneficially or of record, immediately upon the consummation of such transaction, outstanding equity interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or a parent of the surviving entity in such transaction; (ii) a transaction in which a majority of the Purchaser’s voting securities are transferred to any Person, or any two more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”); or (iii) the consummation of the sale of substantially all of the assets of the Purchaser to any Person or Group.

(e)    The maximum aggregate Earnout Shares, assuming the achievement of each Earnout, is equal to the quotient of $60,000,000 divided by the Closing Price Per Share. Each Earnout shall only be earned one time, on the first instance that each applicable Earnout is earned, but each Earnout can be earned independently of any other Earnout. The Stockholders shall be entitled to receive, and the Purchaser shall issue, the applicable Earnout Shares promptly (but no later than five (5) Business Days) following the date the applicable Earnout is earned.

(f)    At all times during the Earnout Period, the Purchaser shall keep available and reserved for issuance a sufficient number of authorized but unissued shares of Purchaser Common Stock to permit the Purchaser to satisfy the issuance of the Earnout Shares that may still be earned and issuable and shall take all commercially reasonable actions required to increase the authorized number of shares of Purchaser Common Stock if at any time there shall be insufficient unissued shares of Purchaser Common Stock to permit such reservation.

(g)    All share and per share amounts shall be proportionally adjusted for stock splits, stock dividends, recapitalizations and similar events. All distributions of Purchaser Common Stock with respect to the Earnout Shares during the Earnout Period, including, but not limited to, shares of Purchaser Common Stock issued as a result of stock splits, stock dividends, recapitalizations and similar events, shall be deemed to be Earnout Shares and shall be set aside and not issued until the Earnout Shares have been issued to the Stockholders or, if the Earnout Shares are not earned and issued, then all such distributions declared during such period shall be forfeited.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules (the “Disclosure Schedules”) delivered by the Company to the Purchaser prior to the execution of this Agreement (each of which shall qualify the specifically identified Sections or subsections hereof to which such disclosure relates and those other Sections and subsections for which the relevance or applicability of such disclosure is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Purchaser as follows:

4.1    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 4.1.

4.2    Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

4.3    Governmental Authorization. Except for any applicable requirements of the Exchange Act, state securities or “blue sky” laws, state takeover laws, the DGCL and the approvals listed on Schedule 4.3, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval“).

4.4    Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Capital Stock or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock, (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f)  result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets.

4.5    Capitalization. The Company is authorized to issue 20,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of which 9,634,001 shares are issued and outstanding. No Company Common Stock is held in its treasury. All of the issued and outstanding Company Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Common Stock is owned of record and beneficially by the Stockholders as set forth on Schedule 4.5, free and clear of all Liens. No outstanding Company Common Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. No other class of shares of the Company is authorized or outstanding. There are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements with respect to any of the Company Common Stock, including any voting trust, other voting agreement or proxy with respect thereto.

4.6    Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Charter Documents.

4.7    Corporate Records. All proceedings occurring since the date of the Company’s incorporation (the “Incorporation Date”) of the board of directors of the Company, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The stockholder register of the Company sets forth all issuances and transfers of Company Common Stock and is complete and accurate.

4.8    Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, since the Incorporation Date used by the Company, including names on any websites. Since the Incorporation Date, the Company has not used any name other than the names listed on Schedule 4.8 to conduct the Business. The Company has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.9    Subsidiaries. The Company has no Subsidiaries. The Company does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest.

4.10    Consents. The Material Contracts listed on Schedule 4.10 are the only Material Contracts binding upon the Company or by which any of the Company Common Stock or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the Merger or other transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11    Financial Statements.

(a)    Schedule 4.11 includes (i) the audited financial statements of the Company as of and for the fiscal year ended December 31, 2019, consisting of the audited consolidated balance sheet as of such date, the audited consolidated income statement for the period from the Incorporation Date to December 31, 2019, and the audited consolidated cash flow statement for the period from the Incorporation Date to December 31, 2019, and (ii) reviewed unaudited financial statements of the Company for the six (6) month period ended June 30, 2020, consisting of the reviewed unaudited balance sheet as of such date, the reviewed unaudited income statements for the period ended on such date, and the reviewed unaudited cash flow statement for the period ended on such date (collectively, the “Financial Statements” and the audited consolidated balance sheet as of June 30, 2020 (the “Balance Sheet Date”) included therein, the “Balance Sheet”).

(b)    The Financial Statements fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied (except for the omission of footnotes and subject to year-end adjustments); (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates (except for the omission of footnotes and subject to year-end adjustments); (iv) were prepared in accordance with the requirements of the Public Company Accounting Oversight Board for public companies; and (v) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Company has delivered to Purchaser complete and accurate copies of all “management letters” received by it from its accountants and all responses since the Incorporation Date by lawyers engaged by the Company to inquiries from its accountant or any predecessor accountants.

(c)    Except (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet, (ii) for liabilities and obligations incurred in the ordinary course of business or in connection with this Agreement, (iii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party, including without limitation the Bayer License Agreement, or (iv) liabilities and obligations that are not, individually or in the aggregate, expected to result in a Company Material Adverse Effect, since the Balance Sheet Date, there are no liabilities, debts or obligations of any nature required to be reflected on a balance sheet prepared in accordance with U.S. GAAP (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the Balance Sheet are included therein.

(d)    To the extent required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, the Balance Sheet included in the Financial Statements accurately reflects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth on Schedule 4.11, the Company does not have any Indebtedness as of the date hereof.

(e)    All financial projections or budgets delivered by or on behalf of the Company to the Purchaser with respect to the Business were prepared in good faith using assumptions that the Company believes to be reasonable.

4.12    Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company are accurate, complete, and authentic.

(a)    The Books and Records accurately, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company believes that its internal accounting procedures are sufficient to provide reasonable assurance that:

(i)    transactions are executed only in accordance with the respective management’s authorization;

(ii)    all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP;

(iii)    access to assets is permitted only in accordance with the respective management’s authorization; and

(iv)    recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b)    All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), the Company does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company.

4.13    Absence of Certain Changes. Since the Balance Sheet Date, other than as contemplated by this Agreement, the Company has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet Date, there has not been:

(a)    any Material Adverse Effect;

(b)    any transaction, Contract or other instrument entered into, or commitment made, by the Company, or with respect to any of the Company’s assets (including the acquisition or disposition of any assets), or any relinquishment by the Company of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all material respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)    (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company; (ii) any issuance by the Company of shares of capital stock or other equity interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests;

(d)    (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company or on any of the Company’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company;

(e)    any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f)    any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

(g)    any sale, transfer, lease to others or other disposition of any of its assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its Business;

(h)    any capital expenditure by the Company in excess in any fiscal month of an aggregate of $100,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $100,000 in the aggregate by the Company;

(i)    any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property;

(j)    the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company;

(k)    except as required or allowed by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(l)    any amendment to the Company’s organizational documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(m)    any material acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(n)    any material Tax election made by the Company outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company; or any right to claim a material Tax refund surrendered by the Company; or

(o)    any commitment or agreement to do any of the foregoing.

4.14    Properties; Title to the Company’s Assets.

(a)    Except as set forth on Schedule 4.14(a), the items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b)    The Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(b), no such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate the Business immediately after the Closing in materially the same manner as the Business is currently being conducted as of the date hereof.

4.15    Litigation. Except as set forth on Schedule 4.15, there is no Action pending against, or to the knowledge of the Company threatened against, the Company, any of its officers or directors (in their capacities as such), the Business, or any Company Common Stock or any of the Company’s assets or any Contract, before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company. The Company is not, and has not been since the Incorporation Date, subject to any proceeding with any Authority.

4.16    Material Contracts.

(a)    Schedule 4.16(a) lists all Contracts, oral or written (collectively, “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following:

(i)    all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii)    all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $100,000 annually;

(iii)    all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $100,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv)    all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company is a party;

(v)    all Contracts relating to any acquisitions or dispositions of assets by the Company other than in the ordinary course of business;

(vi)    all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than “shrink wrap” licenses, ;

(vii)    all Contracts limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(viii)    all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company;

(ix)    all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than service contracts in the ordinary course of business;

(x)    all Contracts with or pertaining to the Company to which any Affiliate of the Company is a party;

(xi)    all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $100,000 per year;

(xii)    all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xiii)    any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational documents of the Company);

(xiv)    any Contract not cancellable by the Company with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $100,000 per the terms of such contract;

(xv)    any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company is a party; and

(xvi)    any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b)    Except as set for the on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Company’s knowledge, any other party thereto, is in breach or default in any material respect (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), the Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets. Except as set forth on Schedule 4.16(b), no Contract (i) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates.

(c)    Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a material default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d)    Except as set for the on Schedule 4.16(d), the Company is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.17    Licenses and Permits. Schedule 4.17 lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law for the Company to carry out the Business as conducted on the date hereof (the “Permits”). Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired in any material respect or become terminable as a result of the transactions contemplated hereby. The Company has all Permits necessary to operate the Business as conducted on the date hereof, including, without limitation, those administered by the U.S. Food and Drug Administration (“FDA”) of the U.S. Department of Health and Human Services, or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA.

4.18    Compliance with Laws. Except as set forth on Schedule 4.18, the Company is not in material violation of, has not materially violated, and to the Company’s knowledge is neither under investigation with respect to nor has been threatened to be charged with or given notice of any material violation or alleged violation of, any material Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, and since the Incorporation Date the Company has not received any subpoenas by any Authority.

(a)    Without limiting the foregoing paragraph, the Company is not in material violation of, has not materially violated, and to the Company’s knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any material violation of any provisions of:

(i)    any Law applicable due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”) and Laws applicable to lending activities;

(ii)    the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii)    any comparable or similar Law of any jurisdiction; or

(iv)    any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b)    Without limiting the foregoing paragraph, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company has not engaged in transactions with, or exported any of its products or associated technical data to, (i) Cuba, Iran, Iraq, Libya, North Korea, Syria or any other country to which the United States has embargoed goods to or has proscribed economic transactions (or any national or resident of such countries), or (ii) to the knowledge of the Company, any Person included on the United States Treasury Department’s list of Specially Designated Nationals or the U.S.  Commerce Department’s Denied Persons List.

4.19    Intellectual Property.

(a)    Schedule 4.19 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b)    Since the Incorporation Date, the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

(c)    The current use by the Company of the Intellectual Property Rights does not infringe the rights of any other Person. Any Intellectual Property Rights used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company, and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

(d)    Except as disclosed on Schedule 4.19(d), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a

“work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e)    None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing.

(f)    The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company.

4.20    Customers and Suppliers.

(a)    Schedule 4.20(a) sets forth a list of the Company’s three largest customers and the three largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s fiscal year ended December 31, 2019 and for the six (6) months ended June 30, 2020, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period.

(b)    Except as indicated on Schedule 4.20(b), to the knowledge of the Company, no customer or supplier listed on Schedule 4.20(a) has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

4.21    Accounts Receivable and Payable; Loans.

(a)    All accounts receivable and notes of the Company reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice or in connection with this Agreement.

(b)    To the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note involving an amount in excess of $100,000. Except as set forth on Schedule 4.21(b), to the knowledge of the Company, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c)    The information set forth on Schedule 4.21(c) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.21(c), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

4.22    Pre-payments. Except as set forth on Schedule 4.22, the Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23    Employees.

(a)    Schedule 4.23(a) sets forth a true, correct and complete list of each of the three highest compensated employees of the Company as of June 30, 2020, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended December 31, 2019.

(b)    Except as set forth on Schedule 4.23(b), the Company is not a party to or subject to any collective bargaining agreement, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(c)    There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company under any worker’s compensation policy or long-term disability policy.

4.24    Employment Matters.

(a)    Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company in effect or under which the Company has any obligation as of the date hereof (collectively, “Labor Agreements“). The Company has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company, and complete and correct information concerning the Company’s employees.

(b)    Except as disclosed on Schedule 4.24(b):

(i)    to the knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii)    the Company is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company.

4.25    Withholding. Except as disclosed on Schedule 4.25, all obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

4.26    Employee Benefits and Compensation. Schedule 4.26 sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time since the Incorporation Date and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable Law in all material respects.

4.27    Real Property.

(a)    Except as set forth on Schedule 4.27, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.27, free and clear of all Liens. To the knowledge of the Company, the Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b)    With respect to the Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exists no default or event of default thereunder by the Company or, to the Company’s knowledge, by any other party thereto; (vi) to the knowledge of the Company, there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on the Lease free and clear of all Liens, except for Liens of mortgagees of the Real Property in which such leasehold estate is located. The Company does not owe any brokerage commission with respect to any Real Property.

4.28    Accounts. Schedule 4.28 sets forth a true and complete list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29    Tax Matters. Except as set forth on Schedule 4.29:

(a)    (i) The Company has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) no Company Tax Returns have been examined by the relevant Taxing Authority and no period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing, with respect to Taxes of the Company; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (vi) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) to the knowledge of the Company, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Company Common Stock by the Stockholders to the Purchaser pursuant to this Agreement; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company; (x) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xi) the Company has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the Incorporation Date; (xii) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company; (xiii) the Company is not, and has never been, a party to any Tax sharing or Tax allocation

Contract; (xiv) the Company is and has never been included in any consolidated, combined or unitary Tax Return; and (xv) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b)    The Company will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c)    The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

4.30    Environmental Laws. Except as set forth in Schedule 4.30, the Company has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company.

4.31    Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32    Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, the Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33    Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and officers of the Company.

4.34    Certain Business Practices. Neither the Company, nor any director, officer, agent or employee of the Company (in their capacities as such), has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, or (iii) made any other unlawful payment. Neither the Company, nor any director, officer, agent or employee of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company), has, since the Incorporation Date, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Company and would reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

4.35    Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with anti-money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.36    Insurance. All forms of insurance owned or held by and insuring the Company are set forth on Schedule 4.36, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company is a party are sufficient for compliance with all express insurance requirements of all Contracts to which the Company is a party or by which the Company is bound. Since the Incorporation Date, the Company has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company does not have any self-insurance arrangements.

4.37    Related Party Transactions. Except as contemplated by this Agreement and the Financial Statements, no Affiliate of the Company (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company, or (b) owns any property or right, tangible or intangible, which is used by the Company.

4.38    FDA. There is no pending, completed or, to the Company’s knowledge, threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (ii) enjoins production at any facility of the Company or any of its Subsidiaries, (iii) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (iv) otherwise alleges any violation of any Laws by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Laws of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company, nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

4.39    Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Disclosure Schedules), the Company hereby expressly disclaims and negates any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Affiliates and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Purchaser, its Affiliates or any of their respective representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any other person on behalf of the Company has made or makes, and hereby disclaims, any representation or warranty, whether express or implied, with respect to (i) any projections, forecasts, estimates or budgets made available to the Purchaser, its Affiliates or any of their respective representatives (including the reasonableness of the assumptions underlying any of the foregoing), and (ii) the Bayer License Agreement (including the rights, benefits and assets to be licensed or otherwise conveyed thereunder).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Except as disclosed in the Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Purchaser SEC Reports, but excluding any risk factor disclosures or other similar cautionary or predictive statements therein), it being acknowledged that nothing disclosed in such Purchaser SEC Documents shall be deemed to modify or qualify the representations and warranties set forth in Sections 5.1, 5.2 or 5.7, the Purchaser and Merger Sub (the “Purchaser Parties”) hereby represent and warrant to the Company as follows:

5.1    Corporate Existence and Power. Each of the Purchaser Parties is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Except for Merger Sub, the Purchaser does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability other than as contemplated by this Agreement.

5.2    Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against them in accordance with their terms. The copies of the Purchaser’s certificate of incorporation and bylaws filed with the Purchaser SEC Documents (the “Purchaser Organizational Documents”) are true, correct and complete, have not been further amended and are in full force and effect.

5.3    Governmental Authorization. Except for any applicable requirements of the Exchange Act, state securities or “blue sky” laws, state takeover laws or the DGCL, assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement or any Additional Agreements requires any consent, approval, license, order or other action by, or in respect of, or registration, declaration or filing with, any Authority.

5.4    Non-Contravention. None of the execution, delivery and performance by the Purchaser Parties of this Agreement or any Additional Agreements does or will (i) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties provided that holders of fewer than the number of Purchaser Common Stock specified in the Purchaser Organizational Documents exercise their conversion rights with respect to the Merger, (ii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Purchaser Parties, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser Parties or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Purchaser Parties are entitled under any provision of any permit, contract or other instrument or obligations binding upon the Purchaser Parties or by which any of their capital stock or assets is or may be bound, or (iv) result in the creation or imposition of any Lien on any of the capital stock or assets of the Purchaser Parties.

5.5    Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements, except for the Deferred Underwriting Discount.

5.6    Issuance of Shares. The Closing Payment Shares and Earnout Shares (the “Merger Shares”), when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, and each such Merger Share shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the Purchaser Organizational Documents. The Merger Shares shall be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

5.7    Capitalization.

(a)    The authorized capital stock of the Purchaser consists of 30,000,000 shares of Purchaser Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Purchaser Preferred Stock”) of which 8,204,709 shares of Purchaser Common Stock (inclusive of Purchaser Common Stock included in any outstanding Purchaser Units), and no shares of Purchaser Preferred Stock, are issued and outstanding as of the date hereof. In addition, 9,133,767 Purchaser Warrants (inclusive of Purchaser Public Warrants included in any outstanding Purchaser Units) are issued and outstanding as of the date hereof. 5,851,883 shares of Purchaser Common Stock are reserved for future issuance pursuant to the Purchaser Warrants. No other shares of capital stock or other voting securities of the Purchaser are issued, reserved for issuance or outstanding or held in treasury. All issued and outstanding shares of Purchaser Common Stock and Purchaser Warrants are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Purchaser Organizational Documents or any contract to which the Purchaser is a party or by which the Purchaser or its assets are bound. Except as set forth in the Purchaser Organizational Documents and the Warrant Agreement dated as of March 5, 2020 between the Purchaser and Continental Stock Transfer & Trust Company, there are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock, Purchaser Warrants or any capital equity of the Purchaser. There are no outstanding contractual obligations of the Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All outstanding Purchaser Units, shares of Purchaser Common Stock and Purchaser Warrants have been issued in compliance with all applicable securities and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the Purchaser Organizational Documents.

(b)    Merger Sub is authorized to issue 1,000 shares of common stock, $0.0001 par value (“Merger Sub Common Stock”) of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware law, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All outstanding shares of Merger Sub Common Stock and are held by the Purchaser free and clear of all Liens, other than transfer restrictions under applicable securities Laws and Merger Sub’s organizational documents.

5.8    Information Supplied. None of the information supplied or to be supplied by the Purchaser Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this

Agreement and the Additional Agreements, if applicable, will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Purchaser Parties or that is included in the Purchaser SEC Documents).

5.9    Trust Fund. As of the date of this Agreement, Purchaser has $65,696,479.32 in the trust fund established by the Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of March 5, 2020, between the Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms. The Purchaser has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by the Purchaser or the Trustee. There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between the Purchaser and the Trustee that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect; or (ii) that would entitle any Person (other than stockholders of the Purchaser who shall have elected to redeem their shares of Purchaser Common Stock pursuant to the Purchaser Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released or invested except in accordance with the Trust Agreement and the Purchaser Organizational Documents. There are no Actions pending or, to the knowledge of the Purchaser, threatened in writing with respect to the Trust Account. The Purchaser has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Purchaser at the Effective Time.

5.10    Listing. The Purchaser Units, Purchaser Common Stock and Purchaser Warrants are registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq, with trading symbols LSACU, LSAC and LSACW, respectively. The Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser by Nasdaq or the SEC with respect to any intention by such entity to deregister the Purchaser Units, Purchaser Common Stock or Purchaser Warrants or terminate the listing of the Purchaser on Nasdaq. None of the Purchaser or any of its Affiliates has taken any action in an attempt to terminate the registration of the Purchaser Units, Purchaser Common Stock or Purchaser Warrants under the Exchange Act.

5.11    Board Approval.

(a)    The Purchaser’s board of directors (including any required committee or subgroup of such board) has unanimously (i) declared the advisability of this Agreement and the Additional Agreements and the Merger, the Amended and Restated Purchaser Charter and the other transactions contemplated hereby and thereby, (ii) determined that this Agreement and the Additional Agreements and the Merger, the Amended and Restated Purchaser Charter and the other transactions contemplated hereby and thereby are fair to and in the best interests of the stockholders of the Purchaser, and (iii) recommended that the Purchaser’s stockholders approve this Agreement and the Merger, the Amended and Restated Purchaser Charter and the other Purchaser Stockholder Matters set forth in the Proxy Statement. The only vote of the holders of any class or series of capital stock of the Purchaser necessary to approve this Agreement and the Merger and other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Purchaser Common Stock.

(b)    The Merger Sub’s board of directors has unanimously (i) declared the advisability of this Agreement and the Additional Agreements and the Merger and the other transactions contemplated hereby and thereby, (ii) determined that this Agreement and the Additional Agreements and the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the sole stockholder of the Merger Sub, and (iii) recommended that the sole stockholder of the Merger Sub approve this Agreement and the Merger. The only vote of the holders of any class or series of capital stock of the Merger Sub necessary to approve this Agreement and the Merger and other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

5.12    Purchaser SEC Documents and Financial Statements.

(a)    Purchaser has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Purchaser with the SEC under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Purchaser SEC Documents”). The Purchaser has made available to the Company copies in the form filed with the SEC of all of its quarterly, annual and current reports, all proxy materials, all registration statements and all other Purchaser SEC Documents filed by the Purchaser with the SEC since the Purchaser’s formation and true and correct copies of all amendments and modifications that have not been filed by the Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed by the Purchaser with the SEC and are currently in effect. The Purchaser SEC Documents have been prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, at the time they were filed with the SEC (except to the extent that information contained in any Purchaser SEC Document has been revised or superseded by a later filed Purchaser SEC Document, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of the Purchaser has filed with the SEC on a timely basis all documents required with respect to the Purchaser by Section 16(a) of the Exchange Act and the rules and regulations thereunder. There are no outstanding comments from the SEC with respect to the Purchaser SEC Documents, and to the knowledge of the Purchaser, none of the Purchaser SEC Documents is subject to ongoing SEC review or investigation. As used in this Section 5.12, the term “file” and “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)    The financial statements and notes contained or incorporated by reference in the Purchaser SEC Documents, (i) were prepared in accordance with U.S. GAAP consistently applied, (ii) comply with all applicable accounting requirements under the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and (iii) fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Purchaser as of the dates thereof and the results of operations, changes in stockholders equity and cash flows of the Purchaser for the periods reflected therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). No financial statements other than those of the Purchaser are required by U.S. GAAP to be included in the consolidated financial statements of the Purchaser, and the Purchaser has no off-balance sheet arrangements that are not disclosed in the Purchaser SEC Reports.

(c)    The Purchaser makes and keeps accurate Books and Records and maintains a system of internal accounting controls designed, and which the Purchaser believes is sufficient, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)    The Purchaser has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Purchaser is made known to the Purchaser’s principal executive officer and its principal financial officer by others, and (ii) are effective in all material respects to perform the functions for which they were established. Since the Purchaser’s inception, there have been no significant deficiencies or material weakness in the Purchaser’s internal control over financial reporting (whether or not remediated) and no change in the Purchaser’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Purchaser’s internal control over financial reporting.

(e)    Except as described in the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Purchaser or any of its subsidiaries. The Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

5.13    Certain Business Practices. Neither the Purchaser Parties, nor any director, officer, agent or employee of the Purchaser Parties (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser Parties, nor any director, officer, agent or employee of the Purchaser Parties (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser Parties) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser parties or assist the Purchaser Parties in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser Parties and would reasonably be expected to subject the Purchaser Parties to suit or penalty in any private or governmental litigation or proceeding.

5.14    Money Laundering Laws. The operations of the Purchaser Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

5.15    Absence of Changes. Since its formation, the Purchaser has (a) conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an acquisition as described in the prospectus for its IPO prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities, and (b) not been subject to a Material Adverse Effect.

5.16    Contracts. Other than this Agreement and the Additional Agreements, there are no Contracts to which any of the Purchaser Parties is a party or by which any of their properties or assets may be bound, subject or affected, which creates or imposes a liability greater than $100,000, that prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser or any acquisition of material property by the Purchaser, or that restricts in any material respect the ability of the Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each such contract, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the Purchaser SEC Documents. With respect to each Purchaser Material Contract: (a) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the knowledge of the Purchaser, the other parties thereto, and is in full force and effect; (ii) the Purchaser is not in breach or default, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by the Purchaser Parties, or permit termination or acceleration by the other party; and (iii) to the knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

5.17    Litigation. There is no Action that would be material to the Purchaser pending against, or to the knowledge of the Purchaser, threatened in writing against or affecting, the Purchaser Parties, any of their officers or directors with respect to the business of the Purchaser or any securities of the Purchaser or any of the assets of the Purchaser Parties or any Purchaser Material Contract before any court, Authority or official or which in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Purchaser Parties that would be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

5.18    Employees and Employee Benefit Plans. The Purchaser Parties do not (a) have any paid employees, or (b)  maintain, sponsor, contribute to or otherwise have any liability under, any Plans.

5.19     Insurance. The Purchaser is insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are customarily carried by Persons conducting a business similar to the Purchaser.

5.20    Taxes. The Purchaser Parties have or will have timely filed, or caused to be timely filed (taking into account valid extensions), all income and other material Tax Returns required to be filed by it, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which Tax Returns are correct and complete in all material respects, and has paid all Taxes required to be paid by the Purchaser Parties other than such Taxes for which adequate reserves in the Purchaser Financials have been established, and except for such Taxes the non-payment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Actions pending against the Purchaser Parties in respect of any material Tax, and the Purchaser Parties have not been notified in writing of any proposed material Tax claims or assessments against the Purchaser Parties (other than, in each case, claims or assessments that have been settled or otherwise resolved in full). The Purchaser Parties have not taken any action, and do not have any knowledge of any fact or circumstance, that could reasonably be expected to prevent the transactions contemplated hereby from qualifying as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1) of the Code.

5.21    Independent Investigation. Each of the Purchaser Parties is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and transactions contemplated by this Agreement and the Additional Agreements, which investigation, review and analysis were conducted by the Purchaser Parties together with expert advisors. Neither of the Purchaser Parties is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of their respective representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of their respective stockholders, affiliates or representatives shall have any liability to the Purchaser Parties or any of their respective stockholders, affiliates or representatives resulting from the use of any information, documents or materials made available to the Purchaser Parties or any of their representatives, whether orally or in writing, in any confidential information memoranda, data rooms, management presentations, due diligence discussions or in any other form. Neither the Company nor any of its stockholders, affiliates or representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections, budgets or forecasts involving the Company.

ARTICLE VI

COVENANTS OF THE PARTIES PENDING CLOSING

6.1    Conduct of the Business. Each of the Company and the Purchaser covenants and agrees that:

(a)    from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, except to the extent that the other party shall otherwise consent in writing (which shall not be unreasonably withheld, conditioned or delayed) or to the extent required by applicable law, each party shall conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, without the other party’s prior written consent (which shall not be unreasonably withheld conditioned or delayed) and except to the extent required by applicable law, neither party shall, and each party shall cause its subsidiaries not to:

(i)    amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii)    amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Material Contract or Purchaser Material Contract or any other right or asset, as the case may be;

(iii)    modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $100,000 (individually or in the aggregate);

(iv)    make any capital expenditures in excess of $100,000 (individually or in the aggregate);

(v)    sell, lease, license or otherwise dispose of any assets except in the ordinary course of business or pursuant to existing Contracts disclosed herein;

(vi)    pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any stockholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular and necessary similar payments in the ordinary course);

(vii)    obtain or incur any loan or other Indebtedness (other than, with respect to the Company, in connection with the Bayer License Agreement or Bridge Financing), including drawings under existing lines of credit, or repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof or in connection with the Bridge Financing;

(viii)    suffer or incur any Lien, except for Permitted Liens;

(ix)    suffer any material damage, destruction or loss of property related to any assets not covered by insurance;

(x)    delay, accelerate or cancel any receivables or Indebtedness owed to such party or write off or make further reserves against the same;

(xi)    merge or consolidate with or acquire any other Person or be acquired by any other Person or liquidate, dissolve, reorganize or otherwise wind up its business and operations;

(xii)    permit any insurance policy protecting any assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiii)    adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xiv)    institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xv)    make any change in its accounting principles or methods or write down the value of any inventory or assets;

(xvi)    change the jurisdiction of organization;

(xvii)    issue, redeem or repurchase any capital stock or other securities, or issue any securities exchangeable or exercisable for or convertible into any shares of capital stock or other securities (other than any redemption by the Purchaser of its stockholders pursuant to Section 6.6 hereof and the transactions described in Sections 8.6 and 8.7 hereof);

(xviii)    make or change any material Tax election or change any annual Tax accounting periods;

(xix)    enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xx)    agree to do any of the foregoing.

(b)    From the date hereof through the Closing Date, neither the Company, on the one hand, nor the Purchaser Parties, on the other hand, shall, and such Persons shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or the Purchaser (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination or other similar transaction, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company or the Purchaser Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Purchaser Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company and the Purchaser shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

6.2    Access to Information. From the date hereof until and including the Closing Date, the Company and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives reasonable access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company and the Purchaser as such Persons may reasonably request, and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii)  violate any contract to which it is a party or to which it is subject or applicable Law.

6.3     Notices of Certain Events. Each party shall promptly notify the other party of:

(a)    any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or the Purchaser to any such Person or create any Lien on any Company Common Stock or capital stock of the Purchaser Parties or any of the Company’s or the Purchaser Parties’ assets;

(b)    any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)    any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)    the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e)    any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article IX not to be satisfied.

6.4    Annual and Interim Financial Statements. From the date hereof through the Closing Date, within thirty (30) calendar days following the end of each three-month quarterly period, the Company shall deliver to the Purchaser an unaudited consolidated summary of the Company’s earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

6.5    SEC Filings.

(a)    The Company acknowledges that:

(i)    the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Parent must call the Purchaser Stockholder Meeting requiring the Purchaser and the Company to prepare, and the Purchaser to file with the SEC, the Proxy Statement;

(ii)    the Purchaser will be required to file Quarterly and Annual Reports that may be required to contain information about the transactions contemplated by this Agreement (and the Company will be given an opportunity to review and comment on any disclosure relating to the transactions contemplated by this Agreement); and

(iii)    the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions (and the Company will be given an opportunity to review and comment on any disclosure relating to the transactions contemplated by this Agreement).

(b)    Prior to Closing, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable efforts to maintain the listing of the Purchaser Units, Purchaser Common Stock and Purchaser Warrants on Nasdaq.

(c)    The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the

Company agrees to as promptly as reasonably practical provide Purchaser with such information as shall be reasonably requested by the Purchaser for inclusion in or attachment to the Proxy Statement, and that such information shall be accurate in all material respects and shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder as of the date the Proxy Statement is filed with the SEC. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to the Purchaser and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

6.6    Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of the Purchaser holding Purchaser Units or Purchaser Common Stock who shall have validly redeemed their Purchaser Units or Purchaser Common Stock upon acceptance by the Purchaser of such Purchaser Units or Purchaser Common Stock, (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to the Purchaser.

6.7    Key Employee Agreements. Schedule 6.7 lists those individuals designated by the Company as key employees of the Company (the “Key Employees”). The Company shall use reasonable efforts to enter into employment agreements with such Key Employees on terms and conditions acceptable to the Company, the Purchaser and such Key Employees (the “Key Employee Agreements”), which shall become effective upon the Closing. In addition, such Key Employee Agreements shall include non-competition (during the term of the Key Employee Agreement), non-solicitation and confidentiality provisions in form and substance reasonably satisfactory to the Purchaser, as well as assignment of invention provisions and such other terms and conditions as are customary for public company employment agreements for employees with such titles and responsibilities.

ARTICLE VII

COVENANTS OF THE COMPANY

The Company agrees that:

7.1    Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall on behalf of the Company duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2    Consents. The Company shall use its reasonable efforts to obtain each Company Consent and Governmental Approval as promptly as practicable hereafter.

7.3    Lock-Up Agreements. Prior to the Closing, the Company shall use its reasonable efforts to cause each holder of Closing Payment Shares to deliver, or cause to be delivered, to the Purchaser copies of the Lock-Up Agreements duly executed by all such parties.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1    Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and as reasonably requested by the other party, to consummate and implement expeditiously the Merger and other transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Merger and other transactions contemplated by this Agreement.

8.2    Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the agreements entered into in connection with the IPO, including that certain registration rights agreement, dated as of March 5, 2020 by and between the Purchaser and the investors named therein, as in effect as of the date hereof.

8.3    Proxy Statement.

(a)    As soon as reasonably practicable after the date hereof, the Purchaser and the Company shall prepare and the Purchaser shall file a preliminary proxy statement (as amended, the “Proxy Statement”) with the SEC for purposes of (a) approval of this Agreement and the Merger and the other transactions contemplated hereby, (b) approval of the Amended and Restated Purchaser Charter, (c) approval of the Purchaser Equity Plan, and (d) approval of any adjournment of the Purchaser Stockholder Meeting in the event the Purchaser does not receive the requisite vote to approve the matters set forth in clause (a) through (c) above (the approvals described in foregoing clauses (a) through (d), collectively, the “Purchaser Stockholder Matters”). The Proxy Statement and any other SEC filings shall be in a form mutually agreed by the Purchaser, the Company and the Stockholders’ Representative. As promptly as reasonably practicable following the later of (i) receipt and resolution of SEC comments with respect to the Proxy Statement and the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Purchaser and the Company shall cooperate to file the definitive Proxy Statement and cause the definitive Proxy Statement to be mailed to the Purchaser’s stockholders. The Purchaser shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Purchaser Stockholder Matters to (A) comply as to form in all material respects with all applicable SEC requirements and (B) otherwise comply in all material respects with all applicable Law.

(b)    The Purchaser shall notify the Company promptly of the receipt of any comments (written or oral) from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other official of any Authority for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and shall supply the Company with copies of all correspondence between the Purchaser or any of its representatives, on the one hand, and the SEC, or its staff or any other official of any Authority, on the other hand, with respect to the Proxy Statement or such other filing. The Purchaser shall (i) consult with the Company prior to responding to any comments or inquiries by the SEC or any other Authority with respect to any filings related to this agreement and the Merger, (ii) provide the Company and its representatives with reasonable opportunity to review and comment on any such written response in advance and consider in good faith the incorporation of any changes reasonably proposed by the Company, and (iii) promptly inform the Company whenever any event occurs that requires the filing of an amendment or supplement to the Proxy Statement or any other filing, and the Purchaser shall provide the Company and its representatives with a reasonable opportunity to review and comment on any such amendment or supplement in advance and consider in good faith the incorporation of any changes reasonably proposed by the Company and its representatives, and shall cooperate in filing with the SEC or its staff or any other official of any Authority, and/or mailing to the Purchaser’s stockholders, such amendment or supplement.

(c)    The Company shall provide the Purchaser with all reasonable information concerning the business of the Company and the management, operations and financial condition of the Company as is required by the SEC for inclusion in the Proxy Statement (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement. Subject to the Company’s review and approval of any Proxy Statement including Company Information and the consent of the Company’s auditor to the inclusion of the Required Financial Statements in the Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Required Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement. In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Purchaser as relevant if required to achieve the foregoing. The Purchaser agrees to provide the Company with a reasonable opportunity to review any Proxy Statement and to not file the Proxy Statement without the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed).

(d)    As of the date of the filing of the Proxy Statement with the SEC, none of the Company Information, Required Financial Statements or other financial information supplied by the Company for inclusion in the Proxy Statement, and none of the comparable financial and other information supplied by the Purchaser, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. If at any time prior to Closing, a change in such financial or other information which would make the preceding sentence incorrect, should be discovered by the Company or the Purchaser, as the case maybe, such party shall promptly notify the other party of such change. The Company shall reasonably cooperate with Purchaser in its filing of the Proxy Statement and shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Purchaser in connection therewith.

(e)    Prior to the filing of a definitive Proxy Statement with the SEC, the Purchaser shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Purchaser’s stockholders (including any adjournment or postponement thereof, the “Purchaser Stockholder Meeting”) to be held as promptly as reasonably practicable following the filing of the definitive Proxy Statement for the sole purpose of obtaining approval of the Purchaser Stockholder Matters (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of such Purchaser Stockholder Matters) and such other matter as may be agreed by the Company. The Purchaser shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Purchaser Stockholder Matters and take all other reasonable action necessary or advisable to obtain such proxies and such stockholder approval and to secure the vote or consent of its stockholders required by and in compliance with all applicable Law and the Purchaser Organizational Documents. The Purchaser (i) shall consult with the Company regarding the record date and the date of the Purchaser Stockholder Meeting and (ii) shall not adjourn or postpone the Purchaser Stockholder Meeting without the prior written consent of Company; provided that the Purchaser may adjourn or postpone the Purchaser Stockholder Meeting (A) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the Purchaser reasonably determines (following consultation with Company) is necessary to comply with applicable Laws, is provided to the Purchaser’s stockholders in advance of a vote on the adoption of this Agreement, (B) if, as of the time that the Purchaser Stockholder Meeting is originally scheduled, there are insufficient shares of Purchaser Common Stock represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Stockholder Meeting, or (C) if, as of the time that the Purchaser Stockholder Meeting is originally scheduled, adjournment or postponement of the Purchaser Stockholder Meeting is necessary to enable the Purchaser to solicit additional proxies required to obtain such stockholder approval.

(f)    The Proxy Statement shall include a statement to the effect that the Purchaser’s board of directors has unanimously recommended that the Purchaser’s stockholders vote in favor of the Purchaser Stockholder Matters at the Purchaser Stockholder Meeting and neither the Purchaser’s board of directors nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, such recommendation.

8.4    Confidentiality. Except as necessary to complete the Proxy Statement or any other SEC filings, the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement and any other SEC filings.

8.5    Purchaser Equity Plan. The parties shall cooperate to establish an equity incentive award plan for the Purchaser to be approved by the Purchaser’s stockholders and effective from and after the Effective Time (the “Purchaser Equity Plan”).

8.6    Conversion of Purchaser Notes. The parties agree that with respect to the promissory notes issued by the Purchaser to LifeSci Investments, LLC in the aggregate principal amount of $1,000,000, (i) $500,000 of such amount shall be converted upon consummation of the Merger at a conversion price equal to $10.00 per share into 50,000 shares of Purchaser Common Stock to be issued to LifeSci Holdings LLC, and (ii) $500,000 of such amount shall be converted upon consummation of the Merger into Purchaser Private Warrants to purchase shares of Purchaser Common Stock at a conversion price of $0.50 per Purchaser Private Warrant to be issued to LifeSci Holdings LLC. Such conversions shall be adjusted for any stock splits, stock dividends, recapitalizations and similar events. Upon such conversions, such promissory notes shall be deemed to be paid in full.

8.7    Deferred Underwriting Discount; Amendments to Certain Purchaser Private Warrants. As soon as practicable following the date of this Agreement, the parties shall cause: (i) the Deferred Underwriting Discount to be converted into shares of Purchaser Common Stock at a conversion price per share equal to $10.00 (adjusted for any stock splits, stock dividends, recapitalizations and similar events), of which 140,796 shares shall be issued to LifeSci Holdings LLC and 88,936 shares shall be issued to the underwriter in the Purchaser’s IPO; and (ii) 500,000 of the Purchaser Private Warrants held by Rosedale Park, LLC and 500,00 of the Purchaser Private Warrants held by LifeSci Holdings LLC shall without further action be amended to remove the cashless exercise provision and include a redemption provision substantially identical to the provision set forth in Section 6.1 of the Purchaser Public Warrants; provided, however, that such redemption rights may not be exercised during the first 12 months following the Closing unless the last sales price of the Purchaser Common Stock has been equal to or greater than $20.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company determines that it needs additional capital prior to the time that the Purchaser Public Warrants may otherwise be called for redemption pursuant to the foregoing terms, the parties agree to discuss the possibility of calling the Purchaser Public Warrants for redemption prior to such time.

8.8    Directors’ and Officers’ Indemnification and Liability Insurance.

(a)    All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Purchaser as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms for a period of six years following the Closing Date.

(b)    Prior to the Closing Date, the Purchaser shall purchase a directors and officers tail liability insurance policy, with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c)    The provisions of this Section 8.8 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or the Purchaser for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

ARTICLE IX

CONDITIONS TO CLOSING

9.1    Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a)    The Purchaser Stockholder Matters shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Purchaser in accordance with the Proxy Statement, the DGCL, the Purchaser Organizational Documents and the rules and regulations of Nasdaq. The sole stockholder of the Merger Sub shall have approved this Agreement and the Merger.

(b)    No provisions of any applicable Law, and no Order shall restrain or prohibit or impose any condition on the consummation of the Closing;

(c)    There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Closing;

(d)    Each of the Voting Agreement and the Registration Rights Agreement shall have been entered into and the same shall be in full force and effect.

(e)    The Purchaser’s listing application with Nasdaq in connection with the transactions contemplated hereby shall have been approved and the Merger Shares shall have been approved for listing on Nasdaq, subject to completion of the Merger.

(f)    This Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the Stockholders in accordance with the DGCL and the Company’s organizational documents, and none of the Stockholders shall have exercised dissenter’s rights with respect to any of their securities in the Company.

(g)    The Bayer License Agreement shall have been entered into and the same shall be in full force and effect, subject to completion of the Merger.

(h)    As of the Effective Time and after distribution of the Trust Account pursuant to Section 6.6 and deducting all amounts to be paid pursuant to (i) the valid exercise of redemption rights in accordance with the Trust Account and the Purchaser Organizational Documents, (ii) the Deferred Underwriting Discount, and (iii) and the transaction fees, costs and expenses paid or to be paid in connection with the transactions contemplated by this Agreement, the Purchaser shall have cash on hand equal to or in excess of $40,000,000.

9.2    Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a)    The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)    All of the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true, correct and complete at and as of the date of this Agreement or, if otherwise specified, when made or when deemed to have been made, and (ii) be true, correct and complete as of the Closing Date, except in the case of (i) and (ii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

(c)    There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence has had a Material Adverse Effect on the Company.

(d)    The Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 9.2.

(e)    The Purchaser shall have received the Financial Statements at least 30 days before the Closing Date.

(f)    The Purchaser shall have received (i) a copy of the Company’s certificate of incorporation certified as of a recent date by the Secretary of State of the State of Delaware, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Stockholders authorizing this Agreement, the Additional Agreements and the Merger and other transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a recent good standing certificate regarding the Company from each jurisdiction in which the Company organized or is qualified to do business.

(g)    The Key Employees shall have executed the Key Employment Agreements and the same shall be in full force and effect, subject to completion of the Merger.

(h)    The Lock-Up Agreements shall have been entered into and the same shall be in full force and effect.

(i)    The Company shall not have any Indebtedness other than in connection with the Bayer License Agreement and the Bridge Financing.

9.3    Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a)    The Purchaser Parties shall have duly performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date.

(b)    All of the representations and warranties of the Purchaser Parties contained in this Agreement and in any certificate delivered by the Purchaser Parties pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true, correct and complete at and as of the date of this Agreement or, if otherwise specified, when made or when deemed to have been made, and (ii) be true, correct and complete as of the Closing Date, except in the case of (i) and (ii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser.

(c)    There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence has had a Material Adverse Effect on the Purchaser.

(d)    The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Purchaser to the effect set forth in clauses (a) through (c) of this Section 9.3.

(e)    The Stockholder Designees shall have been appointed to the board of directors of the Purchaser, effective as of the Closing. Other than the Stockholder Designees, all members of the Purchaser’s board of directors shall have executed written resignations effective as of the Effective Time.

(f)    The Company shall have received all documents it may reasonably request relating to the existence of the Purchaser Parties and the authority of the Purchaser Parties to enter into and perform under this Agreement, all in form and substance reasonably satisfactory to the Company and its legal counsel, including (i) copies of each Purchaser Party’s certificate of incorporation certified as of a recent date by the Secretary of State of the State of Delaware, (ii) copies of resolutions duly adopted by the board of directors of the Purchaser Parties and by vote or consent of the stockholders of the Purchaser Parties authorizing this Agreement, the Additional Agreements and the Merger and other transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of each of the Purchaser Parties certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a recent good standing certificate regarding the Purchaser Parties from each jurisdiction in which each Purchaser Party is organized or is qualified to do business.

(g)    The Purchaser shall not have any Indebtedness other than up to $1,000,000 for working capital purposes in the ordinary course.

ARTICLE X

DISPUTE RESOLUTION

10.1    Arbitration.

(a)    The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)    If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(c)    In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)    The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)    On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.1(c).

(f)    The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)    The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 10.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h)    Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i)    The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j)    Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to render such relief and to enforce specifically the terms and provisions of this Agreement.

10.2    Waiver of Jury Trial; Exemplary Damages.

(a)    THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b)    Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XI

TERMINATION

11.1    Termination Without Default.

(a)    In the event that the Closing of the transactions contemplated hereunder has not occurred by December 31, 2020 (the “Outside Closing Date”), and no material breach of this Agreement by the party (i.e., the

Purchaser or Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 11.2 hereof), the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by the Purchaser or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b)    In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, each of the Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

11.2    Termination Upon Default.

(a)    The Purchaser may terminate this Agreement by giving notice to the Company at any time prior to the Closing, without prejudice to any rights or obligations Purchaser may have, if the Company shall have materially breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, and such breach would cause a failure of a closing condition of the Purchaser and is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b)    The Company may terminate this Agreement by giving notice to the Purchaser at any time prior to the Closing, without prejudice to any rights or obligations the Company may have, if the Purchaser Parties shall have materially breached any of their covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, and such breach would cause a failure of a closing condition of the Company and is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Purchaser of a notice describing in reasonable detail the nature of such breach.

11.3    Effect of Termination. If this Agreement is terminated pursuant to this Article XI, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional fraud of a party, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such fraud. The provisions of Section 8.4, Article X, this Section 11.3 and Article XII shall survive any termination hereof pursuant to this Article XI.

ARTICLE XII

MISCELLANEOUS

12.1    Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 P.M. on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 P.M. on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation), to:

Vincera Pharma, Inc.

4500 Great America Parkway, Suite 100, #29.

Santa Clara, CA 95054

Attn: Ahmed Hamdy

e-mail:

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

Attn: Tom C. Thomas

Fax: 650.233.4545

e-mail: tom.thomas@pillsburylaw.com

if to the Stockholders’ Representative:

Raquel Izumi

3437 Brittan Avenue

San Carlos, CA 94070

e-mail:

if to the Purchaser or Merger Sub:

LifeSci Acquisition Corp.

250 W. 55th St., #3401

New York, NY 10019

Attn: David Dobkin

e-mail:

to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Giovanni Caruso

e-mail: gcaruso@loeb.com

12.2    Amendments; No Waivers; Remedies.

(a)    This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)    Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)    Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)    Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3    Arm’s Length Transaction. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

12.4    Publicity. Except as required by law or applicable stock exchange rules, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto, which shall not be unreasonably withheld. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use commercially reasonable efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

12.5    Expenses. The costs and expenses of the parties in connection with this Agreement and the Additional Agreements and the transactions contemplated hereby and thereby (including, without limitation, repayment in full of the Bridge Financing) shall be paid by the Purchaser after the Closing. If the Closing does not take place, each party shall be responsible for its own expenses.

12.6    No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

12.7    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

12.8    Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.9    Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

12.10    Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.11    Construction; Captions. In this Agreement:

(a)    References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)    The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)    Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d)    Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e)    If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)    Captions are not a part of this Agreement, but are included for convenience, only.

(g)    For the avoidance of any doubt, all references in this Agreement to “the knowledge” of a party or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the directors and officers of such party.

12.12    Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.13    Third Party Beneficiaries. Except as provided in Section 8.6 and Section 12.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.14    Waiver. Reference is made to the final prospectus of the Purchaser, dated March 5, 2020 (the “Prospectus”). Each of the Company and the Stockholders’ Representative, for herself and on behalf of the Stockholders, has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Stockholders’ Representative, for herself and on behalf of the Stockholders, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

12.15    Stockholders’ Representative. Raquel Izumi has been appointed by the Stockholders as agent and attorney-in-fact for each Stockholder, (i) to give and receive notices and communications to the Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes arising under or related to this Agreement, (iii) to act on behalf of Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger, and (vi) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser; provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Common Stock outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Common Stock outstanding immediately prior to the Effective Time. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to the Purchaser. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for her services. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders of the Company and shall be final, binding and conclusive upon each of the Stockholders. The Stockholders shall severally indemnify the Stockholders’ Representative and hold her harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of her duties hereunder.

12.16    Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 12.16) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the Additional Agreements or the transactions contemplated hereby or thereby.

12.17    No Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:

LIFESCI ACQUISITION CORP.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

Merger Sub:

LIFESCI ACQUISITION MERGER SUB, INC.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

Company:

VINCERA PHARMA, INC.

By:	/s/ Ahmed Hamdy
Name: Ahmed Hamdy
Title: Chief Executive Officer

Stockholders’ Representative:

By:	/s/ Raquel Izumi
Name: Raquel Izumi

LIST OF OMITTED SCHEDULES

The following is a list of all schedules to the Agreement, which have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any such schedule to the SEC upon request.

Company Disclosure Schedule

A	Stockholders
1.45	Liens
4.1	Corporate Existence and Power
4.3	Governmental Authorization
4.4	Non-Contravention
4.5	Capitalization
4.8	Assumed Names
4.9	Subsidiaries
4.10	Consents
4.11	Financial Statements
4.12	Books and Records
4.13	Absence of Certain Changes
4.14	Properties; Title to Company’s Assets
4.15	Litigation
4.16	Material Contracts
4.17	Licenses and Permits
4.18	Compliance with Laws
4.19	Intellectual Property
4.20	Customers and Suppliers
4.21	Accounts Receivable and Payable; Loans
4.22	Pre-payments
4.23	Employees
4.24	Employment Matters
4.25	Withholding
4.26	Employee Benefits and Compensation
4.27	Real Property
4.28	Accounts
4.29	Tax Matters
4.30	Environmental Laws
4.31	Finders’ Fees
4.32	Powers of Attorney and Suretyships
4.33	Directors and Officers
4.36	Insurance
4.37	Related Party Transactions
6.7	Key Employees

Exhibit A

Registration Rights Agreement

A-1

AMENDED AND RESTATED

REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT (this “Agreement”) is entered into as of the          day of                  2020, by and among LifeSci Acquisition Corp., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule A attached hereto (the “Stockholders”).

WHEREAS, the Company, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (“Vincera”), and Raquel Izumi, as the representative of the stockholders of Vincera are parties to that certain Merger Agreement dated as of September 25, 2020 (the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger”) with and into Vincera, with Vincera surviving the Merger as a wholly-owned subsidiary of the Company and each holder of Vincera common stock prior to the Merger entitled to receive the Closing Payment Shares and the Earnout Shares;

WHEREAS, upon consummation of the Merger, the Company will change its name to Vincera Pharma, Inc.;

WHEREAS, the Company and the Stockholders listed on Schedule B hereto (each, an “Investor” and collectively, the “Investors”) are parties to that certain Registration and Stockholder Rights Agreement, dated as of March 5, 2020 (the “Prior Agreement”), pursuant to which the Company provided the Investors with certain rights, including the registration of the securities held by them;

WHEREAS, as a condition of, and as a material inducement for Vincera to enter into and consummate the transactions contemplated by the Merger Agreement, the Company and the Investors have agreed to amend and restate the Prior Agreement to, among other things, provide certain rights relating to the registration of the Closing Payment Shares and the Earnout Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination, as follows:

1.    DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Board” means the board of directors of the Company.

“Business Combination” has the meaning ascribed to such term in the Merger Agreement.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Payment Shares” has the meaning ascribed to such term in the Merger Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Earnout Shares” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Initial Shares” means all of the outstanding shares of Common Stock issued prior to the consummation of the Company’s initial public offering.

“Private Warrants” means an aggregate of 3,570,000 warrants held by LifeSci Holdings LLC and Rosedale Park, LLC., each warrant exercisable for one (1) share of Common Stock at an exercise price of $11.50 per share.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the Closing Payment Shares, (b) the Earnout Shares, (c) the Initial Shares, and (d) the Private Warrants (and underlying shares of Common Stock). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Closing Payment Shares, Earnout Shares, Initial Shares and Private Warrants (and underlying shares of Common Stock). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.    REGISTRATION RIGHTS.

2.1    Demand Registration.

2.1.1    Request for Registration. At any time and from time to time on or after the Closing, the holders of a majority-in-interest of the aggregate of the Closing Payment Shares, Earnout Shares (if any), Initial Shares and shares underlying the Private Warrants may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

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2.1.2    Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3    Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4    Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5    Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

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2.2    Piggy-Back Registration.

2.2.1    Piggy-Back Rights. If at any time on or after the Closing, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2    Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)    If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b)     If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities

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that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3    Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4    Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time after the date that is twelve (12) months from the date the Company files a Current Report on Form 8-K following the Closing containing information required in a Form 10 registration statement, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.2.4: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.2.4 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.    REGISTRATION PROCEDURES.

3.1    Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1    Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any

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Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2    Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3    Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4    Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5    State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do

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any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6    Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7    Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8    Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9    Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10    Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11    Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

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3.1.12    Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $5,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2    Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3    Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4    Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4.    INDEMNIFICATION AND CONTRIBUTION.

4.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Stockholder Indemnified Party”), from and against any

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expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2    Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3    Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other

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expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4    Contribution.

4.4.1    If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3    The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.    [Reserved.]

6.    RULE 144.

6.1    Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

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7.    MISCELLANEOUS.

7.1    Other Registration Rights. The Company represents and warrants that, except as disclosed in the Company’s registration statement on Form S-1 (File No. 333-236466), no person, other than the holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

7.2    Limitation on Registration Rights. Notwithstanding anything herein to the contrary, (a) Chardan Capital Markets, LLC and its related persons may not, with respect to the Private Warrants purchased by Rosedale Park, LLC, (i) exercise more than one (1) Demand Registration at the Company’s expense, (ii) exercise a Demand Registration more than five (5) years from the effective date of the Company’s registration statement on Form S-1 (File No. 333-236466), and (iii) exercise a Piggy-Back Registration more than seven (7) years from such effective date, as long as Chardan Capital Markets, LLC or any of its related persons are beneficial owners of the Private Warrants held by Rosedale Park, LLC; and (b) the Stockholders may not exercise more than two (2) Demand Registrations at the Company’s expense.

7.3    Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Stockholders or holder of Registrable Securities or of any assignee of the Stockholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 7.3.

7.4    Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

LifeSci Acquisition Corp.

250 W 55th St., #3401

New York, NY 10019

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, California 94304

Attn: Tom C. Thomas

Fax: 650.233.4545

e-mail: tom.thomas@pillsburylaw.com

To a Stockholder, to the address set forth below such Stockholder’s name on Schedule A hereto.

11

7.5    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.6    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.7    Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. This Agreement expressly supersedes the Prior Agreement, and replaces it in its entirety.

7.8    Term. This Agreement shall terminate on March 5, 2027.

7.9    Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

7.10    Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

7.11    Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.12    Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Stockholder or other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.13    Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

7.14    Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise)

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arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholders in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Registration and Stockholder Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

LIFESCI ACQUISITION CORP.

By:
Name: Andrew McDonald
Title: Chief Executive officer

[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

STOCKHOLDERS:

LIFESCI INVESTMENTS, LLC

By:
Name:
Title:

LIFESCI HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

STOCKHOLDERS:

ROSEDALE PARK, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

STOCKHOLDERS:

Brian Schwartz

Barry Dennis

Karin Walker

John Ziegler

[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

STOCKHOLDERS:

Dr. Ahmed Hamdy

Dr. Raquel Izumi

Dr. John Byrd

Dr. Soon Hwang

Tom C. Thomas

Dr. Brian Druker

[Signature Page to Amended and Restated Registration and Stockholder Rights Agreement]

SCHEDULE A

STOCKHOLDERS

Name of Stockholder	Address

LifeSci Investments, LLC

Brian Schwartz

Barry Dennis

Karin Walker

John Ziegler

LifeSci Holdings LLC

Rosedale Park, LLC

Dr. Ahmed Hamdy

Dr. Raquel Izumi

Dr. John Byrd

Dr. Soon Hwang

Tom C. Thomas

Dr. Brian Druker

SA-1

SCHEDULE B

INVESTORS

LifeSci Investments, LLC

Brian Schwartz

Barry Dennis

Karin Walker

John Ziegler

LifeSci Holdings LLC

Rosedale Park, LLC

SB-1

Exhibit B

Amended and Restated Purchaser Charter

See Annex B

Exhibit C

Amended and Restated Purchaser Bylaws

AMENDED AND RESTATED

BYLAWS

OF

VINCERA PHARMA, INC.

(formerly known as LifeSci Acquisition Corp.)

(a Delaware corporation)

-i-

(continued)

-ii-

AMENDED AND RESTATED

B Y L A W S

OF

VINCERA PHARMA, INC.

(formerly known as LifeSci Acquisition Corp.)

(a Delaware corporation)

ARTICLE 1

Offices

1.1    Registered Office. The registered office of Vincera Pharma, Inc. shall be set forth in the certificate of incorporation of the corporation (the “Certificate”).

1.2    Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board”) may from time to time designate, or the business of the corporation may require.

ARTICLE 2

Meeting of Stockholders

2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, or (b) permit participation by stockholders at such meeting, by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

2.2    Annual Meeting.

(a)    Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting. Except as otherwise restricted by the Certificate or applicable law, the Board may postpone, reschedule or cancel any annual meeting of stockholders.

(b)    To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3    Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by (a) the Secretary only at the request of the Chairman of the Board or the Chief Executive Officer, or (b) by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the certificate of incorporation or applicable law, the Board may postpone, reschedule or cancel any special meeting of stockholders.

2.4    Notice of Meetings. Except as otherwise provided by law, the certificate of incorporation or these bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.5    List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.6    Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7    Quorum. Except where otherwise provided by law or the Certificate or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.8    Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.9    Voting Rights. Unless otherwise provided in the DGCL or the Certificate, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. No holder of shares of the corporation’s common stock shall have the right to cumulative votes.

2.10    Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the Certificate or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.11    Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

2.13    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.14    No Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting called and noticed in the manner required by these bylaws and the DGCL. The stockholders may not in any circumstance take action by written consent.

ARTICLE 3

Directors

3.1    Number, Election, Tenure and Qualifications. The number of directors that shall constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the directors of the corporation then in office. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.

The Board shall be divided into three classes, each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Class I shall be comprised of directors who shall serve until the first annual meeting of stockholders following the effective date of these bylaws. Class II shall be comprised of directors who shall serve until the second annual meeting of stockholders following the effective date of these bylaws. Class III shall be comprised of directors who shall serve until the third annual meeting of stockholders following the effective date of these bylaws. The Board is authorized, upon the initial effectiveness of the classification of the Board, to assign members of the Board already in office among the various classes.

3.2    Director Nominations. At each annual meeting of the stockholders, directors shall be elected by a plurality vote for that class of directors whose terms are then expiring, except as otherwise provided in Section 3.3, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Notwithstanding the previous sentence, if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then, except as otherwise provided in Section 3.3, the Board, in its sole discretion, may fill the resulting vacancy in accordance with the provisions of Section 3.2 or may decrease the size of the Board in accordance with the provisions of Section 3.1.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board must be (a) made by or at the direction of the Board (or any duly authorized committee thereof), (b) made in accordance with the Voting Agreement (as defined in Section 3.3), or (c) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 3.2. Directors need not be stockholders. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.3    Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation, subject to the rights of the holders of any series of preferred stock then outstanding or the rights set forth in that certain Voting and Support Agreement, dated as of                 , 2020, as it may be amended from time to time, by and among the corporation and certain stockholders of the corporation (the “Voting Agreement”), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election at which the term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, by the certificate of incorporation or the Voting Agreement, may exercise the powers of the full board until the vacancy is filled.

3.4    Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the Chief Executive Officer, the Secretary, the Chairman of the Board or the Chair of the Nominating and Corporate Governance Committee of the Board, who shall in turn notify the full Board (although failure to provide such notification to the full Board shall not impact the effectiveness of such resignation). Such resignation shall be effective upon receipt of such notice by one of the individuals designated above unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Except as required by applicable law and the Voting Agreement, any director or the entire Board may be removed, but only for cause, by the holders of not less sixty-six and two-thirds percent (66-2/3%) of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors.

3.5    Powers. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these bylaws directed or required to be exercised or done by the stockholders.

3.6    Chairman of the Board. The directors shall elect a Chairman of the Board and may elect a Vice Chair of the Board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of the Chairman of the Board, the Vice Chair of the Board, if one has been elected, or another director designated by the Board, shall perform the duties and exercise the powers of the Chairman of the Board. The Chairman of the Board of the corporation shall if present preside at all meetings of the stockholders and the Board and shall have such other duties as may be vested in the Chairman of the Board by the Board. The Vice Chair of the Board of the corporation shall have such duties as may be vested in the Vice Chair of the Board by the Board.

3.7    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided, however, that any director who is absent when such a determination is made shall be given prompt notice of such determination.

3.9    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least three (3) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

3.10    Quorum, Action at Meeting, Adjournments. At all meetings of the Board, a majority of directors then in office, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, as it presently exists or may hereafter be amended, or by the bylaws of the corporation. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11    Action Without Meeting. Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.12    Telephone Meetings. Unless otherwise restricted by the Certificate or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13    Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the lawfully delegated powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request or the charter of such committee may then require. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.

3.14    Fees and Compensation of Directors. The Board shall have the authority to fix the compensation of directors.

ARTICLE 4

Officers

4.1    Officers Designated. The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board may also choose a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate or these bylaws otherwise provide.

4.2    Election. The Board shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board or may be appointed pursuant to a delegation of authority from the Board.

4.3    Tenure. Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer appointed by the Board or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4    The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

4.5    The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chief Executive Officer or these bylaws.

4.6    The Vice President. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President or these bylaws.

4.7    The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall sign such instruments on behalf of the corporation as the Secretary may be authorized to sign by the Board or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.8    The Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

4.9    The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.10    The Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.11    Bond. If required by the Board, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

4.12    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1    Delivery. Whenever, under the provisions of law, or of the Certificate or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2    Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE 6

Indemnification and Insurance

6.1    Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessors of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, including, but not limited to, Section 102(b)(7) of the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.

Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (d) by the stockholders.

6.2    Indemnification of Others. This Article 6 does not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.

6.3    Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Article 6, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the Disinterested Directors, even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.4    Right of Indemnitee to Bring Suit. If a claim for indemnification (following final disposition of such proceeding) or advancement of expenses under this Article 6 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

6.5    Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.6    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

6.7    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

6.8    Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 7

Capital Stock

7.1    Certificates for Shares. The shares of the corporation shall be (i) represented by certificates or (ii) uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2    Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.4    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5    Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

General Provisions

8.1    Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate.

8.2    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

8.3    Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.

8.4    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5    Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Forum for Adjudication of Disputes

9.1    Exclusive Forum; Delaware Chancery Court. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the certificate of incorporation or these bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.

9.2    Exclusive Forum; Federal District Courts. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933 and the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.

ARTICLE 10

Amendments

Subject to the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the corporation then in office. In addition to any vote of the holders of any class or series of stock of the corporation required by the DGCL or the Certificate, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class.

Exhibit D

Voting Agreement

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made as of                     , 2020, by and among LifeSci Acquisition Corp., a Delaware corporation (the “Company”), the persons and entities listed on Schedule A attached hereto (the “Founder Stockholders”), and the persons and entities listed on Schedule B attached hereto (the “Investor Stockholders,” and together with the Founder Stockholders, the “Voting Stockholders”). The Voting Stockholders and the Company are each a “party” and are collectively the “parties.”

WHEREAS, the Company, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (“Vincera”), and Raquel Izumi, as representative of the stockholders of Vincera, have entered into that certain merger agreement, dated as of September 25, 2020 (the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger”) with and into Vincera, with Vincera surviving the Merger and becoming a wholly-owned subsidiary of the Company and each holder of Vincera common stock prior to the Merger will be entitled to receive shares of the common stock of the Company (the “Company Common Stock”);

WHEREAS, the Voting Stockholders desire to provide for the election to the Board of Directors of the Company (the “Board”) of certain directors to be designated by the Voting Stockholders and for certain other matters, as provided herein, and accordingly, as a condition to the Merger, have agreed to execute and deliver this Agreement;

WHEREAS, upon consummation of the Merger, the Company will change its name to Vincera Pharma, Inc.; and

WHEREAS, the Company and the Voting Stockholders believe it is in the best interests of the Company and its stockholders to provide for the future voting of shares of the Company’s capital stock held by the Voting Stockholders with respect to the election of Board members;

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Voting Stockholders agree as follows:

1.    Agreement to Vote. During the term of this Agreement, each Voting Stockholder agrees to vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors that such Voting Stockholder from time to time owns, beneficially or otherwise, or has the right to vote (hereinafter referred to as “Owned” or “Owns”), including any and all such securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2.    Board of Director Matters. During the term of this Agreement, the Voting Stockholders agree to vote or cause to be voted all of their Voting Shares as follows:

2.1    Board Size. The Voting Stockholders shall vote or cause to be voted all of their Voting Shares, and shall cause their respective designees, to ensure that the number of directors constituting the Board shall be set and remain at nine (9) directors.

2.2    Election of Directors. The Voting Stockholders shall vote or cause to be voted all of their Voting Shares, and shall cause their respective designees, to ensure that the following persons are nominated and elected to the Board:

(a)    Seven (7) persons (each, a “Founder Stockholder Designee”) designated by the Founder Stockholders who Own a majority of the Voting Shares Owned by all of the Founder Stockholders. Any vacancy occurring because of the death, resignation or removal of any Founder Stockholder Designee shall be filled pursuant to the provisions of this Section 2.2(a).

(b)    Two (2) persons (each, an “Investor Stockholder Designee”) designated by the Investor Stockholders who Own a majority of the Voting Shares Owned by all of the Investor Stockholders. Any vacancy occurring because of the death, resignation or removal of any Investor Stockholder Designee shall be filled pursuant to the provisions of this Section 2.2(b).

(c)    In the absence of any designation from the persons or groups with the right to designate a member of the Board pursuant to this Section 2.2, the member of the Board previously designated by such persons or groups and then serving shall be nominated and re-elected if still eligible to serve.

2.3    Removal of Directors. The Voting Stockholders shall vote or cause to be voted all of their Voting Shares to ensure the following:

(a)    No member of the Board elected pursuant to Section 2.2 hereof shall be removed from office unless (i) such removal is directed or approved by the affirmative vote of the persons or groups entitled under Section 2.2 hereof to designate (or, as applicable, remove) such member of the Board, or (ii) the persons or groups entitled to designate such member of the Board pursuant to Section 2.2 hereof are no longer entitled to designate such member of the Board.

(b)    Upon the direction or affirmative vote of the persons or groups entitled under Section 2.2 hereof to designate a member of the Board, such member of the Board shall be removed from office.

2.4    Obligations.

(a)    The obligations of the Voting Stockholders pursuant to this Section 2 shall include (i) attending, in person or by proxy, all meetings of stockholders called for the purpose of, or executing and delivering on a timely basis all written consents with respect to, the matters described in this Section 2, (ii) amending the Company’s amended and restated certificate of incorporation and bylaws as required to effect the intent of this Agreement, and (iii) not taking any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect hereto, including the composition of the Board.

(b)    Each Voting Stockholder is signing this Agreement solely in his, her or its capacity as a stockholder of the Company, and no Voting Stockholder makes any agreement or understanding in this Agreement in such Voting Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if a Voting Stockholder holds any such office). Nothing in this Agreement shall limit or affect any actions or omissions taken by a Voting Stockholder in his, her or its capacity as a director or officer of the Company or any of its subsidiaries. The Voting Stockholders acknowledge that the fiduciary duties of each member of the Board are to the Company’s stockholders as a whole, and nothing in this Agreement shall be construed to prohibit, limit or restrict a Voting Stockholder from exercising his, her or its fiduciary duties as director or officer of the Company or any of its subsidiaries.

(c)    Any person nominated to be a Founder Stockholder Designee or Investor Stockholder Designee (a “Nominee”) will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Nominee provided it does so in good faith, and that such objection is based upon any of the following: (i) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limited such proposed director from, (A) engaging in any type of business practice or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (iii) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (ii)(B) above or to be associated with persons engaged in such activity; (iv) such Nominee was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended or vacated; or (v) such Nominee was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event that the Company reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified Nominee, the Founder Stockholders or Investor Stockholders, as the case may be, shall be entitled to propose a different Nominee within thirty (30) days of the Company’s notice of its objection to the Nominee, and such replacement Nominee shall be subject to the review process outlined above.

3.    Successors in Interest of the Voting Stockholders. The provisions of this Agreement shall be binding upon the successors in interest of the Voting Stockholders with respect to their Voting Shares. The Voting Stockholders may not sell, assign or otherwise transfer (a “Transfer”) their Voting Shares, or any voting rights therein, and the Company shall not permit any such the Transfer, except for a sale of Voting Shares into the public markets, unless and until the person or entity to whom such Voting Shares or voting rights therein are to be transferred (the “Transferee”) shall have executed a written agreement, satisfactory in form and substance to the Company and the non-Transferring Voting Stockholders, pursuant to which such Transferee becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Stockholder hereunder (and in such event, such person shall be deemed a Voting Stockholder hereunder).

4.    Covenants of the Company.

(a)    The Company shall use reasonable efforts to take all actions required to ensure that the rights given to the Voting Stockholders hereunder are effective and that the Voting Stockholders enjoy the benefits thereof. Such actions shall include, without limitation, using reasonable efforts to cause the nomination of the Nominees for election as directors of the Company, calling special meetings of the Board and the stockholders, recommending, supporting and soliciting proxies in favor of such Nominees, and submitting such Nominees for approval by the Company’s stockholders. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Voting Stockholders hereunder against impairment.

(b)    The Company shall enter into an indemnification agreement with each Founder Stockholder Designee and Investor Stockholder Designee (a “Designee”) in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented, out-of-pocket expenses incurred by a Designee in connection with such Designee attending meetings or events attended explicitly on behalf of the Company at the Company’s request.

(c)    The Company shall purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and maintain such coverage with respect to such Designee for so long as a Designee serves as a member of the Board.

(d)    For so long as a Designee serves as a member of the Board, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting such Designee as and to the extent consistent with applicable law, whether such right is contained in the Company’s certificate of incorporation or bylaws, each as amended, or another document (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

5.    No Liability for Election of Designees. Neither the Company, the Voting Stockholders, nor any officer, director, stockholder, partner, employee or agent of such party makes any representation or warranty as to the fitness or competence of the Designee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such Designee pursuant to this Agreement.

6.    Grant of Proxy; Power of Attorney. If a Voting Stockholder fails to vote their Voting Shares or take such other action as may be required by the terms and conditions of this Agreement, such Voting Stockholder, by execution of this Agreement, shall be deemed to have granted to a representative of the Founder Stockholders (if such failure is by an Investor Stockholder) or the Investor Stockholders (if such failure is by a Founder Stockholder) a proxy and/or power of attorney, and appointed the representative of the applicable Voting Stockholders as such Voting Stockholder’s attorney-in-fact, for the purpose of voting the Voting Shares held by such Voting Stockholder as provided herein and executing and delivering, in the name and on behalf of such Voting Stockholder, all consents, waivers, agreements and other documents required to be executed and delivered by such Voting Stockholder pursuant to this Agreement. Should the provisions of this Agreement be construed to constitute the granting of a proxy, such proxy shall be deemed coupled with an interest and shall be irrevocable for the term of this Agreement.

7.    Specific Enforcement. The parties agree that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the requirement to post a bond or other security. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8.    Termination. This Agreement shall terminate upon the earliest to occur of (a) the written consent of the Company, the holders of a majority of the outstanding Voting Shares Owned by the Founder Stockholders, and the holders of a majority of the outstanding Voting Shares Owned by the Investor Stockholders; (b) five (5) years following the date of this Agreement; or (c) the consummation of an acquisition of the Company by another person or entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, a merger, consolidation, sale of stock or other transaction), unless the shares of capital stock held by stockholders immediately prior to such acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately after such acquisition and by virtue of the acquisition, a majority of the total outstanding voting power with respect to the election of directors of the surviving or acquiring person or entity.

9.    Amendments and Waivers. Any term hereof may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Company, the holders of a majority of the outstanding Voting Shares Owned by the Founder Stockholders, and the holders of a majority of the outstanding Voting Shares Owned by the Investor Stockholders. Any amendment or waiver so effected shall be binding upon the Company, each Voting Stockholder and their respective successors and assigns.

10.    Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to the Voting Shares shall become Voting Shares for purposes of this Agreement, and shall be endorsed with any legend required by this Agreement.

11.    Legends on Share Certificates. Each certificate representing any Voting Shares shall be endorsed by the Company with a legend reading substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AND SUPPORT AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AND SUPPORT AGREEMENT.

12.    Severability. If any provision of this Agreement is held to be illegal or unenforceable under applicable law, (a) such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the Voting Shares shall be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

13.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

14.    Governing Law. This Agreement shall be governed by and construed General Corporation Law of the State of Delaware, without regard to the conflict of laws provisions thereof.

15.    Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and upon such delivery the facsimile signature, PDF or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

16.    Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

17.    Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

18.    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

19.    Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, addressed (a) if to a Founder Stockholder or an Investor Stockholder, as indicated on Schedule A or Schedule B attached hereto, as applicable, or at such other address as such Founder Stockholder or Investor Stockholder shall have furnished to the Company in writing at least ten (10) days prior to any notice to be given hereunder, or (b) if to the Company, at its principal office, Attention: Chief Executive Officer, or at such other address as the Company shall furnish to each Founder Stockholder and Investor Stockholder in writing at least ten (10) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused); if sent by facsimile or email, upon receipt of appropriate written confirmation of delivery; or, if sent by mail, five (5) days after deposit with the United States Postal Service (one (1) day after deposit with a next day air courier), with postage and fees prepaid and addressed to the party entitled to such notice.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

LIFESCI ACQUISITION CORP.

By:

Title:

Address:

VOTING AND SUPPORT AGREEMENT

SIGNATURE PAGE

FOUNDER STOCKHOLDERS:

Dr. Ahmed Hamdy

Dr. Raquel Izumi

Dr. John Byrd

Dr. Soon Hwang

Tom C. Thomas

Dr. Brian Druker

VOTING AND SUPPORT AGREEMENT

SIGNATURE PAGE

INVESTOR STOCKHOLDERS:

LIFESCI INVESTMENTS, LLC

By

Title

LIFESCI HOLDINGS LLC

By

Title

ROSEDALE PARK, LLC

By

Title

Brian Schwartz

Barry Dennis

Karin Walker

John Ziegler

VOTING AND SUPPORT AGREEMENT

SIGNATURE PAGE

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VINCERA PHARMA, INC.

                    , 2020

LifeSci Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “LifeSci Acquisition Corp.”. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 19, 2018 (the “Original Certificate”).

2.    The Original Certificate was amended and restated on March 5, 2020 (the “First Amended and Restated Certificate of Incorporation”).

3.    This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”), which both amends and restates the provisions of the First Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4.    This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5.    Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the First Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Vincera Pharma, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in Delaware is 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

A.    Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000), of which One Hundred Twenty Million

(120,000,000) shares shall be Common Stock, $0.0001 par value per share (the “Common Stock”), and of which Thirty Million (30,000,000) shares shall be Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the board of directors of the Corporation (the “Board”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, as amended from time to time (this “Certificate”), the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

B.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board. The Board is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless the Board provides to the contrary in the resolution which fixes the designations, preferences, and rights of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

C.    Common Stock.

1.    Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.    Voting Rights. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. No holder of shares of Common Stock shall have the right to cumulative votes.

3.    Dividends. Subject to the preferential rights of the Preferred Stock and except as otherwise required by law or this Certificate, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

4.    Dissolution, Liquidation, or Winding Up. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, except as otherwise required by law or this Certificate, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. A merger, conversion, exchange, or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation.

5.    No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

6.    Consideration for Shares. The Common Stock authorized by this Certificate shall be issued for such consideration as shall be fixed, from time to time, by the Board.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.    Authority and Number of Directors. The Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or this Certificate, the Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class. The business and affairs of the Corporation shall be managed by a Board. The authorized number of directors of the Corporation shall be fixed in the manner provided in the Bylaws. Other than for those directors elected by the holders of any series of Preferred Stock, which shall be as provided for or fixed pursuant to the provisions of Article IV, Paragraph B hereof, each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

B.    Vacancies; Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, except as otherwise provided in the Bylaws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, or by this Certificate or the Bylaws, may exercise the powers of the full Board until the vacancy is filled.

ARTICLE VI

A.    No Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting called and noticed in the manner required by the Bylaws and the DGCL. The stockholders may not in any circumstance take action by written consent.

B.    Special Meetings. Special meetings of the stockholders of the Corporation may be called by such persons as provided in the Bylaws. Except as otherwise required by law or this Certificate, the Board may postpone, reschedule, or cancel any special meeting of stockholders.

C.    Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

D.    Books and Records. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws may provide or as may be designated from time to time by the Board.

ARTICLE VII

A.    Exclusive Forum; Delaware Chancery Court. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Paragraph D.

B.    Exclusive Forum; Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933 and the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII, Paragraph E.

ARTICLE VIII

A.    Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to Section 102(b)(7) of the DGCL), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.    Indemnification. Each person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the Corporation, in accordance with the Bylaws, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate or the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

C.    Insurance. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D.    Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, Paragraph A of Article V, or Articles VI, VII or VIII.

Annex C

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(Adopted by the Board of Directors on                     , 2020)

(Approved by the Stockholders on                     , 2020)

(Effective on                     , 2020)

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C-i

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C-ii

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SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board on                     , 2020 and is effective on                     , 2020 (the “Effective Date”). The Plan’s purpose is to enhance the Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities.

SECTION 2. DEFINITIONS.

(a)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)    “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c)    “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)    “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(e)    “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)	A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)

Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease

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thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer, or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(g)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)    “Committee” means the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

(i)    “Company” means Vincera Pharma, Inc., a Delaware corporation, including any successor thereto.

(j)    “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k)    “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l)    “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(m)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)    “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in

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the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o)    “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)

If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p)    “ISO” means an employee incentive stock option described in Section 422 of the Code.

(q)    “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(r)    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(s)    “Outside Director” means a member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u)    “Participant” means a person who holds an Award.

(v)    “Plan” means this 2020 Stock Incentive Plan of Vincera Pharma, Inc., as amended from time to time.

(w)     “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x)    “Restricted Share” means a Share awarded under the Plan.

(y)    “SAR” means a stock appreciation right granted under the Plan.

(z)    “Section 409A” means Section 409A of the Code.

(aa)    “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

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(bb)    “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(cc)    “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(dd)    “Stock” means the Common Stock, par value $0.0001 per Share, of the Company.

(ee)    “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(ff)    “Subsidiary” means any corporation, if the Company owns and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code.

SECTION 3. ADMINISTRATION.

(a)    Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market (“Nasdaq”) and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)    Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

(c)    Committee Procedures. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

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(d)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)	To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4. ELIGIBILITY.

(a)    General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs.

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(b)    Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)    Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.

(d)    Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) 2,790,824 Shares, plus (y) an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2021, and ending on (and including) January 1, 2030 in an amount equal to (i) five percent (5.0%) of the outstanding Shares on the last day of the immediately preceding fiscal year or (ii) such lesser amount (including zero) that the Committee determines for purposes of the annual increase for that fiscal year, plus (z) nine and four-tenths percent (9.4%) of the Shares that become distributable, if at all, upon the achievement of specified earnouts pursuant to Sections 3.3 of the Merger Agreement by and Among the Company and LifeSci Acquisition Corp and LifeSci Acquisition Merger Sub Inc., among other parties, dated September 25, 2020 (the “Merger Agreement”), which additional Shares shall be added on the date(s) that the earnout Shares become distributable pursuant to the Merger Agreement. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed four million (4,000,000) Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)    Additional Shares. If Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units or SARs are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units or SARs shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. Any Shares withheld to satisfy the Exercise Price or tax withholding obligation pursuant to any Award of Options shall be added back to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

(c)    Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in

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connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(d)    Limit on Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $500,000, provided that any Award granted to an Outside Director in lieu of a cash retainer pursuant to Section 15(b) will be excluded from such limit.

SECTION 6. RESTRICTED SHARES.

(a)    Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.

(c)    Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect which the dividend was paid. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e)    Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in

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the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a)    Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)    Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided pursuant to Section 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)    Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)    Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)    Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

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(h)    No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i)    Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k)    Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a)    General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)    Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)    Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section  6(b).

(d)    Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)    Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities

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broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)    Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g)    Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h)    Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

(i)    Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a)    SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)    Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)    Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

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(e)    Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)    Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)    Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h)    Buyout Provision. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a)    Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if awarded, entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents may also be converted into additional Stock Units at the Committee’s discretion. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend

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equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.

(e)    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f)    Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a)    Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5;

(ii)	The number of Shares covered by each outstanding Award; and

(iii)	The Exercise Price under each outstanding Option and SAR.

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(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)    Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement may provide, without limitation, for any of the following:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The cancellation of the outstanding Awards by the Company, with or without consideration;

(iii)	The assumption of the outstanding Awards by the surviving corporation its parent or subsidiary;

(iv)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(v)	Immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(vi)

Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)    Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.

(a)    Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)

Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

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(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)    General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)    Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b)    Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c)    Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares, or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable

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to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. TAXES.

(a)    Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c)    Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 20. RECOUPMENT.

In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) shall have

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the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

SECTION 21. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 22. DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved the stockholders of the Company.

(b)    Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)    Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 23. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy, or custom. The Committee also may impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 24. GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

SECTION 25. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

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SECTION 26. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

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Annex D

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this                      day of                     , 2020 by and between LifeSci Acquisition Corp. (“LifeSci”) and                     , a                      company (“Holder”).

WHEREAS, LifeSci was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”);

WHEREAS, LifeSci will enter into that certain Merger Agreement as of the date hereof by and among LifeSci, Vincera Pharma, Inc. (“Target”), LifeSci Acquisition Merger Sub Inc. (the “Acquisition Agreement”), and the stockholders’ representative named therein in part on reliance on the Holder’s agreements contained herein;

WHEREAS, the holders of LifeSci common stock may redeem their shares for a portion of the funds being held in LifeSci’s trust account;

WHEREAS, Holder owns                 shares of LifeSci common stock (the “Shares”); and

WHEREAS, Holder wishes to invest in Target and does not intend to redeem the Shares in connection with the Business Combination.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

Holder hereby represents and warrants to LifeSci on the date hereof and as of the Closing that:

Section 1.01    Organization. Holder has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 1.02    Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Holder and, assuming the due authorization, execution and delivery thereof by LifeSci, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Holder is a party which would prevent Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Holder is subject.

Section 1.03    Sophisticated Holder. Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of holding the Shares.

Section 1.04    Independent Investigation. Holder, in making the decision to not redeem the Shares, has not relied upon any oral or written representations or assurances from LifeSci or any of its officers, directors or employees or any other representatives or agents of LifeSci other than as set forth in this Agreement. Holder has had access to all of the filings made by LifeSci with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended, in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

Section 1.05    No Legal Advice from LifeSci. Holder acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Holder’s own legal counsel, investment and tax advisors. Holder is not relying on any statements or representations of LifeSci or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

Section 1.06    Ownership of Shares. Holder is the legal and beneficial owner of the Shares and will not transfer the Shares prior to the closing of the Business Combination.

Section 1.07    Voting. Holder hereby agrees that Holder will vote or send electronic and written instructions to its prime broker holding the Shares to vote the Shares in favor of the Business Combination and each of the other proposals (the “Proposals”) to be submitted to LifeSci’s stockholders in LifeSci’s definitive proxy statement describing the Business Combination and Proposals (the “Meeting”), each in the manner set forth in such definitive proxy statement.

Section 1.08    Appointment of Proxy. Holder hereby appoints each of Andrew McDonald and David Dobkin as its true and lawful proxies and attorneys-in-fact, with full power of substitution, to vote all of the Shares in accordance with the terms of this Agreement. The proxy and power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement, and shall survive the death, disability, incompetency, bankruptcy, insolvency or dissolution of Holder. Furthermore, Holder will, from time to time execute and deliver such further instruments, ancillary agreements or other documents or take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy granted by this Section 1.08. For the avoidance of doubt, upon the termination of this Agreement, this Section 1.08 shall be of no further force and effect.

Section 1.09    No Redemption. Holder shall not redeem the Shares in connection with the Business Combination, whether at the Meeting or otherwise. Any attempt to redeem the Shares will be void ab initio and of no effect.

Section 1.10    Acknowledgement. Holder acknowledges that LifeSci might not enter into the Acquisition Agreement if Holder did not enter into this Agreement with it.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LIFESCI

LifeSci hereby represents and warrants to Holder on the date hereof and as of the Closing that:

Section 2.01    Organization. LifeSci is a corporation, duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. LifeSci has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02    Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by LifeSci and assuming the due authorization, execution and delivery thereof by Holder, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by LifeSci does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which LifeSci is a party which would prevent LifeSci from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which LifeSci is subject.

ARTICLE III

ACKNOWLEDGEMENT; WAIVER

Section 3.01    Acknowledgement; Waiver. Holder (i) acknowledges that LifeSci may possess or have access to material non-public information which has not been communicated to Holder; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against LifeSci or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that LifeSci is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01     Termination. This Agreement shall terminate on the earlier of (i) the closing of the Business Combination, (ii) the date the Acquisition Agreement is terminated, and (iii) January 31, 2021.

Section 4.02     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 4.03    Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 4.04    Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Holder hereby agrees LifeSci is entitled to an injunction prohibiting any conduct by the Holder in violation of this Agreement and Holder shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by LifeSci to enforce this Agreement, Holder waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 4.05    Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 4.06    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 4.07    Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 4.08    Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 4.09    Waiver. Reference is made to the Final Prospectus of LifeSci dated March 5, 2020 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

Holder has read the Prospectus and understand that LifeSci has established a “trust account,” initially in an amount of at least $60,000,000 for the benefit of the “public stockholders” and the underwriters of LifeSci’s initial public offering (the “Underwriters”) and that, except for certain exceptions described in the Prospectus, LifeSci may disburse monies from the trust account only: (i) to the public stockholders in the event of the conversion of their shares or the liquidation of Company; or (ii) to LifeSci and the underwriters after consummation of a business combination, as described in the Prospectus.

For and in consideration of LifeSci entering into this Agreement with Holder, Holder hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (other than in connection with redemption rights or the dissolution of LifeSci) (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with LifeSci and will not seek recourse against the trust account for any reason whatsoever, other than in connection with redemption rights or the dissolution of LifeSci.

Section 4.10    Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

LIFESCI ACQUISITION CORP.

By:
Name: Title:

[ ]

By:
Name: Title:

PROXY CARD

LIFESCI ACQUISITION CORP.

250 W. 55th St., #3401

New York, NY 10019

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF LIFESCI ACQUISITION CORP.

The undersigned stockholder of LifeSci Acquisition Corp., a Delaware corporation (“LSAC”), hereby appoints Andrew I. McDonald and David Dobkin (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock of LSAC which the undersigned may be entitled to vote at the special meeting of stockholders of LSAC to be held on [●], 2020 at [●] a.m., Eastern time, at [●], and at any adjournments or postponements thereof. Such shares of common stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☐

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY

WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 AND 6.

PROPOSAL NO. 1:	To approve the Merger Agreement, dated as of September 25, 2020 (the “Merger Agreement”), by and among LSAC, LifeSci Acquisition Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LSAC (“Merger Sub”), Vincera Pharma, Inc., a Delaware corporation (“Vincera Pharma”), and Raquel Izumi, as representative of the stockholders of Vincera Pharma (the “Sellers”), pursuant to which Merger Sub will merge with and into Vincera Pharma, with Vincera Pharma surviving the merger and becoming a wholly-owned direct subsidiary of LSAC, and the transactions contemplated thereby (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). This proposal is referred to as the “Business Combination Proposal.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL NO. 2:

To approve, subject to and with immediate effect upon the consummation of the Business Combination, the following proposals to amend LSAC’s current Amended and Restated Certificate of Incorporation as set forth in the proposed Second Amended and Restated Certificate of Incorporation of LSAC to:

(a)   change name of the combined company after the Business Combination to “Vincera Pharma, Inc.” from “LifeSci Acquisition Corp.”;

	☐ FOR	☐ AGAINST	☐ ABSTAIN
(b) the authorized number of shares of common stock from 30,000,000 shares to 120,000,000 shares and preferred stock from 1,000,000 shares to 30,000,000 shares;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(c) approve the choice of forum provisions;
	☐ FOR	☐ AGAINST	☐ ABSTAIN
(d) include supermajority voting provisions;
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(e)   approve all other changes to the Charter, including without limitation, the elimination of certain provisions related to LSAC’s initial business combination that will no longer be relevant following the closing of the Business Combination.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL NO. 3:

To approve the issuance of more than 20% of the issued and outstanding shares of LSAC’s common stock pursuant to the terms of the Merger Agreement, resulting in a change of control, as required by Nasdaq Listing Rules 5635(a), (b) and (d). This proposal is referred to as the “Nasdaq Proposal.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL NO. 4:

To elect, effective upon the closing of the Business Combination, nine directors to serve staggered terms on our board of directors until the 2021, 2022 and 2023 annual meetings of stockholders, respectively, or until their respective successors are duly elected and qualified. This proposal is referred to as the “Director Election Proposal.”

Nominees and Classes:

1.  Raquel E. Izumi, to serve as a Class I director until the 2021 annual meeting of stockholders

2.  Laura I. Bushnell, to serve as a Class I director until the 2021 annual meeting of stockholders

3.  Mark A. McCamish, to serve as a Class I director until the 2021 annual meeting of stockholders

4.  John H. Lee, to serve as a Class II director until the 2022 annual meeting of stockholders

5.  Christopher P. Lowe, to serve as a Class II director until the 2022 annual meeting of stockholders

6.  Francisco D. Salva, to serve as a Class II director until the 2022 annual meeting of stockholders

7.  Ahmed M. Hamdy, to serve as a Class III director until the 2023 annual meeting of stockholders

8.  Brian J. Druker, to serve as a Class III director until the 2023 annual meeting of stockholders

9.  Andrew I. McDonald, to serve as a Class III director until the 2023 annual meeting of stockholders

	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (see instructions below)
To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below.
PROPOSAL NO. 5:	To approve the Vincera Pharma, Inc. 2020 Stock Incentive Plan. This proposal is referred to as the “Equity Incentive Plan Proposal.”
	☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL NO. 6:

To approve the adjournment of the special meeting for the purpose of soliciting additional proxies in the event LSAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to LSAC prior to the Special Meeting of Stockholders or by filing with LSAC prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to LSAC.

To change the address on your account, please check the box and indicate your new address in the address space provided below  ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date

Address

Signature of Stockholder	Date

Address

Note:    Please sign exactly as your name or names appear on this proxy. When of common stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!